UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CRESCENT FINANCIAL BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.001, of Crescent Financial Bancshares, Inc. (“Crescent common stock”)

(2)	Aggregate number of securities to which transaction applies: 7,368,140 shares of Crescent common stock

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined on the basis of 7,368,140 shares of Crescent common stock to be issued in the transaction at an assumed price of $5.11, which is the average of the high and low prices per share of Crescent common stock on September 11, 2012, as reported on The NASDAQ Stock Market. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001146 by the value set forth in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $37,651,195

(5)	Total fee paid: $5,000.00

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUBJECT TO COMPLETION, DATED SEPTEMBER [ ], 2012

PROXY STATEMENT

CRESCENT FINANCIAL BANCSHARES, INC.

3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(919) 659-9000

Crescent Financial Bancshares, Inc. has entered into an Agreement and Plan of Merger (together with all exhibits thereto, the “VSB Agreement”) under which we will acquire VantageSouth Bank, a North Carolina chartered state non-member bank headquartered in Burlington, North Carolina (“VantageSouth”), by means of a merger (the “Merger”) of VantageSouth with our wholly owned subsidiary Crescent State Bank, for up to 7,368,140 shares of our common stock (the “Shares”). The Shares represent up to [    ]% of our voting shares prior to the issuance and will represent up to [     ]% of our voting shares following the issuance, based on our outstanding capital stock at [            ], 2012.

Our shares of common stock are listed on The NASDAQ Global Market under the symbol “CRFN.” As of [            ], 2012, the last trading day before the date of this proxy statement, the last sales price of our common stock, as quoted on The NASDAQ Global Market, was $[    ].

This proxy statement has been prepared in connection with a special meeting of our stockholders to be held at the Operations Center of Crescent State Bank located at 206 High House Road, Cary, North Carolina, on                             , 2012 at                p.m., Eastern Standard Time. At the special meeting, our stockholders will consider a proposal to approve the issuance of the Shares. Pursuant to Rule 5635(a) of The NASDAQ Stock Market and our by-laws, the issuance of the Shares requires approval by a majority of the total votes cast at a meeting of stockholders at which a quorum is present. Piedmont Community Bank Holdings, Inc. (“Piedmont”), which holds approximately 88% of our voting shares and is the stockholder of VantageSouth, has agreed to vote in favor of the proposal. In addition, under the terms of the VSB Agreement, the issuance of the Shares must also be approved by the holders of shares of our common stock who are unaffiliated with Piedmont and who represent at least a majority of the total shares held by the unaffiliated holders.

This proxy statement sets forth more information about us, VantageSouth, the VantageSouth shareholders and the Merger. We encourage you to carefully read this proxy statement before voting, including the section entitled “Risk Factors” beginning on page [ ].

Sincerely,

Scott M. Custer
President and Chief Executive Officer

This document is dated                      , 2012, and is first being mailed to our stockholders on or about                            , 2012.

CRESCENT FINANCIAL BANCSHARES, INC.
3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(919) 659-9000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the stockholders of Crescent Financial Bancshares, Inc.:

A special meeting of our stockholders will be held at the Operations Center of Crescent State Bank located at 206 High House Road, Cary, North Carolina, on            , 2012 at                p.m., Eastern Standard Time. At the special meeting, stockholders will consider and act upon the following matters:

•	the issuance of up to 7,368,140 shares of our common stock in connection with our acquisition of VantageSouth by means of a merger with our wholly owned subsidiary Crescent State Bank; and

•	the postponement or adjournment of the special meeting, if necessary, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the issuance of the Shares pursuant to the Merger.

Under Delaware law, our certificate of incorporation, as amended, and our bylaws, as amended, we are not required to obtain stockholder approval in connection with the Merger or the issuance of shares of common stock pursuant to the Merger, and only the approval of our board of directors would be required for us to consummate the Merger and issue the Shares. However, we are a Nasdaq-listed company, and pursuant to Rule 5635(a) of The NASDAQ Stock Market, the issuance of the Shares pursuant to the Merger requires approval by a majority of the total votes cast at a special meeting of stockholders at which a quorum is present. In addition, under the terms of the VSB Agreement, the issuance of the Shares must also be approved by the holders of shares of our common stock who are unaffiliated with Piedmont and who represent at least a majority of the total shares held by the unaffiliated holders.

In the event that it is necessary to postpone or adjourn the special meeting, for, among other reasons, the solicitation of additional votes to approve the proposal regarding the issuance of the Shares pursuant to the Merger, we also have submitted the question of adjournment to the stockholders as a separate matter for their consideration. With respect to the adjournment proposal, the proposal must be approved the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the special meeting. An abstention or a broker non-vote will thus have the same effect as a vote against this proposal. A failure to vote, however, will have no effect on the outcome of this proposal.

VantageSouth is owned by Piedmont, which owns 88% of our outstanding shares of common stock. In addition, two of our directors, J. Adam Abram and A. Wellford Tabor, through their ownership of Piedmont, indirectly own over 5% of VantageSouth. Our board of directors therefore formed a special committee of disinterested directors to evaluate and, if appropriate, negotiate the proposed Merger (the “Special Committee”). The Special Committee retained its own legal counsel, obtained financial advice and a fairness opinion from an independent investment bank, and negotiated the terms of the Merger with Piedmont. Based on this advice, the Special Committee unanimously determined that the terms of the Merger are advisable, fair to, and in the best interest of Crescent and our stockholders unaffiliated with Piedmont. Based upon the Special Committee’s unanimous recommendation, our board of directors then unanimously determined that the terms of the Merger are advisable, fair to, and in the best interest of, Crescent and our stockholders unaffiliated with Piedmont. Our board of directors believes that combining VantageSouth with us will create valuable synergies and efficiencies that will benefit all stockholders and recommends that you approve the proposal described in the accompanying proxy statement.

Following the unanimous recommendation of a special committee of the disinterested directors that the Merger and the associated transactions are advisable, fair to, and in the best interests of Crescent and our stockholders unaffiliated with Piedmont, our board of directors unanimously adopted the recommendations of the special committee, approved the VSB Agreement and the transactions contemplated thereby, and recommended that our stockholders vote “FOR” the issuance of the Shares pursuant to the Merger, and “FOR” adjournment of the meeting to a later date, if necessary or appropriate, in order to solicit additional proxies.

Only those holders of our common stock of record as of the close of business on                     , 2012 are entitled to notice of, and to vote at, the special meeting and at any adjournments thereof. A total of                        shares of our common stock were issued and outstanding as of that date. Each share of common stock entitles its holder to one vote. Piedmont, which holds approximately 88% of our voting shares, has agreed to vote in favor of the proposal pursuant to the VSB Agreement. The members of the Special Committee who collectively hold approximately __% of our outstanding shares and __% of the shares held by stockholders who are not affiliated with Piedmont, have also agreed to vote in favor of the issuance of the Shares pursuant to the VSB Agreement.

The proxy statement accompanying this notice sets forth more information about us, VantageSouth, Piedmont, the Merger and the interests of Piedmont and some of our directors in the Merger. The accompanying materials also provide instructions on how to vote your shares in person at the special meeting or by proxy.

Your vote is very important. At least a majority of all issued and outstanding shares of common stock entitled to vote at a meeting is required to constitute a quorum. Accordingly, whether you plan to attend the special meeting or not, we ask that you complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.

By order of the board of directors,

Scott M. Custer
President and Chief Executive Officer

[ ], 2012
Raleigh, North Carolina

TABLE OF CONTENTS

SUMMARY	3
The Merger and the VSB Agreement	3
Parties to the Transaction	3
Recommendations of the Special Committee and Our Board of Directors; Our Reasons for the Merger	5
Opinion of the Special Committee’s Financial Advisor Regarding the Merger	5
Financial Projections	5
Interests of Certain Persons in the Merger; Our Current Relationship with Piedmont and VantageSouth	6
Vote Required to Approve the Issuance of the Shares; Voting Commitments	7
Conditions to Completion of the Merger	7
Termination of the VSB Agreement Under Specified Circumstances	8
U.S. Federal Income Tax Consequences of the Merger	8
Anticipated Accounting Treatment	8
Share Ownership of Directors and Executive Officers of Crescent	8
Regulatory Approvals	8
Appraisal Rights	9

QUESTIONS AND ANSWERS	10

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA	15

MARKET PRICE AND DIVIDEND INFORMATION	16
Dividends	17

RISK FACTORS	19
Risks Related to the Merger	19
Risks Related to the Combined Business Following the Merger	22

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	23

THE SPECIAL MEETING OF CRESCENT STOCKHOLDERS	25
General	25
Date, Time and Place	25
Purpose of the Special Meeting	25
Record Date, Shares of Common Stock Outstanding and Entitled to Vote	25
Quorum and Vote of Crescent Stockholders Required	25
Voting Instructions	26

MATTERS BEING SUBMITTED TO A VOTE OF CRESCENT STOCKHOLDERS	27
Proposal 1: Approval of the Issuance of the Shares	27
Proposal 2: Adjournment	27

THE MERGER	28
Background of the Merger	28
Our Reasons for the Merger	33
Factors Considered by the Special Committee	33
Factors Considered by the Board	36
Recommendations of the Special Committee and Our Board of Directors	37
Opinion of the Financial Advisor for the Special Committee of Crescent Financial Bancshares, Inc.	38
Interests of Certain Persons in the Merger; Our Current Relationship with Piedmont and VantageSouth	50
Merger Consideration	50
Effective Time of the Merger	50
Regulatory Approvals	50
U.S. Federal Income Tax Consequences	51
NASDAQ Listing	51

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Restrictions on the Resale of the Shares	51

THE VSB AGREEMENT	52
General	52
Merger Consideration	52
Conditions to the Completion of the Merger	52
Voting Agreements	54
Conduct of Business Pending the Merger, Covenants, and Indemnification and Insurance	54
Other Agreements	56
Termination	57
Expenses and Reimbursement	58
Representations and Warranties	58
Description of Business	60
Lending Activities	60
Deposit Activities	63
Investment Portfolio	63
Competition	64
Employees	64
Properties	64
Legal Proceedings	65
Supervision and Regulation	65

VANTAGESOUTH MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	72

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT VANTAGESOUTH’S MARKET RISK	85

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	88
Pro Forma Adjustments	89
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2012	90
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2011	91
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS SIX MONTHS ENDED JUNE 30, 2012	92
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	93

SELECTED FINANCIAL PROJECTIONS	94

CRESCENT CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	95

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CRESCENT	96

ADJOURNMENT OF THE MEETING (PROPOSAL 2)	99

PROPOSALS FOR 2013 ANNUAL MEETING	99

DELIVERY OF SECURITYHOLDER DOCUMENTS	99

WHERE YOU CAN FIND MORE INFORMATION	100

ANNEX A – Consolidated Financial Statements of Crescent Financial Bancshares, Inc.	A-1

ANNEX B – Consolidated Financial Statements of VantageSouth Bank	B-1

ANNEX C – Agreement and Plan of Merger	C-1

ANNEX D – Fairness Opinion	D-1

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SUMMARY

This summary highlights only selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Merger and the proposal relating to the issuance of the Shares that will be considered at the special meeting, you should carefully read this entire proxy statement, including the consolidated financial statements of Crescent attached at Annex A, the consolidated financial statements of VantageSouth attached at Annex B, the VSB Agreement attached at Annex C, the opinion of Sandler O'Neill + Partners, L.P. attached at Annex D, and the other documents to which we refer in this proxy statement. You may obtain further information about us by following the instructions under the heading “Where You Can Find More Information” on page [ ]. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

In this prospectus, we frequently use the terms “Crescent,” “we,” “our” and “us” to refer to Crescent Financial Bancshares, Inc., including its predecessor, Crescent Financial Corporation, and its subsidiaries. We use the term “Crescent Bank” to refer to our wholly owned subsidiary, Crescent State Bank.

The Merger and the VSB Agreement (see page [ ])

We have entered into an Agreement and Plan of Merger (the “VSB Agreement”) pursuant to which it is contemplated that VantageSouth Bank (“VantageSouth”) will merge with and into our wholly owned subsidiary, Crescent State Bank (“Crescent Bank”), and, if consummated, will result in Crescent owning all of VantageSouth (the “Merger”).

Pursuant to the terms of the VSB Agreement, we will issue between 6,666,425 and 7,368,140 shares of our common stock in consideration pursuant to the Merger, which represents [between 23% and 26%] of our voting shares prior to the issuance and will represent [between 19% and 21%] of our voting shares following the issuance, based on our outstanding capital stock at [                           ], 2012.

Piedmont, which wholly owns VantageSouth (other than directors’ qualifying shares), and VantageSouth’s directors who hold shares of VantageSouth common stock as directors’ qualifying shares pursuant to North Carolina law, are collectively referred to in this proxy statement as the VantageSouth shareholders. The shares of our common stock being issued to the VantageSouth shareholders pursuant to the VSB Agreement are referred to in this proxy statement as the Shares. For a further discussion of the VSB Agreement, see “The VSB Agreement” beginning on page [ ]. A copy of the VSB Agreement is attached to this proxy statement at Annex C.

Parties to the Transaction (see page [ ])

VantageSouth Bank.

VantageSouth is a North Carolina-chartered bank that was incorporated on March 2, 2006, and began operations on March 13, 2006. Its headquarters and main banking office is located in Burlington, North Carolina, and VantageSouth engages in a general, community-oriented commercial and consumer banking business. Its deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the maximum amount permitted by law. Its website address is www.vantagesouth.com.

VantageSouth is wholly owned by Piedmont (other than directors’ qualifying shares, which total less than 0.1% of the outstanding VantageSouth shares) and three of the twelve directors or officers of VantageSouth are also directors or officers of Piedmont and Crescent.

VantageSouth’s operations are primarily retail-oriented and directed toward individuals and small-and medium-sized businesses located in its banking market, and operates five full-service branches in the communities of Burlington (2), Salisbury, China Grove, and Fayetteville, North Carolina. The majority of VantageSouth’s deposits and loans are derived from customers in its banking market, but VantageSouth also makes loans and has deposit relationships with individual and business customers in areas surrounding its immediate banking market. VantageSouth, as part of its funding policies and risk tolerances, accepts deposits through deposit brokers. VantageSouth provides most traditional commercial and consumer banking services, but its principal activities are the taking of demand and time deposits and the making of consumer and commercial loans. VantageSouth’s primary source of revenue is the interest income it derives from its lending activities. However, in addition to income from traditional banking services such as deposit accounts, VantageSouth generates fee income from other fee-based products and services it provides, including loans subject to guarantees provided by the U.S. Small Business Administration, mortgage loans that are closed in the VantageSouth name with prior commitments to sell to third-party lenders and investment products which are sold through an arrangement with a third party provider of those products.

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VantageSouth’s main banking office is located at 708 South Church Street, Burlington, North Carolina. The telephone number of the main office is (336) 532-7500.

Crescent Financial Bancshares, Inc.

We are a holding company incorporated under the laws of Delaware on March 28, 2011 and a successor company to Crescent Financial Corporation (“CFC”) through a reincorporation of CFC which occurred on November 15, 2011. In the reincorporation, all shares of CFC’s outstanding common stock, $1.00 par value, were converted to shares of our common stock, $0.001 par value. CFC was a bank holding company incorporated under the laws of North Carolina on June 29, 2001. We operate for the primary purpose of serving as the holding company for Crescent Bank.

Our principal office is located at 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612 and our telephone number is (919) 659-9000. Our website address is www.crescentstatebank.com.

Crescent State Bank

Crescent Bank was incorporated on December 22, 1998 as a North Carolina-chartered commercial bank and opened for business on December 31, 1998. Crescent Bank operates fifteen (15) full service branch offices in the communities of Cary (2), Apex, Clayton, Holly Springs, Pinehurst, Raleigh (3), Southern Pines, Sanford, Garner, Wilmington (2) and Knightdale, North Carolina.

Crescent Bank is a community bank focused on being the bank of choice for businesses, business owners, and professionals in the markets we serve. We are accomplishing this by creating mutually-beneficial relationships with our customers and positively impacting our communities. In addition to offering standard banking products and services, we build relationships with our customers by understanding their personal and business challenges and goals, and providing tangible solutions.

We offer a broad range of banking services, including checking and savings accounts, money market accounts, individual retirement accounts, certificates of deposit, commercial, consumer and personal loans, mortgage banking services and other associated financial services. These banking services are offered through our branch network and certain services are offered through our online banking platform. We believe that we operate in attractive banking markets with long-term growth potential.

Crescent Bank’s principal office is located at 1005 High House Road, Cary, North Carolina 27513 and its telephone number is (919) 659-9000. Crescent Bank’s website address is www.crescentstatebank.com.

Piedmont Community Bank Holdings, Inc.

Piedmont is a Delaware corporation organized in 2009 to pursue a strategy of becoming a regional community banking organization serving businesses, business owners, and professionals in North Carolina, South Carolina, and Virginia. Piedmont is headquartered in Raleigh, North Carolina.

Piedmont acquired a controlling interest in VantageSouth in 2010. In 2011 Piedmont acquired Community Bank of Rowan, which was merged into VantageSouth in February 2012 in a transaction that resulted in Piedmont owning 100% of the shares of VantageSouth (other than directors’ qualifying shares). In 2011, Piedmont acquired, through an investment in Crescent and a tender offer for a portion of the shares owned by our public stockholders, 88% of our common stock. All of the directors of Piedmont are also on our Board of Directors and Piedmont and Crescent share various executive officers and other personnel, services and facilities.

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Recommendations of the Special Committee and Our Board of Directors; Our Reasons for the Merger (see pages [   ] and [   ])

Our board of directors appointed a special committee of disinterested directors, who have no interest in VantageSouth, Piedmont or any entities affiliated with Piedmont (other than Crescent and their service on our Board of Directors) (the “Special Committee”) to, among other things, (i) evaluate and, if appropriate, negotiate the terms of the Merger and/or any other alternative transaction; (ii) determine whether the Merger or any other alternative transaction is fair to, and in the best interest of, Crescent and its stockholders that are unaffiliated with Piedmont; and (iii) recommend to the full Board what action, if any, should be taken by the Board and Crescent with respect to the Merger and any other alternative transaction.

The Special Committee unanimously recommended that the Board: (i) approve and declare advisable the VSB Agreement and the transactions contemplated thereby, including the Merger, (ii) declare that the VSB Agreement is in the best interest of our stockholders, (iii) authorize Crescent to enter into the VSB Agreement and consummate the Merger and the other transactions contemplated thereby, subject to the terms and conditions of the VSB Agreement, (iv) direct that the issuance of our common stock pursuant to the Merger be submitted to Crescent’s stockholders for approval at a special meeting of our stockholders, and (v) recommend that our stockholders approve the issuance of Crescent’s common stock pursuant to the Merger.

Following the unanimous recommendation of the Special Committee that the Merger and the associated transactions are advisable, fair to, and in the best interests of Crescent and our stockholders unaffiliated with Piedmont, our board of directors unanimously adopted the recommendations of the Special Committee, approved the Merger, the VSB Agreement, and the transactions contemplated thereby, and recommended that our stockholders vote “FOR” the issuance of the Shares pursuant to the Merger, as described in this proxy.

The factors that our board of directors and the Special Committee relied upon to approve the Merger and related transactions and to recommend stockholder approval are described in more detail under the heading “The Merger — Our Reasons for the Merger” beginning on page [   ] and “—Recommendations of the Special Committee and our Board of Directors” beginning on page [   ].

Opinion of the Special Committee’s Financial Advisor Regarding the Merger (see page [   ])

In considering whether to recommend approval of the issuance of the Shares, the Special Committee received an opinion of Sandler O'Neill + Partners, L.P., or Sandler O'Neill, on August 9, 2012, that the exchange ratio of the Merger was fair, from a financial perspective, to Crescent, as of the date of the opinion.

The full text of the written opinion of Sandler O'Neill is attached to this proxy statement at Annex D. You are encouraged to read the opinion carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Sandler O'Neill’s opinion was delivered to the Special Committee and addresses only the fairness, from a financial perspective, of the exchange ratio of the Merger to Crescent. The opinion does not address any other aspect of the proposed Merger, nor does it constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters related to the Merger or the VSB Agreement. You should carefully consider the discussion of Sandler O'Neill’s analysis under the heading “The Merger — Opinion of the Special Committee’s Financial Advisor Regarding the Merger” beginning on page  [ ].

Financial Projections (see page [ ])

Neither we nor VantageSouth, as a matter of course, publish our respective business plans and strategies or make public projections as to future revenues, earnings, or other results other than our periodic revenue and earnings guidance. However, the management of Crescent, on behalf of Crescent Bank, and the management of Piedmont, on behalf of its wholly-owned subsidiary, VantageSouth, prepared the respective prospective financial information set forth under “Selected Financial Projections” on page [ ] of this proxy statement to present certain projections of financial performance for the respective companies, and these projections were provided to the Special Committee and Sandler O’Neill in connection with their financial analysis of the proposed Merger. The projections were prepared by Crescent and Piedmont, respectively, solely for the purpose of evaluating the Merger.

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This prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with U.S. generally accepted accounting principles, or GAAP, the published guidelines of the Securities and Exchange Commission, or SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, but, in the view of the management of Crescent and the management of Piedmont, was prepared on a reasonable basis, reflects the best estimates and judgments available as of the date of its preparation, and presents, to the best of Crescent’s and Piedmont’s knowledge and belief, a potential course of action and potential future financial performance of the respective companies at the time the projections were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

Neither our nor Piedmont’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The assumptions and estimates underlying the prospective financial information are inherently uncertain and, though considered reasonable by each of Crescent and Piedmont, as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, the risks and uncertainties described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the prospective results are indicative of our future performance or that of the combined company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Neither we nor VantageSouth intend to update or otherwise revise the prospective financial information to reflect circumstances existing or events occurring, including changes in general economic or industry conditions, since its preparation, even if any or all of the underlying assumptions are shown to be in error.

Interests of Certain Persons in the Merger; Our Current Relationship with Piedmont and VantageSouth (see page [ ])

VantageSouth is wholly-owned subsidiary of Piedmont (except for directors’ qualifying shares held pursuant to North Carolina law), and Piedmont also owns approximately 88% of the shares of our common stock. Accordingly, Piedmont will receive shares of our common stock in connection with the Merger proportional to its ownership interest in VantageSouth. Two of our directors, J. Adam Abram and A. Wellford Tabor, through their ownership of Piedmont indirectly own over 5% of VantageSouth. All of the directors of Piedmont are on the Boards of Directors of Crescent and Crescent Bank. Messrs. J. Adam Abram, David S. Brody, Alan N. Colner, Scott M. Custer, Thierry Ho, Steven J. Lerner, A. Wellford Tabor and Nicolas D. Zerbib, members of our Board and of the Board of Crescent Bank, are also directors of Piedmont. Adam Abram, Scott Custer and Steven Jones, who are directors or officers, or both, of Crescent, are on the Board of VantageSouth. Adam Abram, David Brody, Alan Colner, Scott Custer, Steven Lerner and Wellford Tabor, members of our Board of Directors, and Jonathan Hornaday, Steven Jones and Lee Roberts, officers of Crescent, are also stockholders of Piedmont. Scott Custer currently serves as Chairman of the Board of VantageSouth, Chief Executive Officer of Crescent Bank, President and Chief Executive Officer of Crescent, and President and Chief Executive Officer of Piedmont. Steven Jones currently serves as President and Chief Executive Officer of VantageSouth, President of Crescent Bank, and Head – Sales and Market Management for Piedmont.

Other officers are employed by each of VantageSouth, Crescent Bank, Crescent and Piedmont pursuant to an Affiliate Services Agreement between each of the entities, dated March 28, 2012 (the “Affiliate Agreement”), and which was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2011. This Agreement allocates expenses associated with shared employees and shared facilities among the Piedmont affiliates, and complies with Sections 23A and 23B of the Federal Reserve Act. Under the Affiliate Agreement, Piedmont and VantageSouth also pay a monthly fee to Crescent Bank, which includes reimbursement of a portion of the lease expense of 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina, which are Piedmont’s executive offices and space used by the management of Crescent Bank and VantageSouth, and is leased in the name of Piedmont. In addition under a tax sharing agreement between us and Piedmont, dated January 20, 2012 (the “Tax Sharing Agreement”), and which was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 24, 2012, Crescent and Crescent Bank, on the one hand, and Piedmont and certain of its subsidiaries other than Crescent, on the other hand, are responsible for and bear the cost of their respective tax obligations, calculated independently of each other. However, to the extent Piedmont and its subsidiaries benefit from the use of our and Crescent Bank’s net operating losses, such tax benefit will be paid by Piedmont and its subsidiaries to us and Crescent Bank.

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Our board of directors formed the Special Committee of disinterested directors to evaluate and, if appropriate, negotiate the proposed Merger. The Special Committee retained its own legal counsel, obtained financial advice and a fairness opinion from an independent investment bank, and negotiated the terms of the Merger with Piedmont. Following the unanimous recommendation of the Special Committee that the Merger and the associated transactions are advisable, fair to, and in the best interests of Crescent and our stockholders unaffiliated with Piedmont, our board of directors unanimously adopted the recommendations of the Special Committee, approved the Merger, the VSB Agreement, and the transactions contemplated thereby, and recommended that our stockholders vote “FOR” the issuance of the Shares pursuant to the Merger, as described in this proxy.

See “The Merger — Interests of Certain Persons in the Merger” beginning on page [     ].

Vote Required to Approve the Issuance of the Shares; Voting Commitments (see page [ ])

Pursuant to applicable NASDAQ Marketplace Rules and our by-laws, the affirmative vote of a majority of the total votes cast on the matter at the special meeting is required to approve the issuance of the Shares. Piedmont, which holds approximately 88% of our voting shares, has agreed to vote in favor of the proposal.

In addition, under the terms of the VSB Agreement, the issuance of the Shares must also be approved by the holders of shares of our common stock who are unaffiliated with Piedmont and who represent at least a majority of the total shares held by the unaffiliated holders. Pursuant to the Special Committee Voting Agreements, each of the members of the Special Committee has also agreed to vote in favor of the proposal. The shares subject to the Special Committee Voting Agreements represent approximately [___%] of our outstanding stock and approximately [___% ]of the stock held by our stockholders who are not affiliated with Piedmont.

Conditions to Completion of the Merger (see page [ ])

Several conditions must be satisfied or waived before we and the VantageSouth shareholders complete the Merger, including, but not limited to, those summarized below:

•	approval of the issuance of the Shares at the special meeting by the affirmative vote of the holders of a majority of shares of our common stock cast at the meeting;

•	approval of the issuance of the Shares at the special meeting by the affirmative vote of the holders of a majority of the total shares of our common stock held by stockholders, excluding shares owned by Piedmont, any officer of VantageSouth, Crescent or Crescent Bank, or any director of VantageSouth or Piedmont.

•	receipt of any required regulatory approvals, including approval of the FDIC and the North Carolina Commissioner of Banks (the “Commissioner”);

•	receipt by each party of the waivers, permits, consents, approvals or other authorizations required to complete the Merger, as specified in the VSB Agreement;

•	approval of the listing of the Shares with NASDAQ;

•	accuracy of each party’s respective representations and warranties in the VSB Agreement;

•	compliance by each party with its covenants in the VSB Agreement; and

•	absence of court orders or legal proceedings that would prevent the consummation of the Merger or cause the Merger to be illegal or impose material damages on the parties.

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Termination of the VSB Agreement Under Specified Circumstances (see page [     ])

Under circumstances specified in the VSB Agreement, either we or Piedmont may terminate the VSB Agreement and, as a result, the Merger would not be completed. These include, but are not limited to, the following circumstances:

•	by mutual written consent of VantageSouth, Crescent Bank and us;

•	if the Merger is not consummated by March 31, 2013;

•	in certain circumstances, if certain representations, warranties, covenants or agreements have been breached and not cured;

•	if the affirmative vote of the holders of a majority of shares of our common stock cast at the special meeting to approve the issuance of the Shares has not been obtained; and

•	if the affirmative vote of the holders of a majority of the total shares of our common stock held by stockholders unaffiliated with Piedmont to approve the issuance of the Shares at the special meeting shall not have been obtained.

U.S. Federal Income Tax Consequences of the Merger

No gain or loss will be recognized by us or by holders of shares of our common stock as a result of the Merger.

Anticipated Accounting Treatment

The Merger will be accounted for as a combination between entities under common control and does not constitute a business combination under U.S. generally accepted accounting principles, or GAAP. Crescent will record the “purchased” assets and liabilities of VantageSouth at their carrying amounts on the merger date. Since VantageSouth previously applied push down accounting in connection with its acquisition by and investment from Piedmont, no adjustment to those carrying amounts will be necessary.

Share Ownership of Directors and Executive Officers of Crescent (see page [    ])

As of [                    ], 2012, our directors and executive officers and their affiliates, together with Piedmont, beneficially owned and were entitled to vote approximately 90% of the shares of our common stock outstanding on that date.

Regulatory Approvals (see page [ ])

We are not aware of any governmental or regulatory approval required for completion of the Merger, other than approval of the FDIC and the Commissioner, compliance with applicable antitrust laws and other regulatory requirements, compliance with applicable corporate laws of Delaware, compliance with state securities laws and the filing with The NASDAQ Global Market of a Notification Form for Listing Additional Shares and a Notification Form for Change in the Number of Shares Outstanding, with respect to the shares of our common stock to be issued to the VantageSouth shareholders pursuant to the VSB Agreement.

On July 27, 2012, together with VantageSouth and Crescent Bank, we filed a preliminary Interagency Bank Merger Act application with each of the FDIC and the Commissioner. This application, as updated for the signing of the VSB Agreement, provides each of the FDIC and the Commissioner with an opportunity to review all aspects of the Merger, including, but not limited to, the pro forma financial condition of the combined institution on a consolidated basis, the impact of the Merger on the convenience and needs of the communities VantageSouth and Crescent Bank currently serve, as well the ability of management of the combined institution to integrate and manage the combined institution in a safe and sound manner in the future. As VantageSouth and Crescent Bank are affiliates, there will be no review of the proposed transaction on antitrust grounds. As part of the approval process in North Carolina, the application, following review by the Commissioner, will be subject to the approval of the full North Carolina Banking Commission at a public hearing. At this time, we, VantageSouth and Crescent Bank have not received any communication from either of these regulatory agencies indicating that the required approvals will not be obtained.

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If any other governmental approvals or actions are required, we intend to try to obtain them. We cannot assure you, however, that we will be able to obtain any such approvals or actions.

Appraisal Rights

Appraisal rights are not available under the Delaware General Corporation Law with respect to the Merger or the issuance of the Shares in connection with the Merger.

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QUESTIONS AND ANSWERS

The following questions and answers briefly address some commonly asked questions about the special meeting and this proxy statement. They may not include all the information that is important to you. You should carefully read this entire proxy statement, including the annexes and the other documents referred to herein.

Q:	What will happen in connection with the Merger?

A:	We have entered into the VSB Agreement pursuant to which it is contemplated that VantageSouth will merge with and into our wholly owned subsidiary, Crescent Bank. If consummated the Merger will result in Crescent owning all of the combined Crescent Bank and VantageSouth.

We will issue between 6,666,425 and 7,368,140 shares of our common stock pursuant to the Merger, which represents [between 23% and 26%] of our voting shares prior to the issuance and will represent [between 19% and 21%] of our voting shares following the issuance, based on our outstanding capital stock at [              ], 2012. Piedmont currently owns 88% of our outstanding shares and following the Merger will own approximately [90%] of our outstanding shares.

For a further discussion of the VSB Agreement and the terms of the Merger, see “The VSB Agreement” beginning on page [      ]. A copy of the VSB Agreement is attached to this proxy statement at Annex C.

Q:	Why am I receiving this proxy statement?

A:	Our stock is listed on The NASDAQ Global Market. Rule 5635(a) of The NASDAQ Stock Market requires listed companies to obtain stockholder approval of issuances of common stock in certain circumstances, including in connection with the acquisition of the stock or assets of another company, if any director, officer or substantial shareholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the listed company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

You are being asked to approve the issuance of the Shares because Piedmont holds approximately 88% of our voting shares and wholly owns VantageSouth (other than directors’ qualifying shares) and the issuance of the Shares would increase our outstanding common shares by more than 5%. In addition, you are being asked to approve the issuance of the Shares because the VSB Agreement provides that the Merger must be approved by the holders of shares of our common stock who are unaffiliated with Piedmont and who represent at least a majority of the total shares held by the stockholders other than Piedmont and its affiliates. We will hold a special meeting of our stockholders to obtain approval of the issuance of the Shares. This proxy statement contains important information about the special meeting, us, VantageSouth, Piedmont, the Merger and the interests of some of our directors and principal stockholders in the Merger, and you should read it carefully.

Q:	Why is Crescent recommending the Merger?

A:	In the course of reaching its recommendation to the stockholders to vote in favor of the proposed issuance of the Shares pursuant to the Merger, the Board considered many factors, including the positive and negative factors described elsewhere in this proxy and concluded that the adoption of the VSB Agreement, and the consummation of the Merger, is advisable and in the best interests of the Company and the Company’s stockholders. In making this determination, the Board relied solely on the recommendations of the Special Committee when considering whether the terms of the proposed transaction set forth in the VSB Agreement were fair to, and in the best interest of, Crescent and our stockholders other than Piedmont and its affiliates.

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The positive factors relating to the Merger that were considered by the Board included reduced operating risk associated with managing a consolidated entity, reduced expense and cost savings by integrating the operations of VantageSouth and Crescent Bank, and greater opportunities to expand banking operations, through both organic and strategic growth. The Board also considered risks associated with Crescent failing to successfully integrate VantageSouth and Crescent following the Merger, and potential regulatory risks associated with undertaking such a transaction.

For a description of the other factors considered by the Special Committee in determining to recommend approval of the Merger, see “The Merger — Our Reasons for the Merger” beginning on page [    ].

Q:	Does our board of directors recommend voting in favor of the issuance of the Shares?

A:	Yes. The Special Committee unanimously determined that the terms of the Merger are advisable, fair to, and in the best interest of Crescent and our stockholders that are unaffiliated with Piedmont. The Special Committee has unanimously recommended that our board of directors recommend that our stockholders vote FOR approval of the issuance of the Shares pursuant to the Merger. After considering a variety of factors, and relying solely on the Special Committee’s unanimous recommendation with respect to the fairness of the Merger, our board of directors has also unanimously recommended that you vote FOR approval of the issuance of the Shares pursuant to the Merger.

The reasons for the Special Committee’s recommendation are discussed in detail in “The Merger — Our Reasons for the Merger” beginning on page [      ].

Q:	Is the Merger a related person transaction?

A:	Yes. Piedmont holds approximately 88% of our voting shares and wholly owns VantageSouth (except for directors’ qualifying shares) as of [ ], 2012. In addition, two of our directors, J. Adam Abram and A. Wellford Tabor, through their ownership of Piedmont indirectly own over 5% of VantageSouth. All of the directors of Piedmont are members of our board of directors and the board of Crescent Bank, and our executive officers are also executive officers of Piedmont.

Our board of directors formed the Special Committee to evaluate and, if appropriate, negotiate the proposed Merger. The Special Committee retained its own legal counsel, obtained financial advice and a fairness opinion from an independent investment bank, and negotiated the terms of the Merger with Piedmont.

Piedmont has agreed to vote in favor of the proposal, as have all of the members of the Special Committee.

For a further discussion of related persons, see “Crescent Certain Relationships and Related Transactions” beginning on page [      ].

Q:	What will the VantageSouth shareholders receive as consideration for the Merger?

A:	Pursuant to the terms of the VSB Agreement, we will issue between 6,666,425 and 7,368,140 shares of our common stock pursuant to the Merger, which represents up to [26%] of our voting shares prior to the issuance and will represent up to [between 19% and 21%] of our voting shares following the issuance, based on our outstanding capital stock at [ ], 2012. The exact number of shares of our common stock to be issued in the Merger will be based on an exchange ratio to be determined based on the volume weighted average price (rounded up to the nearest cent) of our common stock on the Nasdaq Global Market for the thirty (30) latest trading days preceding the date that is four business days prior to the closing date of the Merger. As a result of the Merger, Piedmont’s ownership of Crescent will increase from approximately 88% to approximately 90%.

The Shares issued to the VantageSouth shareholders upon consummation of the Merger will have the same rights as our common stock currently outstanding. As of [                    ], 2012, [                    ] shares of our common stock were issued and outstanding. Holders of shares of our common stock have no preemptive or redemption rights.

For a further discussion of the consideration payable to acquire VantageSouth, see “The Merger — Merger Consideration” on page [ ].

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Q:	When does Crescent expect to complete the Merger?

A:	Subject to satisfaction or waiver of all conditions, including approval of the issuance of the Shares at the special meeting, we expect to complete the Merger no later than November 30, 2012.

For a description of the conditions to completion of the Merger, see “The VSB Agreement — Conditions to the Completion of the Merger” beginning on page [       ].

Q:	Are there risks you should consider in deciding whether to vote for the issuance of the Shares?

A:	Yes. In evaluating whether to vote for the issuance of the Shares, you should carefully consider the factors discussed under the heading “Risk Factors” beginning on page [ ].

Q:	What vote is required by Crescent stockholders to approve the issuance of the Shares?

A:	Pursuant to Rule 5635(a) of The NASDAQ Stock Market, the affirmative vote of a majority of the total votes cast at a special meeting at which a quorum is present is required to approve the issuance of the Shares. Piedmont, which holds approximately 88% of our voting shares, has agreed to vote in favor of the proposal. The members of the Special Committee, who collectively own approximately [___%] of our voting shares, have also agreed to vote in favor of the proposal.

In addition, the VSB Agreement provides that the affirmative vote of a majority of the shares of our common stock unaffiliated with Piedmont is also required to approve the issuance of the Shares.

Q:	Has Piedmont agreed to vote to approve the issuance of the Shares?

A:	Yes. Piedmont, which holds approximately 88% of our voting shares, has agreed to vote its shares in favor of the issuance of the Shares as a material term of the VSB Agreement.

Q:	Have the members of the Special Committee agreed to vote to approve the issuance of the Shares?

A:	Yes, each member of the Special Committee has agreed to vote to approve the issuance of the Shares pursuant to the Special Committee Voting Agreements. The shares subject to the Special Committee Voting Agreements represent approximately [___%] of our outstanding stock and approximately [___% ]of the stock held by our stockholders who are not affiliated with Piedmont.

Q:	Are there any restrictions on the Shares?

A:	Yes. The Shares issued in the Merger will be issued under an exemption from registration under the Securities Act of 1933, as amended, which we refer to as the Securities Act. The Shares will therefore be restricted securities and may not be sold absent registration under the Securities Act or pursuant to Rule 144 under the Securities Act or another available exemption from registration.

Q:	What do I need to do now?

A:	We urge you to read and consider carefully the information contained in this document, including the annexes, and to consider how the Merger, including the issuance of the Shares, will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this document and on the enclosed proxy card.

Q:	When and where is the special meeting?

A:	The special meeting of our stockholders will be held at the Operations Center of Crescent State Bank, located at 206 High House Road, Cary, North Carolina on , 2012 at p.m., Eastern Standard Time.

Q:	How do I submit a proxy?

A:	If you choose to submit a proxy by mail, please complete, sign and date the enclosed proxy card and return it in the envelope provided for that purpose. Instructions regarding submitting a proxy by Internet are included on the proxy card. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

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Q:	Will my shares be voted if I do not return my proxy card?

A:	If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How do I cast a vote?”

The proposal to be considered at the special meeting requires the affirmative vote of a majority of the votes cast at the special meeting and the affirmative vote of the holders of a majority of the shares outstanding held by stockholders unaffiliated with Piedmont. If you do not vote at the special meeting by submitting a proxy or otherwise, your shares will not be counted as present for the purpose of determining a quorum and will have no effect on the outcome of the proposal to approve the issuance of the Shares by all stockholders, but will have the same effect as a vote against the issuance of the Shares for the purpose of determining whether the unaffiliated stockholders of Crescent approved the issuance of the Shares pursuant to the Merger. If you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the special meeting. As a result, your abstention will have no effect on the outcome of the proposal in front of all stockholders, but will be treated as a vote against the issuance of the Shares for the purpose of determining whether the unaffiliated stockholders of Crescent approved the issuance of the Shares pursuant to the Merger. If you hold shares in street name and do not instruct your broker how to vote your shares, your shares will not be voted at the special meeting because brokers do not have the authority to vote on the proposal absent instructions from you. Broker non-votes will have no effect on the outcome of the proposal in front of all stockholders, but has the same effect as a vote against the issuance of the Shares for the purpose of determining whether the unaffiliated stockholders of Crescent approved the issuance of the Shares pursuant to the Merger.

The proposal to adjourn the special meeting requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the special meeting. An abstention or a broker non-vote will thus have the same effect as a vote against this proposal. A failure to vote, however, will have no effect on the outcome of this proposal.

Q:	Can I change my vote after I have mailed my signed proxy?

A:	Yes. An appointment of proxy may be revoked by the stockholder giving it at any time before it is exercised by filing with our Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, whether appointed through the mail or the Internet, or by attending the special meeting and announcing his or her intention to vote in person.

Q:	How many votes do I have?

A:	Each holder of our common stock is entitled to one vote for each share held of record as of [ ], 2012.

Q:	Am I entitled to appraisal rights?

A:	Our stockholders are not entitled to appraisal rights in connection with the proposal to be considered at the special meeting.

Q:	Who will bear the costs of the proxy solicitation?

A:	We will pay the costs of preparing, assembling and mailing this proxy statement and other proxy solicitation expenses. In addition to the use of U.S. Mail and the Internet, appointments of proxy may be solicited in person or by telephone by our officers, directors and employees without additional compensation. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of our common stock.

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Q:	Whom should I call with questions?

A:	If you have any questions about the Merger or the proposal to be considered at the special meeting, or if you need additional copies of this document or the enclosed proxy, you should contact:

Jonathan Hornaday
Corporate Secretary
3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(919) 659-9000

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on                                         , 2012.

The proxy statement is available on the Internet at www.crescentstatebank.com/proxy.

You may also obtain additional information about us from documents filed with the SEC by following the instructions under “Where You Can Find More Information” on page [             ].

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COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following tables set forth the historical net loss and book value per share of Crescent and VantageSouth common stock and the unaudited pro forma combined net loss and book value per share. The unaudited pro forma combined net income (loss) per share data reflects the acquisition of VantageSouth as if it had been consummated on January 1, 2009 and the unaudited pro forma combined book value per share data reflects the acquisition of VantageSouth as if it had been consummated on June 30, 2012.

The unaudited pro forma combined financial data is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Crescent would have been had the acquisition of VantageSouth occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The information below reflects the historical net loss and net book value per share of our common stock in comparison with the unaudited pro forma net loss and book value per share after giving effect to our acquisition of VantageSouth. The information in the following tables is based on, and should be read together with, the audited and unaudited financial statements of Crescent and the related notes at Annex A, the audited and unaudited financial statements of VantageSouth and the related notes at Annex B to this proxy statement, and the unaudited pro forma combined financial statements and related notes included elsewhere in this proxy statement.

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
Crescent historical data:	Six Months Ended June 30, 2012	Six Months Ended June, 2011	Period from November 19 to December 31, 2011	Period from January 1 to November 18, 2011	12 Months Ended December 31, 2010	12 Months Ended December 31, 2009
Net income (loss) per common share-basic	$(0.02)	$(1.18)	$(0.01)	$(1.57)	$(1.21)	$(3.33)
Net income (loss) per common share-diluted	$(0.02)	$(1.18)	$(0.01)	$(1.57)	$(1.21)	$(3.33)
Book value per share as of the end of the period(1)	$4.16	$4.74	$4.17	-	$5.76	$6.92

	Successor Company		Predecessor Company
VantageSouth historical data:	Period from February 1 to June 30, 2012	Period from January 1 to January 31, 2012	Six Months Ended June 30, 2011	12 Months Ended December 31, 2011	12 Months Ended December 31, 2010	12 Months Ended December 31, 2009
Net income (loss) per common share-basic	$0.36	$(0.01)	$0.19	$0.05	$(3.53)	$(1.43)
Net income (loss) per common share-diluted	$0.36	$(0.01)	$0.15	$0.04	$(3.53)	$(1.43)
Book value per share as of the end of the period(1)	$19.75	-	$2.74	$3.00	$2.50	$5.82

Pro Forma combined data:	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011	12 Months Ended December 31, 2011	12 Months Ended December 31, 2010	12 Months Ended December 31, 2009
Net income (loss) per common share-basic (2)	$0.00	$(0.64)	$(0.85)	$(0.97)	$(1.97)
Net income (loss) per common share-diluted (2)	$0.00	$(0.64)	$(0.85)	$(0.97)	$(1.97)
Book value per share as of the end of the period(1)	$4.06	-	-	-	-

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(1)	The historical book value per share is computed by dividing total shareholders’ equity (less the liquidation value of preferred stock) by the total number of shares of Crescent’s or VantageSouth’s common stock outstanding at the end of the period. The pro forma combined book value per share is computed by dividing the pro forma combined stockholders’ equity (less the liquidation value of preferred stock) by the pro forma combined number of shares of Crescent’s common stock outstanding as of June 30, 2012, assuming the acquisition had occurred as of that date.

(2)	Shares used to calculate the unaudited pro forma combined basic and diluted net income (loss) per share are based on the sum of the following:

a.	The number of Crescent’s weighted-average shares used in computing historical net income (loss) per share, basic and diluted; and

b.	The maximum number of Crescent’s common shares that can be issued to the former VantageSouth shareholders as consideration for the Merger.

MARKET PRICE AND DIVIDEND INFORMATION

Our common stock is traded on The NASDAQ Global Market under the symbol “CRFN.”

The following table sets forth the high and low intraday sales prices of our common stock as reported on The NASDAQ Global Market for each of the periods set forth below.

	High		Low
2012
First Quarter		$4.50		$3.00
Second Quarter		$6.25		$3.48
Third Quarter (through [ ], 2012)	$	[ ]	$	[ ]

2011
First Quarter		$4.18		$2.03
Second Quarter		$4.18		$3.61
Third Quarter		$4.09		$2.41
Fourth Quarter		$4.62		$2.51

2010
First Quarter		$3.58		$3.00
Second Quarter		$4.28		$2.50
Third Quarter		$2.89		$2.50
Fourth Quarter		$2.74		$2.00

The last reported sale price of our common stock on The NASDAQ Global Market on [                    ], 2012 was $[       ] per share.

As of [                    ], 2012 (the trading day before the date of this Proxy Statement), the total number of Shares that would be issued in the Merger, computed as if the Merger were to be consummated on the date of this Proxy Statement, a total of [__________] Shares would be issued with a value of $[              ] million based on the closing market price of our common stock of $[___] on such date. The number of Shares actually issued to the VantageSouth shareholders in the Merger will not be determined until the Merger closes.

As of [                    ], 2012, there were approximately [      ] holders of record of an aggregate of [                    ] shares of our common stock. For detailed information regarding the beneficial ownership of our common stock see “Security Ownership of Certain Beneficial Owners and Management of Crescent” beginning on page [     ].

Market price data regarding VantageSouth is not provided as there is no public market for its equity.

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Given the absence of a public trading market for the outstanding equity of VantageSouth, the foregoing per share market data may not provide meaningful information to you in determining whether to approve the issuance of the Shares. Our stockholders are urged to obtain current market quotations for our common stock and to carefully review the other information contained in this proxy statement in considering whether to approve the issuance of the Shares. See “Where You Can Find More Information” beginning on page [     ].

Dividends

Crescent and Crescent Bank

We are a legal entity separate and distinct from Crescent Bank. The principal source of our cash flow, including cash flow to pay dividends to stockholders, is dividends that we receive from Crescent Bank. Statutory and regulatory limitations apply to the payment of dividends by a subsidiary bank to its bank holding company. Furthermore, North Carolina law provides that banks may only pay cash dividends from its undivided profits, as defined by Section 53 of the North Carolina General Statutes, and that dividends may not be paid unless a bank’s capital surplus is at least 50% of its paid-in capital. However, effective October 1, 2012, a revision to the North Carolina Banking Code will take effect, and a bank will only be limited in paying dividends under state law should it fail to maintain regulatory capital ratios sufficient to be considered “adequately capitalized” under relevant federal capital requirements.

The payment of dividends by us and Crescent Bank may also be affected by other factors, including other restrictions imposed under discretionary powers afforded our state and federal regulators. For example, if, in the opinion of the FDIC, Crescent Bank was engaged in or about to engage in an unsafe or unsound practice, the FDIC could require, after notice and a hearing, that Crescent Bank stop or refrain from engaging in the practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice. Under the FDIC Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

When we received a capital investment from the Treasury under the TARP CPP, we became subject to additional limitations on the payment of dividends. These limitations require, among other things, that (i) all dividends for the securities purchased under the TARP CPP be paid before other dividends can be paid and (ii) the Treasury must approve any increases in common dividends for three years following the Treasury’s investment.

Furthermore, the Federal Reserve Board clarified its guidance on dividend policies for bank holding companies through the publication of a Supervisory Letter, dated February 24, 2009. As part of the letter, the Federal Reserve Board encouraged bank holding companies, particularly those that had participated in the TARP CPP, to consult with the Federal Reserve Board prior to dividend declarations and redemption and repurchase decisions even when not explicitly required to do so by federal regulations. The Federal Reserve Board has indicated that TARP CPP recipients, such as the Company, should consider and communicate in advance to regulatory staff how proposed dividends, capital repurchases. and capital redemptions are consistent with its obligation to eventually redeem the securities held by the Treasury. This new guidance is largely consistent with prior regulatory statements encouraging bank holding companies to pay dividends out of net income and to avoid dividends that could adversely affect the capital needs or minimum regulatory capital ratios of the bank holding company and its subsidiary bank.

Any future determination relating to our dividend policy will be made at the discretion of the Board of Directors and will depend on many of the statutory and regulatory factors mentioned above.

VantageSouth

VantageSouth historically has not elected to declare and pay dividends on its common stock and currently intends to retain all available funds and any future earnings for use in the operation and expansion of its business. Further, the VSB Agreement prohibits VantageSouth from paying any dividends prior to the effective time of the Merger without the prior consent of Crescent Bank. Like Crescent Bank, under applicable North Carolina law, VantageSouth may pay dividends only from its undivided profits. On June 30, 2012, VantageSouth had an accumulated deficit of approximately $2.1 million. Therefore, it currently has no funds legally available for the payment of dividends under current North Carolina law, and it will not be permitted to pay any cash dividends until that deficit has been recovered through future profits. Following the effectiveness of the revisions to the North Carolina Banking Code on October 1, 2012, these legal limitations on paying dividends will be lifted.

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In addition, other state and federal statutory and regulatory restrictions apply to VantageSouth’s payment of cash dividends, such as the FDIC requirement to maintain adequate capital above regulatory guidelines. VantageSouth is also subject to federal policy statements that provide that insured banks should generally pay dividends only from their current operating earnings.

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RISK FACTORS

In addition to the other information included in this proxy statement, including the matters addressed under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the issuance of the Shares in connection with the Merger. You should also consider the other information in this proxy statement and the other documents we file with the SEC, especially the other risk factors about us. See “Where You Can Find More Information” beginning on page [  ]. Risks relating to Crescent are described under “Risks Related to Crescent’s Business,” “Risks Related to Crescent’s Regulatory Environment” and “Risks Related to Ownership of Crescent Common Stock.” Risks relating to the VantageSouth business are described under “Risks Related to the Combined Business Following the Merger.”

Risks Related to the Merger

As a result of the Merger and the issuance of the Shares, Piedmont will own more than 90% of our outstanding shares. This will give Piedmont the ability under Delaware law to effect certain business combinations without the requirement for stockholder approval.

Piedmont currently owns 88% of our outstanding voting stock, and following the share issuance in connection with the Merger will own approximately [90]% of our voting stock. Under Delaware law, Piedmont will thereafter have the ability to effect a “short form merger” with Crescent that could have the effect of “cashing out” all of the public stockholders. So long as Piedmont’s ownership of Crescent exceeds 90% solely because of the Shares it will receive as part of the Merger, Piedmont has agreed in the Piedmont Voting Agreement, as a material inducement for Crescent to enter into the VSB Agreement, to not effect such a short form merger without the prior approval of a committee of disinterested directors. Piedmont has further advised the Crescent Board of Directors that it has no intention of engaging in such a transaction and that the Merger and the share issuance are not a part of any plan to engage in such a transaction or otherwise to cause Crescent’s shares to cease to be publicly traded. Piedmont could in the future, however, propose such a transaction, which could have the effect of causing Crescent to become a wholly owned subsidiary of Piedmont.

We will issue a large number of shares of common stock in connection with the Merger, which will result in substantial dilution to our existing stockholders. Our stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

The consideration for our acquisition of VantageSouth consists of shares of our common stock. We will issue between 6,666,425 and 7,368,140 shares pursuant to the Merger, which represents [    ]% of our voting shares prior to the issuance and will represent between [19]% and [21]% of our voting shares following the issuance, based on our outstanding capital stock at [                        ], 2012. Our issuance of the Shares will result in substantial percentage dilution of our existing stockholders’ ownership interests. Our issuance of the Shares may also have an adverse impact on our net income per share in fiscal periods that include (or follow) the closing of the Merger.

If we are unable to realize the strategic and financial benefits currently anticipated from the Merger, our stockholders will have experienced substantial dilution of their ownership interest without receiving commensurate benefit.

If the conditions to the closing of the Merger are not met, the Merger will not occur, which could adversely impact the market price of our common stock as well as our business, financial condition and results of operations.

Specified conditions must be satisfied or waived before the Merger can be completed, including, without limitation, obtaining the requisite approval of our stockholders with respect to our proposed issuance of common stock in the Merger. These conditions are summarized in the section in this proxy statement entitled “The VSB Agreement — Conditions to the Completion of the Merger” beginning on page [    ] and are described in detail in the VSB Agreement attached to this proxy statement at Annex C. We cannot assure you that each of the conditions will be satisfied.

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If the conditions are not satisfied or waived in a timely manner and the Merger is delayed, we may lose some or all of the intended or perceived benefits of the transaction which could cause our stock price to decline and harm our business. If the Merger is not completed for any reason, our stock price may decline to the extent that the current market price reflects a market assumption that the Merger will be completed.

In addition, we will be required to pay our costs related to the acquisition even if the Merger is not completed, such as amounts payable to legal and financial advisors and independent accountants, and such costs are significant. All of these costs will be incurred whether or not the transaction is completed.

The integration of us and VantageSouth may not be completed successfully, cost-effectively or on a timely basis and may pose certain risks to our business and operations.

There is no assurance that we will successfully or cost-effectively integrate VantageSouth’s operations with our own. After completing the acquisition of VantageSouth, we will have significantly more assets and employees to manage than we did prior to the acquisition. Our management will be required to devote a significant amount of time and attention to the process of integrating the operations of us and VantageSouth. VantageSouth has not had to comply with the requirements of the Sarbanes-Oxley Act of 2002 for internal control and other procedures. Bringing its systems into compliance with those requirements may cause us to incur substantial additional expense. In addition, the integration process may cause an interruption of, or loss of momentum in, the activities of our business after completion of the acquisition. If our management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer and our results of operations and financial condition may be harmed.

As we attempt to integrate the acquisition of VantageSouth, we may encounter the following difficulties, among others:

•	the diversion of management’s attention from the day-to-day operations of the combined company;

•	the management of a larger company than before completion of the Merger;

•	the assimilation of VantageSouth employees and the integration of two business cultures;

•	challenges in attracting and retaining key personnel;

•	the possibility that the expected benefits of the transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve;

•	challenges in keeping existing customers and obtaining new customers;

•	reputation risks and the reaction of our customers to the transaction; and

•	the possibility that required regulatory, stockholder or other approvals, might not be obtained or other closing conditions might not be satisfied in a timely manner or at all.

Should any of these risks be realized, it could cause us to incur additional expense and cause our operating results to suffer.

Failure to complete the Merger could harm our common stock price and future business and operations.

If the Merger is not completed, we may be subject to the following risks:

•	the price of our common stock may decline;

•	we will not realize our expected benefits of the Merger;

•	our regulators may limit our ability to make future bank and other acquisitions, or otherwise limit our operations and/or growth;

•	we will remain subject to additional regulatory and governance risk related to VantageSouth continuing to be an affiliate of us;

•	our management will continue to have overlapping responsibilities for two separately owned banks; and

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•	the costs incurred by us in connection with the Merger must be paid by us even if the Merger is not completed.

The Merger may be completed even though material adverse changes may result from industry-wide changes and certain other specified causes.

In general, either party can refuse to complete the Merger if there is a material adverse change affecting the other party between August 10, 2012, the date of the VSB Agreement, and the closing. However, certain types of changes do not permit either party to refuse to complete the Merger, even if such change would have a material adverse effect on us, Crescent Bank or VantageSouth, including:

•	changes in laws, rules, regulations or accounting principles affecting financial institutions that do not disproportionately affect us, Crescent Bank or VantageSouth as compared to other companies in the banking industry;

•	changes in economic conditions affecting financial institutions, which do not disproportionately affect us, Crescent Bank or VantageSouth as compared to other companies in the banking industry;

•	actions and omissions of any party to the VSB Agreement taken with the prior consent of the other;

•	direct effects of compliance with the VSB Agreement on our, Crescent Bank’s or VantageSouth’s operating performance, including expenses incurred in consummating the Merger; or

•	changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, which do not disproportionately affect us, Crescent Bank or VantageSouth as compared to other companies in the banking industry.

If adverse changes occur but we and the VantageSouth shareholders still complete the Merger, our stock price may suffer.

The market price of our common stock may decline as a result of the Merger.

The market price of our common stock may decline as a result of the Merger for a number of reasons including if:

•	we do not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts;

•	the effect of the Merger on our business and prospects is not consistent with the expectations of financial or industry analysts; or

•	investors react negatively to the effect on our business and prospects from the Merger.

As shares of our common stock issued in the Merger become eligible for resale, the sale of those shares could adversely impact our stock price.

The Shares issued in the Merger will be restricted securities and may not be sold absent registration under the Securities Act or pursuant to Rule 144 of the Securities Act or another available exemption from registration. Accordingly, the Shares, which represent a substantial number of shares of our common stock, will become eligible for resale 180 days after the closing date under Rule 144. Our stock price may suffer a significant decline if there were to be a sudden increase in the number of shares sold in the public market or market perception that the increased number of shares available for sale will exceed the demand for our common stock.

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Risks Related to the Combined Business Following the Merger

In addition to the other information included in this proxy statement, as well as in the section of this proxy captioned “Risks Related to the Merger”, you should carefully consider the following risks we will face upon consummating the Merger.

We may face challenges in integrating VantageSouth with Crescent Bank, and, as a result, we may not realize the expected benefits of the proposed Merger.

Integrating the operations and personnel of us and VantageSouth will require a significant investment of management’s time and effort as well as the investment of capital, particularly with respect to information systems. The successful integration of Crescent Bank and VantageSouth will require, among other things, coordination and integration of VantageSouth operations into our organization. The diversion of the attention of our and VantageSouth’s senior management and any difficulties encountered in the process of combining the companies could cause the disruption of, or a loss of momentum in, the activities of the combined business.

The inability to successfully integrate the operations and personnel of Crescent Bank and VantageSouth, or any significant delay in achieving integration, could have a material adverse effect on the combined business after the completion of the Merger, and, as a result, on our cash flows, results of operations and financial position. Any such delay could also have an adverse effect on our ability to obtain regulatory approval for any future bank acquisitions.

We expect to incur significant costs associated with the proposed Merger.

We estimate that we will incur direct transaction costs of approximately $1 million in connection with the proposed Merger. In addition, the combined business may incur charges to operations that we cannot currently reasonably estimate in the quarter in which the Merger is completed or the following quarters to reflect costs associated with integrating the two businesses. There can be no assurance that the combined business will not incur additional charges relating to the transaction in subsequent periods, which could have a material adverse effect on our cash flows, results of operations and financial position.

The success of the combined business will depend on the services of each of our senior executives as well as certain key personnel, the loss of whom could negatively affect the combined business.

Our success has always depended upon the skills, experience and efforts of our senior executives and other key personnel. Following the completion of the Merger, this will be even more important as we work to integrate our businesses. The failure of key employees to remain with the combined business could be harmful to the success of the combined business. Competition for our highly skilled employees is intense and we cannot prevent the future resignation of any employee. Some of the combined business’s employees have agreements which impose obligations that may prevent a former employee from working for a competitor for a period of time; however, these clauses may not be enforceable, or may be enforceable only in part.

Our financial projections are only estimates of future results and there is no assurance that we will achieve the results shown in the financial projections.

The financial projections included elsewhere in this proxy statement are only estimates of possible future operating results and not guarantees of future performance. The future operating results of the combined business will be affected by numerous factors, including those discussed in this “Risk Factors” section of this proxy statement and in our other public filings. In addition, our management prepared the financial projections in good faith based upon assumptions. Although such assumptions are believed to be reasonable, there can be no assurance that the projections can be attained or as to the reliability of the assumptions on which they are based. The projections are subject to the significant uncertainties inherent in any attempt to predict the results of operations for each of the businesses and the combined business. Certain of the assumptions used will inevitably not materialize and unanticipated events will occur. Therefore, the actual results of operations are likely to vary from the projections and such variations may be material and adverse to us. We will conduct our business in a manner different from that set forth in the assumptions as changing circumstances may require.

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The trading volume in our common stock is relatively low and may continue to be relatively low after the Merger is completed, and market conditions and other factors may affect the value of our common stock, which may make it difficult for you to sell your shares at times, volumes or prices you find attractive.

While our common stock is traded on The NASDAQ Global Market, our common stock is thinly traded and has substantially less liquidity than the average trading market for many other publicly traded companies. Trading volume may remain low as a result of the Merger, by which Piedmont will increase its ownership of our common stock from 88% to approximately 90%.

Thinly traded stocks can be more volatile than stock trading in an active public market. Our stock price has been relatively volatile in the past and it may fluctuate significantly in the future, with these fluctuations being unrelated to our performance. General market declines or market volatility in the future, especially in the financial institutions sector of the economy, could adversely affect the price of our common stock. The current market price may not be indicative of future market prices and, given the absence of a public trading market for the outstanding equity of VantageSouth, we cannot predict whether, or to what extent, the price of our common stock will decline after completion of the Merger. Therefore, our stockholders may not be able to sell their shares at the volume, prices or times that they desire.

The combined business may be required to raise additional capital in the future, including through new increased minimum capital thresholds established by our regulators as part of their implementation of Basel III, but that capital may not be available when it is needed and could be dilutive to our existing stockholders, which could adversely affect our financial condition and results of operations.

The combined business will be required by regulatory authorities to maintain adequate levels of capital to support its operations, and our federal and state regulators are considering new regulations, including, but not limited to, a proposal recently issued by the Federal Reserve to implement Basel III capital standards. This proposal, if implemented, could require financial institutions to maintain higher minimum capital ratios and place a greater emphasis on common equity as a component of Tier 1 capital. In order to support the operations of the combined business, we may need to raise capital in the future. Our ability to raise capital, if needed, will depend in part on conditions in the capital markets at that time, which are outside our control. Accordingly, we cannot assure you of our ability to raise capital, if needed, on terms acceptable to us. If we cannot raise capital when needed, our ability to operate or further expand our operations could be materially impaired. In addition, if we decide to raise equity capital under such conditions, the interest of our stockholders could be further diluted.

Any of these factors may, individually or as a group, have a material adverse effect on the combined entity’s business, financial condition, results of operations and cash flows.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of our statements contained in this proxy statement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or the future financial performance of Crescent or Crescent Bank and include statements about the competitiveness of the banking industry, potential regulatory obligations, our entrance and expansion into other markets, our other business strategies and other statements that are not historical facts. Forward-looking statements are not guarantees of performance or results. When we use words like “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our beliefs and assumptions, and on the information available to us at the time that these disclosures were prepared.

These forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors, including, but not limited to, the following:

• failure to complete the Merger or to realize the benefits of the proposed Merger;

• failure to successfully integrate VantageSouth into Crescent Bank;

• deterioration in the financial condition or liquidity of borrowers resulting in significant increases in loan losses and provisions for those losses;

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• changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments;

• the failure of assumptions underlying the establishment of reserves for possible loan losses;

• changes in political and economic conditions, including the political and economic effects of the current economic downturn and other major developments, including the ongoing war on terrorism, continued tensions in the Middle East, and the ongoing economic challenges facing the European Union;

• changes in financial market conditions, either internationally, nationally or locally in areas in which Crescent conducts or will conduct its operations, including, without limitation, reduced rates of business formation and growth, commercial and residential real estate development, and real estate prices;

• the ability to comply with any requirements imposed on Crescent or Crescent Bank by their respective regulators, and the potential negative consequences that may result;

• fluctuations in markets for equity, fixed-income, commercial paper and other securities, which could affect availability, market liquidity levels, and pricing;

• governmental monetary and fiscal policies, as well as legislative and regulatory changes;

• Crescent’s participation or lack of participation in governmental programs implemented under the Emergency Economic Stabilization Act (the “EESA”) and the American Recovery and Reinvestment Act (the “ARRA”), including, without limitation, the TARP CPP, and the Temporary Liquidity Guarantee Program, and the impact of such programs and related regulations on Crescent and on international, national, and local economic and financial markets and conditions;

• Crescent’s lack of participation in a “stress test” under the Federal Reserve’s Supervisory Capital Assessment Program; the diagnostic and stress testing we conducted differs from that administered under the Supervisory Capital Assessment Program, and the results of our test may be inaccurate;

• the impact of the EESA and the ARRA and related rules and regulations on the business operations and competitiveness of Crescent and other participating U.S. financial institutions;

• the risks of changes in interest rates on the level and composition of deposits, loan demand and the values of loan collateral, securities and interest sensitive assets and liabilities;

• the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone and the Internet;

• liability resulting from a governmental review of our or VantageSouth’s business practices; and

• the effect of any other mergers, acquisitions or transactions, to which we or our subsidiary may from time to time be a party, including, without limitation, our ability to successfully integrate any other businesses that we acquire.

Many of these risks are beyond our ability to control or predict, and you are cautioned not to put undue reliance on such forward-looking statements. We do not intend to update or reissue any forward-looking statements as a result of new information or other circumstances that may become known to us.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary note. Our actual results may differ significantly from those we discuss in these forward-looking statements.

For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in these forward-looking statements, please read the information under the heading “Risk Factors” beginning on page [           ] of this proxy statement.

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THE SPECIAL MEETING OF CRESCENT STOCKHOLDERS

General

We are furnishing this proxy statement to our stockholders in connection with the solicitation of proxies by our board of directors for use at the special meeting of stockholders to be held on                              , 2012 and at any adjournment, postponement or continuation thereof. This document is first being furnished to our stockholders on or about                        , 2012.

Date, Time and Place

The special meeting of our stockholders will be held at the Operations Center of Crescent State Bank located at 206 High House Road, Cary, North Carolina, on                        , 2012 at                         p.m., Eastern Standard Time.

Purpose of the Special Meeting

At the special meeting, our stockholders will consider and act upon the following matters:

•	the issuance of up to 7,368,140 shares of our common stock in connection with our acquisition of VantageSouth, by means of a merger with Crescent Bank; and

•	to approve the postponement or adjournment of the special meeting, if necessary, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the issuance of the Shares pursuant to the Merger.

Record Date, Shares of Common Stock Outstanding and Entitled to Vote

We have fixed the close of business on                         , 2012, as the record date for determining the holders of our common stock entitled to notice of and to attend and to vote at the special meeting or at any adjournment thereof. As of the close of business on                            , 2012, there were                      shares of our common stock outstanding and entitled to vote. Each share of our common stock entitles its holder to one vote on the proposal presented at the special meeting.

Quorum and Vote of Crescent Stockholders Required

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting is necessary to constitute a quorum at the meeting. Votes and abstentions of stockholders of record who are present at the meeting in person or by proxy are counted for purposes of determining whether a quorum exists.

The approval of the issuance of the Shares requires the affirmative vote of a majority of the total votes cast at the special meeting at which a quorum is present. In addition, under the terms of the VSB Agreement, the issuance of the Shares must also be approved by the holders of shares of our common stock who are unaffiliated with Piedmont and who represent at least a majority of the total shares held by such unaffiliated holders.

The approval of the postponement or adjournment of the special meeting requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the special meeting.

Piedmont, which holds approximately 88% of our voting shares, has agreed to attend the special meeting in person or by proxy and to vote in favor of the proposal. The members of the Special Committee, who collectively own approximately [____%] of our voting shares, have also agreed to attend the special meeting in person or by proxy and to vote in favor of the proposal.

If you do not submit a proxy card or vote at the special meeting, your shares will not be counted as present for the purpose of determining a quorum and will have no effect on the outcome of the proposal to approve the issuance of the Shares by all stockholders, but has the same effect as a vote against the issuance of the Shares for the purpose of determining whether the unaffiliated stockholders of Crescent approved the issuance of the Shares pursuant to the Merger. Failing to submit a proxy or voting in person at the special meeting shall have no effect on the outcome of the adjournment proposal.

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Voting Instructions

If you choose to submit a proxy by mail, please complete, sign and date the enclosed proxy card and return it in the envelope provided for that purpose. Instructions regarding submitting a proxy by Internet are included on the proxy card. The granting of a proxy will not affect your right to revoke it or to attend the meeting and vote in person.

Abstentions and Failure to Vote

The proposal to approve the issuance of the Shares in connection with the Merger to be considered at the special meeting requires the affirmative vote of a majority of the votes cast at the special meeting and the affirmative vote of the holders of a majority of the shares outstanding held by stockholders unaffiliated with Piedmont. If you do not vote at the special meeting by submitting a proxy or otherwise, your shares will not be counted as present for the purpose of determining a quorum and will have no effect on the outcome of the proposal to approve the issuance of the Shares by all stockholders, but will be treated as a vote against the issuance of the Shares for the purpose of determining whether the unaffiliated stockholders of Crescent approved the issuance of the Shares pursuant to the Merger. If you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the special meeting. As a result, your abstention will have no effect on the outcome of the proposal in front of all stockholders, but will be treated as a vote against the issuance of the Shares for the purpose of determining whether the unaffiliated stockholders of Crescent approved the issuance of the Shares pursuant to the Merger. If you hold shares in street name and do not instruct your broker how to vote your shares, your shares will not be voted at the special meeting because brokers do not have the authority to vote on the proposal absent instructions from you. Broker non-votes will have no effect on the outcome of the proposal in front of all stockholders, but will be treated as a vote against the issuance of the Shares for the purpose of determining whether the unaffiliated stockholders of Crescent approved the issuance of the Shares pursuant to the Merger.

Approval of the adjournment proposal requires the affirmative vote of a majority of shares of Crescent common stock entitled to vote and represented in person or by proxy at the special meeting. An abstention or a broker non-vote will have the same effect as a vote against this proposal. A failure to vote or submit a proxy, however, will have no effect on the outcome of this proposal.

Voting of Proxies at the Special Meeting

All properly executed proxies that we receive prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the issuance of the Shares and/or approve the adjournment proposal.

Our board of directors does not currently intend to bring any other business before the special meeting and, so far as our board of directors knows, no other matters are to be brought before the special meeting. If other business properly comes before the special meeting, the proxies will vote in accordance with their own judgment.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. In addition to the use of U.S. Mail and the Internet, proxies may be solicited in person or by telephone by our officers, directors and employees without additional compensation.

Revocation of Proxies

An appointment of proxy may be revoked by the stockholder giving it at any time before it is exercised by filing with our Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, whether appointed through the mail or the Internet, or by attending the special meeting and announcing his or her intention to vote in person.

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Solicitation of Proxies

We will pay the costs of preparing, assembling and mailing this proxy statement and other proxy solicitation expenses. In addition to the use of U.S. Mail and the Internet, appointments of proxy may be solicited in person or by telephone by our officers, directors and employees without additional compensation. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of our common stock.

MATTERS BEING SUBMITTED TO A VOTE OF CRESCENT STOCKHOLDERS

Proposal 1: Approval of the Issuance of the Shares

At the special meeting and any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon a proposal to approve the issuance of up to 7,368,140 shares of our common stock pursuant to the Merger. As noted in “The Special Meeting of Crescent Stockholders – Quorum and Vote of Crescent Stockholders Required” above, pursuant to the VSB Agreement, approval of this proposal will require the affirmative vote of a majority of Crescent’s stockholders that are not affiliated with Piedmont and who represent at least a majority of the total shares held by the unaffiliated holders.

Further information with respect to the issuance of the Shares, the Merger, VantageSouth and the VantageSouth shareholders is contained elsewhere in this proxy statement, including the sections “The Merger” beginning on page [ ] and “The VSB Agreement” beginning on page [ ].

UPON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1, REGARDING TO THE ISSUANCE OF THE SHARES.

Proposal 2: Adjournment

In addition to the proposal relating to the issuance of the Shares, our stockholders will also be asked to consider and vote upon a proposal to postpone or adjourn the special meeting, if necessary, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the issuance of the Shares pursuant to the Merger. As noted in “The Special Meeting of Crescent Stockholders – Quorum and Vote of Crescent Stockholders Required” above, the adjournment proposal must be approved by the affirmative vote of a majority of the total votes cast at the special meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2, RELATING TO THE ADJOURNMENT OF THE MEETING TO A LATER DATE, IF NECESSARY OR APPROPRIATE, IN ORDER TO SOLICIT ADDITIONAL PROXIES.

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THE MERGER

The following is a description of the material aspects of the Merger, including the VSB Agreement. While we believe that the following description covers the material terms of the Merger, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire proxy statement, including the VSB Agreement attached to this proxy statement at Annex C, for a more complete understanding of the Merger.

Background of the Merger

Piedmont was organized in 2009 to pursue a strategy of becoming a regional community banking organization serving businesses, business owners and professionals in North Carolina, South Carolina and Virginia, through investing in and acquiring community banks in the region.

Piedmont’s first investment was in VantageSouth, with Piedmont and VantageSouth having entered into an Investment Agreement dated June 10, 2009. Pursuant to that agreement, Piedmont acquired beneficial ownership of approximately 62% of VantageSouth through investments made in February and June of 2010. In April 2011, Piedmont acquired 100% of Community Bank of Rowan, a North Carolina-chartered commercial bank based in Salisbury, North Carolina (“Rowan”). In February 2012, Rowan merged with VantageSouth. As a result of this merger, the holders of VantageSouth shares other than Piedmont received cash in exchange for their shares and VantageSouth became a wholly owned subsidiary of Piedmont. The operations of Rowan and VantageSouth have since been integrated and the combined bank is operating as VantageSouth Bank.

On February 23, 2011, Crescent entered into an Investment Agreement with Piedmont that provided for Piedmont to invest $75,000,000 in Crescent to acquire 18,750,000 shares of our common stock (a per share price of $4.00), and for Piedmont also to make a tender offer for a portion of the outstanding shares held by our public stockholders at a price of $4.75 per share. In November and December 2011, Piedmont acquired a total of approximately 88% of our shares through the investment and tender offer (collectively, the “Piedmont Investment”).

At the time of the closing of the Piedmont Investment, on November 18, 2011, all of the persons who were directors of Piedmont became directors of Crescent and Crescent Bank, and all of the previous directors of Crescent and Crescent Bank, other than Messrs. Barringer, Lucas, Paul and Rufty, resigned from our Board and the Crescent Bank board. Pursuant to the Piedmont Investment, Messrs. Barringer, Lucas, Paul and Rufty became members of the Piedmont Board, also effective November 18, 2011. In addition, Scott Custer, Terry Earley, Steven Jones, Lee Roberts, David Shipp, Jonathan Hornaday and Kent Miller, who were executive officers of Piedmont, became executive officers of Crescent. Piedmont, Crescent, Crescent Bank and VantageSouth currently share executive officers and various other personnel and certain services, and Crescent and Piedmont share office space.

Piedmont and Crescent are bank holding companies subject to the oversight of the Federal Reserve Bank of Richmond (the “Federal Reserve”), and Crescent Bank and VantageSouth, as North Carolina chartered banks, are subject to the oversight of the FDIC and the Commissioner. These regulatory authorities conduct periodic reviews of the operations and financial condition of the holding companies or banks, as applicable. In addition, Piedmont was required to obtain approval from each of the Commissioner and the Federal Reserve for its acquisitions of Rowan, its acquisition of control of VantageSouth and the acquisition of a controlling interest in Crescent. Piedmont was also required to obtain the approval of the FDIC and the Commissioner when it sought to merge Rowan and VantageSouth in early 2012. At various times during these processes and reviews, including in the process for obtaining approval for Piedmont to acquire a controlling interest in Crescent, each of the regulatory authorities has advised Piedmont and Crescent to combine the operations of VantageSouth and Crescent Bank, and they have encouraged Piedmont and Crescent to effect such a combination. Among other benefits noted by the regulators, the combination of Crescent Bank and VantageSouth would simplify administration, enable senior management to focus on one bank for future growth and allow for enterprise-wide risk management to promote the safety and soundness of the integrated financial institution.

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On June 8, 2012, Piedmont advised the Board of Crescent that Piedmont intended to make a formal proposal for a merger of Crescent Bank and VantageSouth. Thereafter, over the course of June and July 2012, Messrs. Barringer, Lucas, Paul and Rufty resigned from their positions on the Board of Piedmont. During their service as directors of Piedmont, they each received $3,125 as director fees from Piedmont. On July 11, 2012, the Board of Crescent approved in principle the formation of a special committee of disinterested directors (the “Special Committee”) with authority to review and negotiate and, if they determined appropriate, approve and recommend approval of any proposal from Piedmont or any alternative transaction, and Messrs. Barringer, Lucas, Paul and Rufty were selected and agreed to serve on the Special Committee.

The members of the Special Committee met on July 11, 2012 and July 16, 2012 to interview potential legal and financial advisors. At the July 11, 2012 meeting, the members of the Special Committee appointed Mr. Lucas as chairman of the Special Committee. After interviewing several potential legal and financial advisors, the Special Committee engaged Sandler O'Neill + Partners, L.P. (“Sandler O'Neill”) to act as its financial advisor and Nelson Mullins Riley & Scarborough, LLP (“Nelson Mullins”) to act as its legal advisor. Each of these advisors has substantial experience in mergers and acquisitions involving community banks. Richards, Layton & Finger, P.A. was engaged as special counsel to the Special Committee to assist with Delaware law issues and related advice.

Piedmont delivered a formal proposal to the Special Committee during its meeting on July 11, 2012. Piedmont delivered a term sheet and related supporting materials, which contemplated that the consideration Piedmont would receive for the sale of VantageSouth would be the issuance to it of additional shares of our common stock with a value of $37 million, based on the 30-day moving average price of our common stock for the period ending three business days prior to the completion of the proposed merger, with appropriate caps and/or collars to be negotiated with respect to the share exchange ratio. The term sheet contemplated that the composition of the Crescent Board would not change as a result of the proposed merger.

On July 27, 2012, the Board of Crescent approved resolutions that formally created the Special Committee, with effect from July 11, 2012. These resolutions also ratified all actions of the Special Committee taken from July 11, 2012, and delegated authority to the Special Committee the exclusive power and authority to:

•	review and evaluate the terms and conditions, and determine the advisability of the Merger or any other alternative transaction,

•	negotiate with Piedmont or any other party with respect to the terms and conditions of the Merger and any other alternative transaction, and if the Special Committee deemed appropriate and in its sole discretion, to disapprove the Merger or any other alternative transaction, or, alternatively, but subject to the limitations of applicable law, approve the execution and delivery of documents setting forth the Merger or any other alternative transaction on behalf of Crescent,

•	supervise management in regard to the conduct of such negotiations should the Special Committee, in its sole discretion, authorize management to conduct or participate in such negotiations,

•	determine whether the Merger or any other alternative transaction is fair to, and in the best interests of, Crescent and all of its stockholders (other than to Piedmont and other stockholders affiliated with Piedmont),

•	recommend to the full Board of Directors of Crescent what action, if any, should be taken by the Board of Directors of Crescent with respect to the Merger or any other alternative transaction, and

•	take any and all other actions it deemed necessary and advisable in light of the proposed transaction or any other alternative transaction.

The resolutions provided further that the Board of Directors of Crescent would not recommend the proposed transaction for approval by the Crescent stockholders or otherwise approve an alternative transaction without first obtaining approval of the Special Committee before pursuing such transaction. Finally, these resolutions provided that each member of the Special Committee would be paid a fixed fee of $10,000 for his service as a member of the Special Committee.

On July 26, 2012, Kilpatrick Townsend Stockton LLP (“Kilpatrick Stockton”), counsel to VantageSouth, distributed a draft VSB Agreement to Nelson Mullins.

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On July 26, 2012, the Special Committee met with Nelson Mullins. Nelson Mullins discussed with the Special Committee its authority and fiduciary responsibilities as well as the due diligence process. Nelson Mullins also discussed the form of VSB Agreement delivered by Kilpatrick Stockton earlier in the day. At the request of the Special Committee, Scott Custer, the Chairman of the Board of VantageSouth, Chief Executive Officer of Crescent Bank, President and Chief Executive Officer of Crescent, and President and Chief Executive Officer of Piedmont, as well as Jonathan Hornaday, an officer of Crescent and Piedmont, participated in a portion of the Special Committee meeting and discussed with the Special Committee their views with respect to the strategic benefits of the proposed Merger, including anticipated operating synergies, cost savings, tax benefits and bank regulatory considerations. Messrs. Custer and Hornaday also discussed the potential impacts of the proposed Merger on a potential software systems integration in December of 2012 that could upgrade VantageSouth’s systems and integrate them with those of Crescent. Such senior management also advised the Special Committee they believed that the investor community would generally perceive a proposed merger of Crescent Bank and VantageSouth as a positive development for Crescent, since they believed that the combined organization on a pro forma basis would have been profitable for the second quarter of 2012, whereas Crescent had experienced a net loss for such period.

Messrs. Custer and Hornaday advised the Special Committee that they believed that it could be advantageous to Crescent to begin realizing anticipated cost savings and other operating synergies from a merger with VantageSouth as soon as practicable. In addition, they advised the Special Committee that, in order to preserve the ability to merge Crescent Bank and VantageSouth at a time that would permit a software integration scheduled for early December 2012, a merger application needed to be included on the agenda for approval by the North Carolina Banking Commission at its September 26, 2012 meeting. The Special Committee was advised by Messrs. Custer and Hornaday that the North Carolina Banking Commission would not meet again thereafter until November 28, 2012, and that waiting to seek approval of the Merger at the November 28 meeting would jeopardize the ability to merge the banks in time to carry out the software integration in early December 2012. Messrs. Custer and Hornaday advised the Special Committee that if the software system integration did not occur in early December of 2012 as scheduled, that the software integration would likely not be able to be rescheduled until approximately June of 2013, due to the long lead times required by the software integrator. In order to be included on the agenda for approval by the North Carolina Banking Commission at its September 26, 2012 meeting, the Special Committee was advised that an application, which did not need to include an agreement, or create an obligation to merge, needed to be filed with the Commissioner by July 27, 2012.

The Special Committee acknowledged that no agreement regarding a merger of Crescent Bank and VantageSouth had been approved and that it was unclear whether such an agreement would ever be reached, but in order to preserve the potential opportunity to achieve a merger approval by the North Carolina Banking Commission at its September 26, 2012 meeting, and thereby maintain the potential ability for a merger to be completed in time to facilitate an early December 2012 software integration and gain the cost savings from the software integration, the Special Committee approved the filing by Crescent of a merger application for a proposed merger of VantageSouth and Crescent State Bank.

At its regular meeting on July 27, 2012, of the Crescent Board, the Special Committee reported to the full Board with respect to the Special Committee’s activities since July 11, 2012, and discussed certain aspects of the proposed merger with the full Board. At the meeting, the Board approved and authorized filing preliminary applications for approval of the transaction with the FDIC and with the Commissioner, and the applications were filed on July 27, 2012. On July 31, 2012, we announced in our second quarter earnings press release that these regulatory filings had been made.

On July 27, 2012, Nelson Mullins, Sandler O'Neill, Kilpatrick Townsend and Jonathan Hornaday participated in a telephone conference regarding due diligence with respect to VantageSouth. On July 30, 2012, VantageSouth established an electronic data room. Information was added to this electronic data room, and the electronic data room remained open and accessible to representatives of Sandler O’Neill and Nelson Mullins and members of the Special Committee, until the time that the VSB Agreement was executed as more fully described below. Nelson Mullins, Sandler O'Neill and members of the Special Committee engaged in documentary due diligence, and performed due diligence with respect to VantageSouth's operations, financial condition, tax matters, employee benefits, regulatory standing and other matters, from July 27, 2012 until August 9, 2012.

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The Special Committee met with Nelson Mullins and Sandler O'Neill on July 31, 2012. The members of the Special Committee discussed with representatives of Sandler O'Neill and Nelson Mullins Crescent’s financial position and certain potential uses of its capital, certain strategic alternatives of Crescent, certain financial and operational strategic considerations with respect to VantageSouth, the term sheet proposed by Piedmont, certain terms of the draft merger agreement proposed by VantageSouth, and a process for exploring the proposed merger. Nelson Mullins discussed with the Special Committee the composition, authority and responsibilities of the Special Committee. During the meeting, the members of the Special Committee also discussed the number of shares of our common stock that would be issued as consideration for the acquisition of VantageSouth and whether the VSB Agreement should include provisions that would protect against fluctuations in the trading prices of our common stock prior to any merger. The Special Committee determined to seek a majority of the minority stockholder approval condition as a condition of closing any transaction with VantageSouth and directed representatives of Sandler O’Neill to speak to Mr. Custer about whether Piedmont would consider a tender to buy out the minority stockholders of Crescent.

On August 1, 2012, representatives of Sandler O'Neill met with Mr. Custer by telephone. At that meeting, Mr. Custer presented his views regarding strategic benefits of the proposed transaction to Crescent. They also discussed the term sheet that had been presented by Piedmont, the anticipated process for structuring and negotiating any potential transaction, and whether Piedmont would consider making a tender offer or otherwise proposing a transaction that involved a purchase of the Crescent shares not held by Piedmont. Sandler O’Neill was advised that Piedmont was not interested in any transaction involving a purchase of the outstanding shares of Crescent common stock not held by Piedmont, because, among other reasons, Crescent’s publicly traded stock was potentially important to Piedmont's strategy of becoming a regional community banking organization through investing in and acquiring community banks in its target region.

On August 1, 2012, Nelson Mullins distributed a revised draft VSB Agreement to Kilpatrick Stockton. Among the changes requested in the revised draft were:

•	a non-waivable closing condition that the VSB Agreement be approved by a majority of the outstanding shares of Crescent common stock not held by Piedmont and its affiliates, and

•	a covenant by Piedmont that, at any time that Piedmont would not have the ability to effectuate a short-form merger with Crescent under Delaware General Corporation Law Section 253(a) but for the shares of Crescent common stock to be received by Piedmont pursuant to the VSB Agreement, Piedmont would not effectuate any such short-form merger without the approval of a special committee of the Crescent Board, consisting of independent, disinterested directors of Crescent at the applicable time.

The Special Committee met with Sandler O’Neill and Nelson Mullins on August 1, 2012. The members of the Special Committee discussed with representatives of Sandler O’Neill and Nelson Mullins certain financial and operational information concerning Crescent and VantageSouth, potential impacts of the proposed merger on Crescent and the discussions and negotiations that Sandler O’Neill had conducted thus far with VantageSouth and Piedmont.

The Special Committee met with Nelson Mullins and Sandler O’Neill on August 3, 2012. The members of the Special Committee discussed with representatives of Sandler O’Neill and Nelson Mullins financial and operational information concerning Crescent and VantageSouth and the potential financial impacts of the proposed merger. After these discussions with Sandler O’Neill, the Special Committee formed a preliminary view that the proposed merger made good business sense at the right price. The Special Committee directed Sandler O'Neill to negotiate with VantageSouth with respect to the financial terms of the potential merger. The Special Committee instructed Sandler O’Neill to seek an exchange ratio that implied a price for VantageSouth closer to $34 million, but the Special Committee advised Sandler O’Neill that a price for VantageSouth of $35 million would likely be attractive for Crescent. In addition, the Special Committee discussed the pros and cons of an exchange ratio with caps and collars as opposed to a fixed price, or an exchange ratio without caps and collars. The Special Committee directed Sandler O’Neill to seek to negotiate an exchange ratio with a collar of approximately 5% up or down from a range mid-point that would exceed the then recent 20-day and the 30-day average closing trading prices of Crescent stock, which were $4.81 and $4.84, respectively, as of the close of business on August 2, 2012. The Special Committee instructed Sandler O'Neill to seek a mid-point of $5.15, but the Special Committee advised Sandler O’Neill that a mid-point of $5.00 would likely be attractive for Crescent.

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On August 3, 2012, Sandler O'Neill proposed to Mr. Custer a merger exchange ratio based on the average Crescent stock price during a 20 trading day period prior to completion of the Merger, which exchange ratio would provide $34 million of Crescent stock based on such average Crescent stock price if such average Crescent stock price was between $5.00 and $5.30 per share. The exchange ratio would be subject to a collar such that if such average Crescent stock price was below $5.00 or above $5.30, the exchange ratio would not further adjust but rather would in effect be calculated based on an implied $5.00 or $5.30, as applicable, Crescent share value. Mr. Custer advised Sandler O’Neill that such proposal was not acceptable to Piedmont and VantageSouth.

On August 5, 2012, Nelson Mullins and Kilpatrick Stockton discussed the non-financial terms of the VSB Agreement.

On August 6, 2012, Mr. Custer advised Sandler O’Neill that he believed that VantageSouth would accept a merger exchange ratio based on an average Crescent stock price during a 20 trading day period prior to completion of the Merger, which exchange ratio would provide $35 million of Crescent stock based on such average Crescent stock price if such average Crescent stock price was between $4.75 and $5.25 per share. The exchange ratio would be subject to a collar such that if such average Crescent stock price was below $4.75 or above $5.25, the exchange ratio would not further adjust but rather would in effect be calculated based on an implied $4.75 or $5.25, as applicable, Crescent share value.

On August 6, 2012, Kilpatrick Stockton distributed to Nelson Mullins a revised draft of the VSB Agreement. On August 6, 7, 8 and 9, Nelson Mullins and Kilpatrick Stockton continued to discuss legal issues that remained unresolved with respect to the proposed transaction and exchanged several drafts of the VSB Agreement. The Special Committee received copies of drafts of the VSB Agreement that were exchanged between the Nelson Mullins and Kilpatrick Stockton, and during several Special Committee meetings discussed with Nelson Mullins key legal issues and progress that was being made in resolving the outstanding legal issues.

The Special Committee met with Nelson Mullins and Sandler O’Neill on August 6, 2012. The members of the Special Committee discussed with representatives of Sandler O’Neill and Nelson Mullins the revised proposed financial terms of the Merger. The Special Committee discussed with Nelson Mullins the non-financial terms of the VSB Agreement. The Special Committee requested that Sandler O'Neill obtain additional information regarding Piedmont’s previous investments in VantageSouth and Rowan.

The Special Committee met with Nelson Mullins and Sandler O'Neill on August 7, 2012. The members of the Special Committee discussed with representatives of Sandler O'Neill and Nelson Mullins their due diligence, the amount of Piedmont's investment in VantageSouth (including through Piedmont's investment in Rowan), the potential future financial performance of Crescent, VantageSouth and any combined company from the Merger, recent Crescent stock trading prices, and potential Crescent stock price changes prior to completion of a merger with VantageSouth. The Special Committee also discussed with Sandler O'Neill the course of the negotiations regarding the economic terms of the proposed merger, whether the Special Committee would be likely to be able to obtain better financial terms if it continued the negotiations, and whether the Special Committee risked losing the more favorable financial terms that Piedmont had indicated a willingness to accept if the Special Committee continued negotiating such terms. The Special Committee discussed with Nelson Mullins the non-financial terms of the VSB Agreement and determined that there must be a provision for a vote by a majority of the minority stockholders to approve any transaction and the approval requirement must be of a majority of the total minority shares outstanding. The Committee directed Sandler O'Neill and Nelson Mullins to attempt to negotiate and present to the Committee, for consideration, a proposed merger agreement that would provide for an acquisition of VantageSouth by Crescent with a share exchange ratio based on the average Crescent stock price during a 20 trading day period prior to completion of the Merger, which exchange ratio would provide $35 million of Crescent stock based on such average Crescent stock price if such average Crescent stock price was between $4.75 and $5.25 per share.

On August 9, 2012, the Special Committee met with its legal and financial advisors to consider the terms of the VSB Agreement and related documents. The Special Committee and its advisors discussed the results of negotiations between members of the Special Committee's advisors and VantageSouth that had occurred since the last meeting of the Special Committee on August 7, 2012. Because Crescent's common stock is thinly traded, the exchange ratio in the draft VSB Agreement was based (subject to the $4.75 per share floor and the $5.25 per share ceiling) on a 30-day (rather than 20-day) period of time, and a volume weighting rather than an average of the high and low sales price, in order to provide a better indicator of the value of Crescent's common stock.

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Representatives of Sandler O'Neill provided the Special Committee with a financial analysis with respect to Crescent, VantageSouth and the proposed transaction and delivered to the Special Committee its oral opinion, which was subsequently confirmed in writing, that, as of August 9, 2012, and subject to the factors and assumptions contained in the written opinion of Sandler O'Neill, the exchange ratio set forth in the VSB Agreement was fair from a financial point of view to Crescent.

Nelson Mullins discussed with the Special Committee the duties of the Special Committee in connection with the proposed acquisition of VantageSouth and reviewed the terms and conditions of the VSB Agreement and related ancillary documents, copies of which had been provided to the members of the Special Committee in advance.  Nelson Mullins and the Special Committee discussed the voting agreements that would be executed by the members of the Special Committee. The Special Committee then determined and declared that the form, terms and provisions of the VSB Agreement, including the exhibits and schedules attached thereto, and the transactions contemplated thereby, including the Merger, were fair to, advisable and in the best interest of Crescent and all of the stockholders of the Crescent (other than Piedmont and certain other stockholders). The Special Committee unanimously recommended that the Board: (i) approve and declare advisable the VSB Agreement and the transactions contemplated thereby, including the Merger, (ii) declare that the VSB Agreement is in the best interest of the stockholders of Crescent, (iii) authorize Crescent to enter into the VSB Agreement and consummate the Merger and the other transactions contemplated thereby, subject to the terms and conditions of the VSB Agreement, (iv) direct that the issuance of our common stock pursuant to the Merger be submitted to our stockholders for approval at a duly held meeting of such stockholders, and (v) recommend that Crescent's stockholders approve the issuance of our common stock pursuant to the Merger.

At a special meeting of the Crescent Board on August 10, 2012, the Special Committee reported its determinations and recommendations to the Crescent Board. The Board also reviewed a summary of the VSB Agreement and received advice of Bryan Cave LLP, counsel to Crescent (“Bryan Cave”), with regard to the VSB Agreement and the Merger, as well as their fiduciary duties. Thereafter, the Board unanimously voted to adopt the recommendation of the Special Committee and to approve the Merger, the Share issuance and the related transactions, and to recommend to our stockholders that they approve the Share issuance.

After the meeting of the Crescent Board on August 10, 2012, the VSB Agreement and related documents were executed and exchanged among the parties, and we filed amendments to the preliminary merger application with each of the FDIC and the Commissioner to reflect the VSB Agreement. On August 13, 2012, we issued a press release announcing the execution of the VSB Agreement.

Our Reasons for the Merger

In the course of reaching its recommendation to the stockholders to vote in favor of the proposed issuance of the Shares pursuant to the Merger, the Board considered many factors, including the positive and negative factors described elsewhere in this proxy, and concluded that the adoption of the VSB Agreement, and the consummation of the Merger described therein, is advisable and in the best interests of the Company and the Company’s stockholders. In making this determination, the Board relied solely on the recommendations of the Special Committee when considering whether the terms of the proposed transaction set forth in the VSB Agreement were fair to, and in the best interest of, Crescent and our stockholders other than Piedmont and its affiliates.

Factors Considered by the Special Committee

On August 9, 2012, the Special Committee concluded unanimously to recommend that the Board approve and declare advisable the VSB Agreement and the transactions contemplated thereby, including the Merger.

In reaching their conclusion and making their recommendation, the members of the Special Committee relied on their personal knowledge of Crescent, VantageSouth and the banking industry and on the advice of the Special Committee’s legal and financial advisors. The Special Committee also reviewed information provided by Piedmont, VantageSouth, Crescent and the Special Committee’s advisors.

The Special Committee considered numerous factors to be in favor of the acquisition, including, among other things, the following, which are not intended to be exhaustive and are not presented in any relative order of importance:

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•	the current and prospective business and economic environments in which Crescent and VantageSouth operate, including regional and local economic conditions, the continuing consolidation of the financial services industry, and the increased regulatory burdens on financial institutions;

•	the overall greater scale that will be achieved by the Merger that will better position the combined company for further growth;

•	the business, earnings, operations, financial condition, management, prospects, capital levels, and asset quality of both Crescent and VantageSouth;

•	the Special Committee’s belief that the Merger would help to diversify Crescent Bank’s loan portfolio by reducing construction and development loans, and increasing 1-to-4 family residential mortgage loans, as a percentage of Crescent Bank’s loan portfolio;

•	the Special Committee’s beliefs with respect to the compatibility of the business and cultures of Crescent Bank and VantageSouth;

•	during the second quarter of 2012, VantageSouth’s cost of funds was lower than that of Crescent Bank during the same period, which the Special Committee believed indicates that the Merger could result in lower future cost of funds for Crescent Bank;

•	VantageSouth’s balance sheet was subject to mark-to-market accounting in connection with Piedmont’s acquisitions of VantageSouth and Rowan, and, therefore, in the view of the Special Committee, created greater likelihood that the book values set forth therein were more conservatively aligned with applicable fair values;

•	the potential reversal of a $3.9 million VantageSouth deferred tax allowance after the Merger, potentially within the first year following the Merger, which could result in recognition of a $3.9 million deferred tax asset for Crescent after the Merger;

•	the Special Committee's beliefs with respect to VantageSouth's capabilities as a U.S. Small Business Administration lender and potential future earnings associated with such lending;

•	the belief of the Special Committee that the Merger may result in cost savings, including through the elimination of the costs associated with separate corporate existence (and therefore the need for separate financial statements) of VantageSouth and Crescent Bank;

•	the belief of the Special Committee that combining the two companies presents potential opportunities to realize operational, marketing and other synergies resulting from the transaction;

•	the views of the Special Committee as to the likelihood that the regulatory approvals necessary to complete the transaction would be obtained;

•	the fact that Crescent Bank’s regulators have encouraged the Merger and the belief of the Special Committee that completing the Merger could help to facilitate regulatory approvals of potential future acquisitions;

•	the belief of the Special Committee that the pro forma capital ratios of Crescent are expected to provide flexibility to allow Crescent to continue to grow through acquisitions;

•	our common stock price as a multiple of tangible book value exceeds that of certain peer averages reviewed by the Special Committee;

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•	if the volume-weighted-average price of our common stock during the relevant measurement period is less than $4.75 per share, the exchange ratio does not further adjust and the value of the consideration to be issued by Crescent to VantageSouth’s shareholders will decrease;

•	the terms and conditions of the Piedmont voting agreement, including Piedmont's agreement that Piedmont will not effectuate a short-form merger with Crescent without the approval of a Special Committee of disinterested directors at any time at which Piedmont would not have been able to complete a short-form merger with Crescent but for the shares of Crescent common stock received as consideration from the Merger and Piedmont’s agreement to vote in favor of the transaction;

•	the financial analysis prepared by Sandler O'Neill, Crescent's financial advisor, and the opinion delivered to the Special Committee by Sandler O’Neill, to the effect that, as of August 9, 2012, the exchange ratio was fair, from a financial point of view, to Crescent;

•	the terms of the VSB Agreement, including the requirement that holders of a majority of the shares of our common stock (other than the shares owned by Piedmont and its affiliates) must approve the issuance of our shares of common stock pursuant to the Merger, the price of VantageSouth implied by the exchange ratio, as well as the fact that the terms were better than those initially proposed by Piedmont and VantageSouth, and, in the Special Committee's view, represented the best transaction the Special Committee would obtain with respect to an acquisition of VantageSouth;

•	the views of the Special Committee as to the potential pro forma impact of the Merger on the future profitability and earnings per share of Crescent; and

•	the Special Committee’s opinion with respect to the absence of viable, more attractive alternative transactions, including potential alternative transactions involving VantageSouth and Piedmont and potential alternative transactions not involving VantageSouth or Piedmont, including share repurchases or special dividends, notwithstanding the Special Committee’s consideration of alternatives.

The Special Committee also considered a variety of risks and other potentially negative factors concerning the transaction, including the following, which are not intended to be exhaustive and are not presented in any relative order of importance:

•	if the volume-weighted-average price of our common stock during the relevant measuring period is greater than $5.25 per share, the exchange ratio does not further adjust and the value of the consideration to be issued by Crescent to VantageSouth’s shareholders will increase;

•	Piedmont's overall ownership of our common stock will increase from approximately 88% to approximately 90% as a result of the Merger;

•	the historical performance of VantageSouth (including Rowan), including a number of factors that have negatively impacted historical net earnings at VantageSouth (including Rowan)

•	the limited operating history of VantageSouth since the merger of Rowan into VantageSouth in February of 2012 and the potential for integration or operating expenses and challenges associated with Rowan;

•	the costs of effectuating the Merger and integrating the operations of Crescent Bank and VantageSouth, including the potential for a payment to the current chief financial officer of VantageSouth if such officer is terminated, or terminates her employment, under certain circumstances within a year following a change of control, although VantageSouth does not believe that the Merger would constitute a change of control for purposes of employment contracts between VantageSouth and certain of its executive officers.

•	VantageSouth’s earnings associated with U.S. Small Business Administration lending and regulatory risks associated with such lending;

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•	the risk that the estimated pre-tax cost savings will not be achieved; and

•	Crescent may incur significant risks and costs if the transaction is not completed for any reason.

In addition, the Special Committee was aware of and considered the interests that Piedmont and the Company’s directors and officers may have with respect to the Merger that differ from, or are in addition to, their interests as stockholders of the Company generally, as described in “The Merger — Interests of Certain Persons in the Merger; Our Current Relationship with Piedmont and VantageSouth” beginning on page [ ]. The Special Committee also considered the amount of Piedmont's aggregate investment and investment-related expenses with respect to VantageSouth (which sums include Piedmont’s investment in Rowan), including Piedmont's investment-related expenses such as legal fees, due diligence, VantageSouth-related administrative expenses of Piedmont, and other expenses related to Piedmont's investment in VantageSouth. The Special Committee also considered the potential benefits to Crescent of Crescent and VantageSouth remaining separate entities. The Special Committee realized that there can be no assurance about future results, including results expected or considered in the factors listed above. However, the Special Committee concluded that the potential positive factors outweighed the potential risks of completing the Merger.

This discussion of the information, factors and beliefs considered by the Special Committee is not intended to be exhaustive, but addresses the major information and factors considered by the Special Committee in its consideration of the Merger and the other transactions contemplated by the VSB Agreement. In reaching its conclusion, the Special Committee did not find it practical to assign, and did not assign, any relative or specific weight to the different factors that were considered, and individual members of the Special Committee may have given different weight to different factors. It should be noted that the explanation of the reasoning of the Special Committee and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page [   ] and the “Risk Factors” section beginning on p. [    ].

Factors Considered by the Board

Additional information relating to the determinations of the Special Committee and the Board with respect to the fairness of the transactions contemplated by the VSB Agreement is found above in the section titled “Recommendations of the Special Committee and Our Board of Directors” beginning on p. [    ]. Our board of directors formed the Special Committee of disinterested directors to evaluate and, if appropriate, negotiate the proposed Merger. The Special Committee retained its own legal counsel, obtained financial advice and a fairness opinion from an independent investment bank, and negotiated the terms of the Merger with Piedmont. Following the unanimous recommendation of the Special Committee that the Merger and the associated transactions are advisable, fair to, and in the best interests of Crescent and our stockholders unaffiliated with Piedmont, our board of directors unanimously adopted the recommendations of the Special Committee, approved the Merger, the VSB Agreement, and the transactions contemplated thereby, and recommended that our stockholders vote “FOR” the issuance of the Shares pursuant to the Merger, as described in this proxy.

In the course of reaching its recommendation to the stockholders to vote in favor of the proposed issuance of the Shares pursuant to the Merger, the Board relied solely on the recommendations of the Special Committee as to whether the terms of the proposed transaction set forth in the VSB Agreement were fair to, and in the best interest of, Crescent and our stockholders other than Piedmont and its affiliates. In addition to the recommendations of the Special Committee, the Board also considered a variety of other factors relating to the proposed transaction, including, but not limited to:

•	combining VantageSouth and Crescent will reduce risk associated with operating parallel banks with differing operating systems, interest rate risk tolerances and loan and investment portfolios;

•	the Merger will allow the combined institution to reduce regulatory and corporate governance risk associated with managing parallel banks that are examined separately by federal and state regulators;

•	reducing overhead and fully integrating the operations of VantageSouth and Crescent will better position us to pursue new opportunities to expand, whether through whole-bank acquisitions, targeted investments, de novo branching or acquisitions of certain branch networks, all of which are key aspects of our business plan;

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•	the Merger will allow the combined banks to establish common branding and product offerings to enhance revenues and customer loyalty;

•	combining VantageSouth and Crescent will allow the banks to combine onto a single operating platform that will minimize expense associated with the parallel clearing and account management systems currently employed by the banks;

•	while there is already significant overlap among the boards of directors and management teams of each of VantageSouth and Crescent presently, the Merger would remove additional expense associated with maintaining separate boards of directors and management teams at each of the banks;

•	our federal and state bank regulators have encouraged us to merge VantageSouth and Crescent in order to simplify our operations and to reduce operating risk; and

•	the Merger would diversify the geographic scope of our loan portfolio across the market area of the combined banks.

In considering whether to approve the VSB Agreement and recommend the issuance of the Shares pursuant to the Merger to the stockholders, the Board also considered potential risks associated with a combination of Crescent and VantageSouth. In particular, should we be unable to integrate the operations of the two banks successfully, or if the FDIC or the Commissioner fail to provide regulatory approval for the Merger, we may recognize additional operating expense or operating risk as a result. Further, the issuance of the Shares pursuant to the Merger increases Piedmont’s ownership of us, and will result in a dilution of our existing stockholders. Additional discussion of the risks associated with the Merger and the combined banks following the Merger that were considered by the Board in its consideration of the VSB Agreement and the Merger is provided in the “Risk Factors” section beginning on p. [ ].

Recommendations of the Special Committee and Our Board of Directors

After consideration of a variety of factors, including the positive and negative factors described under the heading “The Merger – Our Reasons for the Merger,” on August 9, 2012, the Special Committee unanimously recommended that the Crescent Board of Directors (i) approve the Merger and the related transactions, including the issuance of the Shares, and (ii) recommend that the stockholders approve the issuance of the Shares. In particular, the Special Committee unanimously:

•	determined that the terms of the Merger are advisable, fair to and in the best interests of the Company and our stockholders other than Piedmont and stockholders affiliated with Piedmont;

•	recommended that the Crescent Board of Directors approve and declare advisable the VSB Agreement and the transactions contemplated thereby, including the Merger; and

•	recommended that the Crescent Board of Directors recommend approval of the issuance of the Shares pursuant to the Merger to our stockholders.

Having received the recommendation of the Special Committee, and, for reasons including those described above under the heading “The Merger – Our Reasons for the Merger,” on August 10, 2012, the Crescent Board of Directors unanimously approved the VSB Agreement and the related transactions, including the issuance of the Shares, and recommended that our stockholders vote in favor of approving the issuance of the Shares in the Merger. In particular, the Crescent Board unanimously:

•	determined, based solely on the recommendation of the Special Committee, that the terms of the Merger are advisable, fair to and in the best interests of the Company and our stockholders not affiliated with Piedmont;

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•	approved the Merger and related transactions, and authorized us to enter into the VSB Agreement; and

•	recommended that our stockholders approve the issuance of the Shares in connection with the acquisition of VantageSouth.

The Crescent Board of Directors unanimously recommends that you vote FOR the issuance of the Shares.

Opinion of the Financial Advisor for the Special Committee of Crescent Financial Bancshares, Inc.

By letter dated July 24, 2012, the Special Committee retained Sandler O’Neill to act as its financial advisor in connection with Crescent's consideration of a possible business combination involving Crescent and VantageSouth. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O’Neill has acted as financial advisor to the Special Committee of the Board of Directors of Crescent in connection with the proposed transaction and participated in certain of the negotiations leading to the execution of the VSB Agreement, dated as of August 10, 2012. At a meeting of the Special Committee on August 9, 2012, the Special Committee reviewed the VSB Agreement and Sandler O’Neill delivered to the Special Committee its oral opinion, followed by delivery of its written opinion, that, as of such date, the exchange ratio of the Merger was fair to Crescent from a financial point of view (the “Opinion”). The full text of the Opinion is attached as Annex D to this proxy statement. The Opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the Opinion set forth below is qualified in its entirety by reference to the Opinion. Crescent stockholders are urged to read the entire Opinion carefully in connection with their consideration of the Merger.

The Opinion speaks only as of the date of the Opinion. The Opinion was directed to the Special Committee and is directed only to the fairness of the exchange ratio of the Merger from a financial point of view. It does not address the underlying business decision of Crescent to engage in the Merger or any other aspect of the Merger and is not a recommendation to any Crescent stockholder as to how such stockholder should vote at the special meeting with respect to the issuance of the Shares pursuant to the VSB Agreement or any other matter.

In connection with rendering its opinion on August 9, 2012, Sandler O’Neill reviewed and considered, among other things:

(1)	the VSB Agreement;

(2)	certain publicly available financial statements and other historical financial information of Crescent that Sandler O’Neill deemed relevant;

(3)	certain publicly available financial statements and other historical financial information of VantageSouth that Sandler O’Neill deemed relevant;

(4)	certain internal financial projections for Crescent Bank for the years ending December 31, 2012 through 2015 as provided by senior management of Crescent;

(5)	certain internal financial projections for VantageSouth for the years ending December 31, 2012 through 2015 as provided by senior management of Piedmont;

(6)	the pro forma financial impact of the Merger on Crescent based on assumptions relating to transaction expenses, cost savings and other synergies as determined by the senior management of Crescent;

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(7)	a comparison of certain financial information for Crescent and VantageSouth with similar institutions for which information is publicly available;

(8)	the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

(9)	the current market environment generally and the banking environment in particular; and

(10)	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of senior management of Crescent the business, financial condition, results of operations and prospects of Crescent and held similar discussions with certain members of senior management of Piedmont regarding the business, financial condition, results of operations and prospects of VantageSouth.

In performing its review, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to Sandler O’Neill from public sources, that was provided to Sandler O’Neill by Crescent and Piedmont or their respective representatives or that was otherwise reviewed by Sandler O’Neill and assumed such accuracy and completeness for purposes of rendering its opinion. Sandler O’Neill further relied on the assurances of the respective managements of Crescent and Piedmont that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Sandler O’Neill has not been asked to and has not undertaken an independent verification of any of such information and does not assume any responsibility or liability for the accuracy or completeness thereof. Sandler O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Crescent and VantageSouth or any of their respective subsidiaries. Sandler O’Neill renders no opinion or evaluation on the collectability of any assets or the future performance of any loans of Crescent and VantageSouth. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of Crescent and VantageSouth, or the combined entity after the Merger and it has not reviewed any individual credit files relating to Crescent and VantageSouth. Sandler O’Neill assumed, with Crescent’s consent, that the respective allowances for loan losses for both Crescent and VantageSouth are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections as provided by the respective senior managements of Crescent and Piedmont. Sandler O’Neill also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were prepared by and/or reviewed with the senior management of Crescent. With respect to those projections, estimates and judgments, the respective managements of Crescent and Piedmont confirmed to Sandler O’Neill that those projections, estimates and judgments reflected the best currently available estimates and judgments of those respective managements of the future financial performance of Crescent and VantageSouth, respectively, and Sandler O’Neill assumed that such performance would be achieved. Sandler O’Neill expresses no opinion as to such estimates or the assumptions on which they are based. Sandler O’Neill also assumed that there has been no material change in Crescent’s and VantageSouth’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to Sandler O’Neill. Sandler O’Neill assumed in all respects material to its analysis that Crescent and VantageSouth will remain as going concerns for all periods relevant to its analyses, that all of the representations and warranties contained in the VSB Agreement and all other agreements related thereto are true and correct, that each party to the VSB Agreement will perform all of the covenants required to be performed by such party under the VSB Agreement and that the conditions precedent in the VSB Agreement are not waived. Finally, with the consent of Crescent, Sandler O’Neill relied upon the advice that Crescent has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the VSB Agreement.

The Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date thereof. Events occurring after the date thereof could materially affect the Opinion. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof.

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The Opinion was directed to the Special Committee of Crescent in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of either Crescent or VantageSouth as to how any such stockholder should vote at any meeting of stockholders called to consider and vote upon issuance of the Shares pursuant to the VSB Agreement. The Opinion is directed only to the fairness, from a financial point of view, of the exchange ratio to Crescent and does not address the underlying business decision of Crescent to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for Crescent or the effect of any other transaction in which Crescent might engage. The Opinion shall not be reproduced or used for any other purposes, without Sandler O'Neill’s prior written consent. The Opinion was approved by Sandler O’Neill’s fairness opinion committee. Sandler O’Neill has consented to inclusion of the Opinion and a summary thereof in this proxy statement. Sandler O’Neill does not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any officer, director, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other stockholder.

In rendering its August 9, 2012 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but is not a complete description of all the analyses underlying the Opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support the Opinion; rather Sandler O’Neill made its determination as to the fairness of the exchange ratio on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying the Opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to Crescent or VantageSouth and no transaction is identical to the Merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Crescent or VantageSouth and the companies to which they are being compared.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Crescent, VantageSouth and Sandler O’Neill. The analysis performed by Sandler O’Neill is not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering the Opinion and provided such analyses to the Special Committee at the August 9, 2012 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of Crescent’s common stock or the prices at which Crescent’s common stock may be sold at any time. The analysis and the Opinion of Sandler O’Neill was among a number of factors taken into consideration by the Special Committee in making its determination to recommend the approval of the VSB Agreement and the analyses described below should not be viewed as determinative of the decision the Special Committee or management with respect to the fairness of the exchange ratio of the Merger.

At the August 9, 2012 meeting of the Special Committee, Sandler O’Neill presented certain financial analyses of the Merger. The summary below is not a complete description of the analyses underlying the Opinion or the presentation made by Sandler O’Neill to the Special Committee, but is instead a summary of the material analyses performed and presented in connection with the Opinion.

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Summary of Proposal

Sandler O’Neill reviewed the financial terms of the proposed transaction. Each share of VantageSouth common stock issued and outstanding immediately prior to the Merger will be converted into shares of Crescent common stock equal to a specified exchange ratio based on a volume-weighted average stock price for Crescent common stock during the thirty trading days preceding the date that is four business days before the closing of the Merger. The exchange ratio will be 4.8204 if the volume-weighted average Crescent stock price during the measurement period is at or above $5.25. If the volume-weighted average Crescent stock price during the measurement period is at or below $4.75, then the exchange ratio will be 5.3278. If the volume-weighted average Crescent stock price during the measurement period is below $5.25 but above $4.75, then the exchange ratio will be equal to $25.307 divided by a number equal to the volume-weighted average Crescent stock price during the measurement period. The aggregate transaction value of approximately $35.0 million is based upon a price per share of $25.31 and 1,382,961 shares of VantageSouth common stock outstanding. Based upon financial information as or for the quarter ended June 30, 2012, Sandler O’Neill calculated the following transaction ratios:

Transaction Value / Book Value:	128%
Transaction Value / Tangible Book Value:	151%
Transaction Value / Last Twelve Months Earnings Per Share:	NM
Core Deposit Premium:	6.5%

VantageSouth - Comparable Company Analysis

Sandler O’Neill also used publicly available information to compare selected financial and market trading information for VantageSouth and two groups of financial institutions selected by Sandler O’Neill.

The first VantageSouth peer group, or National Group, consisted of the following selected nationwide publicly-traded commercial banks with non-performing assets to total assets less than 2.5%, tangible common equity to tangible assets greater than 8.5%, most recent quarter return on average equity greater than 7.5% and total assets between $150 million and $500 million (which financial measures Sandler O’Neill deemed to be indicative of VantageSouth's financial condition and appropriate for selecting national peers):

Bank of Akron	Hamlin Bank and Trust Company

Capital Bank of New Jersey	High Country Bancorp, Inc.

Citizens Bancorp	Hocking Valley Bancshares, Inc.

Citizens National Bancorp	Jeffersonville Bancorp

Communibanc Corporation	Luzerne National Bank Corporation

County Commerce Bank	Mauch Chunk Trust Financial Corp.

Damascus Community Bank	Minister Financial Corp.

Elmer Bancorp, Inc.	New Tripoli Bancorp, Inc.

F.S. Bancorp	Penn Bancshares, Inc.

Farmers Bank of Appomattox	Pinnacle Bancshares, Inc.

FNB, Inc.	Somerset Hills Bancorp

GNB Financial Services, Inc.	Trinity Bank, N.A.

Grand Bank Corporation	West Milton Bancorp, Inc.

The analysis compared publicly available financial information for VantageSouth and the high, low and median financial and market trading data for the National Group as of and for the last twelve months ended June 30, 2012. The table below sets forth the data for VantageSouth and the high, low and median data for the first VantageSouth peer group as of and for the last twelve months ended June 30, 2012, with pricing data as of August 7, 2012.

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	VantageSouth	National Group Median		National Group High		National Group Low
Total Assets (in millions)	$248	$255		$479		$168
Tangible Common Equity / Tangible Assets	9.51%	10.64%		16.85%		8.57%
Tier 1 Risk Based Capital Ratio	12.02%	16.55%		25.21%		10.64%

Total Risk Based Capital Ratio	12.49%	17.70%		28.03%		11.88%
Return on Average Assets	0.10%	0.95%		1.64%		0.60%
Return on Average Tangible Common Equity	1.2%	8.7%		14.2%		5.9%
Net Interest Margin	3.89%	3.98%		5.13%		3.20%
Efficiency Ratio	97.7%	66.3%		79.0%		44.7%

Loan Loss Reserves / Gross Loans	0.48%	1.48%		2.79%		0.65%
Non-Performing Assets / Total Assets	2.36%	1.08%		2.38%		0.05%
Price / Tangible Book Value	-	103%		160%		61%
Price / LTM EPS	-	11.3	x	17.3	x	1.6	x
Current Dividend Yield	-	3.6	x	5.8	x	0.0	x
Market Capitalization (in millions)	-	$28		$72		$13

The second VantageSouth peer group, or Regional Group, consisted of the following selected publicly-traded commercial banks headquartered in the Southeast region with non-performing assets to total assets less than 2.5%, tangible common equity to tangible assets greater than 8.5%, most recent quarter return on average equity greater than 7.5% and total assets between $100 million and $5.0 billion (which financial measures Sandler O’Neill deemed to be indicative of VantageSouth’s financial condition and appropriate for selecting regional peers):

Bank of Southside Virginia Corporation	First Farmers and Merchants Corporation

Bank of the Ozarks, Inc.	National Bankshares, Inc.

Burke & Herbert Band & Trust Company	Pinnacle Bancshares, Inc.

Eagle Financial Services, Inc.	Southern BancShares (N.C.), Inc.

Farmers Bank of Appomattox	State Bank Financial Corporation

First Citizens Bancshares, Inc.

The analysis compared publicly available financial information for VantageSouth and the high, low and median financial and market trading data for the Regional Group as of and for the last twelve months ended June 30, 2012. The table below sets forth the data for VantageSouth and the high, low and median data for the Regional Group as of and for the last twelve months ended June 30, 2012, with pricing data as of August 7, 2012.

	VantageSouth	Regional Group Median	Regional Group High	Regional Group Low
Total Assets (in millions)	$248	$1,073	$3,765	$196
Tangible Common Equity / Tangible Assets	9.51%	11.07%	19.72%	8.71%
Tier 1 Risk Based Capital Ratio	12.02%	18.54%	32.92%	13.39%
Total Risk Based Capital Ratio	12.49%	19.37%	34.22%	14.27%
Return on Average Assets	0.10%	1.46%	2.27%	0.60%

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	VantageSouth	Regional Group Median		Regional Group High		Regional Group Low
Return on Average Equity	0.48%	10.57%		23.48%		5.78%
Net Interest Margin	3.89%	4.14%		8.02%		3.57%
Efficiency Ratio	97.7%	58.1%		72.2%		39.7%
Loan Loss Reserves / Gross Loans	0.48%	1.57%		5.14%		0.65%
Non-Performing Assets / Total Assets	2.36%	1.34%		2.40%		0.21%
Net Charge-Offs / Average Loans	0.04%	0.29%		1.91%		(0.30)%
Price / Tangible Book Value	-	125%		249%		55%
Price / LTM EPS	-	11.4	x	16.1	x	2.6	x
Price / 2013 Estimated EPS	-	13.9	x	14.7	x	11.7	x
Market Capitalization (in millions)	-	$119		$1,115		$13

Crescent Financial - Comparable Company Analysis

Sandler O’Neill also used publicly available information to compare selected financial and market trading information for Crescent and a group of financial institutions selected by Sandler O’Neill. The Crescent peer group consisted of the following selected publicly-traded commercial banks headquartered in the Southeast region with non-performing assets to total assets less than 2.5%, tangible common equity to tangible assets greater than 7.0% and total assets between $500 million and $2.0 billion (which financial measures Sandler O'Neill deemed to be indicative of Crescent’s financial condition and appropriate for selecting peers):

Access National Corporation	First Citizens Bancshares, Inc.

American National Bankshares, Inc.	First Farmers and Merchants Corporation

Auburn National Bancorporation, Inc.	Merchants & Marine Bancorp, Inc.

Bank of Southside Virginia Corporation	National Bankshares, Inc.

Chesapeake Financial Shares, Inc.	Old Point Financial Corporation

Citizens Holding Company	Virginia Heritage Bank

Eagle Financial Services, Inc.	Virginia National Bank

Fauquier Bankshares, Inc.

The analysis compared publicly available financial information for Crescent and the high, low and median financial and market trading data for the Crescent peer group as of and for the last twelve months ended June 30, 2012. The table below sets forth the data for Crescent and the high, low and median data for the Crescent peer group as of and for the last twelve months ended June 30, 2012, with pricing data as of August 7, 2012.

	Crescent	Regional Group Median	Regional Group High	Regional Group Low
Total Assets (in millions)	$820	$766	$1,291	$516
Tangible Common Equity / Tangible Assets	11.79%	9.61%	19.72%	7.18%
Tier 1 Risk Based Capital Ratio	14.22%	15.39%	32.37%	11.48%
Total Risk Based Capital Ratio	15.61%	16.65%	33.56%	12.58%
Return on Average Assets	(0.34)%	0.97%	1.73%	0.42%
Return on Average Equity	(2.49)%	9.25%	16.36%	4.23%
Net Interest Margin	3.64%	3.92%	4.74%	3.03%
Efficiency Ratio	91.5%	64.4%	83.9%	39.7%
Loan Loss Reserves / Gross Loans	0.41%	1.63%	2.47%	1.27%

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	Crescent	Regional Group Median		Regional Group High		Regional Group Low

Non-Performing Assets / Assets	0.66%	1.89%		2.46%		0.48%
Net Charge-Offs / Average Loans	0.46%	0.30%		1.63%		(0.30)%
Price / Tangible Book Value	164%	108%		158%		60%
Price / LTM EPS	NM	12.0	x	16.1	x	6.3	x
Price / 2013 Estimated EPS	NA	11.9	x	13.1	x	11.7	x
Market Capitalization (in millions)	$153.6	$78.3		$205.8		$40.4

Crescent Financial – Stock Price Performance

Sandler O’Neill reviewed the history of the publicly reported trading prices of Crescent’s common stock for the one-year period ended August 8, 2012. Sandler O’Neill also reviewed the history of the publicly reported trading prices of Crescent’s common stock for the three-year period ended August 8, 2012. Sandler O’Neill then compared the relationship between the movements in the price of Crescent’s common stock against the movements in the prices of the NASDAQ Bank Index and the S&P 500 Index.

Crescent One Year Stock Performance

	Beginning Index Value August 8, 2011	Ending Index Value August 8, 2012
Crescent	100.0%	137.7%
NASDAQ Bank Index	100.0%	123.1%
S&P 500 Index	100.0%	125.3%

Crescent Three Year Stock Performance

	Beginning Index Value August 8, 2009	Ending Index Value August 8, 2012

Crescent	100.0%	122.7%
NASDAQ Bank Index	100.0%	102.4%
S&P 500 Index	100.0%	138.8%

VantageSouth – Net Present Value Analysis

Sandler O'Neill performed an analysis that estimated the present value of VantageSouth through December 31, 2015.

Sandler O’Neill based the analysis on VantageSouth’s projected earnings stream as derived from the internal financial projections provided by Piedmont management for the years ending December 31, 2012 through 2015.

To approximate the terminal value of VantageSouth’s common stock at December 31, 2015, Sandler O’Neill applied price to forward earnings multiples of 8.0x to 16.0x and multiples of tangible book value ranging from 75% to 175%. The income streams and terminal values were then discounted to present values using different discount rates ranging from 10.4% to 16.4%, which were selected to reflect different assumptions regarding desired rates of return to holders of VantageSouth common stock.

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Aggregate Earnings Multiples

Discount Rate	8.0x	10.0x	12.0x	14.0x	16.0x
10.4%	$36,731	$44,314	$51,897	$59,480	$67,063
11.4%	$35,655	$43,002	$50,349	$57,697	$65,044
12.4%	$34,620	$41,741	$48,862	$55,983	$63,104
13.4%	$33,625	$40,528	$47,432	$54,335	$61,239
14.4%	$32,667	$39,362	$46,057	$52,751	$59,446
15.4%	$31,746	$38,240	$44,733	$51,227	$57,721
16.4%	$30,859	$37,160	$43,460	$49,761	$56,061

Aggregate Tangible Book Value Multiples

Discount Rate	75%	100%	125%	150%	175%
10.4%	$25,209	$31,479	$37,749	$44,019	$50,288
11.4%	$24,491	$30,566	$36,641	$42,716	$48,791
12.4%	$23,800	$29,687	$35,575	$41,463	$47,351
13.4%	$23,135	$28,843	$34,551	$40,259	$45,967
14.4%	$22,495	$28,030	$33,566	$39,101	$44,636
15.4%	$21,879	$27,248	$32,617	$37,987	$43,356
16.4%	$21,286	$26,495	$31,705	$36,914	$42,123

Sandler O’Neill also considered and discussed with the Special Committee of Crescent how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming VantageSouth net income varied from 30% above projections to 30% below projections. This analysis resulted in the following reference ranges of indicated aggregate values for VantageSouth common stock, using a discount rate of 13.37%, which was calculated using the Ibbotson methodology and based on a 10 Year Treasury Bond rate of 1.58%, two-year beta of stock of 100.0%, equity risk premium of 5.70%, size premium of 3.89% and industry premium of 2.20%:

Aggregate Earnings Multiples

Annual Budget Variance	8.0x	10.0x	12.0x	14.0x	16.0x
(30.0)%	$25,340	$30,173	$35,005	$39,838	$44,670
(20.0)%	$28,102	$33,625	$39,148	$44,670	$50,193
(10.0)%	$30,863	$37,077	$43,290	$49,503	$55,716
(0.0)%	$33,625	$40,528	$47,432	$54,335	$61,239
10.0%	$36,386	$43,980	$51,574	$59,168	$66,762
20.0%	$39,148	$47,432	$55,716	$64,000	$72,285
30.0%	$41,909	$50,884	$59,858	$68,333	$77,807

Crescent – Net Present Value Analysis

Sandler O'Neill performed an analysis that estimated the present value of Crescent through December 31, 2015.

Sandler O’Neill based the analysis on Crescent’s projected earnings stream as derived from the internal financial projections provided by Crescent management for the years ending December 31, 2012 through 2015.

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To approximate the terminal value of Crescent’s common stock at December 31, 2015, Sandler O’Neill applied price to forward earnings multiples of 8.0x to 18.0x and multiples of tangible book value ranging from 75% to 200%. The income streams and terminal values were then discounted to present values using different discount rates ranging from 10.4% to 16.4%, which were selected to reflect different assumptions regarding desired rates of return to holders of Crescent common stock.

Earnings Per Share Multiples

Discount Rate	8.0x	10.0x	12.0x	14.0x	16.0x	18.0x
10.4%	$1.93	$2.36	$2.79	$3.22	$3.65	$4.07
11.4%	$1.88	$2.29	$2.71	$3.12	$3.53	$3.95
12.4%	$1.82	$2.22	$2.62	$3.03	$3.43	$3.83
13.4%	$1.77	$2.15	$2.54	$2.93	$3.32	$3.71
14.4%	$1.71	$2.09	$2.47	$2.85	$3.22	$3.60
15.4%	$1.66	$2.03	$2.40	$2.76	$3.13	$3.50
16.4%	$1.61	$1.97	$2.33	$2.68	$3.04	$3.39

Tangible Book Value Per Share Multiples

Discount Rate	75%	100%	125%	150%	175%	200%
10.4%	$2.14	$2.78	$3.42	$4.06	$4.70	$5.34
11.4%	$2.08	$2.70	$3.32	$3.94	$4.56	$5.18
12.4%	$2.02	$2.62	$3.22	$3.82	$4.42	$5.02
13.4%	$1.95	$2.54	$3.12	$3.70	$4.29	$4.87
14.4%	$1.90	$2.46	$3.03	$3.59	$4.16	$4.72
15.4%	$1.84	$2.39	$2.94	$3.49	$4.03	$4.58
16.4%	$1.79	$2.32	$2.85	$3.38	$3.91	$4.45

Sandler O’Neill also considered and discussed with the Special Committee of Crescent how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming Crescent net income varied from 30% above projections to 30% below projections. This analysis resulted in the following reference ranges of indicated per share values for Crescent common stock, using a discount rate of 13.37%, which was calculated using the Ibbotson methodology and based on a 10 Year Treasury Bond rate of 1.58%, two-year beta of stock of 100.0%, equity risk premium of 5.70%, size premium of 3.89% and industry premium of 2.20%:

Earnings Per Share Multiples

Annual Budget Variance	8.0x	10.0x	12.0x	14.0x	16.0x	18.0x
(30.0)%	$1.30	$1.57	$1.84	$2.12	$2.39	$2.66
(20.0)%	$1.45	$1.77	$2.08	$2.39	$2.70	$3.01
(10.0)%	$1.61	$1.96	$2.31	$2.66	$3.01	$3.36
0.0%	$1.77	$2.15	$2.54	$2.93	$3.32	$3.71
10.0%	$1.92	$2.35	$2.78	$3.21	$3.64	$4.06
20.0%	$2.08	$2.54	$3.01	$3.48	$3.95	$4.42
30.0%	$2.23	$2.74	$3.25	$3.75	$4.26	$4.77

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Analysis of Selected Merger Transactions

Sandler O’Neill reviewed two sets of comparable mergers and acquisitions. The first set of mergers and acquisitions, or the National Transaction Group, included the following selected 18 transactions announced from January 1, 2011 through August 7, 2012 involving nationwide public banks with announced transaction values between $15 million and $55 million where the selling bank’s non-performing assets to total assets was less than 3.0% at announcement:

Date Announced	Acquiror	Target

08/01/12	New Hampshire Thrift Bancshares	Nashua Bank

04/26/12	Prosperity Bancshares Inc.	Community National Bank

03/29/12	S&T Bancorp Inc.	Gateway Bank of Pennsylvania

03/25/12	FNB Bancorp	Oceanic Bank Holding Inc.

03/23/12	SKBHC Holdings LLC	Security Business Bancorp

03/21/12	Commerce Bancshares Corp.	Mercantile Capital Corp.

03/01/12	First Community Bancshares Inc.	Peoples Bank of Virginia

01/17/12	Provident New York Bancorp	Gotham Bank

12/08/11	California United Bank	Premier Commercial Bancorp

11/16/11	NBT Bancorp Inc.	Hampshire First Bank

10/10/11	First Financial Corp.	Freestar Bank NA

09/14/11	S&T Bancorp Inc.	Mainline Bancorp Inc.

09/14/11	AltaPacific Bancorp	Stellar Business Bank

09/08/11	Goering Management Co.	Home State Bancshares Inc.

08/30/11	First PacTrust Bancorp Inc.	Beach Business Bank

08/29/11	MidSouth Bancorp Inc.	First Louisiana National Bank

06/22/11	American State Bancshares Inc.	Rose Hill Bancorp Inc.

03/10/11	Grandpoint Capital Inc.	Orange Community Bancorp

Sandler O’Neill presented the analysis on this group of transactions because Sandler O’Neill believed that they were representative of all bank transactions nationwide for the time period mentioned. Sandler O’Neill reviewed the following multiples: transaction price to book value, transaction price to tangible book value, transaction price to last twelve months’ earnings per share and core deposit premium. As illustrated in the following table, Sandler O’Neill compared the proposed merger multiples to the high, low and median multiples of these comparable transactions.

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	VantageSouth / Crescent	HP Transactions Group Median		HP Transactions Group High		HP Transactions Group Low
Transaction Value / Book Value	128%	135%		194%		86%
Transaction Value / Tangible Book Value	151%	135%		194%		86%
Transaction Value / Last Twelve Months Earnings Per Share	NM	25.2	x	30.0	x	11.8	x
Core Deposit Premium	6.5%	5.0%		10.2%		(8.0)%

The second set of mergers and acquisitions, or High Performing Transactions Group, included the following selected 12 transactions announced from January 1, 2008 through August 7, 2012 involving nationwide public banks, excluding tax-free S-Corporations, where the selling bank at announcement had total assets of less than $500 million, return on average assets was greater than 1.0% in the quarter prior to announcement and return on average equity was greater than 10.0% in the quarter prior to announcement:

Date Announced	Acquiror	Target

03/21/12	Commerce Bancshares Corp.	Mercantile Capital Corp.

06/22/11	American State Bancshares Inc.	Rose Hill Bancorp Inc.

11/18/10	Frontier Management LLC	Arsebeco Inc.

06/09/10	Austin Bancorp Inc.	Frankston Bancorp Inc.

05/12/10	HCBF Holding Company Inc.	First B&TC of Indiantown

05/05/09	Foothills Bank	Yuma Community Bank

12/31/08	Farmers & Merchants Bancshares Inc.	Lee County Bancshares Inc.

09/15/08	First Bancshares of Stevenson Inc.	F&M Bancorporation

08/13/08	First Artesia Bancshares Inc.	Amfin Holding Company

06/17/08	NATCOM Bancshares Inc.	Superior Bancorporation Ltd.

05/23/08	Pinnacle Bancorp Inc.	First Azle Bancshares Inc.

02/07/08	Prosperity Bancshares Inc.	1st Choice Bancorp Inc.

Sandler O’Neill deemed these transactions to be most reflective of the proposed VantageSouth and Crescent combination as VantageSouth had performance indicators similar to those of many of the high performing banks involved in these transactions. Sandler O’Neill reviewed the following multiples: transaction price to book value, transaction price to tangible book value, transaction price to last twelve months’ earnings per share and core deposit premium. As illustrated in the following table, Sandler O’Neill compared the proposed merger multiples to the high, low and median multiples of these comparable transactions.

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	VantageSouth / Crescent	HP Transactions Group Median		HP Transactions Group High		HP Transactions Group Low
Transaction Value / Book Value	128%	158%		346%		142%
Transaction Value / Tangible Book Value	151%	161%		365%		142%
Transaction Value / Last Twelve Months Earnings Per Share	NM	15.7	x	18.3	x	9.3	x
Core Deposit Premium	6.5%	8.4%		38.9%		4.9%

Pro Forma Merger Analysis.  Sandler O’Neill analyzed certain potential pro forma effects of the Merger, assuming the following: (1) the Merger is completed in the fourth quarter of 2012; (2) the deal value per share is equal to a $25.31 per VantageSouth share, given a 5.0616 exchange ratio of Crescent’s common stock and a stock price of Crescent of $5.00 per share; (3) cost savings of $1.2 million on an annual basis fully phased-in in 2013; (4) one-time costs of $1.2 million pre-tax are expensed prior to close and $2.7 million pre-tax are expensed in 2013; (5) the deferred tax valuation allowance at VantageSouth reversed upon completion of the Merger in the fourth quarter of 2012, with VantageSouth having a 38% tax rate in 2013; (6) Crescent’s performance was calculated in accordance Crescent’s management’s prepared earnings projections; (7) VantageSouth’s performance was calculated in accordance Piedmont’s management’s prepared earnings projections; (8) certain accounting adjustments, including the use of pooled accounting due to common ownership of both subsidiaries; and (9) certain other assumptions pertaining to costs and expenses associated with the transaction, intangible amortization, opportunity cost of cash and other items.  The analyses indicated that, for the full years 2013 and 2014, the Merger (excluding transaction expenses) would be accretive to Crescent’s projected earnings per share and tangible book value per share.  Based upon the above assumptions, Sandler’s analysis indicated that for 2013 the Merger (excluding transaction expenses) would be approximately 40.6% accretive to Crescent's projected earnings per share and approximately 2.6% accretive to Crescent’s projected tangible book value per share, and that for 2014 the Merger (excluding transaction expenses) would be approximately 116.3% accretive to Crescent’s projected earnings per share and approximately 7.5% accretive to Crescent’s projected tangible book value per share.  The actual results achieved by the combined company may vary from projected results and the variations may be material.

Sandler O’Neill’s Compensation and Other Relationships

Sandler O’Neill has acted as financial advisor to the Special Committee in connection with the Merger. The Special Committee agreed to pay Sandler O’Neill a transaction fee of $100,000, $50,000 of which was payable at the execution of the engagement letter and the remainder due upon the rendering of its fairness opinion to the Special Committee. Crescent has also agreed to reimburse Sandler O’Neill for its reasonable out-of-pocket expenses, up to $25,000, and to indemnify Sandler O’Neill against certain liabilities arising out of its engagement, including liabilities under federal securities laws. Sandler O’Neill’s fairness opinion was approved by Sandler O’Neill’s fairness opinion committee.

In the ordinary course of their respective broker and dealer businesses, Sandler O’Neill may purchase securities from and sell securities to Crescent and VantageSouth and their affiliates. Sandler O’Neill may also actively trade the debt and/or equity securities of Crescent and VantageSouth or their affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

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Interests of Certain Persons in the Merger; Our Current Relationship with Piedmont and VantageSouth

Piedmont holds approximately 88% of the shares of our common stock and wholly owns VantageSouth (except for directors’ qualifying shares) as of [                          ], 2012. Accordingly, it will receive shares of our common stock in connection with the Merger proportional to its ownership interests in VantageSouth. In addition, two of our directors, J. Adam Abram and A. Wellford Tabor, through their ownership of Piedmont indirectly own over 5% of VantageSouth. All of the directors of Piedmont are on the Boards of Directors of Crescent and Crescent Bank. Messrs. J. Adam Abram, David S. Brody, Alan N. Colner, Scott M. Custer, Thierry Ho, Steven J. Lerner, A. Wellford Tabor and Nicolas D. Zerbib, members of our Board and of the Board of Crescent Bank, are also directors of Piedmont. Adam Abram, Scott Custer and Steven Jones, who are directors or officers, or both, of Crescent, are on the Board of VantageSouth. Adam Abram, David Brody, Alan Colner, Scott Custer, Steven Lerner and Wellford Tabor, Members of our Board of Directors, and Jonathan Hornaday, Steven Jones and Lee Roberts, Officers of Crescent, are also stockholders of Piedmont. Scott Custer currently serves as Chairman of the Board of VantageSouth, Chief Executive Officer of Crescent Bank, President and Chief Executive Officer of Crescent, and President and Chief Executive Officer of Piedmont. Steven Jones currently serves as President and Chief Executive Officer of VantageSouth, President of Crescent Bank, and Head – Sales and Market Management for Piedmont. Other officers are employed by each of VantageSouth, Crescent Bank, Crescent and Piedmont pursuant to the Affiliate Agreement, which allocates expenses associated with shared employees and shared facilities among the Piedmont affiliates, and complies with Sections 23A and 23B of the Federal Reserve Act. Under the Affiliate Agreement, Piedmont and VantageSouth also pay a monthly fee to Crescent Bank, which includes reimbursement of a portion of the lease expense of 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina, which are Piedmont’s executive offices and space used by VantageSouth management, but which property is leased by Piedmont. In addition under the Tax Sharing Agreement between us and Piedmont, dated January 20, 2012, Crescent and Crescent Bank, on the one hand, and Piedmont and certain of its subsidiaries other than the Company, on the other hand, are responsible for and bear the cost of their respective tax obligations, calculated independently of each other. However, to the extent Piedmont and its subsidiaries benefit from the use of our and Crescent Bank’s net operating losses, such tax benefit will be paid by Piedmont and its subsidiaries to us and Crescent Bank.

Our board of directors formed the Special Committee of disinterested directors to evaluate and, if appropriate, negotiate the proposed Merger. The Special Committee retained its own legal counsel, obtained financial advice and a fairness opinion from an independent investment bank, and negotiated the terms of the Merger with Piedmont. After considering, among other things, the unanimous recommendations of the Special Committee, and relying solely on the recommendations of the Special Committee with respect to the fairness of the terms of the Merger, our board of directors has adopted the recommendations of the Special Committee, unanimously approved the Merger and related agreements and transactions, authorized us to enter into the VSB Agreement, and has unanimously recommended that Crescent stockholders vote for the issuance of the Shares pursuant to the Merger, as described in this proxy.

Merger Consideration

Pursuant to the terms of the VSB Agreement, we will issue between 6,666,425 and 7,368,140 shares of our common stock pursuant to the Merger, which represents [between 23% and 26%] of our voting shares prior to the issuance and will represent [between 19% and 21%] of our voting shares following the issuance, based on our outstanding capital stock at [                        ], 2012. Upon consummation of the Merger, Piedmont’s ownership of Crescent will increase from approximately 88% to approximately [90%].

Effective Time of the Merger

We currently expect the closing of the Merger to occur by November 30, 2012. The closing of the Merger shall occur, and the Merger shall be effective, no later than 15 days after the satisfaction or waiver of all the conditions and the obligations of Crescent and the VantageSouth shareholders to the transactions contemplated by the VSB Agreement, including approval of the issuance of the Shares by our stockholders.

Regulatory Approvals

On July 27, 2012, together with VantageSouth and Crescent Bank, we filed a preliminary Interagency Bank Merger Act application with each of the FDIC and the Commissioner. This application provides each of the FDIC and the Commissioner with an opportunity to review all aspects of the Merger, including, but not limited to, the pro forma financial condition of the combined institution on a consolidated basis, the impact of the Merger on the convenience and needs of the communities VantageSouth and Crescent Bank currently serve, as well the ability of management of the combined institution to integrate and manage the banks in a safe and sound manner in the future. As VantageSouth and Crescent Bank are affiliates, there will be no review of the proposed transaction on antitrust grounds. As part of the approval process in North Carolina, the application, following review by the Commissioner, will be subject to the approval of the full North Carolina Banking Commission at a public hearing. At this time, we, VantageSouth and Crescent Bank have not received any communication from either of these regulatory agencies indicating that the required approvals will not be obtained.

If any other governmental approvals or actions are required, we intend to try to obtain them. We cannot assure you, however, that we will be able to obtain any such approvals or actions.

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U.S. Federal Income Tax Consequences

No gain or loss will be recognized by us or by holders of shares of our common stock as a result of the Merger.

NASDAQ Listing

With respect to the shares of common stock issuable as consideration for the Merger, we will file with The NASDAQ Global Market a Notification Form for Listing Additional Shares and a Notification Form for Changes in the Number of Shares Outstanding.

Restrictions on the Resale of the Shares

The Shares issued to the VantageSouth shareholders pursuant to the Merger will not be registered under the Securities Act in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act for the issuance of shares not involving a public offering. Accordingly, SEC rules provide that the Shares may not be resold under Rule 144 of the Securities Act in the public market for at least six months after the Merger. Thereafter, under Rule 144 of the Securities Act, VantageSouth shareholders who are not our affiliates at the time of a proposed sale of our stock (and have not been affiliates for the prior 90 days) will be permitted to sell their stock without registration if they sell the stock for their own account, provided that we have made available adequate current public information concerning us. If they have held our common stock for a full year, they will be permitted to sell the stock for their own account without restrictions. VantageSouth shareholders who are our affiliates (or who have been affiliates within 90 days prior to a proposed resale of their shares), including Piedmont, will be permitted to sell their shares of our stock under Rule 144 if they satisfy certain requirements of Rule 144, including with respect to volume limitations, manner of sale and the filing of a Form 144 with the SEC, and further provided that we have made available adequate current public information concerning us.

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THE VSB AGREEMENT

The following is a summary of the material terms of the VSB Agreement, which is attached as Annex C to this proxy statement and incorporated herein by reference. The VSB Agreement has been attached to this document to provide you with information regarding its terms. The VSB Agreement is not intended to provide any other factual information about us, Piedmont or VantageSouth. The following description does not purport to be complete and is qualified in its entirety by reference to the VSB Agreement. You should refer to the full text of the VSB Agreement for details of the Merger and the terms and conditions of the VSB Agreement.

General

Pursuant to the VSB Agreement, we will acquire VantageSouth, by means of a merger of VantageSouth with and into our wholly owned subsidiary, Crescent Bank. The closing of the Merger will occur no later than the 15th business day after the last of the conditions to the Merger have been satisfied or waived, or at another time as the parties mutually agree. We currently expect the closing of the Merger to occur by the end of the fourth quarter of 2012. Because the Merger is subject to a number of conditions we cannot predict exactly when the closing will occur or if it will occur at all.

Merger Consideration

At the closing of the Merger, the VantageSouth shareholders will receive a minimum of 6,666,425 Shares and a maximum of 7,368,140 Shares, computed in accordance with an exchange ratio computed prior to the closing of the Merger which will be fixed based on the volume weighted average market price of our Shares on the Nasdaq Global Market during the thirty trading days preceding the date that is four business days before the closing of the Merger (the “Weighted Average Price”).

The ratio of exchange for converting each share of VantageSouth common stock into Shares (the “Exchange Ratio”) will be 4.8204 if the Weighted Average Price is at or above $5.25; if the Weighted Average Price is at or below $4.75, the Exchange Ratio will be 5.3278. If the Weighted Average Price is between $4.75 and $5.25, then the Exchange Ratio will be equal to $25.307 divided by the Weighted Average Price.

No fractional shares will be issued; cash will be paid to any VantageSouth shareholder otherwise entitled to fractional shares.

As of [ ], 2012 (the trading day before the date of this Proxy Statement), the total number of Shares that would be issued in the Merger, computed as if the Merger were to be consummated on the date of this Proxy Statement, a total of [__________] Shares would be issued with a value of $[                  ] million based on the closing market price of our common stock of $[_______] on such date. The number of Shares actually issued to the VantageSouth shareholders in the Merger will not be determined until the Merger closes.

Conditions to the Completion of the Merger

Each party’s obligation to complete the Merger is subject to the satisfaction or waiver by each of the parties, at or prior to the closing, of various conditions, which include the following:

•	the issuance of the Shares shall have been approved at the Special Meeting by at least a majority of the votes cast by the holders of our common stock;

•	the issuance of the Shares shall have also been approved at the Special Meeting by the affirmative vote of the holders of a majority of the outstanding shares of our common stock, excluding shares owned by Piedmont, any officer of VantageSouth, Crescent or Crescent Bank or any director of VantageSouth or Piedmont, provided that neither we nor VantageSouth is permitted to waive compliance with this closing condition;

•	all regulatory consents, approvals, authorizations, applications, registrations and filings, including with the FDIC and the Commissioner, shall have been obtained and shall remain in full force and effect or, in the case of waiting periods, shall have expired or been terminated, provided we are not required to take any action or agree to any condition or restrictions in connection with obtaining such regulatory consents, approvals and authorizations that would reasonably be expected to have a material adverse effect on Crescent Bank following the closing;

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•	no order, injunction, decree or judgment issued by any court or governmental body or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal consummation of the Merger;

•	the Shares shall have been approved for listing on The NASDAQ Global Market, subject to official notice of issuance; and

•	the material consent or approval of each person (other than the regulatory approvals or consents referred to above) whose consent or approval shall be required to consummate the Merger shall have been obtained, except those consents and approvals the absence of which would not, individually or in the aggregate, have a material adverse effect on Crescent Bank.

Our obligation to complete the Merger is subject to the satisfaction or waiver, at or prior to the closing, of various additional conditions, which include the following:

•	the representations and warranties of VantageSouth in the VSB Agreement will be true and correct in all material respects as of the date of the closing as though made as of the date of the closing, except to the extent such representations and warranties speak as of a specific date, in which case, such representations and warranties shall be so true and correct as of such date, and except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect VantageSouth;

•	there shall not have occurred any event that has a material adverse effect on VantageSouth; and

•	VantageSouth will have performed in all material respects all obligations required to be performed by it in the VSB Agreement as of or prior to the closing;

•	we and Crescent Bank shall have received a certificate signed on behalf of VantageSouth by its Chief Executive Officer or Chief Financial Officer stating that certain conditions to our and Crescent Bank’s obligations to complete the Merger have been satisfied; and

•	each of the VantageSouth shareholders will have executed the VantageSouth shareholder representations attached as an exhibit to the VSB Agreement.

The obligation of VantageSouth to complete the Merger is subject to the satisfaction or waiver, at or prior to the closing, of various additional conditions, which include the following:

•	the representations and warranties of Crescent and Crescent Bank in the VSB Agreement will be true and correct in all material respects, in each case as of the date of the closing as though made as of the date of the closing, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case, such representations and warranties will be true and correct as of such date, and except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on us;

•	we and Crescent Bank will have performed in all material respects all obligations required to be performed by us or Crescent Bank in the VSB Agreement as of or prior to the closing;

•	there shall not have occurred any event that has a material adverse effect on us; and

•	VantageSouth shall have received a certificate signed on behalf of Crescent and Crescent Bank by their Chief Executive Officer or Chief Financial Officer, respectively, stating that certain conditions to the VantageSouth obligations to complete the Merger have been satisfied.

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Voting Agreements

As part of the VSB Agreement, Piedmont has entered into a Voting Agreement (the “Piedmont Voting Agreement”) pursuant to which it has pledged to (i) vote its shares of our common stock in favor of the issuance of the Shares pursuant to the Merger, and (ii) vote its shares of VantageSouth common stock in favor of the VSB Agreement and the Merger. Under the Piedmont Voting Agreement, Piedmont also agrees that at any time it would have the ability to effect a short-form merger pursuant to Delaware law only because of the consideration exchanged as part of the Merger, Piedmont will not effect such a short-form merger without the approval and/or recommendation of a special committee of disinterested directors of Crescent.

Pursuant to the Piedmont Voting Agreement, Piedmont also pledges to not, without the prior approval of the Crescent board of directors following the recommendation of the Special Committee, and prior to the measurement date for calculating the exchange ratio for the Merger, (a) sell, encumber or otherwise dispose of their shares of our common stock, or (b) deposit any of their shares of our common stock into a voting trust, enter into a voting agreement or arrangement with respect to their shares, or grant any proxy with respect to their shares of our common stock other than to the board of directors of Crescent for the purposes of approving the issuance of Shares pursuant to the Merger. Finally, Piedmont pledges to not, without the prior approval of the Crescent board of directors following the recommendation of the Special Committee, prior to the Merger, (x) sell, encumber or otherwise dispose of their VantageSouth shares, or (y) deposit any VantageSouth shares into a voting trust, enter into a voting agreement or arrangement with respect to their shares, or grant any proxy with respect to their VantageSouth other than to the board of directors of VantageSouth for the purposes of approving the Merger.

Distinct from the Piedmont Voting Agreement, the members of the Special Committee have each entered into a voting agreement pursuant to which each will vote his or her shares of the Company’s common stock in favor of the issuance of the Shares pursuant to the Merger (each a “Special Committee Voting Agreement”). In addition, the Special Committee Voting Agreements bar members of the Special Committee, except with the prior approval of VantageSouth, from (i) selling, encumbering or otherwise disposing of their shares of Crescent prior to the record date of the special meeting, or (ii) deposit any shares of Crescent common stock into a voting trust, enter into a voting agreement or arrangement (other than the Special Committee Voting Agreement) with respect to their shares, or grant any proxy with respect to their shares of Crescent common stock other than to our board of directors for the purposes of approving the issuance of Shares pursuant to the Merger.

Conduct of Business Pending the Merger, Covenants, and Indemnification and Insurance

Conduct of Business

During the period from the date of the VSB Agreement and the effective time of the Merger, VantageSouth shall (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization and its current relationships with its customers, regulators, employees and other persons with which it has business or other relationships and (c) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of either VantageSouth or Crescent or Crescent Bank to obtain any necessary approvals of any governmental entity required for the Merger or to perform its covenants and agreements under the VSB Agreement or to consummate the Merger.

During the period from the date of the VSB Agreement and the effective time of the Merger, we and Crescent Bank shall take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of either VantageSouth or Crescent or Crescent Bank to obtain any necessary approvals of any governmental entity required for the Merger or to perform its covenants and agreements under the Merger or to consummate the Merger.

Covenants

During the period from the date of the VSB Agreement and the effective time of the Merger, VantageSouth shall not do any of the following, without the prior consent of Crescent Bank:

•	create, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, corporation or other entity, other than advances from the Federal Home Loan Bank of Atlanta and the creation of deposit liabilities in the ordinary course of business consistent with past practice;

•	incur any capital expenditures (other than capital expenditures incurred pursuant to contracts or commitments in force on the date of the VSB Agreement and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes);

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•	(i) adjust, split, combine or reclassify, or purchase, redeem or otherwise acquire, any capital stock, (ii) make, declare or pay any dividend or distribution or make any other distribution on any shares of its capital stock or redeem, purchase or otherwise acquire any securities or obligations convertible into or exchangeable for any shares of its capital stock, (iii) grant any stock appreciation rights, restricted stock units or other equity-based compensation or grant to any individual, corporation or other entity any right to acquire any shares of its capital stock, (iv) issue any additional shares of capital stock of VantageSouth or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

•	sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the VSB Agreement;

•	acquire any business entity, whether by stock purchase, merger, consolidation or otherwise, or make any other investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, limited partnership or other entity;

•	grant any VantageSouth stock options, restricted shares, awards based on the value of VantageSouth’s capital stock or other equity-based award with respect to shares of VantageSouth common stock under any of VantageSouth’s stock plans or otherwise, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

•	except as required under applicable law or the terms of any VantageSouth benefit plan existing as of the date hereof, (i) increase in any manner the compensation or benefits of any of the current or former directors, officers or employees of VantageSouth, other than increases in annual base salary at times and in amounts in the ordinary course of business consistent with past practice, (ii) pay or commit to pay any severance, bonus, retirement or retention amounts to any of the current or former directors, officers or employees of VantageSouth (iii) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any employee benefit plan or agreement or employment agreement with or for the benefit of any of the current or former directors, officers or employees of VantageSouth, (iv) accelerate the vesting or payment any compensation and/or benefits, (v) amend, extend, renew or enter into any collective bargaining agreement not in the ordinary course of business consistent with past practice under any VantageSouth benefit plan, (vi) hire or terminate the employment of any employee who would have or has targeted, respectively, total compensation of $100,000 or more, or (vii) change any actuarial or other assumptions used to calculate funding obligations with respect to any VantageSouth benefit plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by changes in GAAP;

•	settle any claim, action or proceeding other than claims, actions or proceedings in the ordinary course of business consistent with past practice involving solely money damages not in excess of $25,000 individually or $100,000 in the aggregate, or waive or release any material rights or claims other than in the ordinary course of business consistent with past practice;

•	pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction of any other liabilities in the ordinary course of business and consistent with past practice;

•	change its methods of accounting, except as required by changes in GAAP as concurred in by its independent auditors;

•	make, change or revoke any tax election, change an annual tax accounting period, adopt or change any tax accounting method, enter into any closing agreement with respect to taxes, settle any tax claim, audit, assessment or dispute or surrender any right to claim a refund of taxes;

•	adopt or implement any amendment to its articles of incorporation or its bylaws;

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•	materially restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

•	enter into, amend in any material respect or terminate any significant contract, or waive, release, compromise or assign any material rights or claims under any such contract;

•	except for loans that have previously been approved by VantageSouth prior to the date of the VSB Agreement and previously disclosed to the Special Committee, make or acquire any loan or issue a commitment (or renew or extend an existing commitment) for any loan relationship aggregating in excess of $2,000,000;

•	enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies except as required by applicable law, regulation or policies imposed by any governmental entity;

•	file any application, or otherwise take any action, to establish, relocate or terminate the operation of any banking office of VantageSouth; or

•	take any action that is intended or would be reasonably likely to result in any of the conditions to the completion of the Merger descried above not being satisfied or prevent or materially delay the consummation of the Merger, except, in every case, as may be required by applicable law.

Indemnification and Insurance

After the Merger becomes effective, subject to applicable law, Crescent Bank agrees to indemnify and hold harmless each present and former director and officer of VantageSouth and each officer or employee of VantageSouth that is serving or has served as a director or officer of another entity expressly at the request or direction of VantageSouth, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, to which such person was, is, or is threatened to be made a named defendant or respondent because such person is or was such a director or officer, arising out of matters existing or occurring at or prior to the effective time of the Merger (including the transactions contemplated by the VSB Agreement), as they are from time to time incurred, in each case to the fullest extent such person would have been indemnified or have the right to advancement of expenses pursuant to VantageSouth’s articles of incorporation and bylaws as in effect on the date of the VSB Agreement.

The parties to the Merger will collaborate with respect to purchasing and maintaining appropriate directors' and officers' liability insurance coverage after the Merger becomes effective for the benefit of directors and officers of VantageSouth who are currently covered by such insurance.

Other Agreements

Each of the parties to the VSB Agreement has agreed to use commercially reasonable efforts to:

•	take all actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger, including obtaining any third party consent which may be required to be obtained;

•	obtain any consent, authorization, order or approval of, or any exemption by, any governmental entity which is required or advisable to be obtained by VantageSouth, Parent or Crescent Bank, respectively, in connection with the Merger; and

•	promptly prepare and file all necessary documentation, and effect all applications, notices, petitions and filings (including, if required, notification under the HSR Act or any other antitrust or competition law), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the Merger, provided that we or Crescent Bank are not required to take to any action, or commit to take any action, or agree to any condition or restrictions, in connection with obtaining such permits, consents, approvals and authorizations that would reasonably be expected to have a material adverse effect on Crescent Bank following the closing.

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The parties have further agreed that:

•	VantageSouth will permit us, Crescent Bank and Crescent Bank’s officers, directors, employees, accountants, counsel, financial advisors, agents and other representatives to visit and inspect the properties of VantageSouth to examine the corporate books and records, all upon reasonable notice and at such reasonable times and as often as Crescent Bank may reasonably request.

•	We are obligated under the VSB Agreement, subject to certain conditions, to hold and convene a special meeting of our stockholders for purposes of approving the issuance of the Shares. We are required to file this proxy statement with the SEC and distribute it to our stockholders for the purpose of convening the Special Meeting and obtaining stockholder approval.

•	VantageSouth, Crescent and Crescent Bank shall consult with each other before issuing any press release or otherwise making any public statement or making any other public disclosure regarding the terms of the VSB Agreement or the Merger.

•	The proper officers and directors of each party to the Merger shall take all such necessary action as we may reasonably request to carry out the purposes of the VSB Agreement or to vest the combined entity with full title to all properties, assets, rights, approvals, immunities and franchises after the Merger becomes effective.

•	We will notify The NASDAQ Global Market of the additional shares of our common stock to be issued by us pursuant to the Merger in exchange for the shares of VantageSouth common stock.

•	Crescent Bank and VantageSouth will collaborate with respect to structuring, amending or terminating the benefit plans of Crescent Bank and VantageSouth with a view toward establishing an appropriate benefits structure for Crescent Bank employees following the Merger.

•	VantageSouth will notify the Special Committee promptly if, to VantageSouth’s knowledge, any takeover proposal is received by, any information is requested from, or any discussions or negotiations relating to a takeover proposal are sought to be initiated or continued with, VantageSouth, or its officers, directors, employees, representatives or agents.

Termination

The VSB Agreement may be terminated at any time prior to the closing, whether before or after we have obtained stockholder approval (unless indicated otherwise below):

•	by mutual written consent of VantageSouth, Crescent Bank and us;

•	by either VantageSouth or us if the closing shall not have occurred on or before March 31, 2013, provided that the right to terminate shall not be available to any party whose breach of the VSB Agreement caused the failure to consummate the Merger before such date;

•	by either VantageSouth or us, if any requisite regulatory approval shall have been denied by the relevant governmental entity and such denial has become final and nonappealable or any governmental entity of competent jurisdiction shall have issued a final, nonappealable injunction permanently enjoining or otherwise prohibiting the consummation of the Merger;

•	by VantageSouth, if we or Crescent Bank shall have breached any of our representations, warranties, covenants or agreements, which breach, individually or together with all such other then uncured breaches by us or Crescent Bank, would result in, if occurring or continuing at the closing, the failure of certain conditions to the VantageSouth obligations to complete the Merger and which is not cured within 30 days following written notice to us and Crescent Bank or by its nature or timing cannot be cured within such time period (provided that VantageSouth is not then in breach, in any material respect, of any of its material covenants or agreements contained in the VSB Agreement); or

•	by us or Crescent Bank, if VantageSouth shall have breached any of its representations, warranties, covenants or agreements contained in the VSB Agreement, which breach, individually or together with all such other then uncured breaches by VantageSouth, would result in, if occurring or continuing at the closing, the failure of certain conditions to our obligations to complete the Merger, and which is not cured within 30 days following written notice to VantageSouth or by its nature or timing cannot be cured within such time period (provided that we and Crescent Bank are not then in breach, in any material respect, of any of our material covenants or agreements contained in the VSB Agreement);

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•	by any party to the VSB Agreement in the event that the approval of the issuance of the Shares by our stockholders required by Rule 5635(a) of The NASDAQ Stock Market shall not have been obtained at the Special Meeting;

•	by us in the event our stockholders unaffiliated with Piedmont fail to approve the issuance of the Shares at the Special Meeting; or

•	by us in the event the VantageSouth shareholders shall not have approved the VSB Agreement in accordance with all applicable laws, (or VantageSouth shall have not provided us with written confirmation thereof), or shall not have executed the VantageSouth shareholder representations attached as an exhibit to the Merger Agreement, within five business days after the execution of the VSB Agreement.

Expenses and Reimbursement

Generally, all fees and expenses incurred by the parties in connection with the VSB Agreement shall be paid by the relevant party incurring such fees and expenses, whether or not the Merger is consummated.

Representations and Warranties

The VSB Agreement contains representations and warranties regarding VantageSouth relating to, among other things:

•	organization and authority;

•	capital structure;

•	authorization, due execution and delivery of the VSB Agreement;

•	regulatory consents and approvals;

•	reports;

•	financial statements;

•	absence of undisclosed liabilities;

•	absence of material changes;

•	litigation matters;

•	taxes;

•	employee benefits and related matters;

•	labor matters;

•	compliance with certain laws;

•	significant contracts;

•	agreements with regulatory agencies;

•	investment company or investment advisor;

•	derivative instruments;

•	environmental matters;

•	insurance;

•	title to property;

•	intellectual property;

•	loans;

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•	anti-takeover provisions not applicable;

•	the absence of brokerage or finders’ fees or agents’ commissions;

•	related party transactions;

•	foreign corrupt practices; and

•	no untrue statement of a material fact.

The VSB Agreement contains certain representations and warranties of Crescent and Crescent Bank relating to, among other things:

•	corporate organization and authority;

•	authorization, due execution and delivery of the VSB Agreement;

•	no untrue statement of a material fact;

•	compliance with SEC reporting obligations; and

•	the absence of brokerage or finders’ fees or agents’ commissions.

The representations and warranties of the parties to the VSB Agreement are subject to materiality and knowledge qualifiers in many respects, as well as exceptions contained in certain documents we previously filed with the SEC, the call reports VantageSouth filed with respect to any period ended on or after December 31, 2011, and the written information VantageSouth provided to the Special Committee.

The VSB Agreement, as well as this summary of its material terms, has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about us, Crescent Bank, VantageSouth or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the VSB Agreement were made by the parties thereto only for purposes of the VSB Agreement and as of specific dates; were made solely for the benefit of the parties to the VSB Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the VSB Agreement (such disclosures include information that has been included in the our public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the VSB Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of us, Crescent Bank, VantageSouth or any of each entities’ respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the VSB Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the VSB Agreement, which subsequent information may or may not be fully reflected in the our public disclosures.

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VANTAGESOUTH BUSINESS

Description of Business

VantageSouth is a North Carolina-chartered bank that was incorporated on March 2, 2006, and began operations on March 13, 2006. Its headquarters and main banking office is located in Burlington, North Carolina, and VantageSouth engages in a general, community-oriented commercial and consumer banking business. Its deposits are insured by the FDIC to the maximum amount permitted by law. Its Internet website address is www.vantagesouth.com.

On February 19, 2010, Piedmont acquired 1,768,794 shares of newly issued VantageSouth Series A Convertible Perpetual Preferred Stock (“Series A Stock”) at a price of $4.35 per share. The shares of Series A Stock were immediately convertible, on a one-for-one basis, into a like number of shares of VantageSouth common stock which would amount to approximately 62.2% of VantageSouth’s total outstanding shares of common stock.

Acquisition of Community Bank of Rowan. On February 1, 2012, VantageSouth merged with Community Bank of Rowan, a North Carolina chartered commercial bank headquartered in Salisbury, North Carolina, and with a branch located in China Grove, North Carolina (“Rowan”). At the time of this merger, Piedmont owned 100% of Rowan and approximately 62% of VantageSouth; the combination of the two banks resulted in Piedmont owning approximately 100% of VantageSouth, with VantageSouth also suspending its reporting obligations under the Securities Exchange Act of 1934. At the time of VantageSouth’s acquisition of Rowan, Rowan had approximately $145 million in assets. The resulting institution was approximately $250 million in assets following the combination of VantageSouth and Rowan.

Banking Market and Offices. VantageSouth’s main banking office is located at 708 South Church Street, Burlington, North Carolina. The telephone number of the main office is (336) 532-7500. VantageSouth also maintains four other branch offices located in the communities of Burlington, Salisbury, China Grove and Fayetteville, North Carolina. VantageSouth serves small and medium sized businesses, professional and individuals throughout its market area, which includes Alamance, Rowan, Cumberland and eastern Guilford counties, North Carolina.

Services. VantageSouth targets small and medium-sized businesses, business owners, and professionals located in its banking market. The majority of VantageSouth’s deposits and loans are derived from customers in its banking market, but VantageSouth also makes loans and has deposit relationships with individual and business customers in areas surrounding its immediate banking market. VantageSouth also periodically accepts deposits through deposit brokers as part of its funding policies and risk tolerances. VantageSouth provides most traditional commercial and consumer banking services, but its principal activities are the taking of demand and time deposits and the making of consumer and commercial loans. VantageSouth’s primary source of revenue is the interest income it derives from its lending activities. However, in addition to income from traditional banking services such as deposit accounts, VantageSouth generates fee income from other fee-based products and services it provides, including U.S. Small Business Administration loans, mortgage loans that are closed in the VantageSouth name with prior commitments to sell to third-party lenders, and investment products which are sold through an arrangement with a third party provider of those products.

Lending Activities

General. VantageSouth makes a variety of types of consumer and commercial loans to individuals and small-and medium-sized businesses for various personal, business, and agricultural purposes, including term and installment loans, equity lines of credit, and overdraft checking credit. For financial reporting purposes, its loan portfolio generally is divided into real estate loans (including home equity lines of credit), commercial loans, and consumer loans. VantageSouth also originates a significant volume of commercial loans to qualified small businesses that are guaranteed by the U.S. Small Business Administration. VantageSouth makes credit card services available to its customers through a correspondent bank.

Real Estate Secured Loans. VantageSouth’s real estate loan classification includes all loans secured by real estate. Some of these loans are made to purchase, construct, improve, or develop residential or commercial real estate. However, many of VantageSouth’s real estate secured loans are made for other commercial and consumer purposes which may or may not be related to its real estate collateral. On June 30, 2012, VantageSouth classified approximately 88% of its loan portfolio as real estate loans. Of those real estate loans, approximately 14% were classified as owner-occupied commercial real estate loans, 25% were classified as non-owner-occupied commercial real estate loans, 10% were construction loans, 27% were mortgage loans secured by one-to-four family residences, 16% were the outstanding balances on home equity lines of credit, 8% were multifamily properties, and less than 1% were farmland.

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Commercial real estate and construction loans typically involve larger loan balances concentrated with single borrowers or groups of related borrowers, and involve special risks. Repayment of commercial real estate loans may depend on the successful operation of income-producing properties, a business, or a real estate project. Therefore, commercial real estate loans may be subject, to a greater extent than other loans, to the risk of adverse conditions in the economy generally or in the real estate market in particular.

Construction loans also involve special risks because loan funds are advanced on the security of houses or other improvements that are under construction and that are of uncertain value prior to completion. For that reason, it is more difficult to evaluate accurately the total loan funds required to complete a project and the related loan-to-value ratios. To minimize these risks, VantageSouth generally limits loan amounts to 80% of the projected appraised value of its collateral upon completion of construction for residential properties and 80% for commercial properties.

Many of VantageSouth’s real estate loans, although secured by real estate, were made for purposes unrelated to the real estate collateral. That reflects its efforts to minimize credit risk by taking real estate as additional collateral, whenever possible, without regard to loan purpose. All of VantageSouth’s real estate loans are secured by primary or junior liens on real property. Most of the real property securing VantageSouth’s real estate loans is located in or near its banking market. However, VantageSouth has made loans that are secured by real property located outside its banking market.

VantageSouth’s real estate loans may be made at fixed or variable interest rates and, generally, with the exception of its long-term residential mortgage loans discussed below, they have maturities that do not exceed five years. However, VantageSouth also makes real estate loans which have maturities of more than five years, or which are based on amortization schedules of as much as 25 years. Those loans generally will include contractual provisions which allow VantageSouth to call the loans in full, or provide for a “balloon” payment in full, at the end of no more than five years.

In addition to residential real estate loans made for a variety of purposes, VantageSouth offers long-term, fixed rate residential mortgage loans that are funded by and closed in the name of third-party lenders. This arrangement permits VantageSouth to offer this product in its banking market and enhance its fee-based income, but, by closing the loans in the names of the ultimate owners of those loans, it avoids the credit and interest rate risk associated with long-term loans. However, VantageSouth also makes residential mortgage loans that it retains in its own loan portfolio. Those loans typically are secured by first liens on the related residential property, are made at variable interest rates, and have maturities or are based on amortization schedules of as much as 30 years. However, those loans generally will include contractual provisions which allow VantageSouth to call the loans in full, or provide for a “balloon” payment in full, at the end of no more than five years. On June 30, 2012, the residential mortgage loans on VantageSouth’s books amounted to approximately 24% of its loan portfolio.

VantageSouth’s home equity lines of credit include lines of credit that generally are used by borrowers for consumer purposes and are secured by first or junior liens on residential real property. The terms of these lines of credit provide that borrowers either may pay accrued interest only, with the outstanding principal balances becoming due in full at the maturity of the lines, or they may make principal payments at any time that are in addition to accrued interest and in amounts determined by the borrower. Lines of credit on which borrowers may pay accrued interest only do not exceed 15 years. On June 30, 2012, outstanding balances under VantageSouth’s home equity lines of credit amounted to approximately 14% of its loan portfolio.

Commercial Loans. VantageSouth’s commercial loan classification includes loans to individuals and small-and medium-sized businesses for working capital, equipment purchases, and various other business and agricultural purposes, but this classification excludes loans for any of these purposes that are secured by real estate. These loans generally are secured by inventory, equipment, accounts receivable, or similar assets, but they also may be made on an unsecured basis. On June 30, 2012, VantageSouth’s commercial loans made up approximately 10% of its loan portfolio. Commercial loans may be made at variable or fixed rates of interest. However, it is VantageSouth’s policy that any loan which has a maturity or amortization schedule of longer than five years normally will be made at an interest rate that varies with its prime lending rate or another index, or it will include contractual provisions which allow the bank to call the loan in full, or provide for a “balloon” payment in full, at the end of no more than five years.

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Commercial loans involve special risks. VantageSouth typically makes commercial loans on the basis of the borrower’s ability to repay the loan from business cash flow. Borrowers’ abilities to repay commercial loans may depend substantially on the success of their businesses, and the collateral for commercial loans may depreciate over time and cannot be appraised with as much precision as real estate.

Many of VantageSouth’s loans included in the real estate loan classification were made for commercial purposes but are classified as real estate loans on its books because they are secured by first or junior liens on real estate.

Consumer Loans. VantageSouth’s consumer loan classification includes loans to individuals for various consumer purposes and the outstanding balances on consumer revolving credit accounts, but this classification excludes loans for these purposes that are secured by real estate. These loans made up approximately 2% of VantageSouth’s loan portfolio on June 30, 2012. Most of these loans are secured by liens on various personal assets of the borrowers, but they also may be made on an unsecured basis. Consumer loans generally are made at fixed interest rates and with maturities or amortization schedules which generally do not exceed five years.

Consumer loans’ generally are secured by personal property and other personal assets of borrowers which often depreciate rapidly or are vulnerable to damage or loss. In cases where damage or depreciation reduces the value of VantageSouth’s collateral below the unpaid balance of a defaulted loan, repossession may not result in repayment of the entire outstanding loan balance. The resulting deficiency often does not warrant further substantial collection efforts against the borrower. In connection with consumer lending in general, the success of VantageSouth’s loan collection efforts are highly dependent on the continuing financial stability of its borrowers, so its collection of consumer loans may be more likely to be adversely affected by a borrower’s job loss, illness, personal bankruptcy, or other change in personal circumstances than is the case with other types of loans.

Loan Administration and Underwriting. Like most community banks, VantageSouth makes loans based, to a great extent, on its assessment of a borrower’s income, cash flow, character, and ability to repay. The principal risk associated with each category of VantageSouth’s loans is the creditworthiness of its borrowers, and its loans may involve a higher degree of credit risk than some other types of loans, such as long-term residential mortgage loans, where greater emphasis is placed on collateral values. To manage this risk, the bank has adopted written loan policies and procedures, and its loan portfolio is administered under a defined process. That process includes guidelines for loan underwriting standards and risk assessment, procedures for loan approvals, loan grading, ongoing identification and management of credit deterioration, and portfolio reviews to assess loss exposure and test VantageSouth’s compliance with its credit policies and procedures.

The underwriting standards VantageSouth employs for loans include evaluation of various factors, such as a loan applicant’s income, cash flow, payment history on other debts, and ability to meet existing obligations and payments on the proposed loan. Though creditworthiness of the applicant is a primary consideration in the loan approval process, VantageSouth takes collateral (particularly real estate) whenever possible and without regard to loan purpose. In the case of secured loans, the underwriting process also includes analysis of the value of the proposed collateral in relation to the proposed loan amount. VantageSouth considers the value of collateral, the degree of certainty with which that value can be determined, the marketability of the collateral in the event of foreclosure or repossession, and the likelihood of depreciation in the collateral value.

At the time a loan is proposed to be made, the account officer and a credit administration officer assign a grade to it based on various underwriting and other criteria. The grades assigned to loans VantageSouth makes indicate the level of ongoing review and attention that the bank will give to those loans to protect its position and to reduce loss exposure.

After funding, all loans are reviewed by VantageSouth’s loan operations officer for adequacy of documentation and compliance with regulatory requirements, and most loans (including the largest) are reviewed for compliance with the bank’s underwriting criteria and to reassess the grades assigned to them by the loan officer. VantageSouth’s larger aggregate credit exposures and selected other loans are reviewed periodically by an outside third party reviewer.

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VantageSouth’s board of directors has approved levels of lending authority for lending personnel based on the bank’s aggregate credit exposures to borrowers and the secured or unsecured status of a loan proposed to be made. Loan authority resides with credit administration. No single loan officer has credit authority. Secured or unsecured loans involving aggregate exposures of up to $2,500,000 must be approved before funding by the VantageSouth board of directors’ loan committee. Loans involving aggregate secured or unsecured exposures over $2,500,000 and up to the bank’s legal lending limit must be approved before funding by VantageSouth’s full board of directors.

During the life of each loan, VantageSouth reviews its grade and either validates or modifies the grade to reflect changes in circumstances and risk. The bank generally places loans in a non-accrual status if they become 90 days past due (unless, based on relevant circumstances, it believes the loan ultimately will be repaid) or whenever it believes that collection has become doubtful. VantageSouth charges off loans when the collection of principal and interest has become doubtful and the loans no longer can be considered sound collectible assets. All unsecured loans are charged off when they become 90 days past due.

Allowance for Loan Losses. At each meeting, the VantageSouth board of directors’ loan committee reviews all loans graded at lower than a standard classification, and the bank’s management meets regularly to review asset quality trends and to discuss loan policy issues. VantageSouth has established an allowance for loan losses based on these reviews and its current judgments about the credit quality of its loan portfolio and other relevant internal and external factors. VantageSouth’s management assesses the adequacy of the allowance on an ongoing basis and reports to the board of directors monthly. VantageSouth makes provisions to the allowance (which are charged against its earnings) based on those assessments and review, and loans or the portions of loans that it considers to be a loss are charged against the allowance.

When Piedmont completed their acquisition of all remaining shares of VantageSouth in February 2012, remaining adjustments from the application of purchase accounting in connection with Piedmont's controlling investment in VantageSouth in February 2010 were pushed down to the balance sheet of VantageSouth. At the time of Piedmont's controlling investment in February 2010, the acquired loan portfolio was marked to estimated fair value and the allowance for loan losses was eliminated. The allowance for loan losses of $930,231 as of June 30, 2012 represents management’s estimate of the allowance for loan losses on new loans originated since Piedmont's respective acquisitions of VantageSouth as well as Rowan, which was merged into VantageSouth in February 2012. There has been no additional impairment on the acquired loan portfolios since push-down accounting was applied, therefore, no allowance was recorded on these loans as of June 30, 2012.

Deposit Activities

VantageSouth’s deposit products include business and individual checking accounts, savings accounts, NOW accounts, certificates of deposit, and money market checking accounts. VantageSouth monitors its competition in order to keep the rates paid on its deposits at competitive levels. On June 30, 2012, VantageSouth’s non-interest bearing accounts equaled approximately 12% of its total deposits, and its time deposits of $100,000 or more amounted to approximately $43.9 million, or approximately 21% of its total deposits.

The majority of VantageSouth’s deposits are derived from within its banking market, but the bank also has deposit relationships with individual and business customers in areas surrounding its immediate banking market. VantageSouth’s board of directors has authorized it, within limits, to accept deposits through deposit brokers. On June 30, 2012, VantageSouth had approximately $24.2 million in brokered certificates of deposit.

Investment Portfolio

On June 30, 2012, VantageSouth’s investment portfolio totaled approximately $22.5 million and consisted of government sponsored enterprises, mortgage-backed securities and collateralized mortgage obligations issued through government-sponsored enterprises, municipal securities, and other equity securities. All but $129,799 of VantageSouth’s securities were classified as “available for sale.” VantageSouth’s analyzes the performance of its investment portfolio monthly, and carries investments on its books at their fair market values.

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Competition

Commercial banking in North Carolina is highly competitive, due in large part to that state’s early adoption of statewide branching. Over the years, federal and state legislation (including the elimination of restrictions on interstate banking) has heightened the competitive environment in which all financial institutions conduct their business, and the potential for competition among financial institutions of all types has increased significantly.

Banking also is highly competitive in VantageSouth’s market. Some of the largest commercial banks in the United States have offices located in VantageSouth’s banking market, and the bank also competes with other commercial banks and savings institutions with offices in its banking market.

Interest rates, both on loans and deposits, and prices of fee-based services are significant competitive factors among financial institutions generally. Other important competitive factors include office location, office hours, quality of customer service, community reputation, continuity of personnel and services, and, in the case of larger commercial customers, relative lending limits and the ability to offer sophisticated cash management and other commercial banking services. Many of VantageSouth’s competitors have greater resources, broader geographic markets, more extensive branch networks, and higher lending limits than VantageSouth does. They also can offer more products and services and can better afford and make more effective use of media advertising, support services, and electronic technology than it can. In terms of assets, VantageSouth is among the smaller commercial banks in North Carolina. Despite the competition in our market areas, VantageSouth management believes that the bank has certain competitive advantages that distinguish the bank from competitors. VantageSouth serves the needs of businesses, business owners, and professionals by creating mutually beneficial and robust relationships with customers and positively impacting the communities the bank serves. In addition to offering standard banking products and services, VantageSouth employees build relationships with customers by understanding their personal and business challenges and goals, and providing tangible solutions. VantageSouth offers customers modern banking services and technology with prompt, personal service and friendliness. VantageSouth management believes this approach to business builds goodwill among customers, stockholders, and the communities the bank serves, resulting in referrals from stockholders and satisfied customers. VantageSouth also relies on traditional marketing to attract new customers. To enhance a positive image in the community, VantageSouth supports and participates in local events and VantageSouth’s officers and directors serve on boards of local civic and charitable organizations.

Employees

On June 30, 2012, VantageSouth had 49 full-time employees (including its executive officers) and five part-time employees. VantageSouth’s is not a party to any collective bargaining agreement with its employees, and it considers its relations with its employees to be good.

Properties

Prior to opening for business on March 13, 2006, VantageSouth purchased and improved a 3.9 acre tract located on South Church Street in Burlington, North Carolina, approximately half of which was used as the location for a leased modular temporary main office. This office contains 2,800 square feet and includes three teller stations, a single drive-up window, an ATM, and administrative and lending offices.

On March 30, 2007, VantageSouth purchased a building located at 708 South Church Street in downtown Burlington at a cost of approximately $925,000. The building is the former office of another financial institution, has 6,000 square feet and includes four teller stations, a two-lane drive-up window, and various offices and meeting rooms. VantageSouth opened this office as a branch facility during the second quarter of 2007 and it now houses its main office.

As part of its acquisition of Rowan in early 2012, VantageSouth succeeded to Rowan’s interest in two branches, one located in Salisbury, North Carolina, and the other located in China Grove, North Carolina. VantageSouth owns both of these branch facilities. The first branch, located at 322 E. Innes Street, Salisbury, North Carolina. This office contains 10,000 square feet and includes four teller stations, a two-lane drive-up window, an ATM and administrative and lending offices. A portion of the upper floor of the branch has been leased to certain professional offices.

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VantageSouth also acquired Rowan’s interest in the branch located at 313 E. Centerview Street, China Grove, North Carolina. This office contains 1,257 square feet and includes four teller stations, a one-lane drive-up window, an ATM and administrative and lending offices.

Finally, in March 2012, VantageSouth opened a new branch located at 4200 Morganton Road, Fayetteville, North Carolina. The branch property, which contains 3,878 square feet, is currently leased by VantageSouth, and had been previously been used as a bank branch by a large national bank. This office includes five teller stations, a three-lane drive-up window, an ATM and administrative and lending offices.

On June 30, 2012, VantageSouth’s investment in premises and equipment (cost less accumulated depreciation) was approximately $6.5 million.

Legal Proceedings

From time to time VantageSouth may become involved in legal proceedings occurring in the ordinary course of its business. However, subject to the uncertainties inherent in any litigation, at June 30, 2012, there were no pending or threatened proceedings which VantageSouth believes are likely to result in a material adverse change in its financial condition or operations.

Supervision and Regulation

VantageSouth’s business and operations are subject to extensive federal and state governmental regulation and supervision. The following is a summary of some of the basic statutes and regulations that apply to VantageSouth, but it is not a complete discussion of all the laws that affect its business.

VantageSouth is an insured, North Carolina-chartered bank. VantageSouth’s deposits are insured as part of the FDIC’s Deposit Insurance Fund (“DIF”), and it is subject to supervision and examination by, and the regulations and reporting requirements of, the FDIC and the Commissioner. The FDIC and the Commissioner are VantageSouth’s primary federal and state banking regulators. VantageSouth is not a member bank of the Federal Reserve.

As an insured bank, VantageSouth is prohibited from engaging as principal in any activity that is not permitted for national banks unless (1) the FDIC determines that the activity or investment would not pose a significant risk to the DIF, and (2) VantageSouth is, and continue to be, in compliance with the capital standards that apply to it. VantageSouth also is prohibited from directly acquiring or retaining any equity investment of a type or in an amount that is not permitted for national banks.

The FDIC and the Commissioner regulate all areas of VantageSouth’s business, including its reserves, mergers, payment of dividends and other aspects of its operations. They regularly examine the bank, and VantageSouth must furnish periodic reports to the FDIC and the Commissioner containing detailed financial and other information about its affairs. The FDIC and the Commissioner have broad powers to enforce laws and regulations that apply to VantageSouth and to require it to correct conditions that affect its safety and soundness. Among others, these powers include issuing cease and desist orders, imposing civil penalties, and removing officers and directors, and their ability otherwise to intervene in VantageSouth’s operation if their examinations of the bank, or the reports it files, reflect a need for them to do so.

Under North Carolina banking laws, if a bank’s capital stock becomes impaired by losses or other causes, and the bank’s surplus and undivided profits are insufficient to make good the impairment, the Commissioner may require the bank to make the impairment good by an assessment upon the bank’s stockholders (or on its sole stockholder in the case of a bank owned by a bank holding company). If any stockholder does not pay the assessment, the bank’s board of directors must sell a sufficient amount of the bank’s stock held by that stockholder at public auction to make good the assessment on that stockholder.

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VantageSouth’s business also is influenced by prevailing economic conditions and governmental policies, both foreign and domestic, and by the monetary and fiscal policies of the Federal Reserve. VantageSouth is not a member of the Federal Reserve. However, under the Federal Reserve’s regulations, all FDIC-insured banks must maintain average daily reserves against their transaction accounts. Currently, no reserves are required on the first $10.7 million of transaction accounts, but a bank must maintain reserves equal to 3.0% on aggregate balances between $10.7 million and $58.8 million, and reserves equal to 10.0% on aggregate balances in excess of $58.8 million. The Federal Reserve may adjust these percentages from time to time. Because VantageSouth’s reserves must be maintained in the form of vault cash or in an account at a Federal Reserve Bank or with a qualified correspondent bank, one effect of the reserve requirement is to reduce the amount of the bank’s assets that are available for lending and other investment activities. The Federal Reserve’s actions and policy directives determine to a significant degree the cost and availability of funds VantageSouth obtains from money market sources for lending and investing, and they also influence, directly and indirectly, the rates of interest the bank pays on time and savings deposits and the rates it charges on commercial bank loans.

Dodd-Frank Act. During 2010, the bank regulatory landscape was dramatically changed by the Dodd-Frank Act which was enacted on July 21, 2010 and which implements far-reaching regulatory reform. Among its many significant provisions, the Dodd-Frank Act:

•	established the Financial Stability Oversight Counsel made up of the heads of the various bank regulatory and other agencies to identify and respond to risks to U.S. financial stability arising from ongoing activities of large financial companies;

•	established centralized responsibility for consumer financial protection by creating a new Consumer Financial Protection Bureau which will be responsible for implementing, examining and enforcing compliance with federal consumer financial laws with respect to financial institutions with over $10 billion in assets;

•	required that banking agencies establish for most bank holding companies the same leverage and risk-based capital requirements as apply to insured depository institutions, and that bank holding companies and banks be well-capitalized and well managed in order to acquire banks located outside their home states;

•	prohibits bank holding companies from including new trust preferred securities in their Tier 1 capital and, beginning with a three-year phase-in period on January 1, 2013, requires bank holding companies with assets over $15 billion to deduct existing trust preferred securities from their Tier 1 capital;

•	required the FDIC to set a minimum DIF reserve ratio of 1.35% and that the DIF reserve ratio be increased to that level by September 30, 2020; that FDIC off-set the effect of the higher minimum ratio on insured depository institutions with assets of less than $10 billion; and that FDIC change the assessment base used for calculating insurance assessments from the amount of insured deposits to average consolidated total assets minus average tangible equity;

•	established a permanent $250,000 limit for federal deposit insurance; provided separate, unlimited federal deposit insurance until December 31, 2012 for noninterest-bearing demand transaction accounts; and repealed the federal prohibition on the payment of interest on demand deposits, thereby permitting depository institutions to pay interest on business transaction and other accounts;

•	amended the Electronic Fund Transfer Act to, among other things, give the Federal Reserve the authority to establish rules regarding interchange fees charged for electronic debit transactions by payment card issuers having assets over $10 billion and to enforce a new statutory requirement that those fees be reasonable and proportional to the actual cost of a transaction to the issuer; and

•	required implementation of various corporate governance processes affecting areas such as executive compensation and proxy access by shareholders.

Many provisions of the Dodd-Frank Act are subject to rulemaking by bank regulatory agencies and the SEC and will take effect over time, making it difficult to anticipate the overall financial impact on financial institutions and consumers. However, many provisions in the Dodd-Frank Act (including those permitting the payment of interest on demand deposits and restricting interchange fees) are likely to increase expenses and reduce revenues for all financial institutions.

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Restrictions on Payment of Dividends. Under North Carolina law, VantageSouth may pay dividends only from its undivided profits. However, if VantageSouth’s surplus is less than 50% of its paid-in capital stock, then its directors may not declare any cash dividend until VantageSouth has transferred from undivided profits to surplus 25% of its undivided profits or any lesser percentage necessary to raise its surplus to an amount equal to 50% of its paid-in capital stock. However, effective October 1, 2012, recently-passed amendments to the North Carolina Banking Code will become effective. Under Section 53-4-7 of the revised Banking Code, North Carolina-chartered banks will be permitted to pay dividends under state law so long as they maintain regulatory capital ratios sufficient to be considered “adequately capitalized” for regulatory purposes.

VantageSouth historically has not elected to declare and pay dividends on its common stock and currently intends to retain all available funds and any future earnings for use in the operation and expansion of its business. Like Crescent Bank, under applicable North Carolina law, VantageSouth may pay dividends only from its undivided profits. Further, the VSB Agreement prohibits VantageSouth from paying any dividends prior to the effective time of the Merger without the prior consent of Crescent Bank. Like Crescent Bank, under applicable North Carolina law, VantageSouth may pay dividends only from its undivided profits. On June 30, 2012, VantageSouth had an accumulated deficit of approximately $2.1 million. Therefore, it currently has no funds legally available for the payment of dividends under current North Carolina law, and it will not be permitted to pay any cash dividends until that deficit has been recovered through future profits. Following the effectiveness of the revisions to the North Carolina Banking Code on October 1, 2012, these legal limitations on paying dividends will be lifted.

In addition to the restrictions described above, other state and federal statutory and regulatory restrictions apply to VantageSouth’s payment of cash dividends. As an insured depository institution, federal law prohibits VantageSouth from making any capital distributions, including the payment of a cash dividend if it is “undercapitalized” (as that term is defined in the Federal Deposit Insurance Act (the “FDIA”) or after making the distribution would become undercapitalized. If the FDIC believes that VantageSouth is engaged in, or about to engage in, an unsafe or unsound practice, the FDIC may require, after notice and hearing, that the bank cease and desist from that practice. The FDIC has indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice. The FDIC has issued policy statements that provide that insured banks generally should pay dividends only from their current operating earnings, and, under the FDIA, no dividend may be paid by an insured bank while it is in default on any assessment due the FDIC. VantageSouth’s payment of dividends also could be affected or limited by other factors, such as events or circumstances which lead the FDIC to require (as further described below) that it maintain capital in excess of regulatory guidelines.

In the future, VantageSouth’s ability to declare and pay cash dividends will be subject to its board of directors’ evaluation of VantageSouth’s operating results, capital levels, financial condition, future growth plans, general business and economic conditions, and tax and other relevant considerations.

Regulatory Guidance on “CRE” Lending Concentrations. During 2006, the FDIC and other federal banking regulators issued guidance for sound risk management for financial institutions whose loan portfolios are deemed to have significant concentrations in commercial real estate (“CRE”). In March 2008, the FDIC and other federal banking regulators issued further guidance on applying these principles in the current real estate lending environment, and they noted particular concern about construction and development loans. The banking regulators have indicated that this guidance does not set strict limitations on the amount or percentage of CRE within any given loan portfolio, and that they also will examine risk indicators in banks which have amounts or percentages of CRE below the thresholds. However, if a bank’s CRE exceeds these thresholds or if other risk indicators are present, the FDIC and other federal banking regulators may require additional reporting and analysis to document management’s evaluation of the potential additional risks of such concentration and the impact of any mitigating factors. The March 2008 supplementary guidance stated that banks with significant CRE concentrations should maintain or implement processes to:

•	increase and maintain strong capital levels;

•	ensure that their loan loss allowances are appropriately strong;

•	closely manage their CRE and construction and development loan portfolios;

•	maintain updated financial and analytical information about borrowers and guarantors; and

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•	bolster their workout infrastructure for problem loans.

It is possible that regulatory constraints associated with this guidance could adversely affect VantageSouth’s ability to grow CRE assets, and they also could increase the costs of monitoring and managing this component of the bank’s loan portfolio. At June 30, 2012, VantageSouth’s loan portfolio did not exceed thresholds established by the FDIC for CRE concentrations and for additional regulatory scrutiny.

Capital Adequacy. VantageSouth is required to comply with the FDIC’s capital adequacy standards for insured banks. The FDIC has issued risk-based capital and leverage capital guidelines for measuring capital adequacy, and all applicable capital standards must be satisfied for VantageSouth to be considered in compliance with regulatory capital requirements.

Under the FDIC’s risk-based capital measure, the minimum ratio (“Total Capital Ratio”) of VantageSouth’s total capital (“Total Capital”) to its risk-weighted assets (including various off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must be composed of “Tier 1 Capital.” Tier 1 Capital includes common equity, undivided profits, minority interests in the equity accounts of consolidated subsidiaries, qualifying noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and various other intangible assets. The remainder of Total Capital may consist of “Tier 2 Capital” which includes certain subordinated debt, certain hybrid capital instruments and other qualifying preferred stock, and a limited amount of loan loss reserves. A bank that does not satisfy minimum capital requirements may be required to adopt and implement a plan acceptable to its federal banking regulator to achieve an adequate level of capital.

Under the leverage capital measure, the minimum ratio (“Leverage Capital Ratio”) of Tier 1 Capital to average assets, less goodwill and various other intangible assets, generally is 4.0%. The FDIC’s guidelines also provide that banks experiencing internal, growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum levels without significant reliance on intangible assets, and a bank’s “Tangible Leverage Ratio” (determined by deducting all intangible assets) and other indicators of a bank’s capital strength also are taken into consideration by banking regulators in evaluating proposals for expansion or new activities.

The FDIC also considers interest rate risk (arising when the interest rate sensitivity of VantageSouth’s assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of the bank’s capital adequacy. Banks with excessive interest rate risk exposure are required to hold additional amounts of capital against their exposure to losses resulting from that risk. Through the risk-weighting of assets, the regulators also require banks to incorporate market risk components into their risk-based capital. Under these market risk requirements, capital is allocated to support the amount of market risk related to a bank’s lending and trading activities.

VantageSouth’s capital categories are determined solely for the purpose of applying the “prompt corrective action” rules described below and they are not necessarily an accurate representation of its overall financial condition or prospects for other purposes. A failure to meet the capital guidelines could subject VantageSouth to a variety of enforcement actions under those rules, including the issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and other restrictions on its business. As described below, the FDIC also can impose other substantial restrictions on banks that fail to meet applicable capital requirements.

Basel III Capital Proposals. In June 2012, federal regulators issued proposed rules to implement the capital adequacy recommendations of the Basel Committee on Bank Supervision first proposed in December 2010. These proposals, which are known as “Basel III,” propose significant changes to the minimum capital levels and asset risk-weights for all banks, regardless of size, and bank holding companies with greater than $500 million in assets. Among the many changes in these proposed rules, banks would be required to hold higher levels of capital, a significantly higher portion of which would be required to be Tier 1 capital. Further, beginning in 2016, the ability of a bank or bank holding company to declare and pay dividends or pay discretionary bonuses to certain executive officers would become limited should the bank or bank holding company fail to maintain a “capital conservation buffer” composed of Tier 1 common equity that is 2.5% greater than applicable minimum capital requirements. The proposed Basel III rules would also impose significant changes on the risk-weighting of many assets, including home mortgages with high loan to value ratios, certain acquisition, development and construction loans, and certain past due assets. Finally, the proposed rules would also prevent trust preferred securities from counting as Tier 1 capital for the issuer following a ten-year phase out ending in 2022. At present, the comment period for the proposed rules closes in late October 2012.

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Prompt Corrective Action. Federal law establishes a system of prompt corrective action to resolve the problems of undercapitalized banks. Under this system, the FDIC has established five capital categories (“well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized,” and “critically undercapitalized”) and is required to take various mandatory supervisory actions, and is authorized to take other discretionary actions with respect to banks in the three undercapitalized categories. The severity of any such actions taken will depend upon the capital category in which a bank is placed. Generally, subject to a narrow exception, current federal law requires the FDIC to appoint a receiver or conservator for a bank that is critically undercapitalized.

Under the FDIC’s prompt corrective action rules, a bank that (1) has a Total Capital Ratio of 10.0% or greater, a Tier 1 Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater, and (2) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the FDIC, is considered to be “well capitalized.” A bank with a Total Capital Ratio of 8.0% or greater, a Tier 1 Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater, is considered to be “adequately capitalized.” A bank that has a Total Capital Ratio of less than 8.0%, a Tier 1 Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0%, is considered to be “undercapitalized.” A bank that has a Total Capital Ratio of less than 6.0%, a Tier 1 Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0%, is considered to be “significantly undercapitalized,” and a bank that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be “critically undercapitalized.” For purposes of these rules, the term “tangible equity” includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets (with various exceptions). A bank may be considered to be in a capitalization category lower than indicated by its actual capital position if it receives an unsatisfactory examination rating or is subject to a regulatory action that requires heightened levels of capital.

A bank that becomes “undercapitalized,” “significantly undercapitalized,” or “critically undercapitalized” is required to submit an acceptable capital restoration plan to the FDIC. An “undercapitalized” bank also is generally prohibited from increasing its average total assets, making acquisitions, establishing new branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. Also, the FDIC may treat an “undercapitalized” bank as being “significantly undercapitalized” if it determines that those actions are necessary to carry out the purpose of the law.

At June 30, 2012, all of VantageSouth’s capital ratios were at levels that would qualify it to be “well capitalized” for regulatory purposes.

Federal Deposit Insurance and Assessments. VantageSouth’s deposits are insured by the FDIC to the full extent provided in the FDIA, and the bank pays assessments to the FDIC for that insurance coverage. The Dodd-Frank Act established a permanent $250,000 limit for federal deposit insurance coverage and provided separate, unlimited federal deposit insurance until December 31, 2012 for noninterest-bearing demand transaction accounts. The FDIC may terminate VantageSouth’s deposit insurance if it finds that the bank has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated applicable laws, regulations, rules or orders.

Under FDIA, the FDIC uses a revised risk-based assessment system to determine the amount of VantageSouth’s deposit insurance assessment based on an evaluation of the probability that the DIF will incur a loss with respect to the bank. That evaluation takes into consideration risks attributable to different categories and concentrations of VantageSouth’s assets and liabilities and any other factors the FDIC considers to be relevant, including information obtained from the Commissioner. A higher assessment rate results in an increase in the assessments VantageSouth pays to the FDIC for deposit insurance.

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The FDIC is responsible for maintaining the adequacy of the DIF, and the amount VantageSouth pays for deposit insurance is influenced not only by the assessment of the risk it poses to the DIF, but also by the adequacy of the insurance fund at any time to cover the risk posed by all insured institutions. Because the DIF reserve ratio had fallen below the minimum level required by law, during 2008 the FDIC adopted a restoration plan to return the reserve ratio to the minimum level and, during 2009, it imposed a special assessment on insured institutions, increased regular assessment rates, and required that insured institutions prepay their regular quarterly assessments through 2012. More recently, as required by the Dodd-Frank Act, the FDIC has increased the minimum DIF reserve ratio to 1.35% which might be achieved by September 30, 2020. Although the Dodd-Frank Act requires the FDIC to offset the effect of the higher minimum ratio on insured depository institutions with assets of less than $10 billion, FDIC insurance assessments could be increased substantially in the future if the FDIC finds such an increase to be necessary in order to adequately maintain the insurance fund.

Powers of the FDIC in Connection with the Insolvency of an Insured Depository Institution. Under the FDIA, if any insured depository institution becomes insolvent and the FDIC is appointed as its conservator or receiver, the FDIC may disaffirm or repudiate any contract or lease to which the institution is a party which it determines to be burdensome, and the disaffirmance or repudiation of which is determined to promote the orderly administration of the institution’s affairs. The disaffirmance or repudiation of any of VantageSouth’s obligations would result in a claim of the holder of that obligation against the conservatorship or receivership. The amount paid on that claim would depend upon, among other factors, the amount of conservatorship or receivership assets available for the payment of unsecured claims and the priority of the claim relative to the priority of other unsecured creditors and depositors.

In its resolution of the problems of an insured depository institution in default or in danger of default, the FDIC generally is required to satisfy its obligations to insured depositors at the least possible cost to the deposit insurance funds. In addition, the FDIC may not take any action that would have the effect of increasing the losses to the deposit insurance funds by protecting depositors for more than the insured portion of deposits or creditors other than depositors. The FDIA authorizes the FDIC to settle all uninsured and unsecured claims in the insolvency of an insured bank by making a formal settlement payment after the declaration of insolvency as full payment and disposition of the FDIC’s obligations to claimants. The rate of the formal settlement payments will be a percentage rate determined by the FDIC reflecting an average of the FDIC’s receivership recovery experience.

Community Reinvestment. Under the Community Reinvestment Act (the “CRA”), an insured institution has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for banks, nor does it limit a bank’s discretion to develop, consistent with the CRA, the types of products and services that it believes are best suited to its particular community. The CRA requires the federal banking regulators, in connection with their examinations of insured banks, to assess the banks’ records of meeting the credit needs of their communities, using the ratings of “outstanding,” “satisfactory,” “needs to improve,” or “substantial noncompliance,” and to take that record into account in its evaluation of various applications by those banks. All banks are required to publicly disclose their CRA performance ratings. VantageSouth received a “Satisfactory” rating in its most recent CRA examination during [ ].

Restrictions on Transactions with Affiliates. VantageSouth is subject to the provisions of Sections 23A and 23B of the Federal Reserve Act which restrict a bank’s ability to enter into certain types of transactions with its “affiliates,” including its parent holding company or any subsidiaries of its parent company. Among other things, Section 23A limits on the amount of:

•	a bank’s loans or extensions of credit to, or investment in, its affiliates;

•	assets a bank may purchase from affiliates, except for real and personal property exempted by the Federal Reserve;

•	the amount of loans or extensions of credit by a bank to third parties which are collateralized by the securities or obligations of the bank’s affiliates; and

•	a bank’s guarantee, acceptance or letter of credit issued on behalf of one of its affiliates.

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Transactions of the type described above are limited in amount, as to any one affiliate, to 10% of a bank’s capital and surplus and, as to all affiliates combined, to 20% of a bank’s capital and surplus. In addition to the amount limitations, each of the above transactions must also meet specified collateral requirements. VantageSouth also must comply with other provisions designed to avoid the taking of low-quality assets from an affiliate.

Section 23B, among other things, prohibits a bank or its subsidiaries generally from engaging in transactions with its affiliates unless the transactions are on terms substantially the same, or at least as favorable to the bank or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

Federal law also places restrictions on VantageSouth’s ability to extend credit to its executive officers, directors, principal shareholders and their related interests. These extensions of credit:

•	must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated third parties; and

•	must not involve more than the normal risk of repayment or present other unfavorable features.

USA Patriot Act of 2001. The USA Patriot Act of 2001 (the “Patriot Act”) strengthened the ability of U.S. law enforcement and the intelligence community to work cohesively to combat terrorism on a variety of fronts. The Patriot Act’s impact on financial institutions has been significant and wide ranging. The Patriot Act contains sweeping anti-money laundering and financial transparency laws and requires various regulations, including standards for verifying customer identification when accounts are opened, and rules to promote cooperation among financial institutions, regulators, and law enforcement entities in identifying parties that may be involved in terrorism or money laundering.

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VANTAGESOUTH MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of VantageSouth’s financial conditions and results of operations together with VantageSouth’s financial statements and related notes included elsewhere in this proxy statement. Some information contained in this discussion and analysis or set forth elsewhere in this proxy statement, including information with respect to VantageSouth’s plans and strategy for its business, future events and future financial performance, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this proxy statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Piedmont Investment

On February 19, 2010, VantageSouth Bank (“VantageSouth” or the “Bank”) sold 1,768,794 shares of Series A Convertible Perpetual Preferred Stock (the “Series A Stock”) to Piedmont Community Bank Holdings, Inc. (“Piedmont”) for an aggregate price of $7.7 million, or $4.35 per share (the “Piedmont Investment”). The Series A Stock was immediately convertible on a one-for-one basis into VantageSouth’s common stock, which totaled approximately 62% of its outstanding common stock at the Piedmont Investment (as adjusted for the assumed conversion of the Series A Stock). The investment in VantageSouth gave Piedmont voting control over a majority of VantageSouth’s outstanding common stock and the ability to control the election of VantageSouth’s Board of Directors.

Pursuant to the Piedmont Investment Agreement, VantageSouth sold an additional 42,632 shares of Series A Stock for an aggregate purchase price of approximately $185,000, or $4.35 per share, in a rights offering to Vantage South’s non-controlling shareholders. Subsequent to this additional investment, Piedmont’s ownership interest in VantageSouth remained at approximately 62%.

In connection with the Piedmont Investment, Piedmont applied purchase accounting to the acquisition date balance sheet of VantageSouth. However, since Piedmont controlled less than 80% of VantageSouth’s outstanding common stock following its investment, purchase accounting fair value adjustments were not pushed down to VantageSouth’s financial statements.

Community Bank of Rowan Merger

On April 19, 2011, Piedmont acquired all outstanding common stock of Community Bank of Rowan, a North Carolina-chartered bank (“Rowan”). Rowan operated two branch offices in Salisbury, North Carolina at acquisition. Piedmont purchased 813,083 shares of Rowan’s common stock for an aggregate purchase price of $9.5 million. Immediately following the acquisition, Piedmont purchased an additional 569,158 shares of newly issued common stock for an aggregate price of $7.0 million. Since Piedmont owned 100% of Rowan following its acquisition, purchase accounting fair value adjustments were pushed down to Rowan’s financial statements at that date.

On February 1, 2012, a transaction was completed whereby Piedmont purchased the remaining non-controlling interest in VantageSouth and simultaneously merged Rowan into VantageSouth. Piedmont purchased all remaining shares of VantageSouth common stock from non-controlling shareholders for an aggregate purchase price of $4.8 million, or $4.35 per share (“Rowan Merger”). Following the Rowan Merger, Piedmont wholly-owned the combined VantageSouth Bank. At the time of the Rowan Merger, Rowan had $144.7 million in total assets, $122.4 million in total deposits, and $17.8 million in shareholder’s equity. Subsequent to the Rowan Merger, VantageSouth sold shares of its stock to its directors as required by North Carolina law. This non-controlling ownership is immaterial to the Bank’s financial statements and Piedmont’s control of VantageSouth.

VantageSouth’s financial condition and results of operations have been significantly impacted by the controlling investment in the Bank by Piedmont and the subsequent Rowan Merger. Because of the level of Piedmont’s ownership and control of VantageSouth following the Rowan Merger, the Bank applied push-down accounting. Accordingly, the Bank’s assets and liabilities were adjusted to their carrying value as recorded on Piedmont’s balance sheet at the Rowan Merger. Balances and activity in the Bank’s financial statements prior to push-down accounting at the Rowan Merger have been labeled with “Predecessor Company” while balances and activity subsequent to the Rowan Merger have been labeled with “Successor Company.”

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EXECUTIVE SUMMARY

The following is a summary of VantageSouth’s financial performance and operating highlights in the predecessor years of 2011 and 2010:

•	Net income totaled $106,753, or $0.04 per diluted share, in 2011 compared to a net loss of $4.8 million, or ($3.53) per diluted share, in 2010.

•	Net loan charge-offs declined from $3.3 million in 2010 to $334,000 in 2011.

•	The Bank grew loans by $13.1 million and deposits by $25.7 million in 2011.

•	Net interest margin improved to 4.18% in 2011 from 3.78% in 2010.

The following is a summary of VantageSouth’s financial performance and operating highlights in the successor second quarter of 2012 and the predecessor second quarter of 2011:

•	Net income totaled $752,468, or $0.54 per diluted share, in the second quarter of 2012 compared to net income of $265,774, or $0.09 per diluted share, in the second quarter of 2011.

•	The Bank completed its merger with Rowan and successfully converted Rowan’s system to the Bank’s system.

•	Net interest margin improved to 4.59% in the second quarter of 2012 from 4.31% in the second quarter of 2011.

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COMPARISON OF FINANCIAL CONDITION

DECEMBER 31, 2011 AND 2010

Total assets increased in 2011 by $25.6 million, or 32%, from $81.1 million at December 31, 2010 to $106.8 million at December 31, 2011. Net loans increased during the year by $13.1 million, or 21%, from $61.2 million at December 31, 2010 to $74.4 million at December 31, 2011. Liquid assets, consisting of cash and due from banks, deposits in other banks, federal funds sold, and investment securities available for sale, totaled $25.8 million, or 24% of total assets, at December 31, 2011. Liquid assets increased by $13.1 million from the year end 2010 total of $12.7 million. Total deposits increased by $25.7 million, or 40%, during 2011. Total shareholders’ equity was $8.9 million at December 31, 2011, which was an increase from $8.6 million at December 31, 2010. At year end 2011, the Bank remained “well capitalized” under applicable regulatory capital requirements.

Loans

Net loans increased during 2011 by $13.1 million, or 21%, from $61.2 million at December 31, 2010 to $74.4 million at December 31, 2011. Loans secured by real estate represented 88.57% of the portfolio at December 31, 2011. The Bank was successful at growing its loan portfolio during the year as it focused on originating high quality commercial and consumer loans to qualified borrowers within its geographic markets.

The table below summarizes the composition of the Bank’s loan portfolio by type of loans for the dates indicated.

	At December 31,
	2011		2010		2009		2008		2007
(in thousands)	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Loans secured by real estate:
Const. & land development	$4,472	5.90%	$7,046	11.17%	$13,166	17.84%	$19,119	24.51%	$11,170	23.77%
Commercial RE	24,607	32.47	16,824	26.67	17,792	24.20	21,459	27.51	8,113	17.26
1-4 family	35,405	46.72	29,639	46.98	29,349	39.91	28,040	35.95	19,793	42.11
Multifamily	2,373	3.13	1,589	2.52	1,594	2.17	1,537	1.97	1,115	2.37
Farmland	267	0.35	288	0.46	312	0.41	66	0.09	1,081	2.30
Total loans secured by real estate	67,124	88.57	55,386	87.80	62,163	84.53	70,221	90.03	41,272	87.81
Commercial and industrial	8,162	10.77	6,463	10.24	10,367	14.10	6,289	8.06	5,079	10.81
Consumer	492	0.65	1,238	1.96	985	1.34	1,471	1.89	641	1.36
Other	11	0.01	-	-	20	0.03	14	0.02	9	0.02
Total loans	75,789	100.00%	63,087	100.00%	73,535	100.00%	77,995	100.00%	47,001	100.00%
Less: allowance for loan losses	(1,436)		(1,880)		(1,964)		(1,174)		(588)
Total loans, net	$74,353		$61,207		$71,571		$76,821		$46,413

Non-performing loans as a percentage of total loans increased from 0.71% at December 31, 2010 to 1.89% at December 31, 2011. However, non-performing assets as a percentage of total assets decreased from 1.65% at December 31, 2010 to 1.43% at December 31, 2011.

Investment Securities Available for Sale

The amortized cost and fair value of the securities portfolio were $12.0 million and $12.4 million, respectively, at December 31, 2011 compared to $9.9 million and $10.0 million, respectively, at December 31, 2010. Marketable investment securities are accounted for as available for sale and are recorded at fair value with unrealized gains and losses charged to accumulated other comprehensive income. The investment portfolio at December 31, 2011 consisted of securities issued by government sponsored enterprises (“GSEs”), mortgage backed securities and CMOs issued by GSEs, and investment grade municipal bonds.

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At December 31, 2011 and 2010, the securities portfolio had $382,000 and $76,000, respectively, of unrealized gains and $6,000 and $10,000, respectively, of unrealized losses. None of these securities had been in an unrealized loss position for more than twelve months at either date.

The table below summarizes the amortized costs and fair value of available for sale securities for the dates indicated.

	2011		2010		2009
(dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Investment securities available for sale:
Government sponsored enterprises	$2,916	$3,001	$3,485	$3,514	$-	$-
Mortgage backed securities & CMOs	7,632	7,755	4,934	4,967	5,591	5,879
Municipal	1,464	1,632	1,469	1,473	-	-
Other equity securities	-	-	-	-	852	852
Total	$12,012	$12,388	$9,888	$9,954	$6,443	$6,731

COMPARISON OF FINANCIAL CONDITION

JUNE 30, 2012 AND DECEMBER 31, 2011

Total assets increased in the first six months of 2012 by $141.4 million, from $106.8 million at December 31, 2011 to $248.4 million at June 30, 2012. Net loans increased by $113.3 million, from $74.4 million at December 31, 2011 to $187.7 million at June 30, 2012. Liquid assets, consisting of cash and due from banks, deposits in other banks, federal funds sold, and investment securities available for sale, totaled $36.8 million, or 15% of total assets, at June 30, 2012. Liquid assets increased by $11.0 million from the year end 2011 total of $25.8 million. Total deposits increased by $117.6 million during the first six months of 2012. Total shareholders’ equity was $27.3 million at June 30, 2012, which was an increase from $8.9 million at December 31, 2011. At June 30, 2012, the Bank remained “well capitalized” under applicable regulatory capital requirements.

The Bank’s financial condition and balances in 2012 were significantly impacted by the Rowan Merger, including the combination of Rowan’s balances upon merger as well as the application of push-down accounting at the Rowan Merger date from the Piedmont Investment, which occurred on February 19, 2010. The table below summarizes the impact of the Rowan Merger to the Bank’s balance sheet at February 1, 2012.

				VantageSouth
	VantageSouth	VantageSouth	Acquired	Opening
	Balances	Push Down	Rowan	Balances
(in thousands)	(Predecessor)	Adjustments	Balances	(Successor)

Assets
Cash and due from banks	$2,299	$-	$2,358	$4,657
Interest bearing deposits in banks	1,041	-	9,519	10,560
Federal funds sold	3,995	-	-	3,995
Investment securities available for sale	12,220	-	13,285	25,505
Investment securities held-to-maturity	421	(296)	-	125
Loans, net	78,489	853	106,736	186,078
Goodwill	-	-	3,144	3,144
Other intangible assets	-	362	215	577
Other assets	6,669	(680)	9,395	15,384
Total assets	$105,134	$239	$144,652	$250,025

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				VantageSouth
	VantageSouth	VantageSouth	Acquired	Opening
	Balances	Push Down	Rowan	Balances
(in thousands)	(Predecessor)	Adjustments	Balances	(Successor)

Liabilities and Shareholders’ Equity
Deposits	$88,049	$1	$122,431	$210,481
FHLB advances	8,000	-	4,000	12,000
Other liabilities	320	-	423	743
Total liabilities	96,369	1	126,854	223,224
Shareholders’ equity	8,765	238	17,798	26,801
Total liabilities and shareholders’ equity	$105,134	$239	$144,652	$250,025

COMPARISON OF RESULTS OF OPERATIONS FOR

THE PREDECESSOR YEARS ENDED DECEMBER 31, 2011 AND 2010

Net income in 2011 was $106,753, or $0.04 per diluted share, which reflected significantly improved operating results compared to a net loss of $4.8 million, or ($3.53) per diluted share, in 2010. The Bank’s return on average assets was 0.12% in 2011 compared to (5.41%) in 2010. Return on average equity was 1.17% compared to (42.45%) in 2010.

Net Interest Income

Net interest income in 2011 totaled $3.6 million compared to net interest income of $3.1 million in 2010. Net interest margin increased from 3.78% in 2010 to 4.18% in 2011. This margin improvement was primarily due to a decline in funding costs as the average rate on total interest-bearing liabilities fell from 1.61% in 2010 to 1.00% in 2011. Yield on earning assets decreased from 5.21% in 2010 to 5.05% in 2011.

Average earning assets totaled $86.6 million in 2011, which was an increase from $83.0 million in 2010. The 4% increase in average earning assets was primarily due to loan growth and an increase in federal funds sold. Average interest-bearing liabilities totaled $76.1 million in 2011, which was an increase from $73.2 million in 2010. Average total interest-bearing deposits increased by $3.3 million, or 5%, from $64.7 million in 2010 to $68.0 million in 2011. Average non-interest-bearing deposits increased by $2.6 million, or 63%, from $4.1 million in 2010 to $6.8 million in 2011. Average total borrowings decreased by $384,000, and the cost of those borrowings declined from 2.40% in 2010 to 1.09% in 2011.

Net interest income is the primary component of earnings for the Bank. Net interest income is the difference between interest income, principally from the loan and investment securities portfolios, and interest expense, principally on customer deposits and borrowings. Changes in net interest income result from volume, spread and margin. For this purpose, volume refers to the average dollar level of interest-earning assets and interest-bearing liabilities, spread refers to the difference between the average yield on interest-earning assets and interest-bearing liabilities, and margin refers to net interest income divided by average interest-earning assets and is influenced by the level and relative mix of interest-earning assets and interest-bearing liabilities, as well as levels of non-interest-bearing liabilities. The following table sets forth, for the periods indicated, information with regard to average balances of assets and liabilities, as well as the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, resultant yields or costs, net interest income, net interest spread, net interest margin and ratio of average interest-earning assets to average interest-bearing liabilities.

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	Year Ended December 31, 2011			Year Ended December 31, 2010
(Dollars in thousands)	Average Balance	Interest	Yield/ Cost	Average Balance	Interest	Yield/ Cost
Assets
Loans	$70,066	$4,033	5.76%	$68,755	$3,911	5.69%
Investment securities, taxable	11,260	331	2.94	11,164	400	3.58
Federal funds sold	4,794	11	0.23	2,506	6	0.23
Deposits with banks	437	-	0.02	536	2	0.52
Total interest-earning assets	86,557	4,375	5.05%	82,961	4,319	5.21%
Noninterest-earning assets	5,819			6,029
Total assets	$92,376			$88,990

Liabilities and Equity
Deposits:
Savings, NOW and money market	$34,260	$277	0.81%	$31,720	$394	1.24%
Time deposits	33,765	396	1.08	33,023	583	1.77
Total interest-bearing deposits	68,025	673	0.99	64,743	977	1.51
Borrowings	8,108	88	1.09	8,492	203	2.40
Total interest-bearing liabilities	76,133	761	1.00%	73,235	1,180	1.61%
Noninterest-bearing deposits	6,780			4,148
Other liabilities	349			285
Total liabilities	83,262			77,668
Shareholders’ equity	9,114			11,322
Total liabilities and shareholders’ equity	$92,376			$88,990

Net interest income		$3,614			$3,139
Interest rate spread			4.05%			3.60%
Net interest margin			4.18%			3.78%

Ratio of average interest-earning assets to average interest-bearing liabilities			113.69%			113.28%

The following table analyzes the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. The table distinguishes between (i) changes attributable to volume (changes in volume multiplied by the prior period’s rate), (ii) changes attributable to rate (changes in rate multiplied by the prior period’s volume), and (iii) net change (the sum of the previous columns). The change attributable to both rate and volume (changes in rate multiplied by changes in volume) has been allocated equally to both the changes attributable to volume and the changes attributable to rate.

	Year Ended December 31, 2011 vs. 2010
(Dollars in thousands)	Increase (decrease) due to:
	Volume	Rate	Total
Interest income:
Loans	$66	$56	$122
Investment securities, taxable	3	(72)	(69)
Federal funds sold	5	-	5
Deposits with banks	-	(2)	(2)
Total interest income	74	(18)	56
Interest expense:
Savings, NOW and money market	33	(150)	(117)
Time deposits	9	(196)	(187)
Borrowings	(7)	(108)	(115)
Total interest expense	35	(454)	(419)
Increase (decrease) in net interest income	$39	$436	$475

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Provision for Loan Losses

Provision for loan losses in 2011 was a credit of $109,518 compared to provision of $3.2 million in 2010. Provisions for loan losses are charged to earnings to bring the allowance for loan losses to a level considered appropriate by management. In evaluating the allowance for loan losses, management considers factors that include growth, composition and industry diversification of the portfolio, historical loan loss experience, current delinquency levels, adverse situations that may affect a borrowers’ ability to repay, estimated values of underlying collateral, prevailing economic and business conditions and other relevant factors. In 2011, the credit to the provision for loan losses reflected continued strong credit quality in the loan portfolio and significantly lower levels of charge-offs from prior periods. In 2010, the provision for loan losses was primarily due to the increased amount of charge-offs from rising non-performing loan levels in years prior. The allowance for loan losses totaled $1.4 million and $1.9 million at December 31, 2011 and 2010, respectively, representing 1.89% of loans outstanding at December 31, 2011 compared to 2.97% of loans outstanding at December 31, 2010. The allowance for loan losses to non-performing loan ratio decreased from 421% at December 31, 2010 to 100% at December 31, 2011. Net charge-offs declined from $3.3 million in 2010 to $334,000 in 2011, which was the primary reason for the decline in the provision for loan losses.

The Bank’s credit quality remained strong in 2011. Past due loans to total loans increased from 1.01% at December 31, 2010 to 2.03% at December 31, 2011. However, excluding non-accrual loans which are all evaluated individually for impairment, past due loans to total loans declined from 0.30% at December 31, 2010 to 0.14% at December 31, 2011.

The following table contains an analysis of the allowance for loan losses for the periods presented.

	Year ended December 31,
(Dollars in thousands)	2011	2010	2009	2008	2007

Balance at beginning of period	$1,880	$1,964	$1,174	$588	$294
Provision for loan losses	(110)	3,172	1,792	1,050	294

Charge-offs:
Construction and development	(182)	(1,375)	(513)	(172)	-
Nonfarm, nonresidential CRE	-	(1,305)	(17)	-	-
Residential 1–4 family	(158)	(249)	(185)	(164)	-
Commercial and industrial	-	(349)	(369)	(124)	-
Consumer	(7)	(56)	(3)	(4)	-
Total charge-offs	(346)	(3,334)	(1,087)	(464)	-

Recoveries:
Construction and development	-	20	35	-	-
Nonfarm, nonresidential CRE	4	-	1	-	-
Commercial and industrial	5	56	49	-	-
Consumer	3	2	-	-	-
Total recoveries	12	78	85	-	-
Net charge-offs	(334)	(3,256)	(1,002)	(464)	-
Balance at end of period	$1,436	$1,880	$1,964	$1,174	$588

Ratio of allowance for loan losses to total loans	1.89%	2.97%	2.67%	1.50%	1.25%

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Noninterest Income

Noninterest income totaled $535,107 in 2011, which was an increase from ($824,459) in 2010. This increase was primarily due to $1.6 million in losses recognized on the sale of non-performing loans to a wholly-owned subsidiary of Piedmont in 2010. These losses were classified as a reduction to noninterest income in that year. In addition, gain on sale of mortgage loans held for sale increased by $50,233 due to growth in the Bank’s mortgage lending business. The Bank restructured its mortgage lending business following Piedmont’s investment, hired additional experienced mortgage lenders and continues to benefit from the low interest rate environment that has spurred refinancings.

A reduction in realized gains on the sale of investment securities from $300,312 in 2010 to $17,492 in 2012 partially offset the increase in noninterest income.

Noninterest Expenses

Noninterest expense totaled $4.2 million in 2011, which was an increase from $4.0 million in 2010. Marketing expense increased by $349,336, which was primarily due to higher shareholder communications costs incurred in 2011 related to Piedmont’s purchase of the remaining non-controlling shares of the Bank’s outstanding common stock on February 1, 2012. Data processing expense increased by $199,657, which was primarily due to costs incurred in 2011 related to the conversion of Rowan’s system to the Bank’s system in early 2012. This system conversion was completed in an effort to provide the combined company operating and processing efficiencies. In addition, other expense increased by $148,600.

The Bank realized a $220,320 gain on the disposition of other real estate owned (“OREO”) in 2011 compared to a loss of $47,148 in 2010. Also partially offsetting the increase in noninterest expense, professional services expense decreased by $151,229 primarily due to additional costs related to the Bank’s sale of non-performing loans in 2010, and insurance assessment expense decreased by $132,519 due to a lower assessed federal deposit premium rate.

COMPARISON OF RESULTS OF OPERATIONS FOR

THE SUCCESSOR THREE MONTHS ENDED JUNE 30, 2012 AND

THE PREDECESSOR THREE MONTHS ENDED JUNE 30, 2011

Net income in the successor second quarter of 2012 was $752,468, or $0.54 per diluted share, compared to net income of $265,774, or $0.09 per diluted share, in the predecessor second quarter of 2011. The Bank’s return on average assets was 1.19% and 1.22% in the three months ended June 30, 2012 and 2011, respectively. Return on average equity was 11.21% and 11.85% in the three months ended June 30, 2012 and 2011, respectively.

Net Interest Income

Net interest income in the successor second quarter of 2012 totaled $2.6 million compared to net interest income of $0.9 million in the predecessor second quarter of 2011. Net interest margin increased from 4.31% in the second quarter of 2011 to 4.59% in the second quarter of 2012. This margin improvement was primarily due to a decline in funding costs as the average rate on total interest-bearing liabilities fell from 1.04% in the second quarter of 2011 to 0.73% in the second quarter of 2012. Yield on earning assets decreased from 5.24% in the second quarter of 2011 to 5.23% in the second quarter of 2012.

Average earning assets totaled $230.9 million in the second quarter of 2012, which was a significant increase from $82.3 million in the second quarter of 2011. This increase was primarily due to the merger of Rowan into VantageSouth on February 1, 2012. Rowan had $130.6 million of earning assets on the merger date. The remaining increase in earning assets after consideration of the Rowan merger primarily related to organic loan growth. Average interest-bearing liabilities totaled $199.4 million in the second quarter of 2012, which was an increase from $73.2 million in the second quarter of 2011. Average total interest-bearing deposits increased from $65.1 million in the second quarter of 2011 to $187.4 million in the second quarter of 2012. The increases in average interest-bearing liabilities and deposits were also primarily due to the Rowan merger.

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The following table sets forth, for the periods indicated, information with regard to average balances of assets and liabilities, as well as the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, resultant yields or costs, net interest income, net interest spread, net interest margin and ratio of average interest-earning assets to average interest-bearing liabilities.

	Successor Company			Predecessor Company
	Three Months Ended June 30, 2012			Three Months Ended June 30, 2011
(Dollars in thousands)	Average Balance	Interest	Yield/ Cost	Average Balance	Interest	Yield/ Cost
Assets
Loans	$193,733	$2,857	5.93%	$68,514	$999	5.85%
Investment securities, taxable	23,270	139	2.39	10,431	74	2.85
Federal funds sold	9,613	6	0.25	3,035	2	0.23
Deposits with banks	4,314	2	0.15	365	-	0.01
Total interest-earning assets	230,930	3,004	5.23%	82,345	1,075	5.24%
Noninterest-earning assets	23,312			5,482
Total assets	$254,242			$87,827

Liabilities and Equity
Deposits:
Savings, NOW and money market	$89,821	$107	0.48%	$33,124	$78	0.94%
Time deposits	97,536	230	0.95	31,982	91	1.14
Total interest-bearing deposits	187,357	337	0.72	65,106	169	1.04
Borrowings	12,000	26	0.87	8,060	21	1.05
Total interest-bearing liabilities	199,357	363	0.73%	73,166	190	1.04%
Noninterest-bearing deposits	24,804			5,335
Other liabilities	3,079			333
Total liabilities	227,240			78,834
Shareholders’ equity	27,002			8,993
Total liabilities and shareholders’ equity	$254,242			$87,827

Net interest income		$2,641			$885
Interest rate spread			4.50%			4.20%
Net interest margin			4.59%			4.31%

Ratio of average interest-earning assets to average interest-bearing liabilities			115.84%			112.55%

Due to the application of push-down accounting at the Rowan Merger and related disclosure requirements to separate Predecessor Company and Successor Company activity with a line, the Bank has omitted the rate/volume analysis that summarizes changes in interest income and expense for the major components of interest-earning assets and interest-bearing liabilities.

Provision for Loan Losses

Provision for loan losses in the successor second quarter of 2012 totaled $78,000 compared to provision of $30,000 in the predecessor second quarter of 2011. Because of the application of purchase accounting on the acquired loan portfolio and the related push-down of such impact in connection with the Rowan Merger, the current quarter provision cannot be meaningfully compared to the prior year quarter.

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The Successor Company provision is calculated based on a combination of incurred losses on newly originated loans, deterioration in the credit quality of purchased non-impaired loans, and any impairment on purchased credit-impaired (“PCI”) loans. In the second quarter of 2012, however, the Bank’s provision for loan losses was solely related to newly originated loans. The Bank continues to accrete the discount on its purchased non-impaired loans on a level yield basis and did not recognize additional loan losses on this portfolio. Also, the Bank’s PCI loans are periodically reviewed for impairment based on forecasted cash flows, and no additional impairment was recognized on this portfolio in the second quarter of 2012. The carrying value of PCI loans totaled $3.5 million at June 30, 2012.

Noninterest Income

Noninterest income totaled $778,123 in the successor second quarter of 2012, which was an increase from $94,417 in the predecessor second quarter of 2011. This increase was primarily due to gains of $572,429 realized on the sale of the guaranteed portion of U.S. Small Business Administration (“SBA”) loans originated by the Bank. The Bank entered the SBA guaranteed lending business following the Rowan Merger, and therefore did not record any income related to this business in the second quarter of 2011. The Bank sells the guaranteed portion of certain SBA loans in the secondary market without recourse. The remaining increase in noninterest income was related to increased service charges on deposit accounts and mortgage lending income, which were primarily due to increased activity in those areas following the Rowan Merger.

Noninterest Expenses

Noninterest expense totaled $2.5 million in the successor second quarter of 2012, which was an increase from $683,297 in the predecessor second quarter of 2011. The significant increase in noninterest expense was primarily due to increased costs and activity following the Rowan Merger. In addition, the Bank recorded losses of $47,020 on the sale of OREO in the second quarter of 2012 compared to gains on sale of $142,873 in the second quarter of 2011. Write-downs of $287,207 were recorded to the value of certain OREO properties in the second quarter of 2012 with no write-downs in the prior year quarter.

COMPARISON OF RESULTS OF OPERATIONS FOR

THE SUCCESSOR PERIOD OF FEBRUARY 1 TO JUNE 30, 2012,

THE PREDECESSOR PERIOD OF JANUARY 1 TO JANUARY 31, 2012 AND

THE PREDECESSOR SIX MONTHS ENDED JUNE 30, 2011

Net income in the successor period of February 1 to June 30, 2012 was $495,978, or $0.36 per diluted share. A net loss was recorded in the predecessor period of January 1 to January 31, 2012, which totaled $29,805, or ($0.01) per diluted share. Net income in the predecessor first six months of 2011 was $430,007, or $0.15 per diluted share. The Bank’s return on average assets was 0.48% in the successor period of February 1 to June 30, 2012. Return on average assets was (0.33%) and 1.02% in the predecessor period of January 1 to January 31, 2012 and in the predecessor first six months of 2011, respectively. Return on average equity was 4.48% in the successor period of February 1 to June 30, 2012. Return on average equity was (3.97%) and 9.80% in the predecessor period of January 1 to January 31, 2012 and in the predecessor first six months of 2011, respectively.

Net Interest Income

Net interest income in the successor period of February 1 to June 30, 2012 totaled $4.3 million, net interest income in the predecessor period of January 1 to January 31, 2012 totaled $333,727, and net interest income in the predecessor first six months of 2011 totaled $1.7 million. Net interest margin decreased from 4.34% in the first six months of 2011 to 3.94% in the period of January 1 to January 31, 2012. This decline in margin was primarily due to lower loan yields and an increase in the mix of earning assets to lower yielding federal funds sold. Net interest margin increased to 4.53% in the period of February 1 to June 30, 2012 primarily due to an increase in loan yields following the application of push-down accounting and a decline in funding costs as the average rate on total interest-bearing liabilities fell from 0.92% in the period of January 1 to January 31, 2012 to 0.78% in the period of February 1 to June 30, 2012.

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Average earning assets totaled $230.1 million in the period of February 1 to June 30, 2012, which was a significant increase from $100.0 million in the period of January 1 to January 31, 2012 and from $79.6 million in the first six months of 2011. This increase was primarily due to the merger of Rowan into VantageSouth on February 1, 2012. Rowan had $130.6 million of earning assets on the merger date.

The following table sets forth, for the periods indicated, information with regard to average balances of assets and liabilities, as well as the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, resultant yields or costs, net interest income, net interest spread, net interest margin and ratio of average interest-earning assets to average interest-bearing liabilities.

	Successor Company			Predecessor Company
	Period of February 1 to June 30, 2012			Period of January 1 to January 31, 2012			Six Months Ended June 30, 2011
(Dollars in thousands)	Average Balance	Interest	Yield/ Cost	Average Balance	Interest	Yield/ Cost	Average Balance	Interest	Yield/ Cost
Assets
Loans	$192,357	$4,670	5.88%	$77,324	$369	5.63%	$66,819	$1,924	5.81%
Investment securities, taxable	24,199	259	2.59	13,122	32	2.93	10,554	154	2.91
Federal funds sold	8,438	9	0.26	8,570	2	0.25	1,986	2	0.23
Deposits with banks	5,079	3	0.17	960	-	0.01	253	-	0.03
Total interest-earning assets	230,073	$4,941	5.21%	99,976	$403	4.75%	79,612	$2,080	5.27%
Noninterest-earning assets	22,168			6,531			5,793
Total assets	$252,241			$106,507			$85,405

Liabilities and Equity
Deposits:
Savings, NOW and money market	$90,456	$206	0.55%	$45,284	$26	0.68%	$31,605	$139	0.89%
Time deposits	96,981	388	0.97	34,475	36	1.23	30,877	174	1.13
Total interest-bearing deposits	187,437	594	0.77	79,759	62	0.92	62,482	313	1.01
Borrowings	12,000	48	0.98	8,000	7	0.95	8,126	52	1.29
Total interest-bearing liabilities	199,437	$642	0.78%	87,759	$69	0.92%	70,608	$365	1.04%
Noninterest-bearing deposits	23,987			9,393			5,585
Other liabilities	1,973			489			361
Total liabilities	225,397			97,641			76,554
Shareholders’ equity	26,844			8,866			8,851
Total liabilities and shareholders’ equity	$252,241			$106,507			$85,405

Net interest income		$4,299			$334			$1,715
Net interest spread			4.43%			3.83%			4.23%
Net interest margin			4.53%			3.94%			4.34%

Ratio of average interest-earning assets to average interest-bearing liabilities			115.36%			113.92%			112.75%

Due to the application of push-down accounting at the Rowan Merger and related disclosure requirements to separate Predecessor Company and Successor Company activity with a line, the Bank has omitted the rate/volume analysis that summarizes changes in interest income and expense for the major components of interest-earning assets and interest-bearing liabilities.

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Provision for Loan Losses

Provision for loan losses in the successor period of February 1 to June 30, 2012 totaled $267,299 compared to provision of $30,000 in the predecessor period of January 1 to January 31, 2012 and provision of $65,000 in the predecessor first six months of 2011. Because of the application of purchase accounting on the acquired loan portfolio and the related push-down of such impact in connection with the Rowan Merger, the successor period provision cannot be meaningfully compared to the predecessor periods.

The Successor Company provision is calculated based on a combination of incurred losses on newly originated loans, deterioration in the credit quality of purchased non-impaired loans, and any impairment on PCI loans. In the successor period of February 1 to June 30, 2012, the Bank’s provision for loan losses was related to newly originated loans and a purchased loan that was charged off in the period. The Bank continues to accrete the discount on its purchased non-impaired loans on a level yield basis and did not recognize additional loan losses on this portfolio. Also, the Bank’s PCI loans are periodically reviewed for impairment based on forecasted cash flows, and no additional impairment was recognized on this portfolio. The carrying value of PCI loans totaled $3.5 million at June 30, 2012.

Noninterest Income

Noninterest income totaled $937,607 in the successor period of February 1 to June 30, 2012. Noninterest income totaled $49,609 in the predecessor period of January 1 to January 31, 2012 and totaled $241,448 in the predecessor first six months of 2011. The significant increase in noninterest income in the successor period was primarily due to gains of $566,796 realized on the sale of the guaranteed portion of SBA loans originated by the Bank. The Bank entered the SBA guaranteed lending business following the Rowan Merger, and therefore did not record any income related to this business in the predecessor periods. The Bank sells the guaranteed portion of certain SBA loans in the secondary market without recourse.

Noninterest Expenses

Noninterest expense totaled $4.5 million in the successor period of February 1 to June 30, 2012. Noninterest expense totaled $381,538 in the predecessor period of January 1 to January 31, 2012 and totaled $1.5 million in the predecessor first six months of 2011. The significant increase in noninterest expense in the successor period was primarily due to increased costs and activity following the Rowan Merger. In addition, the Bank incurred costs of $436,240 in the successor period to convert Rowan’s system to the Bank’s system. Write-downs to the value of certain OREO properties totaled $452,199 in the successor period.

LIQUIDITY

Liquidity refers to the Bank’s ability to fund loan originations, withdrawals and maturities of deposits, and other cash outflows in a cost effective manner. The Bank’s principal sources of liquidity are deposits, scheduled payments and prepayments of loan principal, maturities of investment securities, access to liquid deposits, and funds provided by operations. While scheduled loan payments and maturing investments are relatively predictable sources of funds, deposit flows and loan prepayments are influenced by general interest rates, economic conditions and competition.

Liquid assets (consisting of cash and due from banks, federal funds sold, and investment securities available for sale) comprised 15% and 24% of the Bank’s total assets at June 30, 2012 and December 31, 2011, respectively.

Should the need arise, the Bank would have the capability to sell securities available for sale or to borrow funds. The Bank has established credit lines with other financial institutions to purchase up to $10.8 million in federal funds at both June 30, 2012 and December 31, 2011. As a member of the Federal Home Loan Bank of Atlanta (“FHLB”), the Bank could obtain advances up to a maximum of $49.7 million and $21.4 million at June 30, 2012 and December 31, 2011, respectively. At June 30, 2012 and December 31, 2011, there were $12.0 million and $8.0 million, respectively, in outstanding FHLB collateralized advances.

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Total deposits were $207.1 million and $89.5 million at June 30, 2012 and December 31, 2011, respectively. Time deposits, which are the only deposit accounts that have stated maturity dates, are generally considered to be rate sensitive. Time deposits represented 45% and 38% of total deposits at June 30, 2012 and December 31, 2011, respectively. Time deposits of $100,000 or more represented 21% and 16% of the Bank’s total deposits at June 30, 2012 and December 31, 2011, respectively. At June 30, 2012 and December 31, 2011, the Bank had $6.4 million and $3.3 million in brokered reciprocal time deposits. Management believes both the reciprocal brokered and other retail time deposits are relationship-oriented. While the Bank will need to pay market rates to retain these deposits at their maturities, there are other subjective factors that will determine their continued retention. Based upon past experience, the Bank anticipates that a substantial portion of outstanding certificates of deposit will renew upon maturity.

At June 30, 2012 (and at all times during the periods presented in this report), the Bank’s management believes its liquidity sources, including unused lines of credit, were at an acceptable level and remained adequate to meet its operating needs.

CAPITAL

A significant measure of the financial strength of a financial institution is its capital base. Federal regulators have defined capital into the following components: (1) Tier 1 capital, which includes common shareholders’ equity and qualifying preferred equity, and (2) Tier 2 capital, which includes a portion of the allowance for loan losses, certain qualifying long-term debt and preferred stock which does not qualify as Tier 1 capital. Minimum capital levels are regulated by risk-based capital adequacy guidelines which require a financial institution to maintain capital as a percent of its assets and certain off-balance sheet items adjusted for predefined credit risk factors (risk-adjusted assets). A financial institution is required to maintain, at a minimum, Tier 1 capital as a percentage of risk-adjusted assets of 4.0% and combined Tier 1 and Tier 2 capital as a percentage of risk-adjusted assets of 9.0%. In addition to the risk-based guidelines, federal regulations require the Bank to maintain a minimum leverage ratio (Tier 1 capital as a percentage of tangible assets) of 4.0%.

The table below summarizes the Bank’s regulatory capital ratios at June 30, 2012 and December 31, 2011.

			Minimum Requirements To Be:
	Actual		Adequately Capitalized		Well Capitalized
(Dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio

June 30, 2012
(Successor Company)
Total capital (to risk-weighted assets)	$24,303	12.49%	$15,562	8.00%	$19,452	10.00%
Tier 1 capital (to risk-weighted assets)	23,373	12.02	7,781	4.00	11,671	6.00%
Tier 1 capital (to average assets)	23,373	9.41	9,934	4.00	12,417	5.00%

December 31, 2011
(Predecessor Company)
Total capital (to risk-weighted assets)	$9,688	11.85%	$6,542	8.00%	$8,177	10.00%
Tier 1 capital (to risk-weighted assets)	8,661	10.59	3,271	4.00	4,906	6.00%
Tier 1 capital (to average assets)	8,661	8.49	4,080	4.00	5,100	5.00%

Critical Accounting Policies

The Bank has identified the following accounting policies that are the most critical to fully understand and evaluate the its reported financial results and require management’s most difficult, subjective or complex judgments:

•	Determination of the allowance for loan losses,

84

•	Accounting for purchased credit-impaired loans,
•	Valuation of foreclosed assets,
•	Valuation allowance on deferred tax assets, and
•	Evaluation of investment securities for other-than-temporary impairment.

RECENT ACCOUNTING PRONOUNCEMENTS

Information regarding recently issued accounting pronouncements that may affect the Bank is presented in Note 1 to the June 30, 2012 and Note 1 to the December 31, 2011 financial statements.

OFF-BALANCE SHEET ARRANGEMENTS

Information about the Bank’s off-balance sheet risk exposure is presented in Note 3 to the June 30, 2012 financial statements and Note 12 to the December 31, 2011 financial statements. The Bank does not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as special purpose entities.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT VANTAGESOUTH’S MARKET RISK

The Bank intends to reach its strategic financial objectives through the effective management of market risk. Like many financial institutions, the Bank’s most significant market risk exposure is interest rate risk. The primary goal in managing interest rate risk is to minimize the effect that changes in interest rates have on earnings and capital. This is accomplished through the active management of asset and liability portfolios.

The purpose of asset/liability management is to provide stable net interest income growth by protecting the Bank’s earnings from undue interest rate risk, which arises from volatile interest rates and changes in the balance sheet mix, and by managing the risk/return relationships between liquidity, interest rate risk, market risk, and capital adequacy. The Bank maintains, and has complied with, a Board approved asset/liability management policy that provides guidelines for controlling exposure to interest rate risk by utilizing guidelines regarding pro forma earnings at risk and economic value of equity at risk. The Bank’s policy is to control the exposure of its earnings and market value of interest rate sensitive assets and liabilities to changing interest rates by generally endeavoring to maintain a position within a relatively narrow range around an “earnings neutral position,” which is defined as the mix of assets and liabilities that generate a net interest margin that is least affected by interest rate changes. In addition, other ratios and trend analyses are utilized, including liquidity, volatile liability dependence, and net interest spread, to assist in managing liquidity and interest rate risk.

When suitable lending opportunities are not sufficient to utilize available funds, the Bank has generally invested such funds in securities issued by government sponsored enterprises and mortgage-backed securities. The securities portfolio contributes to the Bank’s profits and plays an important part in the overall interest rate management. However, management of the securities portfolio alone cannot balance overall interest rate risk. The securities portfolio must be used in combination with other asset/liability techniques to actively manage the balance sheet. The primary objectives in the overall management of the securities portfolio are liquidity, safety, yield, asset/liability management (interest rate risk), and investing in securities that can be pledged for public deposits or other purposes.

In reviewing the needs of the Bank with regard to proper management of its asset/liability program, the Bank’s management estimates its future needs, taking into consideration historical periods of high loan demand and low deposit balances, estimated loan and deposit increases (due to increased demand through marketing), and forecasted interest rate changes.

The analysis of an institution’s interest rate gap (the difference between the repricing of interest-earning assets and interest-bearing liabilities during a given period of time) is a standard tool for the measurement of exposure to interest rate risk. The tables below summarize the amounts of interest-earning assets and interest-bearing liabilities outstanding at June 30, 2012 and December 31, 2011 which are projected to reprice or mature in each of the future time periods shown.

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Except as stated below, the amounts of assets and liabilities shown that reprice or mature within a particular period were determined in accordance with the contractual terms of the assets or liabilities. Loans with floating rates are shown as being due at the end of the next upcoming adjustment period. Money market deposit accounts and negotiable order of withdrawal or other transaction accounts are assumed to be subject to immediate repricing and depositor availability and have been placed in the shortest period. In making the gap computations, none of the assumptions sometimes made regarding prepayment rates and demand deposit retention rates have been used for any interest-earning assets or interest-bearing liabilities. In addition, the table does not reflect scheduled principal payments that will be received throughout the lives of the loans. The interest rate sensitivity of the Bank’s assets and liabilities illustrated in the following table would vary substantially if different assumptions were used or if actual experience differs from that indicated by such assumptions.

	Terms to Repricing at June 30, 2012
(Dollars in thousands)	1 Year or Less	More Than 1 Year to 3 Years	More Than 3 Years to 5 Years	More Than 5 Years	Total

Interest-earning assets:
Loans:
Floating rate	$26,945	$114	$-	$-	$27,059
Fixed rate	36,032	40,922	35,927	48,647	161,528
Securities available for sale	418	2,048	-	19,861	22,327
Securities held to maturity	130	-	-	-	130
Other interest-earning assets	9,433	-	-	-	9,433
Total interest-earning assets	$72,958	$43,084	$35,927	$68,508	$220,477

Interest-earning assets:
Deposits:
Savings, NOW and money market	$88,399	$-	$-	$-	$88,399
Time over $100,000	25,490	16,910	1,502	-	43,902
Other time	38,038	11,087	729	-	49,854
FHLB advances	1,500	10,500	-	-	12,000
Total interest-bearing liabilities	$153,427	$38,497	$2,231	$-	$194,155

Interest sensitivity gap per period	$(80,469)	$4,587	$33,696	$68,508

Cumulative interest sensitivity gap	$(80,469)	$(75,882)	$(42,186)	$26,322

Cumulative gap as a percentage of total interest-earning assets	(36.50)%	(34.42)%	(19.13)%	11.94%

Cumulative interest-earning assets as a percentage of interest-bearing liabilities	37.58%	59.77%	78.27%	113.56%

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	Terms to Repricing at December 31, 2011
(Dollars in thousands)	1 Year or Less	More Than 1 Year to 3 Years	More Than 3 Years to 5 Years	More Than 5 Years	Total

Interest-earning assets:
Loans:
Floating rate	$2,479	$176	$-	$-	$2,655
Fixed rate	18,036	20,877	15,681	17,109	71,703
Securities available for sale	-	-	1,577	10,811	12,388
Securities held to maturity	421	-	-	-	421
Other interest-earning assets	10,835	-	-	-	10,835
Total interest-earning assets	$31,771	$21,053	$17,258	$27,920	$98,002

Interest-earning assets:
Deposits:
Savings, NOW and money market	$55,342	$-	$-	$-	$55,342
Time over $100,000	7,172	7,393	-	-	14,565
Other time	15,693	3,854	50	-	19,597
FHLB advances	-	8,000	-	-	8,000
Total interest-bearing liabilities	$78,207	$19,247	$50	$-	$97,504

Interest sensitivity gap per period	$(46,436)	$1,806	$17,208	$27,922

Cumulative interest sensitivity gap	$(46,436)	$(44,630)	$(27,422)	$500

Cumulative gap as a percentage of total interest-earning assets	(47.38)%	(45.54)%	(27.98)%	0.01%

Cumulative interest-earning assets as a percentage of interest-bearing liabilities	32.58%	54.18%	71.88%	1.01%

The table below summarizes the maturity distribution of the Bank’s loans at June 30, 2012 and December 31, 2011.

	Due in 1	Due after 1 year
	Year or	through 5 years		Due after 5 years
(Dollars in thousands)	less	Floating	Fixed	Floating	Fixed	Non-accrual	Total

June 30, 2012
Loans secured by real estate:
Construction & development	$6,652	$510	$7,132	$-	$1,169	$1,239	$16,702
Residential 1-4 family	11,066	2,497	31,963	4,638	19,948	1,374	71,486
Nonfarm nonresidential	11,566	797	27,199	7,884	15,986	549	63,981
Multifamily	1,240	590	3,168	-	8,627	-	13,625
Farmland	294	156	-	-	-	-	450

Commercial and industrial	5,116	1,175	5,717	4,473	2,644	59	19,184
Consumer	1,716	24	1,108	132	179	-	3,159
Total	$37,650	$5,593	$76,443	$17,127	$48,553	$3,221	$188,587

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	Due in 1	Due after 1 year
	Year or	through 5 years		Due after 5 years
(Dollars in thousands)	less	Floating	Fixed	Floating	Fixed	Non-accrual	Total

December 31, 2011
Loans secured by real estate:
Construction & development	$1,937	$-	$2,407	$-	$-	$130	$4,474
Residential 1-4 family	7,201	-	13,681	1,133	12,670	720	35,405
Nonfarm nonresidential	4,111	-	16,362	-	3,163	537	24,173
Multifamily	139	-	1,432	-	807	-	2,378
Farmland	267	-	-	-	-	-	267

Commercial and industrial	4,392	768	2,360	187	405	44	8,156
Consumer	548	8	316	-	64	-	936
Total	$18,595	$776	$36,558	$1,320	$17,109	$1,431	$75,789

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Crescent and VantageSouth, after giving effect to the Merger and adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on Crescent.

The unaudited pro forma condensed combined balance sheet reflects the acquisition of VantageSouth as if it had been consummated on June 30, 2012 and includes a pro forma adjustment to common stock to reflect the maximum shares that can be issued in connection with the Merger. This adjustment is subject to further revision upon completion of the contemplated transaction. The Merger will be accounted for as a combination between entities under common control as Piedmont holds approximately 88% of our common stock and wholly owns VantageSouth (except for directors’ qualifying shares). The Merger does not constitute a business combination under U.S. generally accepted accounting principles. Crescent will record the “purchased” assets and liabilities of VantageSouth at their carrying amounts on the merger date, and no adjustments to VantageSouth’s assets and liabilities as of June 30, 2012 are necessary.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 combines Crescent’s historical results for the year ended December 31, 2011 (includes both predecessor and successor periods) with VantageSouth historical results for the year ended December 31, 2011. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 combines Crescent’s historical results for the six months ended June 30, 2012 with VantageSouth historical results for the six months ended June 30, 2012 (includes both predecessor and successor periods). The unaudited pro forma statements of operations give effect of the acquisition as if it had taken place on January 1, 2011, the beginning of the earliest period presented.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs. Certain cost savings and revenue synergies may result from the Merger. However, there can be no assurance that these cost savings or revenue synergies will be achieved. Cost savings, if achieved, could result from, among other things, the reduction of operating expenses, changes in corporate infrastructure and governance, the elimination of duplicative operating systems, and the combination of regulatory and financial reporting requirements under one state-chartered bank. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the Merger been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company after completion of the Merger.

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Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, including issuance of newly issued shares of our common stock. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. Crescent has not included pro forma adjustments to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 or the six months ended June 30, 2012 to eliminate VantageSouth’s historical charges for the Rowan system conversion or merger activity. Although these items are not expected to have a continuing impact on the combined results, they are not directly affected by the Merger and therefore have not been eliminated.

Crescent expects to incur costs associated with integrating VantageSouth and its businesses. The unaudited pro forma condensed combined financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.

You should read this information in conjunction with the:

•	accompanying notes to the unaudited pro forma combined financial statements contained in this proxy statement;

•	separate historical audited consolidated financial statements of Crescent as of the years ended December 31, 2011 (Successor) and 2010 (Predecessor) and for the period from November 19, 2011 through December 31, 2011 (Successor), the period from January 1, 2011 through November 18, 2011 (Predecessor), and Crescent’s unaudited consolidated financial statements as of and for the three and six months ended June 30, 2012 (Successor) and 2011 (Predecessor) included in this proxy statement at Annex A; and

•	separate historical audited financial statements of VantageSouth as of December 31, 2011 and 2010 (Predecessor) and for the years ended December 31, 2011, and 2010 (Predecessor), and the VantageSouth unaudited financial statements as of June 30, 2012 (Successor) and for the three months ended June 30, 2012 (Successor) and 2011 (Predecessor) and for the period from February 1 to June 30, 2012 (Successor), the period from January 1 to January 31, 2012 (Predecessor), and the six months ended June 30, 2011 (Predecessor) included in Annex B to this proxy statement.

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CRESCENT FINANCIAL BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2012

(in thousands)

(Dollars in thousands)	Crescent Financial Bancshares, Inc. (As Reported)	VantageSouth Bank (As Reported)	Adjustments	Crescent Financial Bancshares, Inc. (Pro Forma)
ASSETS
Cash and due from banks	$13,695	$5,081	$-	$18,776
Interest-earning deposits with banks	1,144	5,673	-	6,817
Federal funds sold	40,775	3,760	-	44,535
Investment securities available for sale	151,430	22,327	-	173,757
Investment securities held to maturity	-	130	-	130
Loans held for sale	3,226	4,131	-	7,357
Loans, net of allowance for loan losses of	506,171	187,657	-	693,828
Federal Home Loan Bank stock	2,931	963	-	3,894
Premises and equipment, net	10,623	6,507	-	17,130
Bank owned life insurance	19,620	-	-	19,620
Foreclosed assets	4,743	3,029	-	7,772
Deferred tax asset, net	30,673		-	30,673
Goodwill	22,131	3,144	-	25,275
Other intangibles, net	2,101	496	-	2,597
Accrued interest receivable and other assets	10,242	5,242	-	15,484
Total assets	$819,505	$248,140	$-	$1,067,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$77,650	$24,946	$-	$102,596
Interest bearing	581,858	182,155	-	764,013
Total deposits	659,508	207,101	-	866,609
FHLB advances - short-term	-	1,500	-	1,500
FHLB advances - long-term	-	10,500	-	10,500
Long-term debt	12,288	-	-	12,288
Accrued interest payable and other liabilities	5,145	1,721	-	6,866
Total liabilities	676,941	220,822	-	897,763

Stockholders’ equity
Preferred stock, no par value	24,545	-	-	24,545
Common stock, $0.001 par value	28	3,457	(3,449)	36
Common stock warrants	1,325	-	-	1,325
Additional paid-in capital	117,452	25,747	3,449	146,648
Accumulated deficit	(1,968)	(2,146)	-	(4,114)
Accumulated other comprehensive income	1,182	260	-	1,442
Total stockholders’ equity	142,564	27,318	-	169,882
Total liabilities and stockholders’ equity	$819,505	$248,140	$-	$1,067,645

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CRESCENT FINANCIAL BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2011

(in thousands, except per share amounts)

(Dollars in thousands)	Crescent Financial Bancshares, Inc. (As Reported for Predecessor Period from January 1 to November 18, 2011)	Crescent Financial Bancshares, Inc. (As Reported for Successor Period From November 19 to December 31, 2011)	Crescent Financial Bancshares, Inc. (As Adjusted for Combined Period)	VantageSouth Bank (As Reported)	Adjustments	Crescent Financial Bancshares, Inc. (Pro Forma)
INTEREST INCOME
Loans	$31,569	$4,252	$35,821	$4,033	$-	$39,854
Investment securities	6,198	313	6,511	331		6,842
Other interest income	82	44	126	11	-	137
Total interest income	37,849	4,609	42,458	4,375	-	46,833
INTEREST EXPENSE
Deposits	10,514	616	11,130	673	-	11,803
FHLB advances and other borrowed funds	78	18	96	88	-	184
Long-term debt	4,853	624	5,477	-	-	5,477
Total interest expense	15,445	1,258	16,703	761	-	17,464
NET INTEREST INCOME	22,404	3,351	25,755	3,614	-	29,369
Provision for loan losses	16,718	227	16,945	(110)	-	16,835
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,686	3,124	8,810	3,724	-	12,534
NON-INTEREST INCOME
Service charges and fees on deposit accounts	1,617	217	1,834	210	-	2,044
Mortgage lending	1,241	169	1,410	201	-	1,611
Gain (loss) on sale of available for sale securities	3,990	(55)	3,935	17	-	3,952
Other	1,225	153	1,378	107	-	1,485
Total non-interest income	8,073	484	8,557	535	-	9,092
NON-INTEREST EXPENSE
Salaries and employee benefits	12,787	2,399	15,186	2,035	-	17,221
Occupancy and equipment	3,489	436	3,925	284	-	4,209
Transaction costs	-	-	-	-	1,000	1,000
Other	11,006	1,441	12,447	1,833		14,280
Total non-interest expense	27,282	4,276	31,558	4,152	1,000	36,710
NET INCOME (LOSS) BEFORE INCOME TAXES	(13,523)	(668)	(14,191)	107	(1,000)	(15,084)
Income taxes	-	(520)	(520)	-	-	(520)
NET INCOME (LOSS)	(13,523)	(148)	(13,671)	107	(1,000)	(14,564)
Effective dividend on preferred stock	1,539	182	1,721	-	-	1,721
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(15,062)	$(330)	$(15,392)	$107	$(1,000)	$(16,285)
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(1.57)	$(0.01)	$(1.30)		$0.74	$(0.85)
Diluted	$(1.57)	$(0.01)	$(1.30)		$0.74	$(0.85)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	9,586,167	28,353,053	11,848,477		7,368,140	19,216,617
Diluted	9,586,167	28,353,053	11,848,477		7,368,140	19,216,617

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CRESCENT FINANCIAL BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2012

(in thousands, except per share amounts)

(Dollars in thousands)	Crescent Financial Bancshares, Inc. (As Reported)	VantageSouth Bank (As Reported For Predecessor Period From January 1 to January 31, 2012)	VantageSouth Bank (As Reported for Successor Period from February 1 to June 30, 2012)	Adjustments	Crescent Financial Bancshares, Inc. (Pro Forma)
INTEREST INCOME
Loans	$16,184	$368	$4,670	$-	$21,222
Loans	$16,184	$368	$4,670	$-	$21,222
Investment securities	1,894	32	259	-	2,185
Other interest income	38	2	12	-	52
Total interest income	18,116	402	4,941	-	23,459
INTEREST EXPENSE
Deposits	2,250	62	594	-	2,906
FHLB advances and other borrowed funds	2	6	48	-	56
Long-term debt	563	-	-	-	563
Total interest expense	2,815	68	642	-	3,525
NET INTEREST INCOME	15,301	334	4,299	-	19,934
Provision for loan losses	2,772	30	267	-	3,069
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	12,529	304	4,032	-	16,865
NON-INTEREST INCOME
Service charges and fees on deposit accounts	890	21	177	-	1,088
Mortgage lending	1,345	25	119	-	1,489
Government guaranteed lending	-	-	572	-	572
Gain (loss) on sale of available for sale securities	165	-	-	-	165
Other	932	2	69	-	1,003
Total non-interest income	3,332	48	937	-	4,317
NON-INTEREST EXPENSE
Salaries and employee benefits	7,836	185	1,981	-	10,002
Occupancy and equipment	2,092	27	288	-	2,407
System conversion	-	-	436	-	436
Other	5,625	170	1,768	-	7,563
Total non-interest expense	15,553	382	4,473	-	20,408
NET INCOME (LOSS) BEFORE INCOME TAXES	308	(30)	496	-	774
Income taxes	15	-	-	-	15
NET INCOME (LOSS)	293	(30)	496	-	759
Effective dividend on preferred stock	757	-	-	-	757
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(464)	$(30)	$496	$-	$2
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.02)			$0.02	$0.00
Diluted	$(0.02)			$0.02	$0.00
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	28,360,628			7,368,140	35,728,768
Diluted	28,360,628			7,368,140	35,728,768

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CRESCENT FINANCIAL BANCSHARES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

2. Acquisition of VantageSouth

On August 10, 2012, 2012, Crescent entered into the VSB Agreement under which it will acquire, by means of a merger with our wholly owned subsidiary Crescent Bank, VantageSouth for up to 7,368,140 shares of our common stock. Based on the closing price of Crescent’s common stock of $[ ] on [ ], 2012, the total consideration to be paid by Crescent for VantageSouth is approximately $[ ] million.

3. Pro Forma Financial Statements

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Crescent and VantageSouth, after giving effect to the Merger and adjustments described in the following footnotes, and are intended to reflect the impact of the Merger on Crescent.

The unaudited pro forma condensed combined balance sheet reflects the acquisition of VantageSouth as if it had been consummated on June 30, 2012.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 combines Crescent’s historical results for the year ended December 31, 2011, which includes both predecessor and successor periods, with VantageSouth historical results for the year ended December 31, 2011.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 combines Crescent’s historical results for the six months ended June 30, 2012 with VantageSouth historical results for the six months ended June 30, 2012, which includes both predecessor and successor periods. The unaudited pro forma statements of operations give effect of the acquisition as if it had taken place on January 1, 2011, the beginning of the earliest period presented.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs.

4. Pro Forma Adjustments

The unaudited pro forma condensed combined balance sheet reflects the acquisition of VantageSouth as if it had been consummated on June 30, 2012 and includes a pro forma reclassification adjustment between common stock and additional paid-in capital to reflect the issuance of 7,368,140 shares of Crescent’s common stock, which is the maximum number of shares that can be issued pursuant to the VSB Agreement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 includes a pro forma adjustment for direct transaction costs of approximately $1 million in connection with the proposed Merger, which is included in non-interest expense. This pro forma expense adjustment does not include costs associated with integrating the two businesses.

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5. Pro Forma Net Income/Loss Per Share

The calculation of pro forma weighted average shares outstanding, which is used as the denominator in calculating pro forma net income/loss per share, assumes the issuance of 7,368,140 shares of Crescent’s common stock, which is the maximum number of shares that can be issued pursuant to the VSB Agreement, on January 1, 2011, the beginning of the earliest period presented. In addition, for the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011, weighted average shares outstanding for both Crescent’s predecessor period of January 1 to November 18, 2011 and the successor period of November 19 to December 31, 2011 have been combined on a weighted average basis for the entire year.

SELECTED FINANCIAL PROJECTIONS

Neither we nor VantageSouth, as a matter of course, generally publish our respective business plans and strategies or make public projections as to future revenues, earnings, or other results other than our periodic revenue and earnings guidance. However, during the course of negotiating the Merger, Crescent and Piedmont prepared prospective financial information to present certain projections of financial performance for Crescent Bank and VantageSouth respectively, and these projections were provided to the Special Committee and Sandler O’Neill in connection with their financial analyses of the proposed Merger. The projections were prepared by the management of Crescent and the management of Piedmont, respectively, solely for the purposes of evaluating the Merger.

None of these projections were prepared with a view toward public disclosure, nor with a view toward complying with U.S. generally accepted accounting principles, or GAAP, the published guidelines of the SEC or the guidelines of the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information, but, in the view of Crescent and Piedmont, they were prepared on a reasonable basis, reflect the best estimates and judgments available as of the date of their preparation, and present, to the best knowledge and belief of each of Crescent and Piedmont as of the date of their preparation, the potential course of action and potential future financial performance of the respective companies. However, this information is not fact and should not be relied upon as being necessarily indicative of future results. The projections are forward-looking statements inherently subject to the general risks that Crescent Bank and VantageSouth face in our businesses, including those discussed under “Risk Factors” in this proxy statement and the factors described under “Special Note Regarding Forward-Looking Statements” in this proxy statement.

Neither our nor VantageSouth’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, this prospective financial information.

Set forth below are material projections of net income for the respective companies. The Crescent Bank projections were prepared on a standalone basis, and the VantageSouth projections were similarly prepared, with certain adjustments to expense reductions relating to the Merger incorporated into future years. Both sets of projections provided present net income prior to payment of dividend payments, including dividend payments for Crescent’s preferred stock currently held by the U.S. Treasury. These projections were provided to the Special Committee and Sandler O’Neill in August 2012. These financial forecasts and the assumptions underlying them have not been updated since their respective dates of preparation. They should not be utilized as public guidance and will not be provided in the ordinary course of our business.

Crescent State Bank

Pre-Merger Projection

Projections for the years ended December 31, 2012 through 2015

(US Dollars in Millions)

	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015

Projected Net Income	$1.4	$4.4	$5.6	$10.9

VantageSouth Bank

Pre-Merger Projection

Projections for the period 2012 through 2015

(US Dollars in Millions)

	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015

Projected Net Income	$4.0	$6.7	$4.2	$5.4

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To develop the above projections, each of Crescent and Piedmont assumed that loan and deposit growth was consistent with projected market growth rates. Each of Crescent and Piedmont assumed no material strategic developments in the underlying businesses of either bank. Each of Crescent and Piedmont assumed that margins would decline to historical averages and that operating expenses would increase marginally. VantageSouth currently has a full allowance against a deferred tax asset, which Piedmont assumes will result in VantageSouth paying no taxes until 2014. The VantageSouth projections for 2013-2015, particularly with respect to non-interest expense, assume the completion of the Merger in late 2012. There can be no assurance that the assumptions made in preparing the financial projections will prove accurate. In addition, the financial projections take into account preliminary projected costs of the transactions contemplated by the VSB Agreement, including the costs of the Merger and any integration costs or savings from the Merger.

The assumptions and estimates underlying the prospective financial information set forth above are inherently uncertain and, though considered reasonable by our and Piedmont’s management, respectively, as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, the risks and uncertainties described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the prospective results are indicative of our future performance or that of the combined company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Neither we nor Piedmont intend to update or otherwise revise the prospective financial information to reflect circumstances existing or events occurring, including changes in general economic or industry conditions, since its preparation, even if any or all of the underlying assumptions are shown to be in error.

CRESCENT CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Piedmont holds approximately 88% of the voting shares of Crescent and wholly owns VantageSouth (except for directors’ qualifying shares) as of [                        ], 2012. Accordingly, Piedmont will receive shares of our common stock in connection with the Merger proportional to its ownership interests in VantageSouth. Two of our directors, Mr. J. Adam Abram and Mr. A. Wellford Tabor, are beneficial owners of Piedmont. In addition, Messrs. J. Adam Abram, David S. Brody, Alan N. Colner, Scott M. Custer, Thierry Ho, Steven J. Lerner, A. Wellford Tabor and Nicolas D. Zerbib, members of our Board and of the Board of Crescent Bank, are also directors of Piedmont. Adam Abram, Scott Custer and Steven Jones, who are directors or officers, or both, of Crescent, are on the Board of VantageSouth. Adam Abram, David Brody, Alan Colner, Scott Custer, Steven Lerner and Wellford Tabor, members of our Board of Directors, and Jonathan Hornaday, Steven Jones and Lee Roberts, Officers of Crescent, are also stockholders of Piedmont. Scott Custer currently serves as Chairman of the Board of VantageSouth, Chief Executive Officer of Cresent Bank, President and Chief Executive Officer of Crescent, and President and Chief Executive Officer of Piedmont. Steven Jones currently serves as President and Chief Executive Officer of VantageSouth, President of Crescent Bank, and Head – Sales and Market Management for Piedmont.

In addition, we, Crescent Bank, Piedmont and VantageSouth entered into the Affiliate Agreement, dated March 28, 2012 and effective retroactively to January 1, 2012, which was the date that the arrangements in the Affiliate Agreement were implemented. Under the Affiliate Agreement, the parties provide services to each other and allocate the associated costs. These services include executive management, accounting, human resources, regulatory compliance and other bank related functions. The Affiliate Agreement also complies with Sections 23A and 23B of the Federal Reserve Act.

Pursuant to the Affiliate Agreement, each of Piedmont and VantageSouth pays a monthly fee to Crescent Bank for certain services, which fee includes reimbursement of a portion of the lease expense of 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina, which are Piedmont’s executive offices, and which space is also used by VantageSouth management, but which property is leased by Piedmont. The monthly fee paid by each of Piedmont and VantageSouth also includes reimbursement of a portion of employment costs incurred by Crescent Bank. Through June 30, 2012, Piedmont and VantageSouth have paid $325,722 and $30,840 in fees to Crescent Bank, respectively. Also under the Affiliate Agreement, Crescent Bank pays a monthly fee to VantageSouth for certain services, which fee also includes reimbursement of a portion of employment costs incurred by VantageSouth. Through June 30, 2012, Crescent Bank has paid $195,500 in fees to VantageSouth.

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We and Piedmont also entered into the Tax Sharing Agreement, under which Crescent and Crescent Bank, on the one hand, and Piedmont and certain of its subsidiaries other than the Company, on the other hand, are responsible for and bear the cost of their respective tax obligations, calculated independently of each other. However, to the extent Piedmont and its subsidiaries benefit from the use of our and Crescent Bank’s net operating losses, such tax benefit will be paid by Piedmont and its subsidiaries to us and Crescent Bank.

Our board of directors formed the Special Committee of disinterested directors to evaluate and, if appropriate, negotiate the proposed Merger. The Special Committee retained its own legal counsel, obtained financial advice and a fairness opinion from an independent investment bank, and negotiated the terms of the Merger with Piedmont. Following the unanimous recommendation of the Special Committee that the Merger and the associated transactions are advisable, fair to, and in the best interests of Crescent and our stockholders unaffiliated with Piedmont, our board of directors unanimously adopted the recommendations of the Special Committee, approved the Merger, the VSB Agreement, and the transactions contemplated thereby, and recommended that our stockholders vote “FOR” the issuance of the Shares pursuant to the Merger, as described in this proxy.

Piedmont, which holds approximately 88% of our voting shares, has agreed to attend the special meeting in person or by proxy and vote in favor of the proposal. Piedmont acquired 18,750,000 newly issued shares of our common stock through a direct investment of $75 million in cash on November 18, 2012, and approximately 6.1 million additional shares in a tender offer that closed on December 21, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF CRESCENT

The following table sets forth certain information, as of [                ], 2012, or such earlier date as indicated below, with respect to the beneficial ownership of our common stock by:

•	each person whom we know beneficially owns more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	our principal executive officer, our principal financial officer and our three other most highly compensated executive officers during the year ended December 31, 2011; and

•	all of our directors and executive officers as a group.

Percentage of common stock outstanding before the Merger is based on [__________] shares of our common stock outstanding as of [___________], 2012, and percentage of common stock outstanding after the Merger assumes the issuance of the maximum 7,368,140 shares of common stock in connection with our acquisition of VantageSouth, including the issuance of [                            ] shares to Piedmont.

Unless otherwise indicated below, the address for each person included in the table is 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612.

96

	Number of Shares of Common Stock Beneficially Owned(1)			Percentage of Outstanding Common Stock
Name of Beneficial Owner	Before the Merger		After the Merger(2)	Before the Merger	After the Merger(2)
Directors:
J. Adam Abram	309			*
Brent D. Barringer	47,230			*
David S. Brody	400			*
Alan N. Colner	300			*
Scott M. Custer	300			*
Thierry Ho	300			*
Steven J. Lerner	300			*
James A. Lucas, Jr.	551,254	(3)		1.9%
Charles A. Paul, III	142,390	(4)		*
Jon S. Rufty	46,616			*
A. Wellford Tabor	300			*
Nicolas D. Zerbib	300			*

Executive Officers, who are not also Directors:
Terry S. Earley	0			*
Steven W. Jones	2,000			*
Lee H. Roberts	0			*
David M. Shipp	0			*

All Current Directors and Executive Officers, as a Group (16 persons)	791,999			2.8%

5% Stockholders
Piedmont Community Bank Holdings, Inc.	24,878,423	(5)		87.6%

* Less than 1% of outstanding shares.

(1)	The percentage of our common stock beneficially owned was calculated based on [___________] shares of common stock issued and outstanding as of [__________], 2012. The percentage treats as outstanding all shares underlying equity awards that are exercisable within 60 days after June 30, 2012 held by our directors and executive officers included in the table, but not shares underlying equity awards that are exercisable by other stockholders.

(2)	Assumes the maximum of 7,368,140 shares are issued pursuant to the Merger, of which ____ would be issued to Piedmont.

(3)	Includes 148,887 shares held by a limited liability company of which Mr. Lucas holds a 33.33% interest, 1,689 shares held by a corporation of which Mr. Lucas holds a 29% interest, and 80,600 shares held by a limited liability company of which Mr. Lucas holds a 50% interest.

97

(4)	Includes 2,922 shares held individually by Mr. Paul’s spouse, 51,008 shares held by a limited liability company of which Mr. Paul is managing partner, and 37,106 shares subject to vested stock options.

(5)	The information regarding Piedmont Community Bank Holdings, Inc. is based on a Schedule 13D/A filed with the SEC on September [6], 2012. Piedmont Community Bank Holdings, Inc. reported that it had sole voting and dispositive power with respect to 24,878,423 shares of Crescent common stock. The address of Piedmont Community Bank Holdings, Inc. is 3600 Glenwood Avenue Suite 300, Raleigh, North Carolina 27612.

98

ADJOURNMENT OF THE MEETING (PROPOSAL 2)

In the event that it is necessary to postpone or adjourn the special meeting, for, among other reasons, the solicitation of additional votes to approve the proposal regarding the issuance of the Shares pursuant to the Merger, we have submitted the question of adjournment to the stockholders as a separate matter for their consideration. This authority would permit the board of directors to adjourn or postpone the meeting for up to 120 days for any valid purpose, including the solicitation of additional proxies.

Approval of the adjournment proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the special meeting. An abstention or a broker non-vote will thus have the same effect as a vote against this proposal. A failure to vote, however, will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADJOURNMENT OF THE MEETING TO A LATER DATE, IF NECESSARY OR APPROPRIATE, IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE APPROVAL OF THE ISSUANCE OF THE SHARES PURSUANT TO THE MERGER.

PROPOSALS FOR 2013 ANNUAL MEETING

Pursuant to Rule 14a-8 of the Securities Exchange Act, as amended (“Rule 14a-8”) stockholders are entitled to submit proposals to be included in our proxy statement and identified in our form of proxy if they are received by us at our principal executive office of 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612, addressed to our Corporate Secretary, on or before December 11, 2012. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including other provisions of Rule 14a-8. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

Stockholders who wish to nominate persons for election to our board of directors or propose other matters to be considered at our 2013 annual meeting of stockholders pursuant to the procedures in our bylaws must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our bylaws, no earlier than January 8, 2013 and no later than February 7, 2013. Stockholders are advised to review our bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our Corporate Secretary at our principal executive offices at 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612. However, if the 2013 annual meeting is scheduled to take place more than 30 days before or more than 70 days after the one-year anniversary of the 2012 annual meeting, notice must be provided to the Corporate Secretary no earlier than 120 days prior to the 2013 annual meeting and not later than the later of (i) 90 days prior to the scheduled 2013 annual meeting and (ii) 10 days following the day on which the public announcement of the scheduled date of the 2013 annual meeting is made by the Company. The requirements for advance notice of stockholder proposals under our bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws and other applicable requirements.

DELIVERY OF SECURITYHOLDER DOCUMENTS

Crescent may elect to combine mailings of annual disclosure documents to stockholders living at the same address, as permitted under the rule of the SEC, which is called “householding.” The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our Corporate Secretary at the phone number or address provided above.

99

If you do not wish to participate in “householding” and would like to receive your own set of the annual disclosure documents in future years, you may contact our transfer agent, First Shareholder Services, by calling its toll-free number, (866) 215-2480, or writing to it at 4300 Six Forks Road (FCC61), Raleigh, NC 27609. Your request with regard to householding will be effective 30 days after receipt. If you are currently receiving multiple copies of our annual disclosure documents and prefer to receive a single set for your household, you may also contact First Shareholder Services, at the phone number or address above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov.

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Annex A

CONSOLIDATED FINANCIAL STATEMENTS OF CRESCENT FINANCIAL BANCSHARES, INC.

1.	Audited Consolidated Financial Statements (including Notes thereto) for Crescent for the fiscal years ended December 31, 2011 and December 31, 2010.

2.	Unaudited Consolidated Financial Statements (including Notes thereto) for Crescent for the three and six month periods ended June 30, 2012.

A-1

1.	Audited Consolidated Financial Statements (including Notes thereto) for Crescent for the fiscal years ended December 31, 2011 and December 31, 2010.

A-2

Crescent Financial BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

Crescent Financial BANCSHARES, INC. AND SUBSIDIARY

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

Page No.

Report of Independent Registered Public Accounting Firm	A-4

Consolidated Balance Sheets
as of December 31, 2011 (Successor) and December 31, 2010 (Predecessor)	A-5

Consolidated Statements of Operations
for the period of November 19 to December 31, 2011 (Successor), the period of
January 1 to November 18, 2011 (Predecessor), and the years ended December 31, 2010
and 2009 (Predecessor)	A-6

Consolidated Statements of Comprehensive Income (Loss)
for the period of November 19 to December 31, 2011 (Successor), the period of
January 1 to November 18, 2011 (Predecessor), and the years ended December 31, 2010
and 2009 (Predecessor)	A-7

Consolidated Statements of Changes in Stockholders’ Equity
for the period of November 19 to December 31, 2011 (Successor), the period of
January 1 to November 18, 2011 (Predecessor), and the years ended December 31, 2010
and 2009 (Predecessor)	A-8

Consolidated Statements of Cash Flows
for the period of November 19 to December 31, 2011 (Successor), the period of
January 1 to November 18, 2011 (Predecessor), and the years ended December 31, 2010
and 2009 (Predecessor)	A-10

Notes to Consolidated Financial Statements	A-12

A-3

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors

Crescent Financial Bancshares, Inc. and Subsidiary

Raleigh, North Carolina

We have audited the accompanying consolidated balance sheets of Crescent Financial Bancshares, Inc. (formerly Crescent Financial Corporation) and Subsidiary (the “Company”) as of December 31, 2011 (Successor) and 2010 (Predecessor), and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for the period from November 19, 2011 through December 31, 2011 (Successor), the period from January 1, 2011 through November 18, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Crescent Financial Bancshares, Inc. (formerly Crescent Financial Corporation) and Subsidiary as of December 31, 2011 (Successor) and 2010 (Predecessor), and the results of their operations and their cash flows for the period November 19, 2011 through December 31, 2011 (Successor), the period January 1, 2011 through November 18, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina

March 30, 2012

See accompanying notes.

A-4

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2011 (Successor) and December 31, 2010 (Predecessor)

	Successor	Predecessor
	Company	Company
	2011	2010
ASSETS

Cash and due from banks	$8,843,873	$8,372,969
Interest-earning deposits with banks	1,773,064	2,663,210
Federal funds sold	14,745,000	38,070,000
Investment securities available for sale, at fair value (Note D)	143,503,848	181,916,229
Mortgage loans held for sale	3,841,412	5,689,853

Loans held for investment (Note E)	552,877,060	676,803,069
Allowance for loan losses (Note E)	(227,000)	(20,702,000)
NET LOANS HELD FOR INVESTMENT	552,650,060	656,101,069

Federal Home Loan Bank stock, at cost	8,669,300	10,521,700
Premises and equipment, net (Note F)	10,285,794	11,585,920
Investment in life insurance	19,261,443	18,482,993
Foreclosed assets	9,422,056	15,523,592
Deferred tax asset, net	30,190,593	7,732,232
Goodwill	20,015,194	-
Other intangibles, net	2,229,747	692,942
Other assets	9,071,796	15,665,809
TOTAL ASSETS	$834,503,180	$973,018,518

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Demand	$91,215,170	$62,043,933
Savings	46,840,021	64,772,708
Money market and NOW	226,583,947	220,749,043
Time (Note H)	309,779,448	376,817,639
TOTAL DEPOSITS	674,418,586	724,383,323

Short-term borrowings (Note I)	-	7,000,000
Long-term debt (Note I)	12,215,901	157,748,000
Accrued expenses and other liabilities	4,809,240	4,871,837
TOTAL LIABILITIES	691,443,727	894,003,160

Commitments (Notes E, J and P)

Stockholders’ Equity (Note S)
Preferred stock, no par value, 5,000,000 shares authorized, 24,900 shares issued and outstanding on December 31, 2011 and 2010	24,442,303	23,379,651
Common stock, $0.001 par value, 75,000,000 shares authorized, 28,412,059 shares issued and outstanding at December 31, 2011, $1 par value, 20,000,000 shares authorized; 9,664,059 shares issued and outstanding at December 31, 2010	28,412	9,664,059
Common stock warrant	1,325,372	2,367,368
Additional paid-in capital	117,434,029	74,634,362
Accumulated deficit	(181,555)	(32,917,437)
Accumulated other comprehensive income	10,892	1,887,355

TOTAL STOCKHOLDERS’ EQUITY	143,059,453	79,015,358

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$834,503,180	$973,018,518

See accompanying notes.

A-5

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
Periods From November 19 to December 31, 2011 (Successor), From January 1 to November 18, 2011 (Predecessor) and Years Ended December 31, 2010 and 2009 (Predecessor)

	Successor Company	Predecessor Company
	November 19	January 1
	to	to	Years
	December 31,	November 18,	Ended December 31,
	2011	2011	2010	2009
INTEREST AND FEE INCOME
Loans held for investment	$4,252,165	$31,569,206	$43,420,274	$47,989,636
Investment securities available for sale	312,922	6,198,399	7,326,013	8,202,708
Interest-earning deposits with banks	1,674	5,229	3,435	8,227
Federal funds sold	42,849	76,557	30,931	5,827

TOTAL INTEREST AND FEE INCOME	4,609,610	37,849,391	50,780,653	56,206,398

INTEREST EXPENSE
Money market, NOW and savings deposits	276,541	3,070,506	4,563,840	2,900,719
Time deposits	339,527	7,443,732	11,621,285	16,969,642
Short-term borrowings	18,340	78,228	418,583	1,704,511
Long-term debt	624,316	4,852,812	5,718,644	5,045,638

TOTAL INTEREST EXPENSE	1,258,724	15,445,278	22,322,352	26,620,510

NET INTEREST INCOME	3,350,886	22,404,113	28,458,301	29,585,888

PROVISION FOR LOAN LOSSES (Note E)	227,000	16,718,118	20,347,277	11,526,066

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,123,886	5,685,995	8,111,024	18,059,822

NON-INTEREST INCOME
Mortgage origination revenue	23,413	252,722	478,718	922,615
Service charges and fees on deposit accounts	216,565	1,616,714	1,833,805	1,662,949
Earnings on life insurance	103,222	756,438	883,688	885,858
Gain (loss) on sale of available for sale securities	(55,172)	3,989,628	25,421	870,072
Gain on sale of mortgage loans	146,248	987,718	1,091,952	74,595
Loss on sale or disposal of assets	(40,876)	(887)	(11,401)	(3,024)
Impairment of marketable equity security	-	(47,897)	-	(197,575)
Impairment of nonmarketable equity security	-	-	-	(406,802)
Other (Note L)	90,670	518,659	607,736	519,474

TOTAL NON-INTEREST INCOME	484,070	8,073,095	4,909,919	4,328,162

NON-INTEREST EXPENSE
Salaries and employee benefits	2,399,155	12,787,298	12,763,483	11,834,747
Occupancy and equipment	436,353	3,488,782	3,988,617	3,542,206
Net (gain) loss on foreclosed assets	(8,881)	1,563,194	818,495	44,609
Data processing	240,508	1,557,489	1,581,565	1,418,308
FDIC insurance premiums	140,587	1,308,337	1,513,111	1,918,712
Other loan related expense	231,288	1,543,738	1,766,727	680,453
Professional services	241,639	2,774,135	1,910,755	1,534,598
Goodwill impairment	-	-	-	30,233,049
Other (Note L)	595,558	2,259,175	2,622,046	2,735,953

TOTAL NON-INTEREST EXPENSE	4,276,207	27,282,148	26,964,799	53,942,635

INCOME (LOSS) BEFORE INCOME TAXES	(668,251)	(13,523,058)	(13,943,856)	(31,554,651)

INCOME TAX EXPENSE (BENEFIT) (Note K)	(520,000)	-	(4,069,636)	(1,328,700)

NET INCOME (LOSS)	(148,251)	(13,523,058)	(9,874,220)	(30,225,951)

Effective dividend on preferred stock (Note S)	182,012	1,539,105	1,689,137	1,616,757
Net income available (loss attributed) to common shareholders	$(330,263)	$(15,062,163)	$(11,563,357)	$(31,842,708)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.01)	$(1.57)	$(1.21)	$(3.33)
Diluted	$(0.01)	$(1.57)	$(1.21)	$(3.33)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	28,353,053	9,586,167	9,579,633	9,569,290
Diluted	28,353,053	9,586,167	9,579,633	9,569,290

See accompanying notes.

A-6

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
Periods From November 19 to December 31, 2011 (Successor), From January 1 to November 18, 2011 (Predecessor) and Years Ended December 31, 2010 and 2009 (Predecessor)

	Successor Company	Predecessor Company
	November 19	January 1
	to	to	Years
	December 31,	November 18,	Ended December 31,
	2011	2011	2010	2009

NET INCOME (LOSS)	$(148,251)	$(13,523,058)	$(9,874,220)	$(30,225,951)

Other comprehensive income (loss):
Securities available for sale:
Unrealized holding gains (losses) on available for sale securities	(37,447)	1,153,289	1,078,284	2,249,496
Tax effect	14,438	(444,593)	(415,679)	(867,181)
Reclassification of losses due to impairment recognized in net loss	-	47,897	-	197,575
Tax effect	-	(18,466)	-	(76,165)
Reclassification of (gains) losses recognized in net loss	55,172	(3,989,628)	(25,421)	(870,072)
Tax effect	(21,271)	1,538,001	9,801	335,413
Net of tax amount	10,892	(1,713,499)	646,985	969,066
Cash flow hedging activities:
Unrealized holding gain (loss) on cash flow
Hedging activities	-	136,518	(284,094)	(294,934)
Tax effect	-	(42,480)	109,513	113,697
Reclassification of loss recognized in net loss due to termination of hedge accounting for swaps	-	93,029	-	-
Tax effect	-	(35,864)	-	-

Net of tax amount	-	151,203	(174,581)	(181,237)

Total other comprehensive income (loss)	10,892	(1,562,296)	472,404	787,829

COMPREHENSIVE INCOME (LOSS)	$(137,359)	$(15,085,354)	$(9,401,816)	$(29,438,122)

See accompanying notes.

A-7

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Periods From November 19 to December 31, 2011 (Successor),
From January 1 to November 18, 2011 (Predecessor) and Years Ended December 31, 2010 and 2009 (Predecessor)

								Accumulated
					Common	Additional	Retained	other	Total
	Preferred stock		Common stock		stock	paid-in	earnings	comprehensive	stockholders’
	Shares	Amount	Shares	Amount	warrants	capital	(deficit)	income	equity

Predecessor Company
Balance at December 31, 2008	-	$-	9,626,559	$9,626,559	$-	$74,349,299	$10,488,628	$627,122	$95,091,608

Net loss	-	-	-	-	-	-	(30,225,951)	-	(30,225,951)

Other comprehensive income	-	-	-	-	-	-	-	787,829	787,829

Expense recognized in connection with stock options and restricted stock	-	-	-	-	-	180,595	-	-	180,595

Preferred stock transaction:
Issuance of preferred stock	24,900	24,900,000	-	-	-	-	-	-	24,900,000
Issuance of warrant	-	(2,367,368)	-	-	2,367,368	-	-	-	-

Accretion of discount on preferred stock	-	402,882	-	-	-	-	(402,882)	-	-

Preferred stock dividend	-	-	-	-	-	-	(1,213,875)	-	(1,213,875)

Balance at December 31, 2009	24,900	22,935,514	9,626,559	9,626,559	2,367,368	74,529,894	(21,354,080)	1,414,951	89,520,206

Net loss	-	-	-	-	-	-	(9,874,220)	-	(9,874,220)

Other comprehensive income	-	-	-	-	-	-	-	472,404	472,404

Expense recognized in connection with stock options and restricted stock	-	-	-	-	-	141,968	-	-	141,968

Issuance of restricted stock, net of deferred compensation	-	-	37,500	37,500	-	(37,500)	-	-	-

Accretion of discount on preferred stock	-	444,137	-	-	-	-	(444,137)	-	-

Preferred stock dividend	-	-	-	-	-	-	(1,245,000)	-	(1,245,000)

Balance at December 31, 2010	24,900	$23,379,651	9,664,059	$9,664,059	$2,367,368	$74,634,362	$(32,917,437)	$1,887,355	$79,015,358

See accompanying notes.

A-8

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (Continued)
Periods From November 19 to December 31, 2011 (Successor),
From January 1 to November 18, 2011 (Predecessor) and Years Ended December 31, 2010 and 2009 (Predecessor)

								Accumulated
					Common	Additional	Retained	other	Total
	Preferred stock		Common stock		stock	paid-in	earnings	comprehensive	stockholders’
	Shares	Amount	Shares	Amount	warrant	capital	(deficit)	income	equity
Predecessor Company
Balance at December 31, 2010	24,900	$23,379,651	9,664,059	$9,664,059	$2,367,368	$74,634,362	$(32,917,437)	$1,887,355	$79,015,358

Net loss	-	-	-	-	-	-	(13,523,058)	-	(13,523,058)

Other comprehensive loss	-	-	-	-	-	-	-	(1,562,296)	(1,562,296)

Expense recognized in connection with stock options and restricted stock	-	-	(2,000)	(2,000)	-	115,198	-	-	113,198

Recapitalization of common stock from $1.00 to $0.001 par value	-	-	-	(9,652,397)	-	9,652,397	-	-	-

Accretion of discount on preferred stock	-	432,397	-	-	-	-	(432,397)	-	-

Preferred stock dividend	-	-	-	-	-	-	-	-	-

Balance at November 18, 2011	24,900	23,812,048	9,662,059	9,662	2,367,368	84,401,957	(46,872,892)	325,059	64,043,202

Successor Company
Balance at November 18, 2011	24,900	$24,408,999	28,412,060	$28,412	$1,325,372	$117,388,028	$-	$-	$143,150,811

Net loss	-	-	-	-	-	-	(148,251)	-	(148,251)

Other comprehensive income	-	-	-	-	-	-	-	10,892	10,892

Expense recognized in connection with stock options and restricted stock	-	-	-	-	-	44,414	-	-	44,414

Restricted stock, forfeited	-	-	-	-	-	1,587	-	-	1,587

Accretion of discount on preferred stock	-	33,304	-	-	-	-	(33,304)	-	-

Preferred stock dividend	-	-	-	-	-	-	-	-	-

Balance at December 31, 2011	24,900	$24,442,303	28,412,060	$28,412	$1,325,372	$117,434,029	$(181,555)	$10,892	$143,059,453

See accompanying notes.

A-9

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Periods From November 19 to December 31, 2011 (Successor),
From January 1 to November 18, 2011 (Predecessor) and Years Ended December 31, 2010 and 2009 (Predecessor)

	Successor Company	Predecessor Company
	November 19	January 1
	to	to	Years
	December 31,	November 18,	Ended December 31,
	2011	2011	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(148,251)	$(13,523,058)	$(9,874,220)	$(30,225,951)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	74,080	863,245	1,000,544	938,178
Stock based compensation	46,001	115,198	141,968	180,595
Provision for loan losses	227,000	16,718,118	20,347,277	11,526,066
Accretion on purchased loans	(2,728,414)	-	(958,343)	(285,593)
Amortization of core deposit intangible	30,515	117,421	133,349	133,349
Amortization of (premium) discount on deposits	(468,323)	-	40,431	109,730
Accretion of discount on long-term debt	17,158	-	-	-
Loss (gain) on mortgage loan commitments	43,875	(205,472)	-	-
Net gain on sales of mortgage loans	(190,123)	(782,246)	(1,035,552)	-
Originations of mortgage loans held-for-sale	(16,420,673)	(67,492,393)	(73,011,585)	-
Proceeds from sales of mortgage loans	17,357,246	69,376,630	68,357,284	-
Purchase of loan to be held for sale	-	-	-	(3,651,505)
Proceeds from sale of loan held for sale	-	-	-	3,726,100
(Gain) loss on sale of loans	-	58,243	-	(74,595)
Net increase in cash surrender value life insurance	(103,222)	(756,438)	(824,607)	(846,468)
Deferred income taxes	(520,000)	(5,016,475)	(3,834,125)	(2,077,407)
Deferred tax asset valuation allowance	-	5,016,475	2,104,000	-
Loss (gain) on sale of available for sale securities	55,172	(3,989,628)	(25,421)	(870,072)
Net amortization of premiums on available for sale securities	174,798	2,016,072	1,477,580	970,221
Loss on impairment of marketable equity security	-	47,897	-	197,575
Loss on impairment of nonmarketable equity security	-	-	-	406,802
Loss on impairment of goodwill	-	-	-	30,233,049
Net (gain) loss on disposal of foreclosed assets	-	218,091	(64,272)	(3,741)
Valuation adjustments related to foreclosed assets	-	1,491,220	942,600	48,349
Loss on disposition of assets	40,876	887	11,401	3,024
Loss on prepayment of FHLB advances	237,000	-	-	-
Change in assets and liabilities:
(Increase) decrease in accrued interest receivable	(179,971)	1,373,579	265,016	(919,000)
(Increase) decrease in other assets	1,592,814	3,306,709	(4,537,339)	(4,006,862)
Increase (decrease) in accrued interest payable	(269,670)	(300,871)	(124,802)	(483,216)
Increase (decrease) in accrued expenses and other liabilities	(2,505,921)	2,028,965	919,875	166,153

Net cash provided by (used in) operating activities	(3,638,033)	10,682,169	1,394,659	5,194,781

See accompanying notes.

A-10

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
Periods From November 19 to December 31, 2011 (Successor),
From January 1 to November 18, 2011 (Predecessor) and Years Ended December 31, 2010 and 2009 (Predecessor)

	Successor Company	Predecessor Company
	November 19	January 1
	to	to
	December 31,	November 18,
	2011	2011	2010	2009

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment securities available for sale	(113,402,494)	(87,722,370)	(21,232,508)	(167,674,519)
Proceeds from maturities and repayments of investment securities available for sale	1,482,982	27,502,396	28,142,899	38,659,372
Proceeds from sale of securities available for sale	57,516,800	151,602,702	3,896,986	42,820,152
Loan originations and principal collections, net	10,767,799	39,181,342	39,864,623	9,964,259
Purchases of premises and equipment	(75,358)	(143,088)	(725,306)	(1,957,311)
Proceeds from disposals of other assets	933	-	59,365	-
Proceeds from sale of foreclosed assets	1,697,098	5,598,373	8,649,950	5,172,202
Cost to complete foreclosed assets	(1,250)	-	(200,229)	-
Proceeds from sale of loans	655,426	12,654,001	7,810,558	-
(Purchase)/redemption of Federal Home Loan Bank stock	-	1,852,400	1,254,800	(4,512,500)

Net cash provided by (used in) investing activities	(41,358,064)	150,525,756	67,521,138	(77,528,345)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits	$(3,402,629)	$(52,188,053)	$1,708,274	$7,642,133
Net increase (decrease) in short-term borrowings	-	6,000,000	(67,000,000)	36,294,000
Net increase (decrease) in long-term debt	(152,365,388)	(13,000,000)	15,000,000	26,000,000
Proceeds from issuance of common stock	-	75,000,000	-	-
Proceeds from issuance of preferred stock and common stock warrant	-	-	-	24,900,000
Dividends paid on preferred stock	-	-	(1,245,000)	(1,058,250)

Net cash provided by (USED in) financing activities	(155,768,017)	15,811,947	(51,536,726)	93,777,883

NET INCERASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(200,764,114)	177,019,872	17,379,071	21,444,319

CASH AND CASH EQUIVALENTS, BEGINNING	226,126,051	49,106,179	31,727,108	10,282,789

CASH AND CASH EQUIVALENTS, ENDING	$25,361,937	$226,126,051	$49,106,179	$31,727,108

Supplemental information (Notes C and U)

See accompanying notes.

A-11

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE A - ORGANIZATION AND OPERATIONS

Crescent Financial Bancshares, Inc. (the “Company”), is a holding company incorporated under the laws of Delaware on March 28, 2011 and is a successor company to Crescent Financial Corporation (“CFC”) through a reincorporation of CFC which occurred on November 15, 2011. In the reincorporation, all shares of CFC’s outstanding common stock, $1.00 par value, were converted to shares of the Company’s common stock, $0.001 par value. CFC was a bank holding company incorporated under the laws of North Carolina on June 29, 2001. The Company operates for the primary purpose of serving as the holding company for Crescent State Bank (“CSB” or the “Bank”).

In addition, the Company also has an interest in Crescent Financial Capital Trust I (the “Trust”). The Trust was formed for the sole purpose of issuing trust preferred securities and is not consolidated with the financial statements of the Company. The proceeds from such issuances were loaned to the Company in exchange for subordinated debentures, which are the sole assets of the Trusts. The Company’s obligation under the subordinated debentures constitutes a full and unconditional guarantee by the Company of the Trust’s obligations under the trust preferred securities. The Trust has no operations other than those that are incidental to the issuance of the trust preferred securities.

CSB was incorporated December 22, 1998 and began banking operations on December 31, 1998. CSB is engaged in general commercial and retail banking in Wake, Johnston, Lee, Moore and New Hanover Counties, North Carolina, operating under the banking laws of North Carolina and the rules and regulations of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. CSB is subject to periodic examinations by those regulatory authorities.

On November 18, 2011, the Company completed the issuance and sale to Piedmont Community Bank Holdings, Inc. (“Piedmont”) of 18,750,000 shares of common stock for $75.0 million in cash (the “Piedmont Investment”). As part of its investment, Piedmont also made a tender offer to the Company’s stockholders commencing on November 8, 2011 to purchase up to 67% (6,442,105 shares) of our outstanding common stock at a price of $4.75 per share (“Tender Offer”). Pursuant to the Tender Offer, Piedmont purchased 6,128,423 shares of the Company’s common stock for $29.1 million. As a result of the Piedmont Investment and the Tender Offer, Piedmont owns approximately 88% of our outstanding common stock.

Upon closing of the Piedmont Investment, J. Adam Abram, Chairman of Piedmont, was named Chairman of Crescent Financial Bancshares, Inc., and Scott Custer, President and Chief Executive Officer of Piedmont, became Chief Executive Officer of Crescent Financial Bancshares, Inc. In addition, the Board of Directors of Crescent Financial Bancshares, Inc. has been restructured to include eight designees of Piedmont, including Mr. Abram and Mr. Custer, as well as four continuing Company directors, including Messrs. Brent D. Barringer, James A. Lucas Jr., Charles A. Paul III and Jon S. Rufty. These four existing Company directors were also appointed to the Board of Directors of Piedmont.

Basis of Presentation

The accompanying consolidated financial statements include the accounts and transactions of Crescent Financial Bancshares, Inc. and its predecessor, Crescent Financial Corporation, as well as the Company’s wholly-owned subsidiary, Crescent State Bank. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, purchase accounting fair value adjustments related to the Piedmont Investment and the valuation of deferred tax assets.

A-12

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks, interest-earning deposits with banks and federal funds sold.

Securities Available for Sale

Available for sale securities are carried at fair value and consist of debt and equity securities not classified as trading or held to maturity. Unrealized holding gains and losses on available for sale securities are reported as a net amount in other comprehensive income, net of related tax effects. Gains and losses on the sale of available for sale securities are determined using the specific identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Each available for sale security in a loss position is evaluated for other-than-temporary impairment on at least a quarterly basis. The review includes an analysis of the facts and circumstances of each individual investment such as (1) the length of time and the extent to which the fair value has been below cost, (2) changes in the earnings performance, credit rating, asset quality, or business prospects of the issuer, (3) the ability of the issuer to make principal and interest payments, (4) changes in the regulatory, economic, or technological environment of the issuer, and (5) changes in the general market condition of either the geographic area or industry in which the issuer operates.

Regardless of these factors, if we have developed a plan to sell the security or it is likely that we will be forced to sell the security in the near future, then the impairment is considered other-than-temporary and the carrying value of the security is permanently written down to the current fair value with the difference between the new carrying value and the amortized cost charged to earnings. If we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before recovery of its amortized cost basis less any current period credit loss, the other-than-temporary impairment is separated into the following: (1) the amount representing the credit loss and (2) the amount related to all other factors. The amount of the total other-than-temporary impairment related to the credit loss is recognized in earnings, and the amount of the total other-than-temporary impairment related to other factors is recognized in other comprehensive income, net of applicable taxes.

Loans Held for Investment

Loans that we have the intent and ability to hold for the foreseeable future, or until maturity, are reported at their outstanding principal adjusted for any charge-offs, deferred fees or costs on originated loans and unamortized premiums or discounts on purchased or acquired loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment to the yield of the related loan. Interest on loans is recorded based on the principal amount outstanding. The accrual of interest on impaired loans, for all classes, is discontinued when the future collectability of the recorded loan balance is in doubt. When the future collectability of the recorded loan balance is not in doubt, interest income may be recognized on the cash basis. Generally, loans are placed on nonaccrual when they are past due 90 days or more. When a loan is placed in nonaccrual status, all unpaid accrued interest is reversed and subsequent collections of interest and principal payments are generally applied as a reduction to the principal outstanding. Should the credit quality of a nonaccrual loan improve, the loan can be returned to an accrual status after demonstrating consist payment history for at least six months.

A loan is classified as a troubled debt restructuring (“TDR”) when certain modifications are made to the loan terms and concessions are granted to the borrowers due to financial difficulty experienced by those borrowers. In the past, we have granted concessions by (1) reduction of the stated interest rate for the remaining original life of the debt or (2) extension of the maturity date at a stated interest rate lower than the current market rate for new debt with similar risk. The Company does not generally grant concessions through forgiveness of principal or accrued interest.

A-13

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Our policy with respect to accrual of interest on loans restructured in a TDR follows relevant supervisory guidance. That is, if a borrower has demonstrated performance under the previous loan terms and shows capacity to perform under the restructured loan terms, continued accrual of interest at the restructured interest rate is likely. If a borrower was materially delinquent on payments prior to the restructuring but shows the capacity to meet the restructured loan terms, the loan will likely continue as nonaccrual going forward. Lastly, if the borrower does not perform under the restructured terms, the loan is placed on nonaccrual status. These loans are closely monitored, and we cease accruing interest on them if the borrowers may not continue performing based on the restructured note terms.

The summary below provides an overview of the types of loans we provide, or portfolio segments, including a discussion of relevant underwriting guidelines and risk characteristics. Because of the change in control transaction with Piedmont which occurred in November 2011, the acquired loan portfolio does not necessarily reflect the Bank’s current focus and lending strategy as it was modified following the Piedmont Investment. Acquired loan amounts were adjusted to estimated fair value in purchase accounting and are being serviced and managed according to the specific circumstances of each loan and borrower relationship.

Commercial and Industrial Loans. These loans are typically for working capital, equipment, and business expansion. Commercial loans are generally secured by accounts receivable, inventory, equipment and owner occupied real estate. We generally require personal guarantees of the principal business owners. Commercial loans are generally originated with one to seven year maturities for working capital and equipment loans and five to seven year maturities with 15-25 year amortizations for owner occupied real estate.

Commercial Mortgage Loans. These loans are secured principally by leased apartments, retail centers, and commercial office buildings, acquired by the borrower for both investment and owner occupied purposes. Our focus is on lending for stabilized, income producing properties and not on speculative projects. We generally require the personal guaranty of the principal business owners on all such loans. The real estate collateral is a secondary source of repayment. Commercial mortgage loans are generally originated with three-to-seven year maturities with up to 25-year amortizations.

Construction Loans. These loans are generally originated with one to five year maturities and may have an amortization feature that could extend up to 25 years. One-to-four family residential construction loans are made to borrowers who are the homeowners or to a builder where the home is pre-sold to the home owner and where the loan is repaid when the homeowner closes into the permanent mortgage market. These loans are generally originated with maturities up to 18 months in length. Construction loans are made to local, well-established, well-capitalized builders. We lend to builders in our market who have demonstrated a favorable record of performance and profitable operations.  Our loan policies require personal guarantees of the principal business owners.

Loans to Individuals, Home Equity Lines of Credit and Residential Real Estate Loans. Loans to individuals (or consumer loans) include automobile loans, boat and recreational vehicle financing, home equity and home improvement loans and miscellaneous secured and unsecured personal loans. Residential real estate loans are made for purchasing and refinancing one to four family properties. We offer fixed and variable rate options but generally limit the maximum term to five to seven years for non-real estate secured loans.

Purchased Credit-Impaired Loans

Loans acquired in a transfer, including business combinations and transactions similar to the Piedmont Investment, where there is evidence of credit deterioration since origination and it is probable at the date of acquisition that we will not collect all contractually required principal and interest payments, are accounted for as purchased credit-impaired (“PCI”) loans. For PCI loans, the excess of the cash flows initially expected to be collected over the fair value of the loans at the acquisition date (i.e., the accretable yield) is accreted into interest income over the estimated remaining life of the PCI loans using the effective yield method, provided that the timing and the amount of future cash flows is reasonably estimable. Accordingly, such loans are not classified as nonaccrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.

A-14

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Subsequent to acquisition, estimates of cash flows expected to be collected are updated each reporting period based on updated assumptions regarding default rates, loss severities, and other factors that are reflective of current market conditions. If the Company has probable decreases in cash flows expected to be collected (other than due to decreases in interest rate indices), we charge the provision for loan losses, resulting in an increase to the allowance for loan losses. If the Company has probable and significant increases in cash flows expected to be collected, we will first reverse any previously established allowance for loan losses and then increase interest income as a prospective yield adjustment over the remaining life of the loans. The impact of changes in variable interest rates is recognized prospectively as adjustments to interest income.

Allowance for Loan Losses

The allowance for loan losses is a reserve established through a provision for probable loan losses charged to expense. Loans are charged against the allowance for loan losses when we believe the collectability of principal is unlikely. Subsequent recoveries, if any, are credited to the allowance for loan losses. The allowance for loan losses is maintained at a level based on our best estimate of probable credit losses that are inherent in the loan portfolio. The allowance for loan losses methodology includes calculations of reserves for loans that are evaluated individually for impairment and loans that are evaluated collectively for impairment.

A loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. These loans are evaluated individually for impairment. Reserves, or charge-offs, on individually impaired loans that are collateral dependent are based on the fair value of the underlying collateral while reserves on loans that are not collateral dependent are based on either an observable market price, if available, or the present value of expected future cash flows discounted at the historical effective interest rate. We evaluate loans that are classified as doubtful, substandard or special mention to determine whether or not they are individually impaired. This evaluation includes several factors, including review of the loan payment status and the borrower’s financial condition and operating results such as cash flows, operating income or loss, etc.

Reserves on loans collectively evaluated for impairment are determined by applying loss rates to pools of loans that are grouped according to loan collateral type and credit risk. Loss rates are based on the Company’s historical loss experience and our consideration of various qualitative and environmental factors such as adverse conditions and trends affecting our borrowers’ ability to repay, collateral values, historical loan loss experience, current delinquency levels and trends, loan growth, loan portfolio composition, industry diversification, prevailing economic conditions and other relevant factors.

Because of the Piedmont Investment, our assets and liabilities were adjusted to fair value at acquisition, and the allowance for loan losses was eliminated. The allowance for loan losses of $227,000 at December 31, 2011 represented losses incurred on new loans originated in the successor period. Our methodology for evaluating the allowance for loan losses applies to all loans originated subsequent to the Piedmont Investment and purchased loans not identified as impaired at acquisition. For PCI loans, we update estimates of cash flows expected to be collected each reporting period, and probable decreases in cash flows are charged to the allowance for loan losses through expense.

The evaluation of the allowance for loan losses is inherently subjective, and management uses the best information available to establish this estimate. However, if factors such as economic conditions differ substantially from assumptions, or if amounts and timing of future cash flows expected to be received on impaired loans vary substantially from the estimates, future adjustments to the allowance for loan losses may be necessary. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance for loan losses based on their judgments about all relevant information available to them at the time of their examination. Any adjustments to original estimates are made in the period in which the factors and other considerations indicate that adjustments to the allowance for loan losses are necessary.

A-15

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mortgage Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are classified as held for sale and are carried at the lower of cost or fair value. Upon closing, these loans, together with their servicing rights, are sold to mortgage loan investors under pre-arranged terms. Origination and service release fees are recognized upon the sale and are included in non-interest income in the consolidated statement of operations. Related to our mortgage business, we enter into interest rate lock commitments and commitments to sell mortgages. Interest rate lock commitments are entered into to manage interest rate risk associated with our fixed rate loan commitments. The period of time between the issuance of a loan commitment and the closing and sale of the loan generally ranges from 10 to 60 days. Such interest rate lock commitments and forward-loan-sale commitments represent derivative instruments which are carried at fair value. These derivative instruments do not qualify for hedge accounting. The fair value of interest rate lock commitments is based on current secondary market pricing and included on the balance sheet in the loans held for sale and on the income statement in gain on sale of mortgages. Gains and losses from the future sales of the mortgages are recognized when the Company, the borrower and the investor enter into the loan contract, and such gains and losses are recorded in non-interest income on the consolidated statements of operations.

Federal Home Loan Bank of Atlanta Stock

As a requirement for membership, we have invested in stock of the Federal Home Loan Bank of Atlanta (“FHLB”). This investment is carried at cost and is periodically evaluated for impairment.

Premises and Equipment

Land is carried at cost. Other components of premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of assets, which range from 37 - 40 years for buildings and 3 - 10 years for furniture and equipment. Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Repairs and maintenance costs are charged to operations as incurred, and additions and improvements to premises and equipment are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any gains or losses are reflected in earnings.

Premises and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment loss is recognized if the sum of the undiscounted future cash flows is less than the carrying amount of the asset. Assets to be disposed of are transferred to other real estate owned and are reported at the lower of the carrying amount or fair value less costs to sell.

Investment in Life Insurance

We have purchased life insurance policies on certain key employees and directors. These policies are recorded in other assets at their cash surrender value, or the amount that can be realized. Income from these policies and changes in the net cash surrender value are recorded in non-interest income.

Foreclosed Assets

Foreclosed assets include repossessed assets and other real estate owned. Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value upon foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed, and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

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CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Deferred income taxes are determined by application to temporary differences of the tax rate expected to be in effect when taxes will become payable or receivable. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years. The effect of a change in tax rates on deferred taxes is recognized in income in the period that includes the enactment date. A tax position is recognized as a benefit only if it is more likely than not that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

A valuation allowance is recorded for deferred tax assets if we determine that it is more likely than not that some portion or all of the deferred tax assets will not be realized. In future periods, we may be able to reduce some or all of the valuation allowance upon a determination that it will be able to realize such tax savings.

Goodwill and Other Intangibles

Goodwill represents the cost in excess of the fair value of net assets acquired (including identifiable intangibles) in transactions accounted for as business combinations, including the Piedmont Investment. Goodwill has an indefinite useful life and is evaluated for impairment annually, or more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. The goodwill impairment analysis is a two-step test. The first, used to identify potential impairment, involves comparing each reporting unit’s estimated fair value to its carrying value, including goodwill. If the estimated fair value of a reporting unit exceeds its carrying value, goodwill is considered not to be impaired. If the carrying value exceeds estimated fair value, there is an indication of potential impairment and the second step is performed to measure the amount of impairment.

Intangible assets with finite lives are amortized over their estimated useful lives. Other intangible assets, which consist of core deposit intangibles, recognized in the Piedmont Investment are being amortized over a ten-year period using an accelerated method.

Stock-Based Compensation

Compensation cost is recognized for stock options and restricted stock awards issued to employees. Compensation cost is measured as the fair value of these awards on their date of grant. A Black-Scholes option pricing model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used as the fair value of restricted stock awards. Compensation cost is recognized over the required service period, generally defined as the vesting period for stock options awards and as the restriction period for restricted stock awards.

Fair Value Measurements

Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We follow the fair value hierarchy which gives the highest priority to quoted prices in active markets (observable inputs) and the lowest priority to the management’s assumptions (unobservable inputs). For assets and liabilities recorded at fair value, the Company’s policy is to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements.

We utilize fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Available-for-sale investment securities and derivatives are recorded at fair value on a recurring basis. Additionally, the Company may be required to record at fair value other assets on a nonrecurring basis, such as loans held for sale, impaired loans and certain other assets. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

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CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

We group assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. An adjustment to the pricing method used within either Level 1 or Level 2 inputs could generate a fair value measurement that effectively falls to a lower level in the hierarchy. These levels are described as follows:

•	Level 1 – Valuations for assets and liabilities traded in active exchange markets.

•	Level 2 – Valuations for assets and liabilities that can be obtained from readily available pricing sources via independent providers for market transactions involving similar assets or liabilities. The Company’s principal market for these securities is the secondary institutional markets, and valuations are based on observable market data in those markets.

•	Level 3 – Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

The determination of where an asset or liability falls in the fair value hierarchy requires significant judgment. We evaluate our hierarchy disclosures at each reporting period and based on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, we expect that changes in classifications between levels will be rare.

Per Share Results

Basic and diluted net income (loss) per share are computed by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during each period. Diluted net income per share reflects the potential dilution that could occur if common stock options and warrants were exercised, resulting in the issuance of common stock that then shared in the net income (loss) of the Company.

Basic and diluted net income (loss) per share have been computed based upon net income available (loss attributed) to common shareholders as presented in the accompanying consolidated statements of operations divided by the weighted average number of common shares outstanding or assumed to be outstanding as summarized below:

	Successor Company	Predecessor Company
	November 19	January 1
	to	to
	December 31,	November 18,
	2011	2011	2010	2009

Weighted average number of common shares	28,353,053	9,586,167	9,579,633	9,569,290

Effect of dilutive stock options and warrant	-	-	-	-

Effects of restricted stock	-	-	-	-

Weighted average number of common shares and dilutive potential common shares	28,353,053	9,586,167	9,579,633	9,569,290

For both the successor period from November 19 to December 31, 2011 and the predecessor period from January 1 to November 18, 2011, there were stock options for 281,667 shares and warrants for 833,705 shares which were not included in the computation of diluted earnings per share because they had no dilutive effect given the net loss in those periods. In addition, for the predecessor years ended December 31, 2010 and 2009, there were stock options for 299,611 and 430,118 shares, respectively, and the warrant for 833,705 shares which were not included in the computation of diluted earnings per share because they had no dilutive effect given the net loss in those periods.

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CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Segment Reporting

Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. We have determined that the Company has one significant operating segment, which is providing general commercial banking and financial services to individuals and businesses primarily located in North Carolina. Our various products and services are those generally offered by community banks, and the allocation of resources is based on the overall performance of the company versus individual regions, branches or products and services.

Subsequent Events

As part of an ongoing, focused effort to reduce the Company’s problem asset levels, we have completed various note sales to investors subsequent to December 31, 2011. The note sales included loans with carrying values totaling $11.8 million at December 31, 2011, of which $5.3 million were classified as nonperforming.

Recently Adopted and Issued Accounting Standards

In June 2011, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2011-05, Presentation of Comprehensive Income, to amend FASB Accounting Standards Codification (“ASC”) Topic 220, Comprehensive Income. The amendments in this update eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity and will require them to be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The single statement format would include the traditional income statement and the components and total other comprehensive income as well as total comprehensive income. In the two statement approach, the first statement would be the traditional income statement which would immediately be followed by a separate statement which includes the components of other comprehensive income, total other comprehensive income and total comprehensive income. The amendments in this update are to be applied retrospectively and are effective for the first interim or annual period beginning after December 15, 2011. Management does not believe that adoption of this update will have a material impact on the Company’s financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, to amend ASC Topic 820, Fair Value Measurement. The amendments in this update result in common fair value measurement and disclosure requirements in GAAP and IFRS. Some of the amendments clarify the application of existing fair value measurement requirements and others change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. Many of the previous fair value requirements are not changed by this standard. The amendments in this update are to be applied prospectively and are effective during interim and annual periods beginning after December 15, 2011. Management does not believe that adoption of this update will have a material impact on the Company’s financial position or results of operations.

In April 2011, the FASB issued ASU 2011-02, A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring, to amend ASC Topic 320, Receivables. The amendments in this update clarify the guidance on a creditor’s evaluation of whether it has granted a concession and whether a borrower is experiencing financial difficulties. The amendments in this update were effective for the first interim or annual period beginning on or after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption. This update also indicates that companies should disclose the information regarding troubled debt restructurings required by paragraphs 310-10-50-33 through 50-34, which was deferred by ASU 2011-01, Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20, for interim and annual periods beginning on or after June 15, 2011. Adoption of this update did not have a material impact on the Company’s financial position or results of operations.

A-19

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2010, the FASB issued ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations, to amend ASC Topic 805, Business Combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this update were effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Adoption of this update did not have a material impact on the Company’s financial position or results of operations.

In July 2010, the FASB issued ASU 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, to amend ASC Topic 320, Receivables. The amendments in this update are intended to provide disclosures that facilitate financial statement users’ evaluation of the nature of credit risk inherent in the entity’s portfolio of financing receivables, how that risk is analyzed and assessed in arriving at the allowance for credit losses, and the changes and reasons for those changes in the allowance for credit losses. The disclosures as of the end of a reporting period were effective for interim and annual periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. Adoption of this update did not have a material impact on the Company’s financial position or results of operations.

NOTE C – PIEDMONT INVESTMENT

On November 18, 2011, the Company completed the issuance and sale to Piedmont Community Bank Holdings, Inc. (“Piedmont”) of 18,750,000 shares of common stock for $75.0 million in cash (the “Piedmont Investment”). As part of its investment, Piedmont also made a tender offer to the Company’s stockholders commencing on November 8, 2011 to purchase up to 67% (6,442,105 shares) of our outstanding common stock at a price of $4.75 per share (“Tender Offer”). Pursuant to the Tender Offer, Piedmont purchased 6,128,423 shares of the Company’s common stock for $29.1 million. As a result of the Piedmont Investment and the Tender Offer, Piedmont owns approximately 88% of our outstanding common stock.

Also in connection with the closing of the Piedmont Investment, the Company amended its Supplemental Executive Retirement Plan (“SERP”). The SERP was frozen as of April 30, 2011 with no additional liability accrued beyond that date. The full balance of the SERP liability was paid out in December 2011 based on provisions of the Piedmont Investment Agreement.

Staff Accounting Bulletin (“SAB”) Topic No. 5.J, Push Down Basis of Accounting Required in Certain Limited Circumstances, indicates that push-down accounting is required in purchase transactions that result in an entity becoming substantially wholly owned. In determining whether a company has become substantially wholly owned, SEC Staff guidance indicates that push-down accounting would be required if 95% or more of the company has been acquired, permitted if 80% to 95% has been acquired, and prohibited if less than 80% of the company is acquired. The Company determined push-down accounting to be appropriate due to Piedmont’s acquisition of 88% of the Company’s outstanding common stock in the Piedmont Investment and the Tender Offer.

A-20

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE C – PIEDMONT INVESTMENT (Continued)

The following table summarizes the Piedmont Investment and the Successor Company’s opening balance sheet:

Acquisition at
November 18, 2011
Fair value of assets acquired:

Cash and cash equivalents	$226,126,051
Investment securities available for sale	89,342,932
Mortgage loans held for sale	4,587,862
Loans	561,911,272
Federal Home Loan Bank stock	8,669,300
Premises and equipment	10,325,392
Deferred tax asset, net	30,267,925
Investment in life insurance	19,169,460
Foreclosed assets	10,584,003
Goodwill	20,015,193
Other intangibles	2,260,262
Other assets	10,092,656
Total assets acquired	993,352,308

Fair value of liabilities assumed:

Deposits	678,289,539
Borrowings	164,801,131
Other liabilities	7,110,829
Total liabilities assumed	850,201,498

Net assets	$143,150,810

Non-controlling interests at fair value:

Preferred stock	24,408,999
Common stock warrant	1,325,372
Common stock	42,416,439

Total non-controlling interests	68,150,810

Purchase price	$75,000,000

The above estimated fair values of assets acquired and liabilities assumed are based on the information that was available to make estimates of the fair value. While we believe the information provides a reasonable basis for estimating the fair values, we expect to obtain additional information and evidence during the measurement period (not to exceed one year from the acquisition date) that may result in changes to the estimated fair value amounts. Subsequent adjustments, if any, will be retrospectively reflected in future filings.

A summary and description of the assets, liabilities and non-controlling interests fair valued in conjunction with applying the acquisition method of accounting is as follows:

A-21

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE C – PIEDMONT INVESTMENT (Continued)

Cash and Cash Equivalents. Cash and cash equivalents, which include proceeds from the Piedmont Investment, held at acquisition date approximated fair value on that date and did not require a fair value adjustment.

Securities Available for Sale. Available for sale securities are reported at fair value at acquisition date. To account for the Piedmont Investment, the difference between the fair value and par value became the new premium or discount for each security in the investment portfolio. The fair value of investment securities is primarily based on values obtained from third party pricing models, which are based on recent trading activity for the same or similar securities. Two equity securities were valued at their respective stock market prices. Immediately prior to the acquisition, the investment securities portfolio had an amortized cost of $89.8 million and was in a net unrealized gain position of approximately $862,000.

Loans Held for Investment. All loans in the loan portfolio were adjusted to estimated fair value at the Piedmont Investment date. Upon analyzing estimated credit losses, we forecasted expected cash flows over the remaining life of each loan and discounted those expected cash flows to present value at current market interest rates for similar loans considering loan collateral type and credit quality. Based on this valuation, we recorded a loan fair value discount of approximately $43.4 million. In addition, we eliminated net deferred loan fees immediately prior to the acquisition of approximately $663,000.

Federal Home Loan Bank Stock. Our investment in FHLB stock is carried at cost. Given the option to redeem this stock at par through the FHLB, we determined that cost approximated fair value at acquisition date and made no related adjustment.

Premises and Equipment. Premises and equipment were adjusted to estimated fair value at acquisition date based on recent appraisals for bank-owned land and buildings. The total fair value adjustment reduced the book value of these assets by approximately $540,000. At acquisition, accumulated depreciation was eliminated and estimated fair value became the cost basis of these assets.

Deferred Tax Asset. The net deferred tax asset is primarily related to the recognition of differences between certain tax and book bases of assets and liabilities related to purchase accounting at the Piedmont Investment, including fair value adjustments discussed elsewhere in this section, along with federal and state net operating losses that we determined to be realizable as of the acquisition date. A valuation allowance is recorded for deferred tax assets, including net operating losses, if we determine that it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based on our analysis, we determined that no valuation allowance was necessary at acquisition date. See Note K – Income Taxes for more discussion of our valuation allowance analysis.

Investment in Life Insurance. Bank-owned life insurance investments are recorded at their cash surrender value, or the amount that can be realized upon surrender. Therefore, no fair value adjustments were made to this amount at acquisition date.

Foreclosed Assets. Foreclosed assets were adjusted to estimated fair value, which includes consideration of recent appraisals and the Company’s disposition strategy, at acquisition date.

Goodwill. Goodwill represents the excess of purchase price over the fair value of acquired net assets. This acquisition was nontaxable and, as a result, there is no tax basis in the goodwill. Accordingly, none of the goodwill associated with the acquisition is deductible for tax purposes.

Other Intangibles. The only separately identifiable intangible asset we recorded at acquisition date was related to the value of the Bank’s core customer deposit relationships, or core deposit intangible. This amount represents the present value of the difference between a market participant’s cost of obtaining alternative funds and the current cost to maintain the acquired core deposit base. The present value is calculated over the estimated life of the acquired core deposit base and will be amortized on an accelerated method over a ten-year period. Deposit accounts evaluated for the core deposit intangible were demand deposit accounts, money market accounts and savings accounts. Time deposits were not included in our evaluation of the core deposit intangible.

A-22

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE C – PIEDMONT INVESTMENT (Continued)

Deposits. Time deposits were not included in the core deposit intangible evaluation. Instead, a separate valuation of time deposits was conducted due to the contractual time frame associated with these liabilities. Time deposits evaluated for purchase accounting consisted of certificates of deposit (“CD’s”), brokered deposits and CD’s through the Certificate of Deposit Account Registry Services (“CDARS”). The fair value of these deposits was determined by first stratifying the deposit pool by maturity and calculating the contractual interest rates for each maturity period. Then contractual cash flows were projected by period and discounted to present value using current market interest rates for similar duration CD’s.

Outstanding balances of CDs totaled $196.5 million at acquisition date, and the estimated fair value premium totaled $4.4 million. The outstanding balance of brokered deposits was $115.0 million, and the estimated fair value premium totaled $1.6 million. The outstanding balance of CDARS was $15.5 million, and the estimated fair value premium totaled approximately $47,000. We will amortize these premiums into income as a reduction of interest expense on a level-yield basis over the weighted average time deposit terms.

Borrowings. Included in borrowings are FHLB advances as well as a subordinated term loan issued by the Bank and junior subordinated debentures issued in the form of trust preferred securities. Fair values for FHLB advances were determined by developing cash flow estimates for each advance based on scheduled principal and interest payments, contractual interest rates and prepayment penalties. Once the cash flows were determined, the current FHLB advance rate for similar maturity terms was used to discount the cash flows to the present value. The outstanding balance of FHLB advances at the acquisition date was $142.0 million, and the estimated fair value premium totaled $10.6 million. Acquired FHLB advances were prepaid shortly after the acquisition date and were not outstanding at December 31, 2011.

Fair values for the trust preferred securities and subordinated term loan were estimated by developing cash flow estimates for each of these debt instruments based on scheduled principal and interest payments. Once the cash flows were determined, a market rate for comparable debt instruments was used to discount the cash flows to their present values. Outstanding trust preferred securities and subordinated debt at the acquisition date was $8.0 million and $7.5 million, respectively, and the estimated fair value discount on each totaled $2.8 million, and $731,000, respectively. We will accrete these discounts as an increase to interest expense on a level-yield basis over the contractual term of each debt instrument.

Non-controlling Interests. Non-controlling interests include preferred stock and common stock warrants issued pursuant to the U.S. Treasury’s Troubled Asset Relief Program capital purchase program (“TARP CPP”) as well as common stock owned at the acquisition date by legacy stockholders. Preferred stock issued under the TARP CPP was valued based on forecasting expected cash flows with an assumed repayment date and discounting these cash flows based on current market yields for similar preferred stock. The discount between the estimated fair value at acquisition date and the $24.9 million liquidation value will be accreted to retained earnings over the remaining period to anticipated repayment of these securities. The common stock warrant, also issued to the U.S. Treasury, was valued using a Black-Scholes option pricing model. See Note S – Cumulative Perpetual Preferred Stock for more details.

The fair value of non-controlling common stock was estimated using the closing stock market price on the acquisition date, which was $4.39 per share, and applying this stock price to the number of outstanding non-controlling common shares at that date.

There were no indemnification assets in this transaction, nor was there any contingent consideration to be recognized. Professional and other costs related to the Piedmont Investment were expensed as incurred.

A-23

CRSCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE D - INVESTMENT SECURITIES

The following is a summary of the securities portfolios by major classification:

	Successor Company
	December 31, 2011
		Gross	Gross
	Amortized	unrealized	unrealized	Fair
	cost	gains	losses	value
Securities available for sale:
U.S. government securities and obligations of U.S. government agencies	$-	$-	$-	$-
Mortgage-backed securities	19,451,556	19,641	106,853	19,364,344
Collateralized mortgage obligations	82,192,471	153,812	251,414	82,094,869
Municipals	13,280,926	263,159	30,194	13,513,891
Corporate bonds	28,041,712	38,943	114,553	27,966,102
Marketable equity	519,458	49,575	4,391	564,642

	$143,486,123	$525,130	$507,405	$143,503,848

	Predecessor Company
	December 31, 2010
		Gross	Gross
	Amortized	unrealized	unrealized	Fair
	cost	gains	losses	value
Securities available for sale:
U.S. government securities and obligations of U.S. government agencies	$9,346,395	$492,005	$-	$9,838,400
Mortgage-backed securities	38,079,632	1,667,631	22,418	39,724,845
Collateralized mortgage obligations	76,553,621	2,022,287	126,224	78,449,684
Municipals	51,067,962	442,604	892,203	50,618,363
Corporate bonds	2,777,457	15,665	24,322	2,768,800
Marketable equity	440,757	121,082	45,702	516,137

	$178,265,824	$4,761,274	$1,110,869	$181,916,229

All mortgage-backed securities and collateralized mortgage obligations in the Company’s portfolio at December 31, 2011 and 2010 were backed by government sponsored enterprises (“GSE”s).

Proceeds from sales of available for sale securities in the successor period of November 19 to December 31, 2011 totaled $57,516,800, resulting in gross losses of $55,172. Proceeds from sales of available for sale securities in the predecessor period of January 1 to November 18, 2011 totaled $151,602,702, resulting in gross gains of $4,216,524 and gross losses of $226,896. Proceeds from sales of available for sale securities in 2010 and 2009 totaled $3,896,986 and $42,820,152, respectively, resulting in gross gains of $25,421 and $870,072, respectively. There were no losses recognized on the sale of available for sale securities in the predecessor years ended December 31, 2010 and 2009.

A-24

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE D - INVESTMENT SECURITIES (Continued)

The following tables summarize gross unrealized losses and fair values, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position, at December 31, 2011 and 2010:

	Successor Company
	December 31, 2011
	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	value	losses	value	losses	value	losses
Securities available for sale:

Mortgage-backed	$9,153,058	$106,854	$-	$-	$9,153,058	$106,854
Collateralized mortgage obligations	67,359,625	251,413	-	-	67,359,625	251,413
Municipals	2,637,330	30,194	-	-	2,637,330	30,194
Corporate bonds	15,818,502	114,553	-	-	15,818,502	114,553
Marketable equity	32,131	4,391	-	-	32,131	4,391

Total temporarily impaired securities	$95,000,646	$507,405	$-	$-	$95,000,646	$507,405

	Predecessor Company
	December 31, 2010
	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	value	losses	value	losses	value	losses
Securities available for sale:

Mortgage-backed	$984,306	$22,418	$-	$-	$984,306	$22,418
Collateralized mortgage obligations	7,274,222	126,224	-	-	7,274,222	126,224
Municipals	27,738,632	823,580	1,006,202	68,623	28,744,834	892,203
Corporate bonds	1,831,230	24,322	-	-	1,831,230	24,322
Marketable equity	-	-	36,122	45,702	36,122	45,702

Total temporarily impaired securities	$37,828,390	$996,544	$1,042,324	$114,325	$38,870,714	$1,110,869

Unrealized losses on investment securities at December 31, 2011 related to eleven GSE collateralized mortgage obligations, four GSE mortgage-backed securities, three municipal securities, seven investment grade corporate bonds and one marketable equity security. At December 31, 2011, none of our securities had been in an unrealized loss position for more than a twelve month period. Unrealized losses on investment securities at December 31, 2010 related to seven GSE collateralized mortgage obligations, one mortgage-backed security, thirty-six municipal securities, two investment grade corporate bonds and one marketable equity security.

The securities in an unrealized loss position at December 31, 2011 continue to perform and are expected to perform through maturity, and the issuers have not experienced significant adverse events that would call into question their ability to repay these debt obligations according to contractual terms. Further, because we do not intend to sell these investments and we do not believe that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, we do not consider unrealized losses on such securities to represent other-than-temporary impairment at December 31, 2011.

A-25

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE D - INVESTMENT SECURITIES (Continued)

For the year ended December 31, 2009, the Company determined one marketable equity security was other than temporarily impaired and recognized a $197,575 write-down on the investment. An additional write-down of $47,897 was deemed necessary by the Predecessor Company in September 2011. The fair value of the investment at December 31, 2011, 2010 and 2009 was $33,927, $81,824 and $81,824, respectively.

At December 31, 2011 and 2010, investment securities with a carrying value of $43.9 million and $94.1 million, respectively, were pledged to secure public deposits, borrowings and for other purposes required or permitted by law.

The amortized cost and fair values of securities available for sale at December 31, 2011, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
	cost	value

Due within one year	$7,404,521	$7,425,233
Due after one year through five years	45,499,252	45,482,299
Due after five years through ten years	71,132,818	71,080,250
Due after ten years	18,930,074	18,951,424
Other equity securities	519,458	564,642
	$143,486,123	$143,503,848

The following table presents the amortized cost, intervals of maturities or repricings, and weighted average tax equivalent yields of our investment portfolio at December 31, 2011:

	Repricing or Maturing
	Less than	One to	Five to	Over ten
	one year	five years	ten years	years	Total
		(Dollars in thousands)
Securities available for sale:
U. S. government agencies
Balance	$-	$-	$-	$-	$-
Weighted average yield	-%	-%	-%	-%	-%
Mortgage-backed securities (1)
Balance	$1,732	$5,733	$5,515	$6,471	$19,451
Weighted average yield	3.08%	3.04%	2.94%	3.01%	3.01%
Collateralized mortgage obligations (1)
Balance	$5,213	$8,088	$58,569	$10,323	$82,193
Weighted average yield	2.54%	2.31%	2.08%	2.65%	2.20%
Municipal securities
Balance	$459	$3,636	$7,049	$2,137	$13,281
Weighted average yield	1.43%	5.81%	6.20%	7.15%	6.08%
Corporate bonds
Balance	$-	$28,042	$-	$-	$28,042
Weighted average yield	-%	3.89%	-%	-%	3.89%
Marketable equity
Balance	$-	$-	$-	$519	$519
Weighted average yield	-%	-%	-%	8.92%	8.92%
Total
Balance	$7,404	$45,499	$71,133	$19,450	$143,486
Weighted average yield	2.59%	3.65%	2.56%	3.46%	3.02%

(1) Based on contractual maturity

A-26

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT

The following is a summary of loans at December 31, 2011 and 2010:

	Successor	Predecessor
	Company	Company
	2011	2010
Real estate – commercial	$310,314,968	$345,902,319
Real estate – residential	67,004,033	81,644,508
Construction loans	83,929,770	140,848,750
Commercial and industrial loans	39,433,800	48,144,401
Home equity loans and lines of credit	48,940,064	57,125,274
Loans to individuals	3,299,958	3,838,154
Total loans	552,922,593	677,503,406
Less:
Deferred loan fees	(45,532)	(700,337)
Allowance for loan losses	(227,000)	(20,702,000)
Total	$552,650,060	$656,101,069

The Company has granted loans to certain directors and executive officers of the Company and their related interests. Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers and, in management’s opinion, do not involve more than the normal risk of collectability. All loans to directors and executive officers or their related interests are submitted to the Board of Directors for approval. A summary of contractual obligations due from directors, executive officers and their interests (“D&O”) follows:

Loans to directors and officers as a group at December 31, 2010	$37,689,321

Reduction in balances due to D&O stepping down in 2011	(20,628,446)
New advances to D&O	1,416,116
Payoffs and principal reductions	(1,735,997)

Loans to directors and officers as a group at December 31, 2011	$16,740,994

Purchased Credit-Impaired Loans (Successor Company)

PCI loans for which it was probable at acquisition that all contractually required payments would not be collected are as follows:

Contractually required payments	$398,339,374
Nonaccretable difference	(57,730,794)
Cash flows expected to be collected at acquisition	340,608,580
Accretable yield	(32,068,080)

Fair value of acquired loans at acquisition	$308,540,500

Accretable yield, or income expected to be collected, related to PCI loans in the successor period is as follows:

Balance, beginning of period	$32,068,080
New loans purchased	-
Accretion of income	(2,422,636)
Reclassifications from nonaccretable difference	-
Disposals	-

Balance, end of period	$29,645,444

A-27

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

The contractually required payments represent the total undiscounted amount of all uncollected contractual principal and contractual interest payments both past due and scheduled for the future, adjusted for the timing of estimated prepayments and any full or partial charge-offs prior to the Piedmont Investment. Nonaccretable difference represents contractually required payments in excess of the amount of estimated cash flows expected to be collected. The accretable yield represents the excess of estimated cash flows expected to be collected over the initial fair value of the PCI loans, which is their fair value at the time of the Piedmont Investment. The accretable yield is accreted into interest income over the estimated life of the PCI loans using the level yield method. The accretable yield will change due to changes in:

•	the estimate of the remaining life of PCI loans which may change the amount of future interest income, and possibly principal, expected to be collected;
•	the estimate of the amount of contractually required principal and interest payments over the estimated life that will not be collected (the nonaccretable difference); and
•	indices for PCI loans with variable rates of interest.

For PCI loans, the impact of loan modifications is included in the evaluation of expected cash flows for subsequent decreases or increases of cash flows. For variable rate PCI loans, expected future cash flows will be recalculated as the rates adjust over the lives of the loans. At acquisition, the expected future cash flows were based on the variable rates that were in effect at that time.

Allowance for Loan Losses

The following is an analysis of the allowance for loan losses for the periods presented:

Predecessor Company
Total
At December 31, 2008	$12,585
Charge-offs	(6,941)
Recoveries	397
Provision	11,526
At December 31, 2009	$17,567

	Predecessor Company
	Commercial	Real Estate	Real Estate
	& Industrial	Commercial	Residential	Construction	Consumer	Total
At December 31, 2009	$2,856	$5,810	$2,208	$6,439	$254	$17,567
Charge-offs	(1,999)	(4,071)	(6,406)	(5,518)	(68)	(18,062)
Recoveries	242	39	158	408	3	850
Provision	1,590	3,567	6,853	8,446	(109)	20,347
At December 31, 2010	$2,689	$5,345	$2,813	$9,775	$80	$20,702
Charge-offs	(1,502)	(2,570)	(1,689)	(9,751)	(25)	(15,537)
Recoveries	105	28	92	484	2	711
Provision	1,484	5,460	3,798	5,904	72	16,718
At November 18, 2011	$2,776	$8,263	$5,014	$6,412	$129	$22,594

Successor Company
	Commercial	Real Estate	Real Estate
	& Industrial	Commercial	Residential	Construction	Consumer	Total
At November 19, 2011	$-	$-	$-	$-	$-	$-
Charge-offs	-	-	-	-	-	-
Recoveries	-	-	-	-	-	-
Provision	30	126	47	21	3	227
At December 31, 2011	$30	$126	$47	$21	$3	$227

A-28

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

The following is a summary of the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2011 and 2010:

	At December 31, 2011
	Allowance for loan losses			Loans
	Individually	Collectively	Purchased	Individually	Collectively	Purchased
	Evaluated for	Evaluated for	Credit -	Evaluated for	Evaluated for	Credit –
	Impairment	Impairment	Impaired	Impairment	Impairment	Impaired
Successor Company			(Dollars in thousands)

Real estate – commercial	$-	$126	$-	$-	$149,654	$160,661
Real estate – residential	-	47	-	-	79,588	36,356
Construction	-	21	-	-	19,315	64,615
Commercial and industrial	-	30	-	-	12,426	27,008
Loans to individuals	-	3	-	-	2,850	450
Total Loans	$-	$227	$-	$-	$263,833	$289,090

	At December 31, 2010
	Allowance for loan losses			Loans
	Individually	Collectively	Purchased	Individually	Collectively	Purchased
	Evaluated for	Evaluated for	Credit -	Evaluated for	Evaluated for	Credit –
	Impairment	Impairment	Impaired	Impairment	Impairment	Impaired
Predecessor Company			(Dollars in thousands)

Real estate – commercial	$1,754	$3,591	$-	$10,024	$283,708	$-
Real estate – residential	909	1,904	-	9,637	161,736	-
Construction	7,271	2,504	-	32,297	128,119	-
Commercial and industrial	1,094	1,595	-	2,471	45,673	-
Loans to individuals	10	70	-	13	3,825	-
Total Loans	$11,038	$9,664	$-	$54,442	$623,061	$-

At the Piedmont Investment, the acquired loan portfolio was adjusted to fair value and the allowance for loan losses was eliminated. For PCI loans, impairment and the associated allowance for loan losses is evaluated based on decreases in expected cash flows. Since no decreases in expected cash flows were detected on PCI loans since acquisition, no impairment, or corresponding allowance for loan losses, was recorded in the successor period. Non-impaired purchased loans and loans originated subsequent to the acquisition date are evaluated individually or collectively for impairment, depending on whether loans are identified as individually impaired. There were no purchased non-impaired loans or loans originated subsequent to acquisition that were individually evaluated for impairment at December 31, 2011.

Analysis of Credit Quality

We use an internal grading system to assign the degree of inherent risk on each individual loan. The grade is initially assigned by the lending officer and reviewed by the loan administration function throughout the life of the loan. As part of the on-going monitoring of the credit quality of the Company’s loan portfolio, we track certain credit quality indicators including trends related to (i) the weighted-average grade of commercial loans, (ii) the level of classified commercial loans, (iii) charge-offs, (iv) non-performing loans (see details above) and (v) the general economic conditions in the state of North Carolina. Our credit grades apply to each class of the loan portfolio and have been defined as follows:

•	Risk Grade 1 - Minimal credit risk - A loan to a borrower of unquestionable financial strength. Financial information exhibits superior earnings, leverage and liquidity positions, which firmly establish a repayment source that is substantial in relation to debt. These borrowers would generally have access to national credit and equity markets. Also includes a loan fully protected by cash equivalents or high grade, readily marketable securities.

A-29

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

•	Risk Grade 2 – Modest credit risk - Loans to borrowers of better than average financial strength. Earnings performance is consistent and primary and secondary sources of repayment are well established. Borrower exhibits very good asset quality and liquidity with strong debt servicing capacity. Company management has depth, is experienced and well regarded in the industry. This risk grade is reserved for loans secured by readily marketable collateral or is a loan made within guidelines to borrowers with liquid financial statements.

•	Risk Grade 3 – Average credit risk - Loans to borrowers involving satisfactory financial strength. Earnings performance is consistent with primary and secondary sources of repayment well defined and adequate to retire the debt in a timely and orderly fashion. These businesses would generally exhibit satisfactory asset quality and liquidity with moderate leverage, average performance to their peer group and experienced management in key positions. This risk grade is reserved for the Bank’s top quality loans.

•	Risk Grade 4 – Acceptable credit risk - Loans to borrowers with more than average risk but with little risk of ultimate collection. The loan may contain certain characteristics that require some supervision and attention by the lender. Asset quality is acceptable, but debt capacity is modest and little excess liquidity is available. The borrower may be fully leveraged, and unable to overcome major setbacks. Covenants are structured to ensure adequate protection. Management may have limited experience and depth. Includes loans, which are highly leveraged transactions due to regulatory constraints. Also includes loans involving reasonable exceptions to policy. This grade is given to acceptable loans. These loans have adequate sources of repayment, with little identifiable risk of collection.

•	Risk Grade 5 – Acceptable credit risk - A loan that is sound yet ultimate collectability may depend on guarantor support or tertiary repayment sources. Although asset quality remains acceptable, the borrower has a smaller and/or less diverse asset base, very little liquidity and limited debt capacity. Earnings performance is inconsistent and the borrower may be highly leveraged and below average size or lower-tier competitor. Limited management experience and depth. May be well-conceived start-up venture, but repayment is still dependent upon a successful operation. Includes loans with significant documentation or policy exceptions, improper loan structure or inadequate loan servicing procedures. May also include a loan in which strong reliance for a secondary repayment source is placed on a guarantor who exhibits the ability and willingness to repay. These credits require significant supervision by the lender and covenants structured to ensure adequate protection. Loans which are highly leveraged transactions due to the obligor's financial status. This grade is given to acceptable loans that show signs of weakness in either sources of repayment or collateral, but have demonstrated mitigating factors that minimize the risk of delinquency or loss.

•	Risk Grade 6 – Special mention - Criticized Exposure. A loan which still has the capacity to perform but contains certain characteristics that require continual supervision and attention from the lender. These characteristics may include but are not limited to (1) adverse trends in financial condition or key operating, liquidity, trading asset turn, or leverage ratios; (2) inconsistent repayment performance; or (3) fatal documentation errors that would prevent the Bank from enforcing its note or security instruments. Material adverse trends have not yet been developed.

•	Risk Grade 7 – Substandard - A Substandard loan is inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. A loan classified as Substandard must have a well-defined weakness or weaknesses that jeopardize the collection of all payments contractually due the Bank upon liquidation of the debt; they are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

•	Risk Grade 8 – Doubtful - Loans classified Doubtful have all the weaknesses inherent in loans classified Substandard, plus the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values highly questionable and improbable. However, these loans are not yet rated as loss because certain events may occur which would salvage the debt.

•	Risk Grade 9 – Loss - Loans classified Loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather that is not practical or desirable to defer writing off this worthless loan even though partial recovery may be effected in the future. Probable Loss portions of Doubtful assets are charged against the Allowance for Loan Losses. Loans may reside in this classification for administrative purposes for a period not to exceed the earlier of thirty (30) days or calendar quarter end.

A-30

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

•	Other – Ungraded loans. Overdraft protection accounts are typically not graded at origination, but are assigned a risk grade when credit deterioration is detected.

The following tables summarize the carrying value of the loan portfolio by internal risk ratings at December 31, 2011 and 2010:

	Successor Company
	Commercial Credit Exposure
	December 31, 2011
	Commercial	Real Estate	Commercial	Commercial
	& Industrial	Commercial	Construction	LOC	Total
	(Dollars in thousands)
Non-Acquired Loans

1-Minimal Credit Risk	$-	$-	$-	$-	$-
2-Modest Credit Risk	-	-	-	-	-
3-Average Credit Risk	108	-	-	-	108
4-Acceptable Credit Risk	316	7,416	-	-	7,732
5-Acceptable Credit Risk	470	231	138	-	839
6-Special Mention	-	-	-	-	-
7-Substandard	99	-	-	-	99
8-Doubtful	-	-	-	-	-
9-Loss	-	-	-	-	-
Other	-	-	-	-	-
Total	$993	$7,647	$138	$-	$8,778

	Successor Company
	Consumer Credit Exposure
	December 31, 2011
	Real Estate	Consumer
	Residential	Construction	Home Equity	Consumer	Total
	(Dollars in thousands)
Non-Acquired Loans

1-Minimal Credit Risk	$-	$-	$-	$25	$25
2-Modest Credit Risk	-	-	-	-	-
3-Average Credit Risk	721	110	426	13	1,270
4-Acceptable Credit Risk	358	86	-	17	461
5-Acceptable Credit Risk	660	-	-	71	731
6-Special Mention	-	-	-	-	-
7-Substandard	-	-	-	-	-
8-Doubtful	-	-	-	-	-
9-Loss	-	-	-	-	-
Other	-	-	-	-	-
Total	$1,739	$196	$426	$126	$2,487

A-31

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

	Successor Company
	Commercial Credit Exposure
	December 31, 2011
	Commercial	Real Estate	Commercial	Commercial
	& Industrial	Commercial	Construction	LOC	Total
	(Dollars in thousands)
Acquired Loans

1-Minimal Credit Risk	$938	$-	$-	$11	$949
2-Modest Credit Risk	598	-	-	-	598
3-Average Credit Risk	1,171	10,108	3,594	-	14,873
4-Acceptable Credit Risk	8,201	130,614	9,134	70	148,019
5-Acceptable Credit Risk	22,405	111,571	27,199	99	161,274
6-Special Mention	2,212	34,877	22,482	1	59,572
7-Substandard	2,258	13,907	12,402	1	28,568
8-Doubtful	-	379	519	-	898
9-Loss	-	-	-	-	-
Other	253	1,212	-	223	1,688

Total	$38,036	$302,668	$75,330	$405	$416,439

	Successor Company
	Consumer Credit Exposure
	December 31, 2011
	Real Estate	Consumer
	Residential	Construction	Home Equity	Consumer	Total
	(Dollars in thousands)
Acquired Loans

1-Minimal Credit Risk	$-	$-	$-	$290	$290
2-Modest Credit Risk	-	-	-	-	-
3-Average Credit Risk	9,330	1,886	8,523	412	20,151
4-Acceptable Credit Risk	23,802	4,870	27,060	815	56,547
5-Acceptable Credit Risk	18,487	507	7,183	628	26,805
6-Special Mention	5,155	176	2,064	336	7,731
7-Substandard	8,300	758	3,684	43	12,785
8-Doubtful	145	-	-	-	145
9-Loss	-	-	-	-	-
Other	46	69	-	650	765

Total	$65,265	$8,266	$48,514	$3,174	$125,219

A-32

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

	Predecessor Company
	Commercial Credit Exposure
	December 31, 2010
	Commercial	Real Estate	Commercial	Commercial
	& Industrial	Commercial	Construction	LOC	Total

1-Minimal Credit Risk	$3,704	$-	$-	$-	$3,704
2-Modest Credit Risk	276	-	-	-	276
3-Average Credit Risk	638	11,177	1,850	-	13,665
4-Acceptable Credit Risk	13,125	164,402	22,265	173	199,965
5-Acceptable Credit Risk	24,025	144,810	51,069	87	219,991
6-Special Mention	3,595	15,419	24,150	5	43,169
7-Substandard	2,044	8,456	29,911	-	40,411
8-Doubtful	132	1,568	2,225	-	3,925
9-Loss	-	-	-	-	-
Other	67	70	49	273	459

Total	$47,606	$345,902	$131,519	$538	$525,565

	Predecessor Company
	Consumer Credit Exposure
	December 31, 2010
	Real Estate	Consumer
	Residential	Construction	Home Equity	Consumer	Total

1-Minimal Credit Risk	$-	$-	$-	$421	$421
2-Modest Credit Risk	-	-	78	-	78
3-Average Credit Risk	9,707	2,275	6,440	597	19,019
4-Acceptable Credit Risk	34,191	5,297	35,153	1,041	44,682
5-Acceptable Credit Risk	24,648	704	10,392	736	36,480
6-Special Mention	6,808	788	1,463	377	9,436
7-Substandard	5,996	221	3,368	13	9,598
8-Doubtful	295	45	167	-	507
9-Loss	-	-	-	-	-
Other	-	-	64	653	717

Total	$81,645	$9,330	$57,125	$3,838	$151,938

A-33

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

Past Due Analysis

The following table summarizes the aging of the loan portfolio by past due status, based on contractual terms, at December 31, 2011:

	Successor Company
	December 31, 2011
		Greater than
	30-89 Days	90 Days	Total		Total
	Past Due	Past Due	Past Due	Current	Loans
	(Dollars in thousands)
Acquired Loans:

Commercial and Industrial	$925	$797	$1,722	$36,314	$38,036
Commercial – Construction	4,809	10,328	15,137	60,193	75,330
Commercial - Real Estate	3,878	6,101	9,979	292,689	302,668
Commercial - Lines of Credit	-	1	1	404	405
Consumer	3	3	6	3,168	3,174
Consumer – Construction	652	382	1,034	7,232	8,266
Home Equity	740	1,128	1,868	46,646	48,514
Residential - Real Estate	2,289	4,148	6,437	58,828	65,265

Total	$13,296	$22,888	$36,184	$505,474	$541,658

None of the non-acquired loans were past due at December 31, 2011. None of the non-acquired or purchased non-impaired loans were in nonaccrual status or had been restructured in a TDR as of December 31, 2011.

	Predecessor Company
	December 31, 2010
		Greater than
	30-89 Days	90 Days	Total		Total
	Past Due(1)	Past Due(2)	Past Due	Current	Loans

Commercial and Industrial	$469	$167	$636	$46,970	$47,606
Commercial – Construction	6,118	8,649	14,767	116,752	131,519
Commercial - Real Estate	3,943	7,301	11,244	334,658	345,902
Commercial - Lines of Credit	-	-	-	538	538
Consumer	-	5	5	3,833	3,838
Consumer – Construction	221	45	266	9,064	9,330
Home Equity	350	881	1,231	55,894	57,125
Residential Real Estate	3,601	2,093	5,694	75,951	81,645

Total	$14,702	$19,141	$33,843	$643,660	$677,503

(1) Total loans past due 30 to 89 days includes approximately $9.4 million of loans in nonaccrual status.

(2) All loans past due 90 days or more were in nonaccrual status.

A-34

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

Impaired Loans

	Predecessor Company
	December 31, 2010
		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

With no related allowance recorded:
Consumer	$-	$-	$-	$49	$1
Commercial & industrial	83	92	-	1,200	3
Commercial construction	2,649	4,475	-	11,132	354
Commercial real estate	3,366	3,366	-	6,154	226
Consumer construction	45	133	-	258	15
Home equity lines/loans	1,883	2,032	-	1,780	74
Residential real estate	2,820	2,820	-	1,894	58

	10,846	12,918	-	22,467	731

With an allowance recorded:
Consumer	13	13	10	220	8
Commercial & industrial	2,093	2,093	984	2,261	96
Commercial construction	29,488	30,529	7,251	17,409	677
Commercial real estate	6,658	7,328	1,780	9,730	230
Consumer construction	221	221	20	367	9
Home equity lines/loans	1,652	1,879	547	1,099	14
Residential real estate	3,471	5,197	446	6,107	223

	43,596	47,260	11,038	37,193	1,257

Totals:
Commercial	2,471	2,185	984	3,461	99
Commercial real estate	42,427	45,698	9,032	44,425	1,487
Consumer	13	13	10	269	9
Residential real estate	9,531	12,282	1,012	11,505	393

Total	$54,442	$60,178	$11,038	$59,660	$1,988

At December 31, 2010, the recorded investment in loans considered impaired totaled $54.4 million. Of the total investment in loans considered impaired, $43.6 million were found to show specific impairment for which $11.0 million in valuation allowance was recorded; the remaining $10.8 million in impaired loans required no specific valuation allowance because either previously established valuation allowances had been absorbed by partial charge-offs or loan evaluations had no indication of impairment. For the year ended December 31, 2010, the average recorded investment in impaired loans was approximately $32 million. The amount of interest recognized on impaired loans during the portion of the year that they were considered impaired was approximately $1.8 million.

At December 31, 2009, the recorded investment in loans considered impaired totaled $66.1 million. Of the total investment in loans considered impaired, $35.4 million were found to show specific impairment for which $9.1 million in valuation allowance was recorded; no valuation allowance for the other impaired loans was considered necessary. For the year ended December 31, 2009, the average recorded investment in impaired loans was approximately $39.6 million. The amount of interest recognized on impaired loans during the portion of the year that they were considered impaired was approximately $1.3 million.

A-35

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

Loans on Nonaccrual Status	Predecessor Company
December 31, 2010
Commercial
Commercial & industrial	$616
Commercial LOC	-
Commercial other	-
Commercial real estate
Commercial construction	16,614
Commercial real estate – other	7,633
Consumer
Consumer LOC	5
Consumer other	-
Residential real estate
Consumer construction	221
Home equity loans/lines	1,314
Residential real estate – other	4,166

Total	$30,569

NOTE F - PREMISES AND EQUIPMENT

The following is a summary of premises and equipment at December 31, 2011 and 2010:

	Successor	Predecessor
	Company	Company
	2011	2010

Land	$4,005,000	$4,280,213
Buildings and leasehold improvements	5,215,696	7,161,858
Furniture and equipment	1,138,343	5,165,685
Less accumulated depreciation	(73,246)	(5,021,836)

Total	$10,285,794	$11,585,920

Depreciation and amortization, which is recorded in occupancy and equipment expense, totaled $74,080 in the successor period of November 19 to December 31, 2011 and $863,245 in the predecessor period of January 1 to November 18, 2011. Depreciation and amortization totaled $1,000,544 and $938,178 in the predecessor years ended December 31, 2010 and 2009, respectively.

A-36

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE G - GOODWILL AND OTHER INTANGIBLES

The following table summarizes the changes in carrying amounts of goodwill and other intangibles (core deposit intangibles) for the periods presented:

		Core Deposit Intangible
	Goodwill	Gross	Accumulated Amortization	Net
Predecessor Company
Balance at January 1, 2009	$30,233,049	$1,333,493	$(373,852)	$959,641

Amortization expense	–	–	(133,349)	(133,349)
Goodwill impairment charge	(30,233,049)	–	–	–
Balance at December 31, 2009	–	1,333,493	(507,201)	826,292

Amortization expense	–	–	(133,349)	(133,349)
Balance at December 31, 2010	–	1,333,493	(640,550)	692,943

Amortization expense			(117,421)	(117,421)
Balance at November 18, 2011	$–	$1,333,493	$(757,971)	$575,522

Successor Company
Balance at November 18, 2011	$20,015,194	$2,260,262	$–	$2,260,262

Amortization expense	–		(30,515)	(30,515)
Balance at December 31, 2011	$20,015,194	$2,260,262	$(30,515)	$2,229,747

Successor Company goodwill represents the excess of proceeds from the Piedmont Investment (or purchase price) over the fair value of acquired net assets. This acquisition was nontaxable and, as a result, there is no tax basis in the goodwill. Accordingly, none of the goodwill associated with the acquisition is deductible for tax purposes. The only other intangible asset identified as part of the valuation of the Piedmont Investment in the Company was the value of its core deposit relationships. The core deposit intangible is amortized over a ten-year period on an accelerated method.

The following table presents estimated amortization expense for other intangibles:

2012	$258,517
2013	254,063
2014	248,481
2015	241,768
2016	233,926
Thereafter	992,992

$2,229,747

For more information on the Piedmont Investment and the valuation of assets and liabilities acquired in that transaction, see Note C – Piedmont Investment.

A-37

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE G - GOODWILL AND OTHER INTANGIBLES (Continued)

Predecessor Company

Goodwill is reviewed for potential impairment at least annually at the reporting unit level. An impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value. The Company’s annual goodwill impairment evaluation in 2009 resulted in a goodwill impairment charge of $30.2 million, which was recorded to noninterest expense for the predecessor year ended December 31, 2009. This impairment charge, representing the full amount of goodwill on the Consolidated Balance Sheet, was primarily due to a significant decline in the market value of the Company’s market capitalization and a decline in the Company’s discounted cash flow forecasts in 2008 and 2009.

Core deposit intangibles are evaluated for impairment if events and circumstances indicate a potential for impairment. Such an evaluation of other intangible assets is based on undiscounted cash flow projections. No impairment charges were recorded for other intangibles in any of the predecessor periods.

NOTE H - DEPOSITS

The weighted average cost of time deposits was 0.88% and 2.90% at December 31, 2011 and 2010, respectively. The weighted average cost of time deposits at December 31, 2011 was affected by amortization of the premium on time deposits that was recorded in purchase accounting as well as repricing of time deposits. At December 31, 2011, the scheduled maturities of certificates of deposit were as follows:

	Less than	$100,000
	$100,000	or more	Total

Three months or less	$5,118,612	$17,953,717	$23,072,329
Over three months through one year	26,460,159	77,519,649	103,979,808
Over one year through three years	40,373,883	87,783,442	128,157,325
Over three years to five years	11,753,504	42,816,482	54,569,986
Over five years	-	-	-

Total	$83,706,158	$226,073,290	$309,779,448

NOTE I - BORROWINGS

The following tables summarize short-term and long-term borrowings at December 31, 2011 and 2010:

	Successor	Predecessor
	Company	Company
	2011	2010
Short-term borrowings:
Federal Reserve Bank discount window	$-	$-
Federal Home Loan Bank advances maturing within one year	-	7,000,000

Total short-term borrowings	$-	$7,000,000

Long-term debt:
Federal Home Loan Bank advances maturing beyond one year	$-	$142,000,000
Junior subordinated debentures	5,437,000	8,248,000
Subordinated term loan	6,778,901	7,500,000

Total long-term debt	$12,215,901	$157,748,000

Short-term Borrowings

We may purchase federal funds through unsecured federal funds lines of credit totaling $20.0 million at December 31, 2011. These lines are intended for short-term borrowings and are subject to restrictions limiting the frequency and terms of advances. These lines of credit are payable on demand and bear interest based upon the daily federal funds rate. We had no outstanding balance on the lines of credit at December 31, 2011 or 2010.

A-38

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE I – BORROWINGS (Continued)

We may borrow funds through the Federal Reserve Bank’s discount window. These borrowings are secured by a blanket floating lien on qualifying construction, land acquisition and development loans, commercial and industrial loans and consumer loans collateral value of $11.1 million. Depending on the type of loan collateral, we may borrow between 60% and 65% of the collateral value pledged. We had no outstanding borrowings at the discount window at December 31, 2011 or 2010.

Federal Home Loan Bank Advances

We have a $274.5 million credit line available with the Federal Home Loan Bank of Atlanta (“FHLB”) for advances. These advances are secured by a blanket floating lien on qualifying commercial real estate, first mortgage loans and pledged investment securities with a market value of $187.8 million.

At December 31, 2011 and 2010, we had the following outstanding FHLB advances :

			Successor	Predecessor
	Contractual		Company	Company
Maturity	Interest Rate	Rate Type	2011	2010
January 12, 2011	1.75%	Fixed	$	7,000,000
February 10, 2012	1.68%	Fixed	-	5,000,000
October 29, 2012	0.92%	Fixed	-	8,000,000
February 11, 2013	2.29%	Fixed	-	5,000,000
April 22, 2013	2.55%	Fixed	-	6,000,000
November 7, 2013	2.48%	Fixed	-	10,000,000
March 21, 2014	2.76%	Fixed	-	5,000,000
August 21, 2014	2.90%	Fixed	-	5,000,000
October 21, 2014	2.91%	Fixed	-	9,000,000
February 2, 2015	3.39%	Fixed	-	5,000,000
April 13, 2015	2.98%	Fixed	-	7,000,000
June 9, 2015	2.56%	Fixed	-	5,000,000
August 3, 2015	3.46%	Fixed	-	5,000,000
February 2, 2016	3.49%	Fixed	-	15,000,000
November 2, 2016	3.57%	Fixed	-	10,000,000
February 2, 2017	3.75%	Fixed	-	5,000,000
May 2, 2017	3.65%	Fixed	-	5,000,000
August 2, 2017	3.84%	Fixed	-	5,000,000
October 30, 2017	2.98%	Fixed	-	5,000,000
January 28, 2019	3.90%	Fixed	-	12,000,000
March 25, 2019	4.26%	Fixed	-	10,000,000

Totals			$-	$149,000,000

Following the Piedmont Investment, we prepaid all outstanding FHLB advances in an effort to de-leverage the balance sheet and reduce our dependance on wholesale funding. Therefore, we had no outstanding FHLB advances at December 31, 2011.

Junior Subordinated Debentures

In August 2003, $8.0 million in trust preferred securities were issued through Crescent Financial Capital Trust I (the “Trust”). The Trust invested the total proceeds from the sale of its trust preferred securities (“TRUPs”) in junior subordinated deferrable interest debentures issued by us. We fully and unconditionally guarantee the TRUPs. Our obligation under the guarantee is unsecured and subordinate to senior and subordinated indebtedness. These TRUPs qualify as Tier 1 capital for regulatory capital purposes, subject to certain limitations. The TRUPs mature on October 7, 2033 and are now redeemable, subject to approval by the Federal Reserve, on a quarterly basis. We adjusted these junior subordinated debentures to estimated fair value in purchase accounting with the Piedmont Investment, and at December 31, 2011, their carrying value was $5,437,000.

A-39

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE I - BORROWINGS (Continued)

The TRUPs pay cumulative cash distributions quarterly at an annual contract rate, reset quarterly, equal to three-month LIBOR plus 3.10%. The dividends paid to holders of the TRUPs, which are recorded as interest expense, are deductible for income tax purposes. The Company elected to defer interest payments on its junior subordinated debentures beginning with the payment due April 7, 2011. Under the terms of the indenture governing the junior subordinated debentures, the Company may defer payments of interest for up to 20 consecutive quarterly periods without default or penalty. The regularly scheduled interest payments will continue to accrue for payment in the future and be reported as expense on our consolidated financial statements. The Company plans to resume the payment of interest on the TRUPs as soon as possible.

Subordinated Term Loan

On September 26, 2008, the Bank entered into an unsecured subordinated term loan agreement in the amount of $7.5 million. The agreement requires the Bank to make quarterly payments of interest at an annual contract rate, reset quarterly, equal to three-month LIBOR plus 4.00%. The subordinated term loan qualifies as Tier 2 capital for regulatory capital purposes, subject to a phase out of the capital qualification five years prior to maturity. We adjusted the subordinated term loan to estimated fair value in purchase accounting with the Piedmont Investment, and at December 31, 2011, its carrying value was $6,778,901.

The subordinated term loan agreement matures on October 18, 2018 and can be prepaid, subject to the approval of the FDIC and other Governmental Authorities (if applicable), in incremental amounts not less than $500,000, by giving five business days notice prior to prepayment. We do not have the right to prepay all or any portion of the loan prior to October 1, 2013 unless the loan ceases to be deemed Tier 2 capital for regulatory capital purposes. Should the loan cease to be considered Tier 2 capital for regulatory capital purposes, the debt can either be structured as senior debt of the Bank or be repaid.

NOTE J - LEASES

We have entered into fourteen non-cancelable operating leases for the Company’s main office, operations center, and branch facilities. Future minimum lease payments under these leases for the years ending December 31 are as follows:

2012	$2,018,781
2013	1,926,380
2014	2,099,626
2015	1,555,024
2016	1,463,621
Thereafter	6,722,530

Total	$15,785,963

Certain of the leases contain renewal options for various additional terms after the expiration of the current lease term. Lease payments for the renewal period is not included in the future minimum lease table above. Rent expense for the successor period of November 19 to December 31, 2011 and the predecessor period of January 1 to November 18, 2011 totaled $245,456 and $1,746,970, respectively, and rent expense for the predecessor years ended December 31, 2010 and 2009 totaled $1,927,532 and $1,650,367, respectively.

Two of the properties used for bank branch operations are leased from related parties. Lease payments made to related parties in 2011, 2010 and 2009 were $725,621, $705,382 and $242,094, respectively.

A-40

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE K - INCOME TAXES

The following table summarizes significant components of the provision for income taxes for the periods presented:

	Successor Company	Predecessor Company
	November 19	January 1
	to	to	Years Ended
	December 31,	November 18,	December 31,
	2011	2011	2010	2009
Current tax provision:
Federal	$-	$-	$(2,384,393)	$499,168
State	-	-	44,882	249,539
	-	-	(2,339,511)	748,707

Deferred tax provision (benefit):
Federal	(482,323)	(4,282,617)	(2,882,893)	(1,717,793)
State	(37,677)	(733,858)	(951,232)	(359,614)
	(520,000)	(5,016,475)	(3,834,125)	(2,077,407)

Provision for income tax expense (benefit) before adjustment to deferred tax valuation allowance	(520,000)	(5,016,475)	(6,173,636)	(1,328,700)

Deferred tax asset valuation allowance	-	5,016,475	2,104,000	-

Net provision for income taxes	$(520,000)	$-	$(4,069,636)	$(1,328,700)

Income tax expense (benefit) is reconciled to the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes as follows:

	Successor Company	Predecessor Company
	November 19	January 1
	to	to	Years Ended
	December 31,	November 18,	December 31,
	2011	2011	2010	2009

Tax computed at statutory rate of 34%	$(227,205)	$(4,597,840)	$(4,740,911)	$(10,728,581)
Effect of state income taxes	(24,867)	(484,346)	(598,191)	(72,649)
Non-taxable interest income	(19,463)	(512,870)	(667,295)	(510,847)
Non-taxable bank owned life insurance	(31,275)	(233,399)	(280,366)	(287,799)
Goodwill impairment	-	-	-	10,279,235
Valuation allowance	-	5,016,475	2,104,000	-
Other	(217,191)	811,980	113,127	(17,059)

	$(520,000)	$-	$(4,069,636)	$(1,328,700)

A-41

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE K - INCOME TAXES (Continued)

Significant components of deferred taxes at December 31, 2011 and 2010 are as follows:

	Successor	Predecessor
	Company	Company
	2011	2010
Deferred tax assets:
Purchase accounting fair value adjustments	$17,472,447	$28,089
Net operating loss carryforward	11,699,259	1,922,812
Allowance for loan losses	87,518	7,981,449
Premises and equipment	29,601	39,247
Unrealized loss on hedges -	223,219
Deferred compensation	104,601	807,627
Other	952,439	666,525
Total deferred tax assets	30,345,865	11,668,968
Valuation allowance	-	(2,104,000)

Net deferred tax assets	30,345,865	9,564,968

Deferred tax liabilities:
Intangible assets	-	(267,157)
Unrealized gains on securities	(6,834)	(1,407,377)
Prepaid expenses	(148,438)	(158,201)
Total deferred tax liabilities	(155,272)	(1,832,735)

Net deferred tax asset	$30,190,593	$7,732,232

Successor Company

The Piedmont Investment was considered a change in control under Internal Revenue Code Section 382 (“Section 382”) and the Regulations, thereunder. Accordingly, we are required to evaluate potential limitation or deferral of its ability to carryforward pre-acquisition net operating losses and to determine the amount of net unrealized built-in losses (“NUBIL”), which may be subject to similar limitation or deferral. Under the Internal Revenue Code and Regulations, NUBIL realized within 5 years of the change in control are subject to potential limitation, which for us is November 18, 2016. Through that date, we will continue to analyze our ability to utilize such losses to offset anticipated future taxable income, however, this estimate will not be known until the five-year recognition period expires. Losses limited under these provisions are generally limited to a carryforward period of 20 years, subject to the annual limitation and expire if not used by the end of that period. We believe that all of these benefits from the net operating losses and built-in losses will ultimately be realized; however, that amount is subject to continuing analysis and has not yet been determined

Beginning with the Piedmont Investment and the application of purchase accounting at acquisition, we have evaluated our deferred tax assets (“DTA”) to determine whether a valuation allowance is necessary. In conducting this evaluation, we considered all available evidence, both positive and negative, based on the more-likely-than-not criteria that such assets will be realized. In conducting the DTA analysis, we believe it is essential to differentiate between the unique characteristics of each business. In particular, characteristics such as business model, level of capital and reserves held by regulated banks and their ability to absorb potential losses are important distinctions to be considered.

A-42

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE K - INCOME TAXES (Continued)

Negative Evidence. We considered the following five areas of potential negative evidence in our DTA analysis:

1.	Rolling three-year cumulative loss.

The Predecessor Company was profitable on a pre-tax income basis until 2009. From 2009 through the Piedmont Investment date, the Predecessor Company incurred a cumulative pre-tax loss of $59.0 million, which included a non-deductible $30.2 million goodwill impairment charge in 2009. During the same period, the Predecessor Company recorded $48.6 million in provision for loan losses and $2.4 million in losses on foreclosed assets as the recent economic downturn and drop in home prices and commercial real estate values significantly impacted the Predecessor Company’s loan portfolio. The three-year cumulative loss was almost entirely due to the Predecessor Company’s non-deductible goodwill impairment and credit losses.

Although a three-year cumulative loss is generally a strong indicator used to determine whether a valuation allowance on DTA’s is necessary, we believe that because of the Piedmont Investment and resulting changes to the Company’s capital structure, business model and management team, many of the factors leading to the pre-acquisition three-year cumulative loss have been remediated.

2.	History of operating losses or tax credit carry forwards expiring unused.

The Company has no history of operating loss or tax carry forwards expiring unused.

3.	Losses expected in early future years.

As described under the positive evidence below, we expect to generate a profit in early future years.

4.	Unsettled circumstances that, if unfavorably resolved, would adversely affect future operations and profit levels on a continuing basis in future years.

We are not currently aware of any unsettled circumstances that, if unfavorably resolved, would adversely affect future operations and profit levels on a continuing basis in future years.

5.	Carryback or carry forward period that is so brief it would limit realization of tax benefits if a significant deductible temporary difference is expected to reverse in a single year or the entity operates in a traditionally cyclical business.

Since the Predecessor Company did not begin incurring net operating losses until 2010, our pre-acquisition tax loss carry forwards, while they may be limited as to timing of realization under Section 382 because of the change in control transaction with Piedmont, do not begin to expire until 2030. Therefore, our carry forward period for realizing net operating losses is not brief and is not expected to limit realization of tax benefits.

Positive Evidence. We have considered the following sources of future taxable income as positive evidence to weigh against the negative evidence described above:

1.	Future reversals of existing temporary differences and carry forwards.

Due to the application of purchase accounting related to the Piedmont Investment, our primary temporary tax differences relate to purchase accounting fair value adjustments to the Company’s assets and liabilities at acquisition date. Of the $17.5 million in DTA’s related to these purchase accounting fair value adjustments, $16.0 million were related to the purchased loan portfolio. At acquisition date, we eliminated the allowance for loan losses and adjusted the purchased loan portfolio to estimated fair value. Our fair value estimates involved projecting expected principal and interest cash flows over the remaining life of each loan and then discounting those cash flows based on current market rates for similar loans. Therefore, estimated fair value includes life of loan projections of credit losses.

A-43

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE K - INCOME TAXES (Continued)

We expect the temporary tax differences related to the purchased loan portfolio to reverse over the remaining life of the portfolio as expected losses are realized. We expect to either generate sufficient taxable income to fully utilize these reversals through reduced tax payments, or these reversals will shift to net operating loss carry forwards with a 20-year carry forward period. These net operating loss carry forwards would then be utilized, subject to the Section 382 limitation, as the Company generates sufficient taxable income.

2.	Taxable income in carryback year(s).

We no longer have taxable income in carryback years that is available to offset existing net operating losses. The Company’s existing net operating losses began to accumulate in 2010 and are available for carry forward, subject to the Section 382 limitation on the timing of utilization, through at least 2030.

3.	Future taxable income, exclusive of reversing temporary differences and carry forwards.

Projecting future taxable income requires estimates and judgments about future events that may be uncertain. In projecting future taxable income, we considered the significant changes to the Company that were made as a result of the Piedmont Investment and associated change in control. Piedmont purchased $75.0 million of the Company’s newly issued common stock on November 18, 2011, and following completion of a tender offer to legacy stockholders, owns approximately 88% of the Company’s outstanding common stock. Since the Piedmont Investment, a number of improvements have been made to the Company’s business. These are summarized as follows:

•	Capital levels were substantially improved by $75.0 million Piedmont Investment.

•	Problem assets have been reduced through various resolution methods, including bulk asset sales. Credit administration has been reorganized to emphasize strong, conservative underwriting that we believe will limit potential for future loan losses on new loan originations.

•	Management has been reorganized, including replacement of the Chief Executive Officer, Chief Credit Officer, and Chief Financial Officer as well as addition of the current President, Chief Operating Officer, and Chief Information Officer.

•	Earnings initiatives after Piedmont Investment include upgrading talent to drive revenue in priority customer segments, growing existing sources of fee income, improving net interest margin, reducing revenue leakage, balance sheet restructuring, nonperforming asset reductions, and cost reduction.

•	Liquidity has been enhanced with Piedmont Investment and our non-core funding dependency has declined as borrowings were paid off and the balance sheet was restructured.

•	Sensitivity to market risk is being addressed with enhanced asset/liability management process and monitoring.

We monitor the Company’s performance against our business plan and forecast on a regular basis. Based on our business plan and forecast, which consider the aforementioned improvements to the Company’s business since the Piedmont Investment, we currently expect our pre-tax income to build to levels sufficient to fully absorb the existing DTA.

A-44

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE K - INCOME TAXES (Continued)

4.	Tax planning strategies that could, if necessary, be implemented.

In evaluating our DTA, we also considered certain prudent and feasible tax planning strategies that, if implemented, could prevent an operating loss or tax credit carry forward from expiring unused and could result in realization of the existing DTA. These strategies include increasing earning assets by leveraging existing capital held in excess of regulatory requirements and redeploying existing assets into either higher yielding or taxable instruments. We expect that these tax planning strategies could generate additional pre-tax income that would augment our ability to fully absorb the existing DTA.

Based on this evaluation, considering the weight of the positive evidence compared to the negative evidence, we concluded that at December 31, 2011, it is more likely than not that we will be able to fully realize the existing DTA and that a valuation allowance is not necessary.

The Company’s federal income tax returns are currently under examination from the 2008 through the 2010 tax return years. The Company’s state income tax returns are open and subject to examination from the 2008 tax return year and forward.

Predecessor Company

Based on the Predecessor Company’s evaluation of deferred tax assets, which included consideration of the Company’s recent operating losses, a valuation allowance of $2.1 million was recorded at December 31, 2010. In the predecessor period of January 1 to November 18, 2011, the Company placed a full valuation allowance on current period tax losses which totaled $5.0 million.

NOTE L - NON-INTEREST INCOME AND OTHER NON-INTEREST EXPENSE

The following table summarizes major components of other non-interest income for the periods presented:

	Successor Company	Predecessor Company
	November 19	January 1
	to	to
	December 31,	November 18,	Years Ended December 31,
	2011	2011	2010	2009

Brokerage referral fees	$17,342	$231,469	$221,881	$163,858
Loan related fees	49,641	122,290	226,042	243,331
Other	23,687	164,900	159,813	112,285

Total	$90,670	$518,659	$607,736	$519,474

The following table summarizes major components of other non-interest expense for the periods presented:

	Successor Company	Predecessor Company
	November 19	January 1
	to	to
	December 31,	November 18,	Years Ended December 31,
	2011	2011	2010	2009

Postage, printing and office supplies	$56,961	$390,344	$466,589	$620,467
Advertising, marketing and business development	61,665	522,128	629,274	613,456
Other	476,932	1,346,703	1,526,183	1,502,030

Total	$595,558	$2,259,175	$2,622,046	$2,735,953

A-45

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE M - RESERVE REQUIREMENTS

As a depository institution, we are required to maintain reserve and clearing balances with the Federal Reserve Bank. The aggregate net reserve balance maintained with the Federal Reserve Bank, which is currently bearing interest, totaled $0 and $671,000 at December 31, 2011 and 2010, respectively.

NOTE N - REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s financial position and results of operations. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

The Bank, as a North Carolina banking corporation, may pay dividends to the Company only out of undivided profits as determined pursuant to North Carolina General Statutes Section 53-87. Payment of dividends by the Bank to the Company are subject to written consent of the regulatory authorities.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2011 and 2010, that the Company and the Bank met all capital adequacy requirements to which they are subject.

The Bank’s capital amounts and ratios as of December 31, 2011 and 2010 are presented in the table below.

					Minimum to be well
			Minimum for capital		capitalized under prompt
	Actual		adequacy purposes		corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
Crescent State Bank
As of December 31, 2011: (Successor Company)

Total Capital (to Risk-Weighted Assets)	$101,282	14.64%	$55,355	8.00%	$69,194	10.00%
Tier I Capital (to Risk-Weighted Assets)	94,276	13.62%	27,678	4.00%	41,516	6.00%
Tier I Capital (to Average Assets)	94,276	10.19%	37,016	4.00%	46,270	5.00%

As of December 31, 2010: (Predecessor Company)

Total Capital (to Risk-Weighted Assets)	$95,019	12.27%	$61,952	8.00%	$77,440	10.00%
Tier I Capital (to Risk-Weighted Assets)	77,750	10.04%	30,976	4.00%	46,464	6.00%
Tier I Capital (to Average Assets)	77,689	8.11%	38,317	4.00%	47,897	5.00%

The Bank is currently operating under additional capital requirements which call for the maintenance of a Tier 1 leverage ratio and total risk-based capital ratio of 8.00% and 11.00%, respectively. At December 31, 2011, the Bank had a leverage ratio of 10.19% and a total risk-based capital ratio of 14.64%, both of which exceeded the additional capital requirements.

At December 31, 2011, the Successor Company’s total capital to risk-weighted assets, Tier I capital to risk-weighted assets and Tier I capital to average assets were 15.27%, 14.26% and 10.68%, respectively. At December 31, 2010, the Predecessor Company’s total capital to risk-weighted assets, Tier I capital to risk-weighted assets and Tier I capital to average assets were 12.57%, 10.34% and 8.35%, respectively.

A-46

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE O - DERIVATIVE FINANCIAL INSTRUMENTS

The Company may, at times, use derivative financial instruments to manage its interest rate risk. These instruments carry varying degrees of credit, interest rate, and market or liquidity risks. Derivative instruments are recognized as either assets or liabilities in the consolidated financial statements and are measured at fair value. Subsequent changes in the derivatives’ fair values are recognized in earnings unless specific hedge accounting criteria are met. The Predecessor Company entered into certain interest rate swap agreements as described below.

In August 2003, $8.0 million in TRUPs were issued through the Trust, which invested the total proceeds from the sale of its TRUPs in junior subordinated deferrable interest debentures issued by the Company, which fully and unconditionally guarantees the TRUPs. We adjusted these junior subordinated debentures to estimated fair value in purchase accounting with the Piedmont Investment, and at December 31, 2011, their carrying value was $5,437,000. The TRUPs pay cumulative cash distributions quarterly at an annual contract rate, reset quarterly, equal to three-month LIBOR plus 3.10%.

In June 2009, the Company entered into a derivative financial instrument which swapped the variable rate payments for fixed payments. These instruments consisted of a three-year and four-year swap, each for one-half of the notional amount of the TRUPs for fixed rates of 5.49% and 5.97%, respectively. Due to the deferral of interest payments on the TRUPs, the associated interest rate swaps no longer qualify for cash flow hedge accounting and are therefore marked to fair value through earnings. The impact to earnings related to the de-designation for the predecessor period of January 1 to November 18, 2011 and the successor period of November 19 to December 31, 2011 totaled $(16,512) and $9,400, respectively

On September 26, 2008, the Bank entered into an unsecured subordinated term loan agreement in the amount of $7.5 million. The agreement requires the Bank to make quarterly payments of interest at an annual contract rate, reset quarterly, equal to three-month LIBOR plus 4.00%. We adjusted the subordinated term loan to estimated fair value in purchase accounting with the Piedmont Investment, and at December 31, 2011, its carrying value was $6,778,901.

In June 2009, the Bank entered into a derivative financial instrument which swapped the variable rate payments for fixed payments. We entered into a three-year and four-year swap, each for one-half of the notional amount of the subordinated debt for fixed rates of 6.39% and 6.87%, respectively. At the Piedmont Investment, we no longer designated these interest rate swaps as qualifying for hedge accounting and therefore mark them to fair value through earnings. In relation to the acquisition, the associated interest rate swaps no longer qualify for cash flow hedge accounting and are therefore marked to fair value through earnings. The impact to earnings related to the de-designation for the successor period of November 19 to December 31, 2011 totaled $9,940.

The following table discloses the location and fair value amounts of outstanding derivative instruments at December 31, 2011 and 2010:

			Successor	Predecessor
			Company	Company
			2011	2010
	Balance Sheet	Notional	Estimated Fair	Estimated Fair
	Location	Amount	Value	Value
Trust preferred securities:
Interest rate swap	Other liabilities	$4,000,000	$(38,275)	$(111,444)
Interest rate swap	Other liabilities	4,000,000	(134,029)	(188,166)

Subordinated term loan agreements:
Interest rate swap	Other liabilities	3,750,000	(34,160)	(103,529)
Interest rate swap	Other liabilities	3,750,000	(123,650)	(175,899)
		$15,500,000	$(330,114)	$(579,038)

A-47

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE O - DERIVATIVE FINANCIAL INSTRUMENTS

The following table discloses activity in accumulated OCI related to the interest rate swaps for the periods presented.

	Successor Company	Predecessor Company
	November 19	January 1
	to	to	Year ended
	December 31,	November 18,	December 31,
	2011	2011	2010

Accumulated OCI resulting from interest rate swaps as of the beginning of the period, net of tax	$-	$(355,818)	$(181,237)
Other comprehensive (gain) loss recognized, net of tax	-	151,203	(174,581)

Accumulated OCI resulting from interest rate swaps as of the end of the period, net of tax	$-	$(204,615)	$(355,818)

The Company monitors the credit risk of the interest rate swap counterparty. The Company has pledged $780,000 in cash to the counterparty to the swaps.

NOTE P - OFF-BALANCE SHEET RISK

We are a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of our customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement that we have in particular classes of financial instruments. We use the same credit policies in making commitments and conditional obligations as we do for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. We evaluate each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on our credit evaluation of the borrower. Collateral obtained varies but may include real estate, stocks, bonds, and certificates of deposit.

The following is a summary of the contract amount of our exposure to off-balance sheet credit risk as of December 31, 2011 (dollars in thousands):

Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$75,165
Undisbursed equity lines of credit	29,862
Financial standby letters of credit	3,668
Capital commitment to private investment fund	238

NOTE Q - FAIR VALUE MEASUREMENT

We utilize fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. For example, investment securities available for sale are recorded at fair value on a recurring basis. Additionally, we may be required to record at fair value other assets on a nonrecurring basis, such as loans held for sale, impaired loans and certain other assets. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets. The following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

A-48

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE Q - FAIR VALUE MEASUREMENT (Continued)

Investment Securities. Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market exchange prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities and collateralized mortgage obligations, both issued by government sponsored entities, municipal bonds and corporate debt securities. Securities classified as Level 3 include asset-backed securities in less liquid markets.

Derivatives. Derivative instruments include interest rate swaps and are valued on a recurring basis using models developed by third-party providers. This type of derivative is classified as Level 2 within the hierarchy.

Mortgage Loans Held for Sale. Mortgage loans held for sale are carried at the lower of cost or estimated fair value. The fair values of mortgage loans held for sale are based on commitments on hand from investors within the secondary market for loans with similar characteristics. As a result, any fair value adjustments for mortgage loans held for sale are classified as nonrecurring Level 2.  Related to our mortgage lending program, we into interest rate lock commitments with customers and commitments to sell mortgages to various investors. Interest rate lock commitments are recorded at estimated fair value based on current secondary market pricing and are included in mortgage loans held for sale on the consolidated balance sheet. Interest rate lock commitments are classified as recurring Level 3.

Loans. Loans are not recorded at fair value on a recurring basis. However, certain loans are determined to be impaired, and those loans are charged down to estimated fair value. The fair value of impaired loans that are collateral dependent is based on collateral value. For impaired loans that are not collateral dependent, estimated value is based on either an observable market price, if available, or the present value of expected future cash flows. Those impaired loans not requiring a charge-off represent loans for which the estimated fair value exceeds the recorded investments in such loans. When the fair value of an impaired loan is based on an observable market price or a current appraised value with no adjustments, we record the impaired loan as nonrecurring Level 2. When an appraised value is not available, or we determine the fair value of the collateral is further impaired below the appraised value, and there is no observable market price, we classify the impaired loan as nonrecurring Level 3.

Foreclosed Assets. Foreclosed assets are adjusted to fair value upon transfer of loans to foreclosed assets. Subsequently, foreclosed assets are carried at lower of cost or net realizable value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. Given the lack of observable market prices for identical properties, the Company classifies foreclosed assets as nonrecurring Level 3.

A-49

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE Q - FAIR VALUE MEASUREMENT (Continued)

The following tables summarize information about assets and liabilities measured at fair value at December 31, 2011 and 2010:

		Successor Company
		Fair Value Measurements at
		December 31, 2011, Using
		Quoted Prices	Significant
	Assets/(Liabilities)	in Active	Other	Significant
	Measured at	Markets for	Observable	Unobservable
	Fair Value	Identical Assets	Inputs	Inputs
Description		(Level 1)	(Level 2)	(Level 3)
Securities available for sale:
U.S. Government obligations and agency	$-	$-	$-	$-
Mortgage-backed	19,364,344	-	19,364,344	-
Collateralized mortgage obligations	82,094,869	-	82,094,869	-
Municipals	13,513,891	-	13,513,891	-
Corporate bonds	27,966,102		27,966,102	-
Marketable equity	564,642	564,642	-	-

Foreclosed assets	9,422,056	-	-	9,422,056
Impaired loans	-	-	-	-
Interest rate lock commitments	211,622	-	-	211,622
Derivative liabilities	(330,114)	-	(330,114)	-

		Predecessor Company
		Fair Value Measurements at
		December 31, 2010, Using
		Quoted Prices	Significant
	Assets/(Liabilities)	in Active	Other	Significant
	Measured at	Markets for	Observable	Unobservable
	Fair Value	Identical Assets	Inputs	Inputs
Description		(Level 1)	(Level 2)	(Level 3)
Securities available for sale:
U.S. Government obligations and agency	$9,838,400	$-	$9,838,400	$-
Mortgage-backed	39,724,845	-	39,724,845	-
Collateralized mortgage obligations	78,449,684	-	78,449,684	-
Municipals	50,618,363	-	50,618,363	-
Corporate bonds	2,768,800		2,768,800	-
Marketable equity	516,137	516,137	-	-
Foreclosed assets	15,523,592	-	-	15,523,592
Impaired loans	43,404,439	-	-	43,404,439
Interest rate lock commitments	53,185	-	-	53,185
Derivative liabilities	(579,038)	-	(579,038)	-

A-50

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE Q - FAIR VALUE MEASUREMENT (Continued)

Due to the nature of the Company’s business, a significant portion of its assets and liabilities consist of financial instruments. Accordingly, the estimated fair values of these financial instruments are disclosed. Quoted market prices, if available, are utilized as an estimate of the fair value of financial instruments. The fair value of such instruments has been derived based on assumptions with respect to future economic conditions, the amount and timing of future cash flows and estimated discount rates. Different assumptions could significantly affect these estimates. Accordingly, the net amounts ultimately collected could be materially different from the estimates presented below. In addition, these estimates are only indicative of the values of individual financial instruments and should not be considered an indication of the fair value of the Company taken as a whole.

Cash and Cash Equivalents. The carrying amounts for cash and cash equivalents are equal to fair value.

Investment Securities Available for Sale. See discussion related to fair value estimates for securities available for sale in the fair value hierarchy section above.

Mortgage Loans Held For Sale. The fair value of mortgage loans held for sale is based on commitments on hand from investors within the secondary market for loans with similar characteristics.

Loans Held For Investment. Upon analyzing estimated credit losses, we forecasted expected cash flows over the remaining life of each loan and discounted those expected cash flows to present value at current market interest rates for similar loans considering loan collateral type and credit quality.

Federal Home Loan Bank Stock. Given the option to redeem this stock at par through the FHLB, the carrying value of FHLB stock approximates fair value.

Investment in Life Insurance. Bank-owned life insurance investments are recorded at their cash surrender value, or the amount that can be realized upon surrender. Therefore, carrying value approximates fair value.

Deposits. The fair value of demand deposits, savings, money market and NOW accounts represents the amount payable on demand. The fair value of time deposits is estimated using interest rates currently offered for instruments of similar remaining maturities.

Short-term Borrowings and Long-term Debt. The fair value of short-term borrowings and long-term debt are based upon the discounted value when using current rates at which borrowings of similar maturity could be obtained.

Accrued Interest Receivable and Accrued Interest Payable. The carrying amounts of accrued interest receivable and payable approximate fair value due to the short maturities of these instruments.

Derivative Instruments. See discussion related to fair value estimates for derivative instruments in the fair value hierarchy section above.

A-51

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE Q - FAIR VALUE MEASUREMENT (Continued)

The following table summarizes the carrying amounts and estimated fair values of our financial instruments, none of which are held for trading purposes, at December 31, 2011 and 2010:

	Successor Company		Predecessor Company
	2011		2010
	Carrying	Estimated	Carrying	Estimated
	amount	fair value	amount	fair value
Financial assets:
Cash and cash equivalents	$25,361,937	$25,361,937	$49,106,179	$49,106,179
Investment securities	143,503,848	143,503,848	184,455,418	184,455,418
Federal Home Loan Bank stock	8,669,300	8,669,300	10,521,700	10,521,700
Mortgage loans held for sale	3,841,412	3,841,412	5,689,853	5,689,853
Loans held for investment, net	552,650,060	552,650,060	656,101,069	621,983,795
Investment in life insurance	19,261,443	19,261,443	18,482,993	18,482,993
Accrued interest receivable	2,801,634	2,801,634	3,995,242	3,995,242

Financial liabilities:
Deposits	674,418,586	674,418,586	724,383,323	742,610,196
Short-term borrowings	-	-	7,000,000	7,232,221
Long-term debt	12,215,901	12,215,901	157,748,000	158,661,779
Interest rate swaps	330,114	330,114	579,038	579,038
Accrued interest payable	779,784	779,784	1,350,326	1,350,326

NOTE R - EMPLOYEE AND DIRECTOR BENEFIT PLANS

The shareholders of the Company approved the 2006 Omnibus Stock Ownership and Long-Term Incentive Plan (the “2006 Omnibus Plan”) at the 2006 Annual Meeting of Shareholders to replace the previously approved stock option plans of the Company. The 2006 Omnibus Plan authorized the issuance of awards to directors of the Company and its subsidiaries, as well as eligible employees. The awards may be issued in the form of incentive stock option grants, nonstatutory stock option grants, restricted stock grants, long-term incentive compensation units or stock appreciation rights. In the event the number of shares of common stock that remain available for future issuance under the 2006 Omnibus Plan as of the last day of each calendar year is less than 1.5% of the total number of shares of common stock issued and outstanding as of such date, then the pool of awards shall be increased by the difference between 1.5% of the total number of shares of common stock issued and outstanding and the number of awards still remaining in the 2006 Omnibus Plan pool.

Vesting provisions for granted stock options are at the discretion of the Compensation Committee of the Board of Directors. At December 31, 2011, all outstanding options were granted with a three-year vesting schedule, with 25% vesting at the date of grant and additional 25% vesting at each of the next three grant date anniversaries.

The share-based awards granted under the aforementioned plans have similar characteristics, except that some awards have been granted in options and certain awards have been granted in restricted stock. Therefore, the following disclosures have been disaggregated for the stock option and restricted stock awards. Vesting provisions for granted restricted stock awards are at the discretion of the Compensation Committee of the Board of Directors. At December 31, 2011, all outstanding restricted stock awards vest in full at either the three year or five year anniversary date of the grant. The Company funds the option shares and restricted stock from authorized but un-issued shares.

A-52

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE R - EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

A summary of the Company’s option plans as of and for the year ended December 31, 2011, is as follows:

	Outstanding Options		Exercisable Options
		Weighted		Weighted
		Average		Average
		Option		Option
	Number	Price	Number	Price

Predecessor Company
Options outstanding, December 31, 2010	299,611	$6.03	283,861	$6.12
Granted/vested	-	-	7,125	5.17
Exercised	-	-	-	-
Expired	-	-	-	-
Forfeited	17,944	9.55	16,444	9.55

Options outstanding, November 18, 2011	281,667	$5.81	274,542	$5.86

Successor Company
Options outstanding, November 19, 2011	281,667	$5.81	274,542	$5.86
Granted/vested	-	-	750	2.11
Exercised	-	-	-	-
Expired	-	-	-	-
Forfeited	-	-	-	-

Options outstanding, December 31, 2011	281,667	$5.81	275,292	$5.85

Stock Option Plans

The weighted average remaining life of options outstanding and options exercisable at December 31, 2011 is 3.36 years and 3.25 years, respectively. The weighted average remaining life of options outstanding and options exercisable at December 31, 2010 was 4.41 and 4.17 years, respectively.

The following table provides the range of exercise prices for options outstanding and exercisable at December 31, 2011:

Range of Exercise Prices	Stock Options Outstanding	Stock Options Exercisable

$ 2.11 - $ 4.75	147,912	141,537
$ 4.76 - $ 7.40	91,005	91,005
$ 7.41 - $ 10.05	5,674	5,674
$ 10.06 - $ 12.71	37,077	37,077
	281,667	275,292

The fair market value of each option award is estimated on the date of grant using the Black-Scholes option pricing model. The risk-free interest rate is based upon a U.S. Treasury instrument with a life that is similar to the expected life of the option grant. Expected volatility is based upon the historical volatility of the Company’s stock price based upon the previous three years trading history. The expected term of the options is based upon the average life of previously issued stock options.

A-53

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE R - EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

The assumptions used in estimating fair values, together with the estimated per share value of options granted are displayed below. There were no options granted in 2011.

	2011	2010	2009
Assumptions in estimating option values:
Risk-free interest rate	-	2.71%	2.50%
Dividend yield	-	0%	0%
Volatility	-	39.51%	37.23%
Expected life	-	7 years	7 years
The weighted average grant date fair value of options	-	$0.96	$1.90

Compensation cost charged to income was approximately $14,000 and $2,000, respectively for the predecessor period of January 1 to November 18, 2011 and the successor period of November 19 to December 31, 2011,and $28,000, and $38,000 for the years ended December 31, 2010 and 2009, respectively. There were no options exercised for the years ended December 31, 2011, 2010 and 2009.

The aggregate intrinsic value of total options outstanding and exercisable options at December 31, 2011 was $3,990 and $1,995, respectively. As of December 31, 2011, there was $10,000 of unrecognized compensation cost related to the nonvested stock option plans. That cost is expected to be recognized as follows: $9,000 in 2013 and $1,000 in 2014.

Restricted Stock Award Plans

A summary of the status of the Company’s non-vested restricted stock awards as of December 31, 2011, 2010 and 2009, and changes during the years then ended is presented below:

		Weighted
		average grant
	Shares	date fair value
Predecessor Company
Non-vested – December 31, 2008	57,269	$10.19
Granted	-	-
Vested	-	-
Forfeited	-	-
Non-vested – December 31, 2009	57,269	$10.19
Granted	37,500	3.19
Vested	12,100	12.64
Forfeited	-	-
Non-vested – December 31, 2010	82,669	$6.98
Granted	-	-
Vested	11,094	10.71
Forfeited	2,000	6.33
Non-vested – November 18, 2011	69,575	$7.00

Successor Company
Non-vested – November 19, 2011	69,575	$5.85
Granted	-	-
Vested	15,000	3.91
Forfeited	-	-
Non-vested – December 31, 2011	54,575	$7.10

The total fair value of restricted stock grants vested during the year ended December 31, 2011 was approximately $177,467. There were no stock grants issued during the year ended December 31, 2011.

A-54

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE R - EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

As of December 31, 2011, there was $110,569 of unrecognized compensation cost related to the nonvested stock award plan. That cost is expected to be recognized over a weighted average period of 2.17 years.

Supplemental Retirement

In 2003, the Predecessor Company adopted a Supplemental Executive Retirement Plan (“SERP”) for its senior executives. The SERP was frozen on April 30, 2011, after which no additional benefits were accrued. All SERP benefits were paid out in December of 2011 in connection with the Piedmont Investment. The Predecessor Company purchased life insurance policies for the purpose of providing future funding of benefit payments. Plan benefits were to accrue and vest during the period of employment and were to be paid in monthly benefit payments over the officer’s remaining life commencing with the officer’s retirement at any time after attainment of age sixty to sixty-five, depending on the officer.

Expenses for the periods from January 1, 2011 to November 18, 2011 and from November 19 to December 31, 2011 were $184,834 and $0.00, respectively and for the years ended December 31, 2010 and 2009 were $482,145 and $435,385, respectively. The accrued liability of the plan at December 31, 2011 and 2010 was $0.00 and $1,795,417, respectively. The Company also provides post retirement split dollar life insurance benefits to certain executives. Expenses for the periods from January 1, 2011 to November 18, 2011 and from November 19 to December 31, 2011 were $24,223 and $3,286, respectively and for the years ended December 31, 2010 and 2009 were $26,919 and $37,632, respectively. The accrued liability of the plan at December 31, 2011, 2010 and 2009 was $242,170, $217,947 and $191,035, respectively.

Defined Contribution Plan

The Company sponsors a contributory profit-sharing plan which provides for participation by substantially all employees. Participants may make voluntary contributions resulting in salary deferrals in accordance with Section 401(k) of the Internal Revenue Code. The plans provide for employee contributions up to $16,500 of the participant's annual salary and an employer contribution of 100% matching of the first 6% of pre-tax salary contributed by each participant. Anyone who turned 50 years old in 2011 could also add a catch-up contribution of $5,500 above the normal limit bringing the maximum contribution to $22,000 for those employees. The Company may make additional discretionary profit sharing contributions to the plan on behalf of all participants, which amounts would be in addition to the 6% pre-tax salary match. There were no discretionary contributions for 2011, 2010 or 2009. Amounts deferred above the first 6% of salary are not matched by the Company. Expenses related to these plans for the periods from January 1, 2011 to November 18, 2011 and from November 19 to December 31, 2011 were $389,548 and $51,241, respectively, and for the years ended December 31, 2010 and 2009 were $431,921 and $420,513, respectively.

Employment Agreements

In September 2008, the Company entered into new employment agreements with the former President and Chief Executive Officer of the Company and the Bank, the former Vice President and Principal Accounting Officer of the Company and Senior Vice President and Chief Financial Officer of the Bank, the former Senior Vice President of the Bank, and the former Senior Credit Officer of the Bank. The Company also entered into an employment agreement, dated as of December 29, 2008, with the Executive Vice President of the Bank. As a material condition of an Investment Agreement, dated February 23, 2011, between Piedmont and the Company (the “Investment Agreement”), the Company entered into amended employment agreements with these executive officers (“2011 Employment Agreement”).

A-55

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE R - EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

Following a decision to terminate the employment of the former President and Chief Executive Officer of the Company and the Bank, the Predecessor Company accrued contract termination benefits totaling $1.6 million in the predecessor period of January 1 to November 18, 2011, which was recorded in salaries and employee benefits expense. Because the Successor Company finalized a plan to terminate the employment of the former Senior Vice President of the Bank and the former Senior Credit Officer of the Bank in December 2011, the Successor Company accrued contract termination benefits totaling approximately $354,000 in the successor period of November 19 to December 31, 2011, which was recorded in salaries and employee benefits expense.

On March 15, 2012, the former Vice President and Principal Accounting Officer of the Company and Senior Vice President and Chief Financial Officer of the Bank entered into a Separation and Release Agreement with the Company and the Bank (the “Separation Agreement”). Pursuant to the Separation Agreement, and consistent with his employment agreement, we incurred additional contract termination expense of $130,000 subsequent to December 31, 2011.

NOTE S – CUMULATIVE PERPETUAL PREFERRED STOCK

Pursuant to the U.S Treasury’s TARP CPP, the Company issued $24.9 million in Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“preferred stock” or “Series A Preferred Stock”), on January 9, 2009. In addition, the Company provided a warrant to the Treasury to purchase 833,705 shares of the Company’s common stock at an exercise price of $4.48 per share. These warrants were immediately exercisable and expire ten years from the date of issuance. The preferred stock is non-voting, other than having class voting rights on certain matters, and pays cumulative dividends quarterly at a rate of 5% per annum for the first five years and 9% per annum thereafter. The preferred shares are redeemable at the option of the Company subject to regulatory approval.

Predecessor Company

The Predecessor Company used a Black-Scholes option pricing model to calculate the fair value of the common stock warrants issued pursuant to the TARP CPP and in connection with the Series A Preferred Stock. The common stock warrants were assigned a relative fair value of $2.28 per share, or $2.4 million in the aggregate, at issuance on January 9, 2009. This amount was recorded as the discount on the preferred stock and was accreted as a reduction in net income (loss) available for common stockholders over a five-year period. The relative fair value of the preferred stock at issuance was $22.5 million. Through the discount accretion over the five-year period, the preferred stock was scheduled to accrete up to the redemption amount of $24.9 million. For purposes of these calculations, the fair value of the common stock warrant at issuance was estimated using the Black-Scholes option pricing model based on the following assumptions:

Risk-free interest rate	2.49%
Expected life of warrants	10 years
Expected dividend yield	0.00%
Expected volatility	37.27%

The Predecessor Company’s computation of expected volatility was based on daily historical volatility since January of 1999. The risk-free interest rate was based on the market yield for ten-year U.S. Treasury securities as of the issuance date.

A-56

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE S – CUMULATIVE PERPETUAL PREFERRED STOCK

Successor Company

The Successor Company assigned an estimated fair value to both the Series A Preferred Stock and common stock warrants in purchase accounting in connection with the Piedmont Investment. These securities represent non-controlling interests that were recorded at estimated fair value. As discussed in Note C – Piedmont Investment, the preferred stock was valued based on forecasting expected cash flows with an assumed repayment date and discounting these cash flows based on current market yields for similar preferred stock. For purposes of the discount rate, we used the market yield on an index of publicly traded preferred stocks adjusted for a liquidity factor. The preferred stock was assigned a non-controlling interest fair value of $24.4 million at the acquisition date, and the discount between this value and the $24.9 million redemption value will be accreted as a reduction in net income (loss) available for common stockholders over a two-year period.

The common stock warrants were valued at $1.59 per share, or $1.3 million in the aggregate, at the acquisition date using a Black-Scholes option pricing model. Assumptions used in the Black-Scholes option pricing model were as follows:

Risk-free interest rate	0.31%
Expected life of warrants	2 years
Expected dividend yield	0.00%
Expected volatility	65.10%

The risk-free interest rate was based on the market yield for two-year U.S. Treasury securities as of the acquisition date.

As a condition of the TARP CPP, the Company must obtain consent from the U.S. Treasury to repurchase its common stock or to pay a cash dividend on its common stock. Furthermore, the Company has agreed to certain restrictions on executive compensation and is subjected to heightened corporate governance requirements.

The Company deferred payment of the four 2011 quarterly cash dividends payments and the February 2012 quarterly cash dividend for a total of $1,432,182 on its Fixed Rate Cumulative Perpetual Preferred Stock, Series A. Under the terms of the TARP Preferred Stock, the Company is required to pay quarterly dividends at a rate of 5 percent per year for the first five years following the Treasury investment, after which the dividend rate automatically increases to 9 percent per year. The Company may defer dividend payments for up to six consecutive quarters without default or penalty.

A-57

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE T - PARENT COMPANY FINANCIAL DATA

Condensed balance sheets as of December 31, 2011 and 2010 and related condensed statements of operations and cash flows for the successor period of November 19 to December 31, 2011, the predecessor period of January 1 to November 18, 2011 and the predecessor years ended December 31, 2010 and 2009 are as follows:

Condensed Balance Sheets

	Successor	Predecessor
	Company	Company
	December 31,	November 18,	December 31,	December 31,
	2011	2011	2010	2009

Assets
Cash and due from banks	$5,759,866	$77,088,063	2,597,914	2,052,005
Investment in subsidiaries	144,196,454	70,411,896	85,098,885	96,054,355
Other assets	(811,419)	391,127	133,307	79,208
Total assets	$149,144,901	$147,891,086	$87,830,106	$98,185,568

Liabilities and Stockholders' Equity

Liabilities:
Accrued interest payable	$320,519	$262,518	$111,515	$110,238
Accrued expenses and other liabilities	327,929	337,367	455,234	307,124
Subordinated debentures	5,437,000	8,248,000	8,248,000	8,248,000

TOTAL LIABILITIES	6,085,448	8,847,885	8,814,749	8,665,362

Stockholders' equity:
Preferred stock	24,442,303	23,812,048	23,379,651	22,935,514
Common stock	28,412	28,412	9,664,059	9,626,559
Common stock warrant	1,325,372	2,367,368	2,367,368	2,367,368
Additional paid-in capital	117,434,029	159,383,206	74,634,361	74,529,894
Accumulated deficit	(181,555)	(46,872,891)	(32,917,437)	(21,354,080)
Accumulated other comprehensive income	10,892	325,060	1,887,355	1,414,951

TOTAL STOCKHOLDERS’ EQUITY	143,059,453	139,043,202	79,015,357	98,185,568

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$149,144,901	$147,891,086	$87,830,106	$98,185,568

A-58

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE T – PARENT COMPANY FINANCIAL DATA (Continued)

Condensed Statements of Operations

	Successor Company	Predecessor Company
	November 19	January 1
	to	to
	December 31,	November 18,	Years Ended December 31,
	2011	2011	2010	2009

Equity in earnings (loss) of subsidiaries	$(327,030)	$(13,056,692)	$(9,546,703)	$(30,205,191)
Interest income	164,855	82,091	85,504	498,375
Dividend income	1,062	7,504	8,657	9,873
Other miscellaneous income	9,437	(9,329)	-	13
Interest expense	(64,917)	(418,922)	(474,703)	(416,833)
Other operating expenses	(13,258)	(127,710)	(111,475)	(114,288)
Income tax benefit	81,600	-	164,500	2,100

Net income (loss)	$(148,251)	$(13,523,058)	$(9,874,220)	$(30,225,951)

Condensed Statements of Cash Flows

	Successor Company	Predecessor Company
	November 19	January 1
	to	to
	December 31,	November 18,	Years Ended December 31,
	2011	2011	2010	2009
Cash flows from operating activities:
Net income (loss)	$(148,251)	$(13,523,058)	$(9,874,220)	$(30,225,951)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Stock based compensation	46,001	115,198	141,968	180,595
Equity in earnings of Crescent State Bank	327,030	13,056,692	9,546,703	30,205,191
Changes in assets and liabilities:
(Increase) decrease in other assets	1,202,546	(257,820)	(54,099)	45,350
Increase (decrease) in accrued interest payable	58,001	151,004	1,276	(60,734)
Increase (decrease) in accrued expenses and other liabilities	(9,438)	(117,868)	148,110	(1,853,594)

Net cash provided (used) by operating activities	1,475,889	(575,852)	(90,262)	(1,709,143)

Cash flows from investing activities:
Investment in Subsidiaries	(72,804,086)	66,001	(118,829)	(20,630,728)

Cash flows from financing activities:
Proceeds from issuance of preferred stock and common stock warrant	-	-	-	24,900,000
Dividends paid on preferred stock	-	-	(1,245,000)	(1,058,250)
Dividends received from Crescent State Bank	-	-	2,000,000	-
Proceeds from Piedmont Investment	-	75,000,000	-	-

Net cash provided by financing activities	-	75,000,000	755,000	23,841,750

Net increase (decrease) in cash and cash equivalents	(71,328,197)	74,490,149	545,909	1,501,879

Cash and cash equivalents, beginning	77,088,063	2,597,914	2,052,005	550,126

Cash and cash equivalents, ending	$5,759,866	$77,088,063	$2,597,914	$2,052,005

A-59

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE U - SUPPLEMENTAL DISCLOSURE FOR STATEMENT OF CASH FLOWS

The following information is for the consolidated Statement of Cash Flows

	Successor Company	Predecessor Company
	November 19	January 1
	to	to
	December 31,	November 18,	Years Ended December 31,
	2011	2011	2010	2009

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	$1,686,297	$15,557,942	$22,447,154	$27,103,726
Income taxes	$-	$-	$-	$923,000

Supplemental Disclosure of Non-cash Investing
Activities:
Transfer of loans to foreclosed assets	$535,150	$5,400,793	$18,559,015	$9,806,211
Change in fair value of securities available for sale, net of tax	$10,892	$(1,713,499)	$646,985	$969,066
Change in fair value of cash flow hedge, net of tax	$-	$151,203	$(174,581)	$(181,237)

The following information is for the parent company only Statement of Cash Flows

	Successor Company	Predecessor Company
	November 19	January 1
	to	to
	December 31,	November 18,	Years Ended December 31,
	2011	2011	2010	2009

Supplemental Disclosure of Non-cash Investing
Activities:
Change in fair value of cash flow hedge, net of tax	$-	$77,640	$(91,014)	$(93,096)

A-60

2.	Unaudited Consolidated Financial Statements (including Notes thereto) for Crescent for the three and six month periods ended June 30, 2012.

A-61

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
TABLE OF CONTENTS

Page No.

FINANCIAL INFORMATION

Financial Statements (Unaudited)

Consolidated Balance Sheets
June 30, 2012 and December 31, 2011	A-63

Consolidated Statements of Operations
Three and Six Months Ended June 30, 2012 (Successor) and June 30, 2011 (Predecessor)	A-64

Consolidated Statements of Comprehensive Income (Loss)
Three and Six Months Ended June 30, 2012 (Successor) and June 30, 2011 (Predecessor)	A-65

Consolidated Statement of Changes in Stockholders’ Equity
Six Months Ended June 30, 2012 (Successor)	A-66

Consolidated Statements of Cash Flows
Six Months Ended June 30, 2012 (Successor) and June 30, 2011 (Predecessor)	A-67

Condensed Notes to Consolidated Financial Statements	A-69 - A-91

A-62

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30,	December 31,
	2012	2011*
ASSETS

Cash and due from banks	$13,694,861	$8,843,873
Interest-earning deposits with banks	1,143,990	1,773,064
Federal funds sold	40,775,000	14,745,000
Investment securities available for sale, at fair value	151,429,595	143,503,848
Mortgage loans held for sale	3,226,180	3,841,412

Loans held for investment	508,284,505	552,877,060
Allowance for loan losses	(2,113,206)	(227,000)
NET LOANS HELD FOR INVESTMENT	506,171,299	552,650,060

Federal Home Loan Bank stock, at cost	2,931,200	8,669,300
Premises and equipment, net	10,623,469	10,285,794
Bank owned life insurance	19,620,329	19,261,443
Foreclosed assets	4,743,268	9,422,056
Deferred tax asset, net	30,672,835	30,190,593
Goodwill	22,130,572	20,015,194
Other intangibles, net	2,100,489	2,229,747
Other assets	10,241,706	9,071,796
TOTAL ASSETS	$819,504,793	$834,503,180

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Demand	$77,649,864	$91,215,170
Savings	41,007,506	46,840,021
Money market and NOW	262,532,069	226,583,947
Time	278,318,735	309,779,448
TOTAL DEPOSITS	659,508,174	674,418,586

Long-term debt	12,288,258	12,215,901
Accrued expenses and other liabilities	5,144,663	4,809,240
TOTAL LIABILITIES	676,941,095	691,443,727
Commitments and contingencies (Note C)

Stockholders’ Equity
Preferred stock, no par value, 5,000,000 shares authorized, 24,900 shares issued and outstanding at both June 30, 2012 and December 31, 2011	24,544,433	24,442,303
Common stock, $0.001 par value, 75,000,000 shares authorized; 28,381,558 and 28,412,059 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	28,382	28,412
Common stock warrants	1,325,372	1,325,372
Additional paid-in capital	117,451,915	117,434,029
Accumulated deficit	(1,968,733)	(181,555)
Accumulated other comprehensive income	1,182,329	10,892
TOTAL STOCKHOLDERS’ EQUITY	142,563,698	143,059,453

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$819,504,793	$834,503,180

*     Derived from audited consolidated financial statements.

See accompanying notes.

A-63

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
Three and Six Months Ended June 30, 2012 (Successor) and June 30, 2011 (Predecessor)

	Successor	Predecessor	Successor	Predecessor
	Company	Company	Company	Company
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
INTEREST INCOME
Loans held for investment	$7,849,555	$9,021,948	$16,184,345	$18,099,891
Investment securities available for sale	930,411	1,825,529	1,893,904	3,488,219
Federal funds sold and interest-earning deposits	25,912	27,966	37,959	57,058

TOTAL INTEREST INCOME	8,805,878	10,875,443	18,116,208	21,645,168

INTEREST EXPENSE
Deposits	1,125,051	3,131,095	2,249,521	6,479,935
Short-term borrowings	590	21,233	2,194	36,592
Long-term debt	287,595	1,376,473	563,756	2,747,120

TOTAL INTEREST EXPENSE	1,413,236	4,528,801	2,815,471	9,263,647

NET INTEREST INCOME	7,392,642	6,346,642	15,300,737	12,381,521

PROVISION FOR LOAN LOSSES	1,968,214	3,035,178	2,772,214	10,058,689

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,424,428	3,311,464	12,528,523	2,322,832

NON-INTEREST INCOME
Mortgage banking income	689,091	258,787	1,345,030	425,212
Service charges and fees on deposit accounts	443,149	457,027	890,331	904,076
Earnings on bank owned life insurance	203,155	215,921	406,913	428,638
Gain (loss) on sale of available for sale securities	(27,375)	188,994	164,817	289,625
Impairment of non-marketable equity security	-	(179,000)	-	(179,000)
Other	375,432	133,807	525,228	249,228

TOTAL NON-INTEREST INCOME	1,683,452	1,075,536	3,332,319	2,117,779

NON-INTEREST EXPENSE
Salaries and employee benefits	4,013,794	3,137,204	7,835,921	6,484,492
Occupancy and equipment	1,120,937	979,514	2,092,100	1,991,553
Data processing	503,134	449,514	1,021,805	869,811
FDIC deposit insurance premium	174,334	376,782	518,875	825,767
Professional services	1,024,271	595,646	1,787,562	1,396,094
Net loss on foreclosed assets	62,964	1,186,510	263,149	1,345,386
Other loan related expense	365,148	460,384	861,181	793,747
Other	596,472	646,200	1,172,048	1,225,160

TOTAL NON-INTEREST EXPENSE	7,861,054	7,831,754	15,552,641	14,932,010

INCOME (LOSS) BEFORE INCOME TAXES	(753,174)	(3,444,754)	308,201	(10,491,399)

INCOME TAXES	(339,267)	-	14,533	-

NET INCOME (LOSS)	(413,907)	(3,444,754)	293,668	(10,491,399)

Effective dividend on preferred stock (Note I)	373,162	437,353	756,758	864,786

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(787,069)	$(3,882,107)	$(463,090)	$(11,356,185)

NET LOSS PER COMMON SHARE
Basic	$(0.03)	$(0.40)	$(0.02)	$(1.18)
Diluted	$(0.03)	$(0.40)	$(0.02)	$(1.18)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (Note D)
Basic	28,361,060	9,586,390	28,360,628	9,583,904
Diluted	28,361,060	9,586,390	28,360,628	9,583,904

See accompanying notes.

A-64

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Unaudited)
Three and Six Months Ended June 30, 2012 (Successor) and June 30, 2011 (Predecessor)

	Successor	Predecessor	Successor	Predecessor
	Company	Company	Company	Company
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

NET INCOME (LOSS)	$(413,907)	$(3,444,754)	$293,668	$(10,491,399)

Securities available for sale:
Unrealized holding gains on available for sale securities	512,831	2,088,509	2,071,142	1,564,892
Tax effect	(197,696)	(805,120)	(798,425)	(603,265)
Reclassification of (gains) losses on sale of securities recognized in earnings	27,375	(188,994)	(164,817)	(289,625)
Tax effect	(10,553)	72,857	63,537	111,650
Net of tax amount	331,957	1,167,252	1,171,437	783,653

Cash flow hedging:
Unrealized gains (losses) on cash flow hedges	-	(5,878)	-	74,171
Tax effect	-	2,266	-	(28,593)
Net of tax amount	-	(3,612)	-	45,578

Total other comprehensive income	331,957	1,163,640	1,171,437	829,230
COMPREHENSIVE INCOME (LOSS)	$(81,950)	$(2,281,114)	$1,465,105	$(9,662,169)

See accompanying notes.

A-65

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (Unaudited)
Six Months Ended June 30, 2012

								Accumulated
					Common	Additional		Other	Total
	Preferred Stock		Common Stock		Stock	Paid-In	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Warrant	Capital	Deficit	Income	Equity

Balance at December 31, 2011	24,900	$24,442,303	28,412,059	$28,412	$1,325,372	$117,434,029	$(181,555)	$10,892	$143,059,453

Net income	-	-	-	-	-	-	293,668	-	293,668

Other comprehensive income	-	-	-	-	-	-	-	1,171,437	1,171,437

Stock based compensation expense	-	-	-	-	-	17,856	-	-	17,856

Restricted stock, forfeited	-	-	(30,501)	(30)	-	30	-	-	-

Accretion of discount on preferred stock	-	102,130	-	-	-	-	(102,130)	-	-

Preferred stock dividends	-	-	-	-	-	-	(1,978,716)	-	(1,978,716)

Balance at June 30, 2012	24,900	$24,544,433	28,381,558	$28,382	$1,325,372	$117,451,915	$(1,968,733)	$1,182,329	$142,563,698

See accompanying notes.

A-66

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
Six Months Ended June 30, 2012 (Successor) and June 30, 2011 (Predecessor)

	Successor	Predecessor
	Company	Company
	June 30, 2012	June 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$293,668	$(10,491,399)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	487,731	497,934
Stock based compensation	17,856	66,057
Provision for loan losses	2,772,214	10,058,689
Accretion of purchased loans	(8,734,414)	-
Amortization of core deposit intangible	129,258	66,675
Amortization of premium on time deposits	(1,727,454)	-
Accretion of discount on long-term debt	72,357	-
Gain on mortgage loan commitments	(799,263)	(35,636)
Net gain on sales of mortgage loans	(452,898)	(257,713)
Originations of mortgage loans held for sale	(45,220,168)	(21,788,651)
Proceeds from sales of mortgage loans	46,288,298	26,278,907
Net increase in cash surrender value of bank owned life insurance	(406,913)	(390,356)
Deferred income taxes	(14,533)	-
Gain on sale of available for sale securities	(164,817)	(289,625)
Net amortization of premiums on available for sale securities	248,426	994,788
Impairment of non-marketable equity security	-	179,000
Net loss on disposal of and valuation adjustments to foreclosed assets	4,550	1,345,386
Loss on disposal of premises and equipment	-	887
Gains from change in fair value of interest rate swaps	(200,384)	-
Change in assets and liabilities:
(Increase) decrease in accrued interest receivable	(2,488,855)	339,892
(Increase) decrease in other assets	(899,363)	(2,573,435)
Increase (decrease) in accrued interest payable	91,614	(32,566)
Increase in accrued expenses and other liabilities	444,194	380,911

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(10,552,564)	4,349,745

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of investment securities available for sale	(47,674,830)	(59,280,173)
Principal repayments of investment securities available for sale	7,903,403	26,708,897
Proceeds from sales of securities available for sale	33,668,396	14,135,231
Proceeds from disposal of foreclosed assets	6,106,704	3,735,050
Redemption of Federal Home Loan Bank stock	5,738,100	915,600
Loan originations and principal collections, net	35,947,042	18,041,702
Proceeds from sale of loans	14,809,075	10,368,897
Purchases of premises and equipment	(825,406)	(120,199)

NET CASH PROVIDED BY INVESTING ACTIVITIES	55,672,484	14,505,005

See accompanying notes.

A-67

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
Six Months Ended June 30, 2012 (Successor) and June 30, 2011 (Predecessor)

	Successor	Predecessor
	Company	Company
	June 30, 2012	June 30, 2011
CASH FLOWS FROM FINANCING ACTIVITIES

Net increase (decrease) in deposits:
Demand	(13,565,306)	5,572,383
Savings	(5,832,515)	(9,734,419)
Money market and NOW	35,948,122	7,352,616
Time deposits	(29,733,259)	(12,999,893)
Net decrease in short-term borrowings	-	(2,000,000)
Net decrease in long-term debt	-	(5,000,000)
Dividends paid on preferred stock	(1,978,716)	-

NET CASH USED IN FINANCING ACTIVITIES	(15,161,674)	(16,809,313)

NET INCREASE IN CASH AND CASH EQUIVALENTS	30,251,914	2,045,437
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	25,361,937	49,106,179

CASH AND CASH EQUIVALENTS, END OF PERIOD	$55,613,851	$51,151,616

SUPPLEMENTAL DISCLOSURES:
Cash paid for:
Interest	$4,378,955	$9,296,213
Income taxes	$-	$-

Noncash investing activities:
Transfers of loans to foreclosed assets	$1,684,844	$3,049,750

See accompanying notes.

A-68

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE A – BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements include the accounts of Crescent Financial Bancshares, Inc. (the “Company”) and its wholly-owned subsidiary, Crescent State Bank (“CSB” or the “Bank”). The interim unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). They do not include all of the information and footnotes required by such accounting principles for complete financial statements, and therefore should be read in conjunction with the audited consolidated financial statements and accompanying footnotes in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Company’s 2011 Form 10-K”).

In the opinion of management, all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented have been included, and all significant intercompany transactions have been eliminated in consolidation. Results of operations for the three and six month periods ended June 30, 2012 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2012. The consolidated balance sheet at December 31, 2011 has been derived from the audited consolidated financial statements contained in the Company’s 2011 Form 10-K.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A description of the accounting policies followed by the Company are as set forth in Note B of the Notes to Consolidated Financial Statements in the Company’s 2011 Form 10-K.

NOTE B – MERGERS AND ACQUISITIONS

VantageSouth Bank Merger Agreement

On July 27, 2012, the Company filed an application with the Bank’s regulators to merge VantageSouth Bank, which is 100% owned by Piedmont Community Bank Holdings, Inc. (“Piedmont”), into CSB. Additional information relating to Piedmont’s ownership interest in the Company is found in the “Piedmont Investment” section of this Note B. On August 10, 2012, an Agreement and Plan of Merger (“Merger Agreement”) was entered into by the Company, CSB, and VantageSouth Bank to merge VantageSouth Bank into CSB in a share exchange based on the Company’s volume weighted average stock price. Pursuant to terms of the Merger Agreement, outstanding VantageSouth Bank shares will be converted into the Company’s shares equal to the exchange ratio. The exchange ratio will be 4.8204 if the Company’s volume weighted average stock price is at or above $5.25. If the Company’s volume weighted average stock price is at or below $4.75, the exchange ratio will be 5.3278, and if the Company’s volume weighted average stock price is below $5.25 but above $4.75, the exchange ratio will be equal to $25.307 divided by a number equal to the Company’s volume weighted average stock price.

VantageSouth Bank is headquartered in Burlington, North Carolina, and operates five branch offices located in Burlington (2), Fayetteville, and Salisbury (2), North Carolina. As of June 30, 2012, VantageSouth Bank had approximately $248 million in total assets and 1,382,961 outstanding common shares. The Company’s board of directors established an independent special committee which evaluated, negotiated, and made a favorable recommendation to the board regarding the proposed merger. The completion of the merger is subject to all required regulatory and stockholder approvals.

Piedmont Investment

On November 18, 2011, the Company completed the issuance and sale to Piedmont of 18,750,000 shares of common stock for $75.0 million in cash (the “Piedmont Investment”) pursuant to an Investment Agreement (the “Piedmont Investment Agreement”). As part of its investment, Piedmont also made a tender offer to the Company’s stockholders commencing on November 8, 2011 to purchase up to 67% (6,442,105 shares) of our outstanding common stock at a price of $4.75 per share (“Tender Offer”). Pursuant to the Tender Offer, Piedmont purchased 6,128,423 shares of the Company’s common stock for $29.1 million. As a result of the Piedmont Investment and the Tender Offer, Piedmont owns approximately 88% of the Company’s outstanding common stock.

A-69

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B – MERGERS AND ACQUISITIONS (Continued)

Staff Accounting Bulletin (“SAB”) Topic No. 5.J, Push Down Basis of Accounting Required in Certain Limited Circumstances, indicates that the acquiror’s application of purchase accounting is required to be pushed down to the acquiree (“push-down accounting”) in purchase transactions that result in an entity becoming substantially wholly owned. In determining whether a company has become substantially wholly owned, SEC staff guidance indicates that push-down accounting would be required if 95% or more of the company has been acquired, permitted if 80% to 95% has been acquired, and prohibited if less than 80% of the company is acquired. The Company determined push-down accounting to be appropriate due to Piedmont’s acquisition of 88% of the Company’s outstanding common stock in the Piedmont Investment and the Tender Offer.

Due to the application of push-down accounting, balances and activity in the Company’s consolidated financial statements prior to the Piedmont Investment have been labeled with “Predecessor Company” while balances and activity subsequent to the Piedmont Investment have been labeled with “Successor Company.”

The following table summarizes the Piedmont Investment and the Successor Company’s opening balance sheet:

	Preliminary	Measurement	Adjusted
	Balances at	Period	Balances at
	Nov. 18, 2011	Adjustments	Nov. 18, 2011
Fair value of assets acquired:

Cash and cash equivalents	$226,126,051	$-	$226,126,051
Investment securities available for sale	89,342,932	-	89,342,932
Mortgage loans held for sale	4,587,862	-	4,587,862
Loans	561,911,272	(1,484,986)	560,426,286
Federal Home Loan Bank stock	8,669,300	-	8,669,300
Premises and equipment	10,325,392	-	10,325,392
Deferred tax asset, net	30,267,925	1,326,731	31,594,656
Bank owned life insurance	19,169,460	-	19,169,460
Foreclosed assets	10,584,003	(405,131)	10,178,872
Goodwill	20,015,193	2,115,379	22,130,572
Other intangibles	2,260,262	-	2,260,262
Other assets	10,092,656	-	10,092,656
Total assets acquired	993,352,308	1,551,993	994,904,301

Fair value of liabilities assumed:

Deposits	678,289,539	-	678,289,539
Borrowings	164,801,131	-	164,801,131
Other liabilities	7,110,828	1,551,993	8,662,821
Total liabilities assumed	850,201,498	1,551,993	851,753,491

Net assets	$143,150,810	$-	$143,150,810

Non-controlling interests at fair value:

Preferred stock	24,408,999	-	24,408,999
Common stock warrants	1,325,372	-	1,325,372
Common stock	42,416,439	-	42,416,439

Total non-controlling interests	68,150,810	-	68,150,810

Purchase price	$75,000,000	$-	$75,000,000

A-70

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B – MERGERS AND ACQUISITIONS (Continued)

The above estimated fair values of assets acquired and liabilities assumed are based on the information that was available to make estimates of fair value during the measurement period through June 30, 2012. The Company is currently within the one-year measurement period with respect to the acquisition date, and thus, material adjustments to these purchase accounting fair value adjustments are possible. In the first six months of 2012, goodwill increased by $2.1 million as a result of adjustments to refine the Company’s acquisition date estimate of market rent on two branch leases, adjustments to refine the valuation of certain other real estate owned, and adjustments to refine acquisition date cash flow estimates and the related valuation of certain loans.

A summary and description of the assets, liabilities and non-controlling interests fair valued in conjunction with applying the acquisition method of accounting is as follows:

Cash and Cash Equivalents. Cash and cash equivalents, which include proceeds from the Piedmont Investment, held at acquisition date approximated fair value on that date and did not require a fair value adjustment.

Securities Available for Sale. Available for sale securities are reported at fair value at acquisition date. To account for the Piedmont Investment, the difference between the fair value and par value became the new premium or discount for each security in the investment portfolio. The fair value of investment securities is primarily based on values obtained from third party pricing models, which are based on recent trading activity for the same or similar securities. Two equity securities were valued at their respective stock market prices. Immediately prior to the acquisition, the investment securities portfolio had an amortized cost of $89.8 million and was in a net unrealized gain position of approximately $862,000.

Loans Held for Investment. All loans in the loan portfolio were adjusted to estimated fair value at the Piedmont Investment date. Upon analyzing estimated credit losses, expected cash flows were forecasted over the remaining life of each loan and discounted those expected cash flows to present value at current market interest rates for similar loans considering loan collateral type and credit quality. Based on this valuation, the Company recorded a loan fair value discount of approximately $44.9 million. In addition, the Company eliminated net deferred loan fees immediately prior to the acquisition of approximately $663,000.

Federal Home Loan Bank Stock. The Company’s investment in FHLB stock is carried at cost. Given the option to redeem this stock at par through the FHLB, the Company determined that cost approximated fair value at acquisition date and made no related adjustment.

Premises and Equipment. Premises and equipment were adjusted to estimated fair value at acquisition date based on recent appraisals for bank-owned land and buildings. The total fair value adjustment reduced the book value of these assets by approximately $540,000. At acquisition, accumulated depreciation was eliminated and estimated fair value became the cost basis of these assets.

Deferred Tax Asset. The net deferred tax asset is primarily related to the recognition of differences between certain tax and book bases of assets and liabilities related to purchase accounting at the Piedmont Investment, including fair value adjustments discussed elsewhere in this section, along with federal and state net operating losses that the Company determined to be realizable as of the acquisition date. A valuation allowance is recorded for deferred tax assets, including net operating losses, if the Company determines that it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based on its analysis, the Company determined that no valuation allowance was necessary at acquisition date. See Note K of Item 8 in the Company’s 2011 Form 10-K for further discussion of the Company’s valuation allowance analysis.

Bank Owned Life Insurance. Bank owned life insurance investments are recorded at their cash surrender value, or the amount that can be realized upon surrender. Therefore, no fair value adjustments were made to this amount at acquisition date.

Foreclosed Assets. Foreclosed assets were adjusted to estimated fair value, which includes consideration of recent appraisals and the Company’s disposition strategy, at acquisition date.

A-71

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B – MERGERS AND ACQUISITIONS (Continued)

Goodwill. Goodwill represents the excess of purchase price over the fair value of acquired net assets. This acquisition was nontaxable and, as a result, there is no tax basis in the goodwill. Accordingly, none of the goodwill associated with the acquisition is deductible for tax purposes.

Other Intangibles. The only separately identifiable intangible asset we recorded at acquisition date was related to the value of the Bank’s core customer deposit relationships, or core deposit intangible. This amount represents the present value of the difference between a market participant’s cost of obtaining alternative funds and the current cost to maintain the acquired core deposit base. The present value is calculated over the estimated life of the acquired core deposit base and will be amortized on an accelerated method over a ten-year period. Deposit accounts evaluated for the core deposit intangible were demand deposit accounts, money market accounts and savings accounts. Time deposits were not included in our evaluation of the core deposit intangible.

Deposits. Time deposits were not included in the core deposit intangible evaluation. Instead, a separate valuation of time deposits was conducted due to the contractual time frame associated with these liabilities. Time deposits evaluated for purchase accounting consisted of certificates of deposit (“CD’s”), brokered deposits and CD’s through the Certificate of Deposit Account Registry Services (“CDARS”). The fair value of these deposits was determined by first stratifying the deposit pool by maturity and calculating the contractual interest rates for each maturity period. Then contractual cash flows were projected by period and discounted to present value using current market interest rates for similar duration CD’s.

Outstanding balances of CDs totaled $196.5 million at acquisition date, and the estimated fair value premium totaled $4.4 million. The outstanding balance of brokered deposits was $115.0 million, and the estimated fair value premium totaled $1.6 million. The outstanding balance of CDARS was $15.5 million, and the estimated fair value premium totaled approximately $47,000. The Company will amortize these premiums into income as a reduction of interest expense on a level-yield basis over the weighted average time deposit terms.

Borrowings. Included in borrowings are FHLB advances as well as a subordinated term loan issued by the Bank and junior subordinated debentures issued in the form of trust preferred securities. Fair values for FHLB advances were determined by developing cash flow estimates for each advance based on scheduled principal and interest payments, contractual interest rates and prepayment penalties. Once the cash flows were determined, the current FHLB advance rate for similar maturity terms was used to discount the cash flows to the present value. The outstanding balance of FHLB advances at the acquisition date was $142.0 million, and the estimated fair value premium totaled $10.6 million. Acquired FHLB advances were repaid after the acquisition date prior to December 31, 2011.

Fair values for the trust preferred securities and subordinated term loan were estimated by developing cash flow estimates for each of these debt instruments based on scheduled principal and interest payments. Once the cash flows were determined, a market rate for comparable debt instruments was used to discount the cash flows to their present values. Outstanding trust preferred securities and subordinated debt at the acquisition date was $8.0 million and $7.5 million, respectively, and the estimated fair value discount on each totaled $2.8 million, and $731,000, respectively. The Company will accrete these discounts as an increase to interest expense on a level-yield basis over the contractual term of each debt instrument.

Non-controlling Interests. Non-controlling interests, that portion of the Company not owned by Piedmont, include preferred stock and common stock warrants issued pursuant to the U.S. Treasury’s Troubled Asset Relief Program capital purchase program (“TARP CPP”) as well as common stock owned at the acquisition date by legacy stockholders. Non-controlling interests are not disclosed on the Company’s consolidated balance sheet since they represent non-controlling interests of Piedmont, not the Company. However, valuation of these non-controlling ownership interests impacts the Company’s stockholders’ equity through the push down of purchase accounting adjustments. Preferred stock issued under the TARP CPP was valued based on forecasting expected cash flows with an assumed repayment date and discounting these cash flows based on current market yields for similar preferred stock. The discount between the estimated fair value at acquisition date and the $24.9 million liquidation value will be accreted to retained earnings over the remaining period to anticipated repayment of these securities. The common stock warrant, also issued to the U.S. Treasury, was valued using a Black-Scholes option pricing model. See Note I – Cumulative Perpetual Preferred Stock for more details.

A-72

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B – MERGERS AND ACQUISITIONS (Continued)

The fair value of non-controlling common stock was estimated using the closing stock market price on the acquisition date, which was $4.39 per share, and applying this stock price to the number of outstanding non-controlling common shares at that date.

There were no indemnification assets in this transaction, nor was there any contingent consideration to be recognized. Professional and other costs related to the Piedmont Investment were expensed as incurred.

NOTE C - COMMITMENTS AND CONTINGENCIES

The following is a summary of the contract amount of the Company’s exposure to off-balance sheet commitments at June 30, 2012:

Undisbursed lines of credit	$30,553,734
Commitments to extend credit	72,851,729
Financial standby letters of credit	4,461,104
Capital commitment to private investment fund	175,000

NOTE D - PER SHARE RESULTS

Basic earnings per share represents income (loss) available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued. Potential common shares that may be issued by the Company relate to outstanding stock options, restricted stock and the common stock warrant issued to the U.S. Treasury and are determined using the treasury stock method. The calculation of basic and diluted weighted average shares and the weighted average anti-dilutive stock options and warrants were as follows for each period presented:

	Successor	Predecessor	Successor	Predecessor
	Company	Company	Company	Company
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Weighted average number of shares used in computing basic earnings per share	28,361,060	9,586,390	28,360,628	9,583,904
Effect of dilutive stock options and warrant	-	-	-	-

Weighted average number of shares used in computing diluted earnings per share	28,361,060	9,586,390	28,360,628	9,583,904

Anti-dilutive stock options	242,377	294,930	242,377	294,930
Anti-dilutive warrants	833,705	833,705	833,705	833,705

A-73

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - INVESTMENT SECURITIES

The following is a summary of the securities portfolio by major classification:

	June 30, 2012
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities available for sale:

Residential mortgage-backed securities – GSE	$39,507,593	$535,016	$30,973	$40,011,636
Commercial mortgage-backed securities – private	6,848,630	-	23,449	6,825,181
Collateralized mortgage obligations – GSE	50,398,217	161,268	101,739	50,457,746
Municipals – non-taxable	15,527,164	464,054	50,872	15,940,346
Municipals – taxable	1,635,000	12,508	-	1,647,508
Corporate bonds	35,042,978	850,529	64,804	35,828,703
Marketable equity securities	545,963	172,512	-	718,475

	$149,505,545	$2,195,887	$271,837	$151,429,595

	December 31, 2011
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities available for sale:

Residential mortgage-backed securities – GSE	$19,451,556	$19,641	$106,853	$19,364,344
Collateralized mortgage obligations – GSE	82,192,471	153,812	251,414	82,094,869
Municipals – non-taxable	13,280,926	263,159	30,194	13,513,891
Corporate bonds	28,041,712	38,943	114,553	27,966,102
Marketable equity securities	519,458	49,575	4,391	564,642

	$143,486,123	$525,130	$507,405	$143,503,848

The following tables summarize gross unrealized losses and fair values, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position, at June 30, 2012 and December 31, 2011:

	June 30, 2012
	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Securities available for sale:

Residential mortgage-backed securities – GSE	$9,075,923	$30,973	$-	$-	$9,075,923	$30,973
Commercial mortgage-backed securities – private	6,825,180	23,449	-	-	6,825,180	23,449
Collateralized mortgage obligations – GSE	22,222,330	101,739	-	-	22,222,330	101,739
Municipals –non- taxable	3,931,967	50,872	-	-	3,931,967	50,872
Corporate bonds	9,244,690	64,804	-	-	9,244,690	64,804

Total temporarily impaired securities	$51,300,090	$271,837	$-	$-	$51,300,090	$271,837

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CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - INVESTMENT SECURITIES (Continued)

	December 31, 2011
	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Securities available for sale:
Residential mortgage-backed Securities – GSE	$9,153,058	$106,854	$-	$-	$9,153,058	$106,853
Collateralized mortgage Obligations – GSE	67,359,625	251,413	-	-	67,359,625	251,414
Municipals – non-taxable	2,637,330	30,194	-	-	2,637,330	30,194
Corporate bonds	15,818,502	114,553	-	-	15,818,502	114,553
Marketable equity securities	32,131	4,391	-	-	32,131	4,391

Total temporarily impaired securities	$95,000,646	$507,405	$-	$-	$95,000,646	$507,405

Unrealized losses on investment securities at June 30, 2012 related to three residential mortgage-backed securities issued by government sponsored enterprises (“GSEs”), two triple-A rated commercial mortgage-backed securities, five GSE collateralized mortgage obligations, four tax-exempt municipal bonds, and six investment grade corporate bonds. Unrealized losses on investment securities at December 31, 2011 related to eleven GSE collateralized mortgage obligations, four GSE residential mortgage-backed securities, three tax-exempt municipal securities, seven investment grade corporate bonds and one marketable equity security. At June 30, 2012 and December 31, 2011, none of the securities had been in an unrealized loss position for more than a twelve month period.

The securities in an unrealized loss position at June 30, 2012 have continued to perform and are expected to perform through maturity, and the issuers have not experienced significant adverse events that would call into question their ability to repay these debt obligations according to contractual terms. Further, because the Company does not intend to sell these investments and does not believe that it will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, unrealized losses on such securities are not considered to represent other-than-temporary impairment at June 30, 2012.

At June 30, 2012, the Company held no individual investment securities with an aggregate book value greater than 10% of stockholders’ equity. At June 30, 2012 and December 31, 2011, investment securities with a carrying value of $32.5 million and $43.9 million, respectively, were pledged to secure public deposits, borrowings and for other purposes required or permitted by law.

The amortized cost and fair values of securities available for sale at June 30, 2012, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

A-75

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - INVESTMENT SECURITIES (Continued)

	Less Than	One to	Five to	Over	Equity
	One Year	Five Years	Ten Years	Ten Years	Securities
Residential mortgage backed securities – GSE
Amortized cost	$4,949,527	$12,259,467	$14,164,888	$8,133,711	$-
Fair value	5,005,411	12,432,324	14,280,322	8,293,579	-
Commercial mortgage backed securities – private
Amortized cost	-	-	6,848,630	-	-
Fair value	-	-	6,825,181	-	-
Collateralized mortgage obligations – GSE
Amortized cost	8,343,056	31,984,871	9,287,858	782,432	-
Fair value	8,359,576	32,014,146	9,301,559	782,465	-
Municipals – non-taxable
Amortized cost	-	4,130,690	6,867,768	4,528,706	-
Fair value	-	4,266,228	7,043,703	4,630,415	-
Municipals – taxable
Amortized cost	-	-	-	1,635,000	-
Fair value	-	-	-	1,647,508	-
Corporate bonds
Amortized cost	-	35,042,978	-	-	-
Fair value	-	35,828,703	-	-	-
Marketable equity securities
Amortized cost	-	-	-	-	545,963
Fair value	-	-	-	-	718,475

Total
Amortized cost	$13,292,583	$83,418,006	$37,169,144	$15,079,849	$545,963
Fair value	$13,364,987	$84,541,401	$37,450,765	$15,353,967	$718,475

NOTE F - LOANS HELD FOR INVESTMENT

The following is a summary of loans at June 30, 2012 and December 31, 2011:

	June 30, 2012	December 31, 2011
Commercial real estate	$288,633,374	$310,314,968
Residential real estate	63,860,822	67,004,033
Construction and development	58,972,695	83,929,770
Commercial	46,816,851	39,433,800
Home equity loans and lines of credit	46,122,971	48,940,064
Consumer	3,943,943	3,299,958

Total loans	508,350,656	552,922,593

Less:
Deferred loan fees	(66,151)	(45,532)
Allowance for loan losses	(2,113,206)	(227,000)

Net loans	$506,171,299	$552,650,060

Loans are primarily made in the Company’s market area of North Carolina, principally Wake, Johnston, Lee, Moore, and New Hanover counties. Real estate loans can be affected by the condition of the local real estate market. Commercial and consumer and other loans can be affected by the local economic conditions.

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CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE F - LOANS HELD FOR INVESTMENT (Continued)

Purchased Credit-Impaired Loans

Changes in accretable yield, or income expected to be collected, related to purchased credit-impaired (“PCI”) loans in the six months ended June 30, 2012 were as follows:

Balance at January 1, 2012	$29,645,444
New loans purchased	-
Accretion of income	(8,354,315)
Reclassifications from nonaccretable difference	6,995,726
Disposals	(198,929)

Balance at June 30, 2012	$28,087,926

The accretable yield represents the excess of estimated cash flows expected to be collected over the initial fair value of the PCI loans, which is their fair value at the time of the Piedmont Investment. The accretable yield is accreted into interest income over the estimated life of the PCI loans using the level yield method. The accretable yield will change due to changes in:

•	the estimate of the remaining life of PCI loans which may change the amount of future interest income, and possibly principal, expected to be collected;

•	the estimate of the amount of contractually required principal and interest payments over the estimated life that will not be collected (the nonaccretable difference); and

•	indices for PCI loans with variable rates of interest.

For PCI loans, the impact of loan modifications is included in the evaluation of expected cash flows for subsequent decreases or increases of cash flows. For variable rate PCI loans, expected future cash flows will be recalculated as the rates adjust over the lives of the loans. At acquisition, the expected future cash flows were based on the variable rates that were in effect at that time.

Allowance for Loan Losses

The following is a summary of changes in the allowance for loan losses and the ending recorded investment in loans by portfolio segment and based on impairment method as of and for the three and six months ended June 30, 2012 and 2011 (in thousands):

	Three Months Ended June 30, 2012
		Commercial	Residential
	Commercial	Real Estate	Real Estate	Construction	Consumer	Total

Allowance for loan losses:

Beginning balance	$178	$79	$364	$100	$16	$737
Charge-offs	(90)	-	(443)	(46)	(13)	(592)
Recoveries	-	-	-	-	-	-
Provision for loan losses	290	547	868	264	(1)	1,968
Ending balance	$378	$626	$789	$318	$2	$2,113

A-77

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE F - LOANS HELD FOR INVESTMENT (Continued)

	Six Months Ended June 30, 2012
		Commercial	Residential
	Commercial	Real Estate	Real Estate	Construction	Consumer	Total
Allowance for loan losses:

Beginning balance	$30	$126	$47	$21	$3	$227
Charge-offs	(105)	-	(714)	(46)	(21)	(886)
Recoveries	-	-	-	-	-	-
Provision for loan losses	453	500	1,456	343	20	2,772
Ending balance	$378	$626	$789	$318	$2	$2,113

Ending balance:
Individually evaluated for impairment	$-	$-	$95	$-	$-	$95
Collectively evaluated for impairment	$190	$626	$110	$318	$2	$1,246
Purchased credit-impaired	$188	$-	$584	$-	$-	$772

Loans:

Ending balance:
Individually evaluated for impairment	$-	$-	$1,162	$-	$-	$1,162
Collectively evaluated for impairment	28,285	149,796	83,039	14,638	3,643	279,401
Purchased credit-impaired	18,532	138,837	25,783	44,335	301	227,788
Total	$46,817	$288,633	$109,984	$58,973	$3,944	$508,351

	Three Months Ended June 30, 2011
		Commercial	Residential
	Commercial	Real Estate	Real Estate	Construction	Consumer	Total

Allowance for loan losses:
Beginning balance	$2,709	$7,263	$4,365	$9,077	$71	$23,485
Charge-offs	(509)	(455)	(667)	(2,670)	(8)	(4,309)
Recoveries	26	-	45	36	1	108
Provision for loan losses	679	1,207	359	784	6	3,035
Ending balance	$2,905	$8,015	$4,102	$7,227	$70	$22,319

A-78

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE F - LOANS HELD FOR INVESTMENT (Continued)

	Six Months Ended June 30, 2011
		Commercial	Residential
	Commercial	Real Estate	Real Estate	Construction	Consumer	Total
Allowance for loan losses:
Beginning balance	$2,689	$5,345	$2,813	$9,775	$80	$20,702
Charge-offs	(778)	(671)	(1,006)	(6,431)	(22)	(8,908)
Recoveries	62	-	55	348	1	466
Provision for loan losses	932	3,341	2,240	3,535	11	10,059
Ending balance	$2,905	$8,015	$4,102	$7,227	$70	$22,319

Ending balance:
Individually evaluated for impairment	$1,295	$4,211	$2,223	$4,897	$34	$12,660
Collectively evaluated for impairment	$1,610	$3,804	$1,879	$2,330	$36	$9,659

The following is a summary of the ending allowance for loans losses and the recorded investment in loans by portfolio segment and based on impairment method at December 31, 2011 (in thousands):

	At December 31, 2011
		Commercial	Residential
	Commercial	Real Estate	Real Estate	Construction	Consumer	Total
Allowance for loan losses:
Ending balance:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	$30	$126	$47	$21	$3	$227
Purchased credit-impaired	$-	$-	$-	$-	$-	$-

Loans:
Ending balance:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	12,426	149,654	79,588	19,315	2,850	263,833
Purchased credit-impaired	27,008	160,661	36,356	64,615	450	289,090
Total	$39,434	$310,315	$115,944	$83,930	$3,300	$552,923

A-79

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE F - LOANS HELD FOR INVESTMENT (Continued)

Analysis of Credit Quality

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. The Company uses the following general definitions for risk ratings:

Pass. These loans range from superior quality with minimal credit risk to loans requiring heightened management attention but that are still an acceptable risk and continue to perform as contracted.

Special Mention. Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows (in thousands):

		Special
	Pass	Mention	Substandard	Doubtful	Total
June 30, 2012

Acquired loans
Commercial:
Real estate	$200,028	$44,679	$13,830	$-	$258,537
Construction	24,059	19,403	6,605	381	50,448
Commercial and industrial	25,944	1,579	1,911	-	29,434
Lines of credit	330	12	-	-	342
Consumer:
Residential real estate	45,007	4,773	5,445	135	55,360
Construction	2,997	440	342	-	3,779
Home equity	39,641	1,679	2,657	-	43,977
Consumer	2,375	325	116	-	2,816

Total	$340,381	$72,890	$30,906	$516	$444,693

A-80

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE F - LOANS HELD FOR INVESTMENT (Continued)

		Special
	Pass	Mention	Substandard	Doubtful	Total
June 30, 2012

Loans originated by the Successor Company
Commercial:
Real estate	$30,096	$-	$-	$-	$30,096
Construction	2,981	-	82	-	3,063
Commercial and industrial	17,011	-	-	-	17,011
Lines of credit	30	-	-	-	30
Consumer:
Residential real estate	8,501	-	-	-	8,501
Construction	1,683	-	-	-	1,683
Home equity	2,146	-	-	-	2,146
Consumer	1,128	-	-	-	1,128

Total	$63,576	$-	$82	$-	$63,658

		Special
	Pass	Mention	Substandard	Doubtful	Total
December 31, 2011

Acquired loans
Commercial:
Real estate	$253,505	$34,877	$13,907	$379	$302,668
Construction	39,927	22,482	12,402	519	75,330
Commercial and industrial	33,566	2,212	2,258	-	38,036
Lines of credit	403	1	1	-	405
Consumer:
Residential real estate	51,665	5,155	8,300	145	65,265
Construction	7,332	176	758	-	8,266
Home equity	42,766	2,064	3,684	-	48,514
Loans to individuals	2,795	336	43	-	3,174

Total	$431,959	$67,303	$41,353	$1,043	$541,658

Loans originated by the Successor Company
Commercial:
Real estate	$7,647	$-	$-	$-	$7,647
Construction	138	-	-	-	138
Commercial and industrial	894	99	-	-	993
Lines of credit	-	-	-	-	-
Consumer:
Residential real estate	1,739	-	-	-	1,739
Construction	196	-	-	-	196
Home equity	426	-	-	-	426
Loans to individuals	126	-	-	-	126

Total	$11,166	$99	$-	$-	$11,265

A-81

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE F - LOANS HELD FOR INVESTMENT (Continued)

The following table presents the aging and accrual status of the loan portfolio at June 30, 2012 and December 31, 2011 by class of loans (in thousands):

		Greater than
	30 - 89	89 Days
	Days	Past Due		Total	Loans Not
	Past Due	Accruing	Non-accrual	Past Due	Past Due	Total
June 30, 2012

Acquired loans
Commercial:
Real estate	$799	$5,110	$-	$5,909	$252,628	$258,537
Construction	388	5,313	30	5,731	44,717	50,448
Commercial and industrial	265	633	24	922	28,512	29,434
Lines of credit	7	-	-	7	335	342
Consumer:
Residential real estate	392	2,982	-	3,374	51,986	55,360
Construction	67	62	-	129	3,650	3,779
Home equity	1,569	-	507	2,076	41,901	43,977
Loans to individuals	29	-	101	130	2,686	2,816

Total	$3,516	$14,100	$662	$18,278	$426,415	$444,693

Loans originated by the Successor Company
Commercial:
Real estate	$-	$-	$-	$-	$30,096	$30,096
Construction	-	-	-	-	3,063	3,063
Commercial and industrial	-	-	-	-	17,011	17,011
Lines of credit	-	-	-	-	30	30
Consumer:
Residential real estate	-	-	-	-	8,501	8,501
Construction	-	-	-	-	1,683	1,683
Home equity	-	-	-	-	2,146	2,146
Loans to individuals	-	-	-	-	1,128	1,128

Total	$-	$-	$-	$-	$63,658	$63,658

		Greater than
	30 - 89	89 Days
	Days	Past Due		Total	Loans Not
	Past Due	Accruing	Non-accrual	Past Due	Past Due	Total
December 31, 2011

Acquired loans
Commercial:
Real estate	$3,878	$6,101	$-	$9,979	$292,689	$302,668
Construction	4,809	10,328	-	15,137	60,193	75,330
Commercial and industrial	925	797	-	1,722	36,314	38,036
Lines of credit	-	1	-	1	404	405
Consumer:
Residential real estate	2,289	4,148	-	6,437	58,828	65,265
Construction	652	382	-	1,034	7,232	8,266
Home equity	740	1,128	-	1,868	46,646	48,514
Loans to individuals	3	3	-	6	3,168	3,174

Total	$13,296	$22,888	$-	$36,184	$505,474	$541,658

A-82

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE F - LOANS HELD FOR INVESTMENT (Continued)

		Greater than
	30 - 89	89 Days
	Days	Past Due		Total	Loans Not
	Past Due	Accruing	Non-accrual	Past Due	Past Due	Total
December 31, 2011

Loans originated by the Successor Company:
Commercial:
Real estate	$-	$-	$-	$-	$7,647	$7,647
Construction	-	-	-	-	138	138
Commercial and industrial	-	-	-	-	993	993
Lines of credit	-	-	-	-	-	-
Consumer:
Residential real estate	-	-	-	-	1,739	1,739
Construction	-	-	-	-	196	196
Home equity	-	-	-	-	426	426
Loans to individuals	-	-	-	-	126	126

Total	$-	$-	$-	$-	$11,265	$11,265

Non-accrual loans include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. Loans past due 90 days or more and still accruing primarily include purchased credit-impaired loans which are accreting interest at a pool level yield. No loans originated by the Successor Company or purchased non-impaired loans had been restructured in a troubled debt restructuring at June 30, 2012.

The following table is a summary of impaired loans, which exclude purchased credit-impaired loans, including the related allowance for loan losses at June 30, 2012 (in thousands):

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
With no related allowance recorded:
Commercial real estate	$-	$-	$-	$-	$-
Residential real estate	-	-	-	-	-
Construction and development	-	-	-	-	-
Commercial	-	-	-	-	-
Home equity loans and lines	209	218	-	207	-
Consumer	-	-	-	-	-

	209	218	-	207	-
With an allowance recorded:
Commercial real estate	-	-	-	-	-
Residential real estate	-	-	-	-	-
Construction and development	-	-	-	-	-
Commercial	-	-	-	-	-
Home equity lines and loans	953	1,487	95	934	-
Consumer	-	-	-	-	-

	953	1,487	95	934	-
Totals:
Commercial	-	-	-	-	-
Residential	1,162	1,705	95	1,141	-
Consumer	-	-	-	-	-

Total	$1,162	$1,705	$95	$1,141	$-

The Company had no impaired loans at December 31, 2011.

A-83

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE G – DERIVATIVE FINANCIAL INSTRUMENTS

The Company may, at times, use derivative financial instruments to manage its interest rate risk. These instruments carry varying degrees of credit, interest rate, and market or liquidity risks. Derivative instruments are recognized as either assets or liabilities in the consolidated financial statements and are measured at fair value. Subsequent changes in the derivatives’ fair values are recognized in earnings unless specific hedge accounting criteria are met. The Predecessor Company entered into certain interest rate swap agreements as described below.

In August 2003, $8.0 million in trust preferred securities (“TRUPs”) were issued through Crescent Financial Capital Trust I (the “Trust”). The Trust invested the total proceeds from the sale of its TRUPs in junior subordinated deferrable interest debentures issued by the Company, which fully and unconditionally guarantees the TRUPs. The junior subordinated debentures were adjusted to estimated fair value in purchase accounting with the Piedmont Investment, and at June 30, 2012, their carrying value was $5.5 million. The TRUPs pay cumulative cash distributions quarterly at an annual contract rate, reset quarterly, equal to three-month LIBOR plus 3.10%.

In June 2009, the Predecessor Company entered into derivative financial instruments which swapped the variable rate payments for fixed payments. These instruments consisted of a three-year and four-year swap, each for one-half of the notional amount of the TRUPs for fixed rates of 5.49% and 5.97%, respectively. Due to the deferral of interest payments on the TRUPs, the associated interest rate swaps no longer qualify for cash flow hedge accounting and are therefore marked to fair value through earnings.

On September 26, 2008, the Bank entered into an unsecured subordinated term loan agreement in the amount of $7.5 million. The agreement requires the Bank to make quarterly payments of interest at an annual contract rate, reset quarterly, equal to three-month LIBOR plus 4.00%. The subordinated term loan was adjusted to estimated fair value in purchase accounting with the Piedmont Investment, and at June 30, 2012, its carrying value was $6.8 million.

In June 2009, the Bank entered into derivative financial instruments which swapped the variable rate payments for fixed payments. These instruments consisted of a three-year and four-year swap, each for one-half of the notional amount of the subordinated debt for fixed rates of 6.39% and 6.87%, respectively. At the Piedmont Investment, these swaps were no longer designated as qualifying for hedge accounting and therefore mark them to fair value through earnings.

The following tables disclose the location and fair value amounts of derivative instruments in the consolidated balance sheets:

			Estimated Fair Value
	Balance Sheet	Notional	June 30,	December 31,
	Location	Amount	2012	2011
Trust preferred securities:
Interest rate swap	Other liabilities	$4,000,000	$(2,133)	$(38,275)
Interest rate swap	Other liabilities	4,000,000	(98,616)	(134,029)

Subordinated term loan agreements:
Interest rate swap	Other liabilities	3,750,000	(600)	(34,160)
Interest rate swap	Other liabilities	3,750,000	(90,517)	(123,650)

		$15,500,000	$(191,866)	$(330,114)

A-84

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE G – DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

The following table discloses activity in accumulated other comprehensive income (“OCI”) related to the interest rate swaps for the six months ended June 30, 2012 and 2011:

	Successor	Predecessor
	Company	Company
	Six Months	Six Months
	Ended	Ended
	June 30, 2012	June 30, 2011
Accumulated OCI resulting from interest rate swaps at beginning of period, net of tax	$-	$(355,818)
Other comprehensive loss recognized, net of tax	-	45,578

Accumulated OCI resulting from interest rate swaps at end of period, net of tax	$-	$(310,240)

The Company monitors the credit risk of the interest rate swap counterparty and has pledged $780,000 in cash to the counterparty to the swaps.

NOTE H - FAIR VALUE MEASUREMENT

The Company utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. For example, investment securities available for sale are recorded at fair value on a recurring basis. Additionally, we may be required to record at fair value other assets on a nonrecurring basis, such as loans held for sale, impaired loans and certain other assets. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets. The following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Investment Securities. Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market exchange prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include marketable equity securities traded on an active exchange, such as the New York Stock Exchange. Level 2 securities include mortgage-backed securities and collateralized mortgage obligations, both issued by government sponsored entities, private label mortgage-backed securities, municipal bonds and corporate debt securities.

Derivatives. Derivative instruments include interest rate swaps and are valued on a recurring basis using models developed by third-party providers. This type of derivative is classified as Level 2 within the hierarchy.

Loans. Loans are not recorded at fair value on a recurring basis. However, certain loans are determined to be impaired, and those loans are charged down to estimated fair value. The fair value of impaired loans that are collateral dependent is based on collateral value. For impaired loans that are not collateral dependent, estimated value is based on either an observable market price, if available, or the present value of expected future cash flows. Those impaired loans not requiring a charge-off represent loans for which the estimated fair value exceeds the recorded investments in such loans. When the fair value of an impaired loan is based on an observable market price or a current appraised value with no adjustments, we record the impaired loan as nonrecurring Level 2. When an appraised value is not available, or we determine the fair value of the collateral is further impaired below the appraised value, and there is no observable market price, we classify the impaired loan as nonrecurring Level 3.

Interest Rate Lock Commitments. The fair value of interest rate lock commitments is based on servicing rate premium, origination income net of origination costs, fall out rates and changes in loan pricing between the commitment date and period end, typically month end. The Company classifies interest rate lock commitments as Level 3. There have been no changes in valuation techniques for the six months ended June 30, 2012.

A-85

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE H - FAIR VALUE MEASUREMENT (Continued)

	Interest Rate Lock Commitments
	Level 3
	Successor	Predecessor
	Fair Value	Fair Value

Balance, December 31, 2011 and 2010	$211,622	$53,185

(Gains) losses included in earnings	(799,263)	(257,713)

Transfers in - applications	65,992,688	21,788,651

Transfers out – closed and cancelled	(64,802,301)	(21,492,407)

Balance, June 30, 2012 and 2011	$602,746	$91,716

Gains on interest rate lock commitments are included in mortgage banking income within non-interest income on the consolidated statements of operations.

Foreclosed Assets. Foreclosed assets are adjusted to fair value upon transfer of loans to foreclosed assets. Subsequently, foreclosed assets are carried at lower of cost or net realizable value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. Given the lack of observable market prices for identical properties, the Company classifies foreclosed assets as nonrecurring Level 3.

The following tables summarize information about assets and liabilities measured at fair value at June 30, 2012 and December 31, 2011:

		Fair Value Measurements at
		June 30, 2012, Using
		Quoted Prices	Significant
		in Active	Other	Significant
	Assets/(Liabilities)	Markets for	Observable	Unobservable
	Measured at	Identical Assets	Inputs	Inputs
Description	Fair Value	(Level 1)	(Level 2)	(Level 3)

Securities available for sale:
Residential mortgage-backed securities – GSE	$40,011,636	$-	$40,011,636	$-
Commercial mortgage-backed securities – private	6,825,181	-	6,825,181	-
Collateralized mortgage obligations – GSE	50,457,746	-	50,457,746	-
Municipals – non-taxable	15,940,346	-	15,940,346	-
Municipals – taxable	1,647,508	-	1,647,508	-
Corporate bonds	35,828,703	-	35,828,703	-
Marketable equity securities	718,475	718,475	-	-

Impaired loans	1,161,518	-	-	1,161,518
Foreclosed assets	4,743,268	-	-	4,743,268
Interest rate lock commitments	602,746	-	-	602,746
Derivative liabilities	(191,866)	-	(191,866)	-

A-86

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE H - FAIR VALUE MEASUREMENT (Continued)

		Fair Value Measurements at
		December 31, 2011, Using
		Quoted Prices	Significant
		in Active	Other	Significant
	Assets/(Liabilities)	Markets for	Observable	Unobservable
	Measured at	Identical Assets	Inputs	Inputs
Description	Fair Value	(Level 1)	(Level 2)	(Level 3)

Securities available for sale:
Residential mortgage-backed securities - GSE	$19,364,344	$-	$19,364,344	$-
Collateralized mortgage obligations	82,094,869	-	82,094,869	-
Municipals – non-taxable	13,513,891	-	13,513,891	-
Corporate bonds	27,966,102		27,966,102
Marketable equity securities	564,642	564,642	-	-

Foreclosed assets	9,422,056	-	-	9,422,056
Interest rate lock commitments	211,622	-	-	211,622
Derivative liabilities	(330,114)	-	(330,114)	-

Quantitative Information about Level 3 Fair Value Measurements

	Fair Value at
	June 30, 2012	Valuation Technique	Unobservable Input	Range

Recurring measurements:
Interest Rate Lock Commitments	$602,746	Pricing model	Pull through rates	80-85%
Impaired loans	1,161,518	Discounted appraisals	Collateral discounts	15-50%

Nonrecurring measurements:
Foreclosed assets	4,743,268	Discounted appraisals	Collateral discounts	15-50%

The significant unobservable input used in the fair value measurement of the Company’s interest rate lock commitments is the closing ratio, which represents the percentage of loans currently in a lock position which management estimates will ultimately close. Generally, the fair value of an interest rate lock commitment is positive (negative) if the prevailing interest rate is lower (higher) than the interest rate lock commitment rate. Therefore, an increase in the pull through rates (i.e., higher percentage of loans estimated to close) will result in the fair value of the interest rate lock commitments increasing in a gain position, or decreasing in a loss position. The pull through ratio is largely dependent on the loan processing stage that a loan is currently in and the change in prevailing interest rates from the time of the rate lock. The pull through rate is computed based on historical internal data and the ratio is periodically reviewed by the Company’s mortgage banking division.

Due to the nature of the Company’s business, a significant portion of its assets and liabilities consist of financial instruments. Accordingly, the estimated fair values of these financial instruments are disclosed. Quoted market prices, if available, are utilized as an estimate of the fair value of financial instruments. The fair value of such instruments has been derived based on assumptions with respect to future economic conditions, the amount and timing of future cash flows and estimated discount rates. Different assumptions could significantly affect these estimates. Accordingly, the net amounts ultimately collected could be materially different from the estimates presented below. In addition, these estimates are only indicative of the values of individual financial instruments and should not be considered an indication of the fair value of the Company taken as a whole.

Cash and Cash Equivalents. The carrying amounts for cash and cash equivalents are equal to fair value.

A-87

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE H - FAIR VALUE MEASUREMENT (Continued)

Investment Securities Available for Sale. See discussion related to fair value estimates for securities available for sale in the fair value hierarchy section above. There have been no changes in valuation techniques for the six months ended June 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Mortgage Loans Held For Sale. The fair value of mortgage loans held for sale is based on commitments on hand from investors within the secondary market for loans with similar characteristics. The changes in fair value of the assets are largely driven by changes in interest rates subsequent to loan funding and changes in the fair value of servicing associated with the mortgage loan for sale. As such, the Company classifies loans measured at fair value on a nonrecurring basis as a Level 2 asset. There have been no changes in valuation techniques for the six months ended June 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Loans Held For Investment. The Company does not record loans held-for-investment at fair value on a recurring basis. However, when a loan is considered impaired an allowance for loan losses is established. The fair value of impaired loans is estimated using one of several methods based on portfolio type, acquired and non-acquired. Upon analyzing estimated credit losses in the acquired portfolio, we forecasted expected cash flows over the remaining life of each loan and discounted those expected cash flows to present value at current market interest rates for similar loans considering loan collateral type and credit quality. The fair value of any impaired non-acquired loans would be valued using either collateral value, market value of similar debt, enterprise value, liquidation value or discounted cash flows. There have been no changes in valuation techniques for the six months ended June 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Federal Home Loan Bank Stock. Given the option to redeem this stock at par through the FHLB, the carrying value of FHLB stock approximates fair value. There have been no changes in valuation techniques for the six months ended June 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Deposits. The fair value of demand deposits, savings, money market and NOW accounts represents the amount payable on demand. The fair value of fixed-maturity certificates of deposit and individual retirement accounts is estimated using the present value of the projected cash flows using interest rates currently offered for instruments of similar remaining maturities. The carrying values of short-term borrowings, including overnight, federal funds purchased and FHLB advances, approximates the fair values due to the short maturities of those instruments. There have been no changes in valuation techniques for the quarter ended June 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Short-term Borrowings and Long-term Debt. The fair value of short-term borrowings and long-term debt are based upon discounted expected cash flows at the interest rate for debt with the same or similar remaining maturities and collateral requirements could be obtained. There have been no changes in valuation techniques for the six months ended June 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Accrued Interest Receivable and Accrued Interest Payable. The carrying amounts of accrued interest receivable and payable approximate fair value due to the short maturities of these instruments. There have been no changes in valuation techniques for the six months ended June 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Derivative Instruments. See discussion related to fair value estimates for derivative instruments in the fair value hierarchy section above. There have been no changes in valuation techniques for the six months ended June 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

A-88

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE H - FAIR VALUE MEASUREMENT (Continued)

The following tables summarize the carrying amounts and estimated fair values of the Company’s financial instruments, none of which are held for trading purposes, at June 30, 2012 and December 31, 2011:

	June 30, 2012
	Carrying	Estimated
	amount	fair value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$55,613,851	$55,613,851	$55,613,851	$-	$-
Investment securities	151,429,595	151,429,595	718,475	150,711,120	-
Federal Home Loan Bank stock	2,931,200	2,931,200	-	2,931,200	-
Mortgage loans held for sale	3,226,180	3,226,180	-	3,226,180	-
Loans, net	506,171,299	508,399,299	-	-	508,399,299
Accrued interest receivable	5,290,481	5,290,481	-	5,290,481	-

Financial liabilities:
Deposits	659,508,174	662,064,174	-	662,064,174	-
Long-term debt	12,288,258	12,410,257	-	-	12,410,257
Interest rate swaps	191,866	191,866	-	191,866	-
Accrued interest payable	871,398	871,398	-	871,398	-

	December 31, 2011
	Carrying	Estimated
	amount	fair value
Financial assets:
Cash and cash equivalents	$25,361,937	$25,361,937
Investment securities	143,503,848	143,503,848
Federal Home Loan Bank stock	8,669,300	8,669,300
Mortgage loans held for sale	3,841,412	3,841,412
Loans, net	552,650,060	552,650,060
Accrued interest receivable	2,801,634	2,801,634

Financial liabilities:
Deposits	674,418,586	674,418,586
Long-term debt	12,215,901	12,215,901
Interest rate swaps	330,114	330,114
Accrued interest payable	779,784	779,784

NOTE I - CUMULATIVE PERPETUAL PREFERRED STOCK

Pursuant to the United States Treasury’s TARP Capital Purchase Program (“CPP”), the Company issued $24.9 million in Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“preferred stock” or “Series A Preferred Stock”), on January 9, 2009. In addition, the Company provided a warrant to the Treasury to purchase 833,705 shares of the Company’s common stock at an exercise price of $4.48 per share. These warrants were immediately exercisable and expire ten years from the date of issuance. The preferred stock is non-voting, other than having class voting rights on certain matters, and pays cumulative dividends quarterly at a rate of 5% per annum for the first five years and 9% per annum thereafter. The preferred shares are redeemable at the option of the Company subject to regulatory approval.

A-89

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE I - CUMULATIVE PERPETUAL PREFERRED STOCK (Continued)

Predecessor Company

The Predecessor Company used a Black-Scholes option pricing model to calculate the fair value of the common stock warrants issued pursuant to the TARP CPP and in connection with the Series A Preferred Stock. The common stock warrants were assigned a relative fair value of $2.28 per share, or $2.4 million in the aggregate, at issuance on January 9, 2009. This amount was recorded as the discount on the preferred stock and was accreted as a reduction in net income (loss) available for common stockholders over a five-year period. The relative fair value of the preferred stock at issuance was $22.5 million. Through the discount accretion over the five-year period, the preferred stock was scheduled to accrete up to the redemption amount of $24.9 million. For purposes of these calculations, the fair value of the common stock warrant at issuance was estimated using the Black-Scholes option pricing model based on the following assumptions:

Risk-free interest rate	2.49%
Expected life of warrants	10 years
Expected dividend yield	0.00%
Expected volatility	37.27%

The Predecessor Company’s computation of expected volatility was based on daily historical volatility of the Company’s common stock since January of 1999. The risk-free interest rate was based on the market yield for ten-year U.S. Treasury securities as of the issuance date.

Successor Company

The Successor Company assigned an estimated fair value to both the Series A Preferred Stock and common stock warrants in purchase accounting in connection with the Piedmont Investment. These securities represent non-controlling interests that were recorded at estimated fair value. As discussed in Note B – Mergers and Acquisitions, the preferred stock was valued based on forecasting expected cash flows with an assumed repayment date and discounting these cash flows based on current market yields for similar preferred stock. For purposes of the discount rate, the Successor Company used the market yield on an index of publicly traded preferred stocks adjusted for a liquidity factor. The preferred stock was assigned a non-controlling interest fair value of $24.4 million at the acquisition date, and the discount between this value and the $24.9 million redemption value will be accreted as a reduction in net income (loss) available for common stockholders over a two-year period.

The common stock warrants were valued at $1.59 per share, or $1.3 million in the aggregate, at the acquisition date using a Black-Scholes option pricing model. Assumptions used in the Black-Scholes option pricing model were as follows:

Risk-free interest rate	0.31%
Expected life of warrants	2 years
Expected dividend yield	0.00%
Expected volatility	65.10%

The risk-free interest rate was based on the market yield for two-year U.S. Treasury securities as of the acquisition date.

As a condition of the TARP CPP, the Company must obtain consent from the U.S. Treasury to repurchase its common stock or to pay a cash dividend on its common stock. Furthermore, the Company has agreed to certain restrictions on executive compensation and is subjected to heightened corporate governance requirements.

A-90

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE I - CUMULATIVE PERPETUAL PREFERRED STOCK (Continued)

On April 12, 2012, the Company received approval from the Federal Reserve Bank of Richmond (the “Federal Reserve Bank”) to resume payment of preferred dividends on TARP Preferred Stock and interest payments due on its subordinated debentures issued in connection with trust preferred securities. The Company deferred dividend payments on its TARP Preferred Stock beginning with the payment due February 15, 2011. The Company paid all deferred cumulative preferred dividends, in the amount of $1.6 million, plus current dividends on the regularly scheduled quarterly payment date of May 15, 2012. The Company deferred interest payments on its trust preferred securities beginning with the payment due April 7, 2011 but continued to accrue interest expense in its consolidated financial statements. The Company paid all accrued deferred interest of $371,000 plus current interest on the regularly scheduled quarterly payment date of July 7, 2012.

NOTE J - RECENT ACCOUNTING PRONOUNCEMENTS

In September 2011, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2011-08, Intangibles — Goodwill and Other, to amend FASB Accounting Standards Codification (“ASC”) Topic 350, Testing Goodwill for Impairment. The amendments in the Update permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Adoption of this update did not have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income, to amend FASB ASC Topic 220, Comprehensive Income. The amendments in this update eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity and will require them to be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The single statement format would include the traditional income statement and the components and total other comprehensive income as well as total comprehensive income. In the two statement approach, the first statement would be the traditional income statement which would immediately be followed by a separate statement which includes the components of other comprehensive income, total other comprehensive income and total comprehensive income. The amendments in this update are to be applied retrospectively and are effective for the first interim or annual period beginning after December 15, 2011. Adoption of this update did not have a material impact on the Company’s financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, to amend ASC Topic 820, Fair Value Measurement. The amendments in this update result in common fair value measurement and disclosure requirements in GAAP and IFRS. Some of the amendments clarify the application of existing fair value measurement requirements and others change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. Many of the previous fair value requirements are not changed by this standard. The amendments in this update are to be applied prospectively and are effective during interim and annual periods beginning after December 15, 2011. Adoption of this update did not have a material impact on the Company’s financial position or results of operations.

A-91

Annex B

CONSOLIDATED FINANCIAL STATEMENTS OF VantageSouth BANK

1.	Audited Consolidated Financial Statements (including Notes thereto) for VantageSouth for the fiscal years ended December 31, 2011 and December 31, 2010.

2.	Unaudited Consolidated Financial Statements (including Notes thereto) for VantageSouth for the three and six month periods ended June 30, 2012.

B-1

1.	Audited Consolidated Financial Statements (including Notes thereto) for VantageSouth for the fiscal years ended December 31, 2011 and December 31, 2010.

B-2

2011 and 2010

Financial Statements

B-3

B-4

Independent Auditors’ Report

Board of Directors and Shareholders

VantageSouth Bank

Burlington, North Carolina

We have audited the accompanying balance sheet of VantageSouth Bank (the “Bank”) as of December 31, 2011 and 2010, and the related statements of operations, changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Bank’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VantageSouth Bank as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina

August 10, 2012

B-5

Balance Sheets
December 31, 2011 and 2010

	2011	2010

Assets

Cash and due from banks	$2,603,188	$2,166,399
Interest bearing deposits in other banks	920,153	31,267
Federal funds sold	9,915,000	525,000
Investment securities available for sale	12,388,436	9,954,215
Investment securities held-to-maturity	421,000	500,000
Restricted equity securities	509,600	572,000
Loans, net of allowance for loan losses of $1,436,000 and $1,880,097 for 2011 and 2010, respectively	74,352,818	61,207,327
Loans held for sale	373,407	314,920
Property and equipment, net	4,009,171	3,852,645
Other real estate owned	91,395	890,195
Accrued interest receivable	322,169	300,024
Other assets	875,964	826,023
Total assets	$106,782,301	$81,140,015

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Noninterest-bearing	$9,151,574	$6,356,068
Interest-bearing	80,351,949	57,410,070
Total deposits	89,503,523	63,766,138

Federal funds purchased and securities sold under agreements to repurchase	-	173,253
FHLB advances	8,000,000	8,000,000
Accrued interest payable	32,166	13,256
Other liabilities	394,181	623,481
Total liabilities	97,929,870	72,576,128

Commitments and contingencies (Note 12)

Shareholders’ equity
Preferred stock, $.01 par value; 2,500,000 shares authorized; 83,052 and 694,252 shares issued and outstanding, liquidation value of $361,276 and $3,019,996, as of December 31, 2011 and 2010, respectively	831	6,943
Common stock, $2.50 par value; 10,000,000 shares authorized; 2,831,961 and 2,220,761 shares issued and outstanding as of December 31, 2011 and 2010, respectively	7,079,903	5,551,903
Additional paid-in capital	11,498,569	12,963,190
Accumulated deficit	(9,917,829)	(10,024,582)
Accumulated other comprehensive income	190,957	66,433
Total shareholders’ equity	8,852,431	8,563,887
Total liabilities and shareholders’ equity	$106,782,301	$81,140,015

See Notes to Financial Statements

B-6

Statements of Operations
For the years ended December 31, 2011 and 2010

	2011	2010

Interest income
Loans and fees on loans	$4,032,572	$3,910,922
Investment securities, taxable	331,229	399,703
Federal funds sold	11,141	5,825
Interest bearing deposits in other banks	98	2,807
Total interest income	4,375,040	4,319,257

Interest expense
Deposits	672,639	976,636
Other borrowed funds	88,488	204,096
Total interest expense	761,127	1,180,732
Net interest income	3,613,913	3,138,525

Provision for loan losses	(109,518)	3,172,090
Net interest income (loss) after provision for loan losses	3,723,431	(33,565)

Noninterest income
Service charges and other fees on deposit accounts	209,743	188,232
Gain on sale of loans held for sale	200,917	150,684
Realized gain (loss) on sale of loans	-	(1,563,014)
Realized gain on sale of investment securities available for sale	17,492	300,312
Other income	106,955	99,327
Total noninterest income	535,107	(824,459)

Noninterest expense
Salaries and employee benefits	2,035,063	2,047,103
Occupancy and equipment expense	284,112	251,697
Marketing expense	544,654	195,318
Professional services	354,694	505,923
Data processing expense	598,363	398,706
Office supplies and telephone expense	140,919	108,543
(Gain) loss on disposition of other real estate owned, net	(220,320)	47,148
Insurance assessment expense	117,600	250,119
Other expense	296,700	148,100
Total noninterest expense	4,151,785	3,952,657
Net income (loss)	$106,753	$(4,810,681)

Basic income (loss) per share	$.05	$(3.53)

Diluted income (loss) per share	$.04	$(3.53)

Weighted average shares outstanding	2,271,135	1,171,572

Weighted average dilutive shares outstanding	2,915,013	1,171,572

See Notes to Financial Statements

B-7

Statements of Changes in Shareholders’ Equity
For the years ended December 31, 2011 and 2010

							Accumulated
							Other
					Additional		Compr-	Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	ehensive	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Equity

Balance December 31, 2009	1,075,933	$5,379,666	-	$-	$5,808,075	$(5,213,902)	$287,743	$6,261,582

Comprehensive loss:
Net loss	-	-	-	-	-	(4,810,680)	-	(4,810,680)
Other comprehensive loss	-	-	-	-	-	-	(221,310)	(221,310)
Total comprehensive income loss	-	-	-	-	-	-	-	(5,031,990)
Sale of preferred stock, net	-	-	1,839,080	7,516,313	-	-	-	7,516,313
Change in par value of preferred stock	-	-	-	(2,529,370)	2,529,370	-	-	-
Change in par value of common stock	-	(4,807,763)	-	-	4,807,763	-	-	-
Reversal of stock-based compensation expense	-	-	-	-	(182,018)	-	-	(182,018)
Conversion to common stock	1,144,828	4,980,000	(1,144,828)	(4,980,000)	-	-	-	-
Balance December 31, 2010	2,220,761	5,551,903	694,252	6,943	12,963,190	(10,024,582)	66,433	8,563,887
Comprehensive income:
Net income	-	-	-	-	-	106,753	-	106,753
Other comprehensive income	-	-	-	-	-	-	124,524	124,524
Total comprehensive income	-	-	-	-	-	-	-	231,277
Stock-based compensation expense	-	-	-	-	57,267	-	-	57,267
Conversion of preferred stock to common stock	611,200	1,528,000	(611,200)	(6,112)	(1,521,888)	-	-	-
Balance December 31, 2011	2,831,961	$7,079,903	83,052	$831	$11,498,569	$(9,917,829)	$190,957	$8,852,431

See Notes to Financial Statements

B-8

Statements of Cash Flows
For the years ended December 31, 2011 and 2010

	2011	2010
Cash flows from operating activities
Net income (loss)	$106,752	$(4,810,680)
Adjustments to reconcile net income (loss) to net cash provided (used) by operations:
Depreciation and amortization	158,493	137,519
Provision for loan losses	(109,518)	3,172,090
Stock-based compensation expense (reversal)	57,267	(182,018)
Accretion of discount on securities, net of amortization of premiums	74,348	53,806
Gain on sale of investment securities available for sale	(17,492)	(300,312)
Loss on sale of loans	-	1,563,014
Proceeds from sale of loans	-	2,583,162
(Gain) loss on sale of loans held for sale	(200,917)	-
Origination of loans held for sale	(15,817,831)	-
Proceeds from sale of loans held for sale	15,960,261	-
(Gain) loss on disposition of other real estate owned, net	(220,320)	47,148
Changes in assets and liabilities:
Loans held for sale	-	(314,920)
Accrued interest receivable	(22,145)	5,403
Other assets	(52,977)	159,674
Accrued interest payable	18,910	(39,481)
Other liabilities	(334,301)	540,991
Net cash provided by (used in) operating activities	(399,470)	2,615,396

Cash flows from investing activities
(Increase) decrease in interest bearing deposits in other banks	(888,886)	2,494,332
Net (increase) decrease in federal funds sold	(9,390,000)	4,295,000
Purchases of investment securities available for sale	(5,738,398)	(12,127,942)
Maturities of investment securities available for sale	1,120,973	2,805,358
Sales of investment securities available for sale	2,437,910	5,624,437
Redemption of restricted equity securities	62,400	60,700
Net (increase) decrease in loans	(13,142,069)	2,035,590
Purchases of property and equipment	(315,019)	(265,013)
Capitalized costs to complete other real estate owned	-	(13,320)
Proceeds from the sale of other real estate owned	1,125,216	425,738
Net cash provided by (used in) investing activities	(24,727,873)	5,334,880

Cash flows from financing activities
Net increase (decrease) in deposits	25,737,385	(14,854,022)
Net decrease in federal funds purchased and securities sold under agreement to repurchase	(173,253)	(75,569)
Decrease in FHLB advances, net	-	(1,500,000)
Proceeds from issuance of preferred stock	-	7,516,313
Net cash increase (decrease) provided by financing activities	25,564,132	(8,913,278)

Net increase (decrease) in cash and cash equivalents	436,789	(963,002)

Cash and cash equivalents, beginning	2,166,399	3,129,401
Cash and cash equivalents, ending	$2,603,188	$2,166,399
Supplemental disclosure of cash flow information
Interest paid	$742,217	$1,220,213
Taxes paid	$-	$-
Summary of noncash investing and financing activities
Transfer from other real estate owned to property and equipment	$-	$1,062,000
Transfer from loans to other real estate owned	$106,096	$1,010,255
Transfer from available for sale to held to maturity securities	$-	$500,000
Fair value reclassification adjustment related to the security transferred from available for sale to held to maturity	$(48,542)	$-
Change in unrealized gain (loss) on available for sale securities, net	$183,814	$(221,310)

See Notes to Financial Statements

B-9

Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies

Organization

VantageSouth Bank (the “Bank”) was organized and incorporated under the laws of the State of North Carolina on March 2, 2006 and commenced operations on March 13, 2006. The Bank currently serves Alamance County, North Carolina and surrounding areas through its two banking offices in Burlington, North Carolina. As a state chartered bank, which is not a member of the Federal Reserve, the Bank is subject to regulation by the North Carolina Commissioner of Banks and the Federal Deposit Insurance Corporation.

Effective February 1, 2011, the Bank began serving Rowan County and surrounding areas through two branches in Salisbury and China Grove, North Carolina, as a result of the merger of Community Bank of Rowan with and into the Bank (See Notes 15 and 17). In late March of 2012, the Bank also opened a branch in Fayetteville, North Carolina.

The accounting and reporting policies of the Bank follow accounting principles generally accepted in the United States of America and general practices within the financial services industry. The following is a summary of the more significant policies:

Business Segments

The Bank reports its activities as a single business segment. In determining the appropriateness of segment definition, the Bank considers the materiality of a potential segment and components of the business about which financial information is available and regularly evaluated relative to resource allocation and performance assessment.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, valuation of other real estate owned, other than temporary impairment of investment securities and the valuation allowance for deferred tax assets. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.

While management uses available information to recognize losses on loans and other real estate owned, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as a part of their routine examination process, periodically review the Bank’s allowances for loan losses and other real estate owned. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examinations. Because of these factors, it is possible that the allowances for loan and foreclosed real estate losses may change materially in the near term.

Cash and Cash Equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption “cash and due from banks.”

Trading Securities

The Bank does not hold securities for short-term resale and, therefore, does not maintain a trading securities portfolio.

B-10

Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Securities Held to Maturity

Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity or to call dates. As of December 31, 2011 and 2010, the Bank held $421,000 and $500,000 in securities classified as held to maturity, respectfully.

Securities Available for Sale

Available for sale securities are reported at fair value and consist of bonds, notes, debentures, and certain equity securities not classified as trading securities or as held to maturity securities. Unrealized holding gains and losses, on available for sale securities are reported as a net amount in a separate component of shareholders’ equity. Realized gains and losses on the sale of available for sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity or to call dates.

Declines in the fair value of individual held to maturity and available for sale securities below cost that are other than temporary are reflected as write-downs of the individual securities to fair value. Related write-downs are included in earnings as unrealized losses.

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate.  Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. For the year-ended 2011, the Bank originated $15,817,831 of loans held for sale, and received proceeds in the amount of $15,960,261 from the sale of these loans, which resulted in a gain of $200,917.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal amount adjusted for any charge-offs and the allowance for loan losses. Loan origination fees, net of certain direct origination costs, are deferred and recognized, as an adjustment of the related loan yield using the interest method. Discounts and premiums on any purchased loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

For all classes of loans, interest is accrued and credited to income based on the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued all unpaid accrued interest for the current year is reversed. Interest income is subsequently recognized on the cash basis or cost recovery method, as appropriate. When facts and circumstances indicate the borrower has regained the ability to meet the required payments, the loan is returned to accrual status.

Non-Accrual and Past Due Loans

The following past due and nonaccrual policy applies to all classes of loans. Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Loans are placed on non-accrual status when, in management’s opinion, the borrower may be unable to meet payment obligations as they become due, as well as when required by regulatory provisions. Loans may be placed on non-accrual status regardless of whether or not such loans are considered past due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received in excess of principal due. Loans are returned to accrual status when all principal and interest amounts contractually are brought current and future payments are reasonably assured.

B-11

Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Charge-off of Uncollectible Loans

When any loan or portion thereof becomes uncollectible, the loan will be charged down or charged-off against the allowance for loan and lease losses. Residential mortgages are charged-off or written down to fair value when the loan balance is believed to be uncollectible and the balance exceeds the market value of the collateral. Home equity lines of credit are either charged off or written down to fair value, when determined that there is not sufficient equity in the loan to cover the Bank’s exposure. Loans in the portfolio may be charged-off prior to the policies described above when a loss confirming event occurred, such as bankruptcy (unsecured), continued delinquency, or receipt of an asset valuation indicating collateral deficiency for an asset serving as sole source of repayment.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired. For such loans an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-impaired loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating losses in the portfolio.

Historical valuation allowances are calculated based on the historical loss experience of specific types of loans and the internal risk grade of such loans at the time they were charged-off. The Bank calculates historical loss ratios for pools of similar loans with similar characteristics based on the proportion of actual charge-offs experienced to the total population of loans in the pool. The historical loss ratios are periodically updated based on actual charge-off experience. A historical valuation allowance is established for each pool of similar loans based on the product of the historical loss ratio and the total dollar amount of the loans in the pool. The Bank's pools of similar loans include similar risk-graded groups of commercial and industrial loans, commercial real estate loans, consumer real estate loans and consumer and other loans.

General valuation allowances are based on general economic conditions and other qualitative risk factors both internal and external to the Bank. In general, such valuation allowances are determined by evaluating among other things; (i) the experience, ability and effectiveness of the Bank's lending management and staff; (ii) the effectiveness of the Bank's loan policies, procedures and internal controls; (iii) changes in asset quality; (iv) changes in loan portfolio volume; (v) the composition and concentrations of credit; (vi) the impact of competition on loan structuring and pricing; (vii) the effectiveness of the internal loan review function; (viii) the impact of environmental risks on portfolio risks: and (ix) the impact of rising interest rates on portfolio risk. Management evaluates the degree of risk that each one of these components has on the quality of the loan portfolio on a quarterly basis. Each component is determined to have either a high, moderate or low degree of risk. The results are then input into a "general allocation matrix" to determine an appropriate general valuation allowance.

B-12

Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Allowance for Loan Losses (Continued)

For all classes of loans, a loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status and other circumstances impacting the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

Property and Equipment

Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed by the straight-line method over the following estimated useful lives:

Years

Buildings and improvements	3-30
Furniture and equipment	1-10

Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter.

Other Real Estate Owned

Other real estate owned acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value less anticipated cost to sell at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management, and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in gain/ loss on disposition of other real estate owned, net.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Advertising Expense

The Bank expenses advertising costs as they are incurred. Advertising costs have been included in marketing expenses on the Statements of Operations.

B-13

Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Income Taxes

Provision for income taxes is based on amounts reported in the statements of operations (after exclusion of non-taxable income such as interest on state and municipal securities) and consists of taxes currently due plus deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Deferred income tax liability relating to unrealized appreciation (or the deferred tax asset in the case of unrealized depreciation) on investment securities available for sale is recorded in other liabilities (assets) when applicable. Such unrealized appreciation or depreciation is recorded as an adjustment to equity in the financial statements and not included in income determination until realized. Accordingly, the resulting deferred income tax liability or asset is also recorded as an adjustment to equity. Due to uncertainty of future taxable income, the net deferred tax asset is off-set by a valuation allowance.

Tax positions are analyzed in accordance with generally accepted accounting principles. Interest recognized as a result of the analysis of tax positions would be classified as interest expense. Penalties would be classified as noninterest expense.

Basic and Diluted Earnings per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. The numerator is adjusted for any changes in income or loss that would result from the assumed conversion of those potential common shares.

Comprehensive Income (Loss)

Comprehensive income (loss) reflects the change in the Bank’s equity during the year arising from transactions and events other than investment by and distributions to shareholders. It consists of net income (loss) plus certain other changes in assets and liabilities that are reported as separate components of shareholders’ equity rather than as income or expense. The components of other comprehensive income (loss), net of related tax effects are as follows:

	2011	2010

Net income (loss)	$106,753	$(4,810,681)

Other comprehensive income (loss):
Securities available for sale:
Change in unrealized holding gains (losses)on available for sale securities	$183,814	$79,002
Reclassificaton of gains recognized in net income (loss)	(10,748)	(300,312)
Unrealized holding loss on investment transferred from available for sale to held to maturity	(61,446)	-
Reclassification of unrealized loss to the cost basis of investment transferred to from available for sale to held to maturity	12,904	-
Total other comprehensive income (loss)	124,524	(221,310)

Total comprehensive income (loss)	$231,277	$(5,031,990)

B-14

Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Stock Compensation Plans

As required by Compensation/Stock Compensation Topic of the FASB Accounting Standards Codification, the compensation cost relating to share-based payment transactions are recognized in the financial statements. That cost is measured based on the fair value of the equity or liability instruments issued. The Accounting Standards Codification covers a wide range of share-based compensation, arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. The effect of the standards is to require the Bank to measure the cost of employee services received in exchange for stock options based on the grant-date fair value of the award, and to recognize the cost over the period the employee is required to provide services for the award. The Standards also permit entities to use any option-pricing model that meets the fair value objective in the Statement.

Upon the grant of stock options (see Note 11 below), compensation cost is measured using the fair value of awards on their grant dates and is recognized over the service period, which is usually the vesting period.

Fair Value of Financial Instruments

The Fair Value Measurement and Disclosures Topic of the FASB Accounting Standards Codification requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. The Accounting Standards Codification excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

Cash and due from banks and federal funds: The carrying amounts reported in the balance sheet for cash and cash equivalents and federal funds sold approximate their fair values.

Interest-Bearing Deposits in Banks: Interest-bearing deposits in banks mature within one year and the balances approximate fair value.

Investment securities available for sale: Available-for-sale investment securities are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 2 securities include mortgage-backed securities issued by government sponsored entities and corporate entities as well as municipal bonds. There are no securities valued or classified as Level 1 or Level 3.

Investment securities held to maturity: Held to maturity investment securities are recorded at amortized cost. At December 31, 2011 and 2010 the held to maturity investment portfolio was comprised of one investment in a subordinated debt security. Fair value measurement for this investment was measured using the present value of future cash flows, adjusted for the issuer’s credit worthiness, liquidity, interest and other factors.

B-15

Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments, continued

Restricted equity securities: The Bank is a member of the Federal Home Loan Bank of Atlanta (“FHLB”). At December 31, 2011 and 2010, the Bank’s investment in FHLB was $509,600 and $572,000, respectively. No ready market exists for such stock, which is carried at cost. Due to the redemption provisions of the FHLB, cost approximates fair value.

Accrued interest receivable and payable: Given the short-term nature of both accrued interest receivable and interest payable carrying amounts approximates fair value.

Loans Held for Sale: Loans held for sale represent residential real estate loans originated by the mortgage department. Generally, commitments to sell these loans are made after the intent to proceed with mortgage applications are initiated with borrowers, and all necessary components of the loan are approved according to secondary market underwriting by the investor that purchases the loan. Loans held for sale are recorded at fair value when loans are originated and subsequently measured at the lower of cost or fair value.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable. Additional adjustments are estimated by applying a reasonable discount of 4.5% to reflect the current market for and illiquid nature of a bank’s loan portfolio at December 31, 2011 and 2010.

Deposit liabilities: The fair values disclosed for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

Federal funds purchased and securities sold under agreements to repurchase: Given the relatively short period to maturity of both federal funds purchased and securities sold under agreements to repurchase, carrying amounts approximate fair value.

FHLB advances: For fixed-rate loan commitments, fair value considers the difference between current levels of interest rates and the committed rates. The carrying amounts of advances approximate fair value.

Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that could impact the accounting, reporting, and/or disclosure of financial information by the Bank.

B-16

Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued)

ASU No. 2010-20, “Receivables (Topic 310)—Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.” ASU 2010-20 requires entities to provide disclosures designed to facilitate financial statement users’ evaluation of (i) the nature of credit risk inherent in the entity’s portfolio of financing receivables, (ii) how that risk is analyzed and assessed in arriving at the allowance for credit losses and (iii) the changes and reasons for those changes in the allowance for credit losses. Disclosures must be disaggregated by portfolio segment, the level at which an entity develops and documents a systematic method for determining its allowance for credit losses, and class of financing receivable, which is generally a disaggregation of portfolio segment. The required disclosures include, among other things, a roll forward of the allowance for credit losses as well as information about modified, impaired, non-accrual and past due loans and credit quality indicators. ASU 2010-20 became effective for the Bank’s financial statements as of December 31, 2010, as it relates to disclosures required as of the end of a reporting period. Disclosures that relate to activity during a reporting period will be required for the Bank’s financial statements that include periods beginning on or after January 1, 2011. ASU 2011-01, “Receivables (Topic 310)—Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20,” temporarily deferred the effective date for disclosures related to troubled debt restructurings to coincide with the effective date of a proposed accounting standards update related to troubled debt restructurings, which is currently expected to be effective for periods ending after June 15, 2011. See Note 4—Loans.

On April 5, 2011, FASB issued ASU 2011-02, Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring, which amends Subtopic 310-40, Receivables: Troubled Debt Restructurings by Creditors.  The objective of this ASU is to provide greater clarity and guidance to assist creditors in determining whether a creditor has granted a concession and whether a debtor is experiencing financial difficulties for purposes of determining whether a restructuring constitutes a troubled debt restructuring.

For public entities, the amendments in this ASU are effective for the first interim or annual period beginning on or after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption.  The ASU also states that as a result of applying these amendments, an entity may identify receivables that are newly considered impaired.  For purposes of measuring impairment of those receivables, an entity should apply the amendments prospectively for the first interim or annual period beginning on or after June 15, 2011.  An entity should disclose the total amount of receivables and the allowance for credit losses as of the end of the period of adoption related to those receivables that are newly considered impaired for which impairment was previously measured under Subtopic 450-20, Contingencies: Loss Contingencies.  Additionally, an entity should disclose the information required by paragraphs Topic 310-10-50-33 through 50-34, which was deferred by ASU 2011-01, for interim and annual periods beginning on or after June 15, 2011.  The adoption of this Update resulted in additional disclosures to Note 8.

ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendments in this Update result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the Board does not intend for the amendments in this Update to result in a change in the application of the requirements in Topic 820. The Update also reflects the FASB’s consideration of the different characteristics of public and non-public entities and the needs of users of their financial statements. Nonpublic entities will be exempt from a number of the new disclosure requirements. The amendments in this Update are to be applied prospectively. For nonpublic entities, the amendments are effective for annual periods beginning after December 15, 2011. Management does not anticipate any material impact to the financial condition or operations of the Bank from adoption of this standard.

B-17

Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued)

ASU 2011-05, Comprehensive Income (Topic 820): Presentation of Comprehensive Income. The amendments in this update allow an entity the option to present the total of comprehensive income, the components of income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The amendments in this update should be applied retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011. Management does not anticipate any major changes to their financial reporting related to this Update.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Bank’s financial position, results of operations and cash flows.

Note 2. Restrictions on Cash

To comply with banking regulations, the Bank is required to maintain certain average cash reserve balances. The daily average cash reserve requirement was approximately $2,665,000 and $1,875,000 for the periods including
December 31, 2011 and 2010, respectively.

Note 3. Securities

Debt and equity securities have been classified in the balance sheet according to management’s intent. The carrying amount of securities available for sale and their approximate fair values are (in thousands):

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

2011
Government sponsored enterprises	$2,916	$85	$-	$3,001
Mortgage backed securities & CMO’s	7,632	129	6	7,755
Municipal	1,464	168	-	1,632
	$12,012	$382	$6	$12,388

2010
Government sponsored enterprises	$3,485	$29	$-	$3,514
Mortgage backed securities & CMO’s	4,934	33	-	4,967
Municipal	1,469	14	10	1,473
	$9,888	$76	$10	$9,954

The carrying amount of securities held to maturity and their approximate fair values are: (in thousands)

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

2011
Corporate	$500	$-	$79	$421
	$500	$-	$79	$421

2010
Corporate	$500	$-	$250	$250
	$500	$-	$250	$250

B-18

Notes to Financial Statements

Note 3. Securities (Continued)

At December 31, 2010, the Bank transferred a corporate bond with an amortized cost of $500,000 from available for sale to held to maturity. Subsequently, management obtained a third party valuation on this specific investment, which resulted in recognition of a $100,000 adjustment in other comprehensive income to signify the unrealized loss at the time of transfer. This amount will be reclassified out of other comprehensive income to increase the basis of the investment back to its original cost over the remaining months until maturity. For the year-ended December 31, 2011, $21,000 of the $100,000 adjustment was reclassified out of other comprehensive income to increase the basis of the investment.

Restricted equity securities consist of an investment in stock of the FHLB, which is carried at cost. The FHLB requires financial institutions to make equity investments in the FHLB in order to borrow money. The Bank is required to hold that stock so long as it borrows from the FHLB. FHLB stock has historically been redeemed at cost.

Investment securities with an amortized cost of approximately $1.4 million at December 31, 2011 and $2.0 million at December 31, 2010 were pledged as collateral for banking purposes as required or permitted by law.

The following table shows the gross unrealized losses and fair value of the Bank’s available for sale and held to maturity securities with unrealized losses that are not deemed to be other-than-temporarily impaired as of December 31, 2011 and 2010.

	At December 31, 2011
	Less than 12 Months		Total
(Dollars in thousands)		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses
Available for sale:
Agency CMO’s	$1,079	$6	$1,079	$6
Total	$1,079	$6	$1,079	$6

	Greater than 12 Months		Total
(Dollars in thousands)		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses
Held to maturity:
Corporate	$421	$79	$421	$79
Total	$421	$79	$421	$79

	December 31, 2010
	Less than 12 Months		Total
(Dollars in thousands)		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses
Available for sale:
Municipal	$504	$10	$504	$10
Total	$504	$10	$504	$10

	Greater than 12 Months		Total
(Dollars in thousands)		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses
Held to maturity:
Corporate	$250	$250	$250	$250
Total	$250	$250	$250	$250

B-19

Notes to Financial Statements

Note 3. Securities (Continued)

At December 31, 2011, the Bank had no investment securities categorized as available for sale in an unrealized loss position for more than six months consecutively. Management feels that the unrealized loss is attributable to a limited market for trading this type of security and the interest rate spreads. None of the unrealized losses identified on temporarily impaired securities as of December 31, 2011 relate to the issuer’s ability to honor redemption obligations or the marketability of the securities.

Gross realized gains and losses are as follows: (in thousands)

	December 31,
	2011	2010

Realized losses	$-	$-
Realized gains	17	300
Net realized gains and losses	$17	$300

The amortized cost, fair value and weighted average yield, based on amortized cost, of the Bank's investment securities available for sale at December 31, 2011, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

			Weighted
	Amortized	Fair	Average
	Cost	Value	Yield
	(Dollars in thousands)
Government sponsored enterprises
Three months or less	$-	$-	-%
Due after three months thru three years	-	-	-%
Due after three years thru five years	2,916	3,002	3.49%
	2,916	3,002	3.49%
Mortgage-backed securities
Three months or less	-	-	-%
Due after three years thru five years	558	570	2.19%
Due after five years thru fifteen years	7,074	7,183	2.92%
Due after fifteen years	-	-	-%
	7,632	7,753	2.56%
Municipal securities
Due after five years thru fifteen years	1,464	1,633	4.30%
Total	$12,012	$12,388	2.91%

B-20

Notes to Financial Statements

Note 4. Loans

The segments of loans (in thousands) in the balance sheet by impairment methodology at December 31, 2011 are as follows:

Recorded Investment in Loans (in thousands)

		Real Estate:
		Construction
		and	Residential	Nonfarm	Multi-
	Commercial	Development	1 - 4 Family	Nonresidential	family	Farmland	Consumer	Total

As of December 31, 2011
Ending Balance	$8,156	$4,474	$35,405	$24,173	$2,378	$267	$936	$75,789

Portion of ending balance:
Individually evaluated for impairment	$-	$131	$995	$1,348	$-	$-	$-	$2,474
Collectively evaluated for impairment	8,156	4,343	34,410	22,825	2,378	267	936	73,315
Total loans evaluated for impairment	$8,156	$4,474	$35,405	$24,173	$2,378	$267	$936	$75,789

		Real Estate:
		Construction
		and	Residential	Nonfarm	Multi-
	Commercial	Development	1 - 4 Family	Nonresidential	family	Farmland	Consumer	Total

As of December 31, 2010
Ending Balance	$6,463	$7,046	$29,639	$16,824	$1,589	$288	$1,238	$63,087

Portion of ending balance:
Individually evaluated for impairment	$-	$-	$67	$380	$-	$-	$-	$447
Collectively evaluated for impairment	6,463	7,046	29,572	16,444	1,589	288	1,238	62,640
Total loans evaluated for impairment	$6,463	$7,046	$29,639	$16,824	$1,589	$288	$1,238	$63,087

As of December 31, 2011 and 2010, the net deferred loan fees were $37,005 and $9,841, respectively.

The following is a table of troubled debt restructurings that occurred during the year ended December 31, 2011. All modifications were considered to be a combination of extended payment terms and below market interest rate.

		Outstanding Recorded Investment
	Number of	Pre-	Post
	Contracts	Modification	Modification
		(in thousands)
Other construction and land	2	$372	$372
Commercial and industrial	1	45	45
Residential-secured by first lien	1	389	389
		$806	$806

B-21

Notes to Financial Statements

Note 4. Loans (Continued)

The nonaccrual loans, by portfolio segment, as of December 31, 2011 and 2010 are as follows (in thousands):

	2011	2010
Residential-Secured by first lien	$717	$67
Other Construction and Land	131	-
Commercial and Industrial	45	-
Nonfarm non residential	538	380
	$1,431	$447

Nonperforming Assets and Loans Past Due 90 Days or More and Still Accruing (in thousands)

	2011	2010
Non-accrual loans	$1,431	$447
Loans past due 90 days and still accruing	-	-
Total nonperforming loans	1,431	447
Other real estate owned	91	890
Other foreclosed assets	-	-
Total nonperforming assets	$1,522	$1,337

Troubled debt restructurings	$814	$380

Nonperforming assets to total assets	1.43%	1.65%
Nonperforming assets to total loans + OREO + other foreclosed assets	2.00%	2.08%
ALLL to nonperforming loans	100.35%	62.92%
ALLL to total loans	1.89%	2.97%

Charge-offs	$346	$3,334
Recoveries	12	78
Net charge-offs	$334	$3,256
Net charge-offs to average loans	0.45%	4.77%

Analysis of Past Due Loans As of December 31, 2010 (in thousands)

The following table illustrates the past due and current status of the loan portfolio, by class, as of December 31, 2011 and 2010:

		Greater than
	30-89 Days	90 Days	Total		Total
As of December 31, 2011	Past Due	Past Due(1)	Past Due	Current	Loans
Real Estate-Single family Construction only	$95	$-	$95	$63	$158
All other construction and all land	-	131	131	4,185	4,316
Real Estate:
Farmland	-	-	-	267	267
Multi-family	-	-	-	2,378	2,378
Commercial, owner-occupied	-	-	-	5,499	5,499
Non-owner occupied	-	538	538	18,136	18,674
Commercial and industrial loans	10	45	55	8,101	8,156
Consumer	-	-	-	929	929
Real Estate:
SFR first liens	-	717	717	21,970	22,687
SFR junior liens	-	-	-	304	304
SFR home equity RLCs	-	-	-	12,414	12,414
All other loans	-	-	-	7	7

Total	$105	$1,431	$1,536	$74,253	$75,789

(1) Greater than 90 days past due includes $1,431,000 of loans that are in nonaccrual status at December 31, 2011.

B-22

Notes to Financial Statements

Note 4. Loans (Continued)

		Greater than
	30-89 Days	90 Days	Total		Total
As of December 31, 2010	Past Due	Past Due(1)	Past Due	Current	Loans
Real Estate-Single family Construction only	$-	$-	$-	$1,016	$1,016
All other construction and all land	49	-	49	5,981	6,030
Real Estate:
Farmland	-	-	-	288	288
Multi-family	-	-	-	1,589	1,589
Commercial, owner-occupied	-	380	380	1,983	2,363
Non-owner occupied	-	-	-	14,459	14,459
Commercial and industrial loans	-	-	-	6,463	6,463
Consumer	-	-	-	1,223	1,223
Real Estate:
SFR first liens	110	67	177	17,874	18,051
SFR junior liens	33	-	33	1,979	2,012
SFR home equity RLCs	-	-	-	9,577	9,577
All other loans	-	-	-	16	16

Total	$192	$447	$639	$62,448	$63,087

(1) Greater than 90 days past due includes $447,501 of loans that are in nonaccrual status at December 31, 2010.

Credit Risk Profile by Creditworthiness Category (in thousands)

As of December 31, 2011	Grades 1-5	Grade 6	Grade 7	Grade 8	Totals
Real Estate-Single family Construction only	$63	$-	$95	$-	$158
Construction and Development	3,216	96	1,004	-	4,316
Real Estate:
Farmland	267	-	-	-	267
Multi-family	2,378	-	-	-	2,378
Owner-occupied CRE	3,756	139	1,604	-	5,499
Non-owner occupied CRE	17,766	578	330	-	18,674
Commercial and industrial	7,514	578	64	-	8,156
Consumer	925	4	-	-	929
Real Estate:
1-4 Single Family Residential-first liens	20,573	969	1,145	-	22,687
1-4 Single Family Residentional-junior liens	135	-	169	-	304
Home equity Lines of Credit	11,777	424	213	-	12,414
All other	7	-	-	-	7

Total	$68,377	$2,788	$4,624	$-	$75,789

B-23

Notes to Financial Statements

Note 4. Loans (Continued)

As of December 31, 2010	Grades 1-5	Grade 6	Grade 7	Grade 8	Totals
Real Estate-Single family Construction only	$328	$688	$-	$-	$1,016
Construction and Development	5,060	-	970	-	6,030
Real Estate:
Farmland	288	-	-	-	288
Multi-family	1,589	-	-	-	1,589
Owner-occupied CRE	1,758	-	605	-	2,363
Non-owner occupied CRE	13,343	588	528	-	14,459
Commercial and industrial	5,911	552	-	-	6,463
Consumer	1,191	32	-	-	1,223
Real Estate:
1-4 Single Family Residential-first liens	15,835	1,590	626	-	18,051
1-4 Single Family Residentional-junior liens	1,897	-	115	-	2,012
Home equity Lines of Credit	9,381	49	147	-	9,577
All other	16	-	-	-	16
Total	$56,597	$3,499	$2,991	$-	$63,087

To monitor and quantify credit risk in the loan portfolio, the Bank uses a risk rating system. The system ranges from 1 to 8, where a higher rating represents higher credit risk, and is selected on the financial strength and overall resources of the borrower, and the type of primary collateral securing the loan. The eight risk rating categories can generally be described by the following groupings:

•	Pass (Grades 1–5) – These loans range from superior quality with minimal credit risk to loans requiring heightened management attention but that are still an acceptable risk and continue to perform as contracted.

•	Watchlist (Grade 6) – Loans in this category have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or the institution’s credit position at some future date. They contain unfavorable characteristics and are generally undesirable. Loans in this category are currently protected by current sound net worth and paying capacity of the obligor or of the collateral pledged, if any, but are potentially weak and constitute an undue and unwarranted credit risk, but not to the point of a Substandard classification. A Watchlist loan has potential weaknesses, which if not checked or corrected, weaken the asset or inadequately protect the Bank’s position at some future date.

•	Substandard (Grade 7) – Loans in this category are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard assets, does not have to exist in individual assets classified substandard. A substandard loan normally has one or more well-defined weaknesses that could jeopardize repayment of the debt. The likely need to liquidate assets to correct the problem, rather than repayment from successful operations is the key distinction between Watchlist and Substandard.

Doubtful (Grade 8) – For loans in this category, the borrower’s ability to continue repayment is highly unlikely. Full collection based on currently known facts, conditions, and values is highly questionable and improbable. The possibility of loss is extremely high, but because of certain important and specific reasonable pending factors, which work to the bank’s advantage and strengthen the asset in the near term, its classification as loss is deferred until its more exact status may be determined. Loans in this category are immediately placed on nonaccrual with all payments applied to principal until such time as the potential loss exposure is eliminated.

B-24

Notes to Financial Statements

Note 5. Allowance for Loan Losses

An analysis of the allowance for loan losses (in thousands) is as follows:

	2011	2010

Balance at beginning of year	$1,880	$1,964
Provision for loan losses charged to operations	(110)	3,172
Recoveries of amounts charged off	12	78
Amounts charged off	(346)	(3,334)
Balance at end of year	$1,436	$1,880

A detailed analysis of the allowance for loan losses (in thousands) is as follows:

Allowance for Loan Losses (in thousands)

		Real Estate:
		Construction
		and	Residential	Nonfarm	Multi-
	Commercial	Development	1 - 4 Family	Nonresidential	family	Farmland	Consumer	Total

As of December 31, 2011
Beginning Balance	$340	$514	$587	$406	$18	$3	$12	$1,880
Charge-offs	-	(182)	(158)	-	-	-	(6)	(346)
Recoveries	5	-	-	4	-	-	3	12
Provision for loan losses	(169)	23	(25)	68	-	(2)	(5)	(110)
Ending Balance	$176	$355	$404	$478	$18	$1	$4	$1,436

Allowance for Loan Losses (in thousands)

As of December 31, 2011
Portion of ending balance:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	176	355	404	478	18	1	4	1,436
Total loans evaluated for impairment	$176	$355	$404	$478	$18	$1	$4	$1,436

As of December 31, 2010
Portion of ending balance:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	340	514	587	406	18	3	12	1,880
Total loans evaluated for impairment	$340	$514	$587	$406	$18	$3	$12	$1,880

The following is a summary of information pertaining to impaired loans:

(in thousands)

	2011	2010

Impaired loans without a valuation allowance	$2,474	$447
Impaired loans with a valuation allowance	-	-
Total impaired loans	$2,474	$447

Valuation allowance related to impaired loans	$-	$-

B-25

Notes to Financial Statements

Note 5. Allowance for Loan Losses (Continued)

On December 31, 2011, the Bank had nine impaired loans totaling $2,474,108; of which five impaired loans totaling $994,769 were classified within 1-4 single family residential first liens; one loan totaling $131,000 classified within Construction and Land; one loan totaling $330,338 classified as Commercial Real Estate Non-Owner Occupied;  and two impaired loans totaling $1,018,001 within owner occupied commercial real estate. Of the $2,474,108 of impaired loans, all loans were written down to fair value such that there were zero specific reserves.

In addition, the Bank had three troubled debt restructured loans accruing and paying in accordance to their modified terms totaling approximately $813,955; of which one totaling approximately $311,631 was classified within 1-4 single family residential first liens; one totaling $131,000 within the category of Construction and Land;  and one totaling approximately $371,324 was classified within nonfarm non residential properties. The $311,631 loan that is classified within 1-4 single family residential first liens received a lower rate as its negotiated restructure. The $371,324 loan that is classified within nonfarm non residential properties received a lower rate, an interest only period and a longer amortization as its negotiated restructure.  Both of these troubled debt restructurings resulted from modifications during 2010.  During the past twelve months, no troubled debt restructurings have defaulted.

On December 31, 2010, the Bank had two impaired loans in separate classes of financing receivables totaling $447,000. The balance of impaired loans did not have a valuation allowance at December 31, 2010 as a result of $424,004 in charge-offs recognized prior to year-end. Of the $447,000, $380,000 was classified as real estate-non-farm and non-residential property and $67,000 was classified as real estate- 1 to 4 family single family residence.

On December 31, 2010, the Bank had nonperforming assets of $1,337,196 or 1.65% of total assets which included $447,000 in non-accruing loans and $890,196 in foreclosed real estate. Of the $447,000 in non accruing loans, $380,000 was classified as a troubled debt restructured loan in compliance with modified terms.

	2011	2010

Average investment in impaired loans	$1,259,325	$860,825
Interest income recognized on impaired loans	$204,020	$189,977
Interest income recognized on a cash basis on impaired loans	$145,016	$77,261

No additional funds are committed to be advanced in connection with impaired loans.

Note 6. Property and Equipment

Components of Property and Equipment

Total depreciation expense for property and equipment at December 31, 2011 and 2010 was $158,494 and $315,195 respectfully. Components of property and equipment and total accumulated depreciation at December 31, 2011 and 2010 are as follows:

	2011	2010

Land, buildings and improvements	$3,638,283	$3,638,283
Construction in progress	205,371	-
Furniture and equipment	1,129,082	1,019,434
Property and equipment, total	4,972,736	4,657,717
Less accumulated depreciation	963,565	805,072
Property and equipment, net of depreciation	$4,009,171	$3,852,645

B-26

Notes to Financial Statements

Note 6. Property and Equipment (Continued)

Leases

Total rental expense was $16,288 and $19,000 for 2011 and 2010, respectively.

Note 7. Deposits

The aggregate amount of time deposits in denominations of one hundred thousand dollars or more at December 31, 2011 and 2010 was $14,565,000 and $15,058,000, respectively. Of our time deposits, $3,299,000 and $3,050,000 were categorized as brokered deposits as of December 31, 2011 and 2010, respectively.

At December 31, 2011, the scheduled maturities of time deposits are as follows:

	Less Than	$100,000
	$100,000	or More	Total
	(Dollars in thousands)

Three months or less	$7,340	$3,174	$10,514
Over three months through 12 months	8,353	3,998	12,351
Over one year through three years	3,854	7,393	11,247
Over three years	50	-	50
	$19,597	$14,565	$34,162

Note 8. Borrowings

Short-term Debt

Short-term debt consists of federal funds purchased and securities sold under agreements to repurchase, which generally mature within one day of the transaction date, Federal Home Loan Bank advances and other short-term debt. Additional information is related to short-term debt summarized below:

	2011	2010

Outstanding balance at December 31	$-	$173,253
Year-end weighted average rate	-%	.90%
Daily average outstanding during the year	$102,383	$143,824
Average rate for the period	.90%	1.18%
Maximum outstanding at any month-end during the year	$200,425	$192,031

Lines of Credit

The Bank may purchase federal funds through unsecured lines of credit with correspondent banks totaling $10,800,000. These lines are intended for short-term borrowings and are subject to restrictions limiting the frequency and term of advances. These lines of credit are payable on demand and bear interest based on the daily federal funds rate. There were no advances outstanding under these lines at December 31, 2011 and 2010. These lines may be withdrawn by the lender without notice.

B-27

Notes to Financial Statements

Note 8. Borrowings (Continued)

The Bank has an available line of credit with Federal Home Loan Bank of Atlanta equal to 20% of total assets. As of December 31, 2011, the total line of credit available was $21,356,460. Total collateral pledged against outstanding advances at December 31, 2011 was $8,000,000 in loans. Advances from the FHLB of Atlanta consisted of the following at December 31, 2011 and 2010:

	Interest
Maturity	Rate	2011	2010

March 14, 2013	0.78%	$1,500,000	$1,500,000
October 28, 2014	0.91%	2,000,000	2,000,000
August 4, 2014	1.11%	1,500,000	1,500,000
November 4, 2013	0.83%	1,000,000	1,000,000
November 15, 2013	0.89%	2,000,000	2,000,000
		$8,000,000	$8,000,000

Note 9. Fair Value of Financial Instruments

The Bank utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities available-for-sale, trading securities and derivatives, if present, are recorded at fair value on a recurring basis. Additionally, from time to time, the Bank may be required to record at fair value other assets on a nonrecurring basis, such as loans held for sale, other real estate owned and certain other assets. There nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

The estimated fair values of the Bank's financial instruments are as follows (in thousands):

	December 31, 2011		December 31, 2010
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Financial Assets
Cash and due from banks	$2,603	$2,603	$2,166	$2,166
Interest bearing deposits in other banks	920	920	31	31
Federal funds sold	9,915	9,915	525	525
Investment securities available for sale	12,388	12,388	9,954	9,954
Investment securities held to maturity	500	421	500	250
Restricted equity securities	510	510	572	572
Loans held for sale	373	373	315	315
Loans, net of allowance for loan losses	74,353	73,583	61,207	59,590
Accrued interest receivable	322	322	300	300

Financial Liabilities
Deposits	89,504	89,380	63,766	62,786
Federal funds purchased and securities sold under agreements to repurchase	-	-	173	173
FHLB advances	8,000	8,016	8,000	8,031
Accrued interest payable	32	32	13	13

B-28

Notes to Financial Statements

Note 9. Fair Value of Financial Instruments (Continued)

Fair Value Hierarchy

As required by the Fair Value Topic of FASB Accounting Standards Codification, the Bank groups assets and liabilities at fair values in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1 Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2 Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Investment Securities Available for Sale

Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. The Bank does not possess any Level 1 or Level 3 securities. Level 2 securities include mortgage-backed securities issued by government sponsored entities, municipal bonds and corporate debt securities.

Loans

The Bank does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired.

Once a loan is identified as individually impaired, management measures impairment as required by the Receivables Topic of FASB Accounting Standards Codification. The fair value of impaired loans is estimated using one of several methods, including collateral value, market value of similar debt, enterprise value, liquidation value, and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At December 31, 2011, substantially all of the total impaired loans were evaluated based on the fair value of the collateral. As required by the Fair Value Topic of FASB Accounting Standards Codification, impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraised value, the Bank records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Bank records the impaired loan as nonrecurring Level 3.

B-29

Notes to Financial Statements

Note 9. Fair Value of Financial Instruments (Continued)

Other Real Estate Owned

Assets acquired through, or in lieu of, foreclosure are held for sale and are initially recorded at fair value less estimated cost to sell on the date of foreclosure. The fair value of other real estate owned is measured at market value, less other costs, including cost to sell, attorney cost, prior liens and delinquent taxes. Market values are based on recent real estate appraisals and may include adjustments made by the independent appraiser for differences between the comparable sales and income data available. This determination of fair value is considered to be a Level 3 input. Subsequent to foreclosure, valuations are periodically performed by management or outside appraisers and the assets are carried at the lower of carrying amount or fair value less estimated cost to sell. These valuations generally are based on market comparable sales data for similar type of properties. The range of discounts in these valuations is specific to the nature, type, location, condition and market demand for each property. Given the lack of observable market prices for identical properties the Bank records other real estate owned as non-recurring Level 3. As of December 31, 2011 and December 31, 2010, the Bank held in other real estate owned $91,394 and $890,195, respectively.

The tables below presents the recorded amount of assets and liabilities measured at fair value as of December 31, 2011 on a recurring and non-recurring basis. There are no liabilities valued at fair value.

Recurring Basis (in thousands)	Total	Level 1	Level 2	Level 3

Investment securities available for sale:
Government sponsored enterprises	$3,001	$-	$3,001	$-
Mortgage backed securities & CMO’s	7,755	-	7,755	-
Municipal	1,632	-	1,632	-
Total assets at fair value	$12,388	$-	$12,388	$-

Total liabilities valued at fair value	$-	$-	$-	$-

Non-Recurring Basis (in thousands)	Total	Level 1	Level 2	Level 3

Impaired loans, net	$1,220	$-	$-	$1,220
Other real estate owned	91	-	-	91
Total assets at fair value	$1,311	$-	$-	$1,311

Total liabilities valued at fair value	$-	$-	$-	$-

B-30

Notes to Financial Statements

Note 9. Fair Value of Financial Instruments (Continued)

The tables below presents the recorded amount of assets and liabilities measured at fair value as of December 31, 2010 on a recurring and non-recurring basis. There are no liabilities valued at fair value.

Recurring Basis (in thousands)	Total	Level 1	Level 2	Level 3

Investment securities available for sale:
Government sponsored enterprises	$3,515	$-	$3,515	$-
Mortgage backed securities & CMO’s	4,965	-	4,965	-
Municipal	1,474	-	1,474	-
Total assets at fair value	$9,954	$-	$9,954	$-

Total liabilities valued at fair value	$-	$-	$-	$-

Non-Recurring Basis (in thousands)	Total	Level 1	Level 2	Level 3

Impaired loans, net	$447	$-	$-	$447
Other real estate owned	890	-	-	890
Total assets at fair value	$1,337	$-	$-	$1,337

Total liabilities valued at fair value	$-	$-	$-	$-

Note 10. Employee Benefit Plans

Defined Contribution Plan

The Bank maintains a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code (the “Code”). The plan covers substantially all employees who are 21 years of age and have completed at least one month of service. Participants may contribute a percentage of compensation, subject to a maximum allowed under the Code. In addition, the Bank may make additional contributions at the discretion of the Board of Directors. The Bank contributed $63,812 and $35,755 into the plan for the year ended December 31, 2011 and December 31, 2010, respectfully.

Stock Option Plans

The Bank has adopted both an Incentive Stock Option Plan and a Nonstatutory Stock Option Plan. Under each plan up to 107,593 shares may be issued for a total of 215,186 shares. Stock Options granted under both plans expire no more than 10 years from date of grant. Option exercise prices under both plans are set by the Board of Directors at the date of grant, but shall not be less than 100% of fair market value of the related stock at the date of the grant. Under both plans, option vesting will be determined by the option agreements.

B-31

Notes to Financial Statements

Note 10. Employee Benefit Plans (Continued)

Both plans were approved by the North Carolina Commissioner of Banks and the Bank’s shareholders during 2007 and initial grants were made in October, 2007. A summary of the Bank’s option plans as of and for the years ended December 31, 2011 and December 31, 2010 is as follows:

			Outstanding Options		Exercisable Options
		Shares		Weighted		Weighted
		Available		Average		Average
	Shares	for Future	Number	Exercise	Number	Exercise
	in Plans	Grants	Outstanding	Price	Outstanding	Price

At December 31, 2010	215,186	154,973	60,213	$11.00	46,388	$11.00
Options granted/vested	-	-	-	-	-	-
Cancellation of options	215,186	154,973	60,213	11.00	46,388	11.00
Options forfeited	-	-	-	-	-	-

At December 31, 2011	-	-	-	$-	-	$-

On December 1, 2011, all outstanding options were cancelled and no consideration was provided to the option holder. As a result, $33,016 of unrecognized compensation expense was recognized in earnings for year-ended December 31, 2011.

Note 11. Income Taxes

Operating Loss Carryforwards

The Bank has a loss carry forward of approximately $3,724,000 for federal and state income tax purposes that may be used to offset future taxable income. If not previously utilized, the federal and state loss carryforward will begin to expire in 2026 and 2021, respectively.

Current and Deferred Income Tax Components

The components of income tax expense for the period ended December 31, 2011 and 2010 are as follows:

	2011	2010
Current:
Federal	$-	$-
State	-	-
	-	-
Deferred:
Federal	$135,624	$(1,779,962)
State	12,054	(338,274)
	147,678	(2,118,236)
Deferred tax asset valuation allowance change	(147,678)	2,118,236
Net provision for income taxes	$-	$-

B-32

Notes to Financial Statements

Note 11. Income Taxes (Continued)

Rate Reconciliation

A reconciliation of income tax expense (benefit) computed at the statutory federal income tax rate included in the statement of operations for the period ended December 31, 2011 and 2010 are as follows:

	2011	2010

Tax at statutory federal rate	$36,296	$(1,635,631)
Stock based compensation	18,647	(31,701)
State income tax benefit, net of federal impact	7,955	(223,261)
Other	84,780	(227,643)
Deferred tax asset valuation allowance change	(147,678)	2,118,236
	$-	$-

Deferred Income Tax Analysis

The significant components of net deferred tax liabilities (substantially all Federal) at December 31, 2011 and 2010 are summarized as follows:

	2011	2010
Deferred tax assets
Allowance for loan losses	$13,789	$376,148
Net operating losses	3,961,541	3,503,617
Pre-opening expenses	216,697	240,228
Non-qualified stock option expenses	78,124	77,189
Severance accrual	78,273	175,164
Non-accrual interest	13,233	29,787
Foreclosed assets	-	10,795
Contributions	10,368	7,980
Deferred tax asset	4,372,025	4,420,908

Deferred tax liabilities
Deferred loan costs	$12,890	$7,578
Depreciation	79,127	60,669
Prepaid expenses	2,417	6,779
Unrealized gain on investment securities available for sale	105,000	25,613
Deferred tax liability	199,434	100,639
Deferred tax asset valuation allowance	(4,172,591)	(4,320,269)
Net deferred tax liability	$-	$-

The Bank had analyzed the tax positions taken or expected to be taken in its tax returns and concluded it has no liability related to uncertain tax positions at December 31, 2011 or 20010. The Bank’s federal income tax returns are currently under examination for the 2010 tax return year. The Bank’s state income tax returns are open and subject to examination from the 2008 tax return year and forward.

Note 12. Commitments and Contingencies

Litigation

In the normal course of business the Bank may be involved in various legal proceedings. The Bank was not involved in any material litigation for the years ended December 31, 2011 and 2010.

B-33

Notes to Financial Statements

Note 12. Commitments and Contingencies (Continued)

Financial Instruments with Off-balance-sheet Risk

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the balance sheet.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments. A summary of the Bank’s commitments at December 31, 2011 and 2010 are as follows:

	2011	2010

Commitments to extend credit	$12,959,000	$8,619,000
Standby letters of credit	59,000	33,000
	$13,018,000	$8,652,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

Concentrations of Credit Risk

Substantially all of the Bank’s loans and commitments to extend credit have been granted to customers in the Bank’s market area and such customers are generally depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. The Bank’s primary focus is toward consumer and small business transactions, and accordingly, it does not have a significant number of credits to any single borrower or group of related borrowers in excess of five hundred thousand dollars.

The Bank from time to time may have cash and cash equivalents on deposit with financial institutions that exceed federally-insured limits.

Other Commitments

The Bank has entered into employment agreements with its current President and Chief Executive Officer and its Chief Financial Officer covering duties, salary, benefits, and the parties respective obligations and rights in the event of a termination of employment. In 2010, the Bank entered into separation and release agreements with its former president and chief executive officer and former chief lending officer in order to settle obligations under existing employment agreements. In accordance with the terms of the separation agreements, the Bank was obligated to make severance payments totaling $540,441, which was realized as part of salaries and employee benefits in the Statements of Operations for the year-ended December 31, 2010. At December 31, 2011 the remaining unpaid severance liability was $202,023, which was included in other liabilities on the balance sheet.

B-34

Notes to Financial Statements

Note 13. Regulatory Restrictions

Dividends

The Bank, as a North Carolina banking corporation, may pay dividends only out of undivided profits (retained earnings) as determined pursuant to North Carolina General Statutes Section 53-87. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the bank.

Under North Carolina law, the Bank may pay dividends only from our undivided profits. However, if our surplus is less than 50% of our paid-in capital stock, then our directors may not declare any cash dividend until the Bank has transferred from undivided profits to surplus 25% of our undivided profits or any lesser percentage necessary to raise our surplus to an amount equal to 50% of our paid-in capital stock. On December 31, 2011, the Bank had an accumulated deficit of approximately $9.9 million. The Bank, therefore, currently has no funds legally available for the payment of dividends, and the Bank will not be permitted to pay any cash dividends until that deficit has been recovered through future profits.

Capital Requirements

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets, as all those terms are defined in the applicable regulations.

As of December 31, 2011, the Bank’s regulatory capital ratios were at levels deemed to be “well capitalized” under applicable regulatory capital requirements. As of December 31, 2010, the Bank was considered “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table (dollars in thousands).

B-35

Notes to Financial Statements

Note 13. Regulatory Restrictions, continued

					Minimum
					To Be Well
			Minimum		Capitalized Under
			Capital		Prompt Corrective
	Actual		Requirement		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)		(Dollars in thousands)		(Dollars in thousands)
December 31, 2011
Total Capital
(to Risk-Weighted Assets)	$9,688	11.85%	$6,542	8.00%	$8,177	10.00%
Tier 1 Capital
(to Risk-Weighted Assets)	$8,661	10.59%	$3,271	4.00%	$4,906	6.00%
Tier 1 Capital
(to Average Assets)	$8,661	8.49%	$4,080	4.00%	$5,100	5.00%

December 31, 2010
Total Capital
(to Risk-Weighted Assets)	$9,304	14.65%	$5,078	8.00%	$6,347	10.00%
Tier 1 Capital
(to Risk-Weighted Assets)	$8,497	13.38%	$2,539	4.00%	$3,808	6.00%
Tier 1 Capital
(to Average Assets)	$8,497	10.47%	$3,245	4.00%	$4,056	5.00%

Note 14. Series A Convertible Perpetual Preferred Stock; Entry into Agreement and Plan of Merger

On February 19, 2010, the Bank sold 1,768,794 shares of Series A Convertible Perpetual Preferred Stock (the “Series A Stock”), $.01 par value and a liquidation value of $4.35 per share pursuant to the terms of an Investment Agreement dated June 10, 2009, as amended February 19, 2010 (the “Investment Agreement”), between the Bank and Piedmont Community Bank Holdings, Inc. (“Piedmont”). Under the terms of the Investment Agreement, Piedmont also agreed to purchase any additional shares of Series A Stock not purchased in a subsequent rights offering made to existing holders of the Bank’s common stock, which rights offering was completed on June 17, 2010. Piedmont purchased 42,632 additional shares of Series A Stock at $4.35 per share concurrently with the June 17, 2010, rights offering closing, which share amount represented the balance of Series A Stock not purchased in the rights offering by the other holders of the Bank’s common stock. The other holders of the Bank’s common stock purchased an aggregate 27,654 shares of Series A Stock, at the same $4.35 per share price, in the completed rights offering.

The aggregate 1,811,426 shares of Bank Series A Stock purchased by Piedmont during 2010 were immediately convertible, on a one-for-one basis, into a like number of shares of the Bank’s common stock which would amount to approximately 62.7% of the Bank’s total outstanding shares of common stock (as adjusted to include the shares of common stock into which the shares of Series A Stock held by Piedmont could be converted). As of December 31, 2011, Piedmont had converted an aggregate of 1,756,028 shares of its Series A Stock into an equivalent number of shares of Bank common stock, making Piedmont owner of approximately 62.0% of the Bank’s outstanding common stock as of such date. As of December 31, 2011, Piedmont continued to own 55,398 shares of the Bank’s Series A Stock, which was approximately 66.7% of the Bank’s outstanding shares of Series A Stock as of such date. Piedmont currently has voting control over a majority of the Bank’s outstanding common stock and the ability to control the election of our Board of Directors.

B-36

Notes to Financial Statements

Note 14. Series A Stock; Entry into Agreement and Plan of Merger (Continued)

The Bank entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Community Bank of Rowan (“Rowan”), Salisbury, NC, and Piedmont on October 5, 2011. Pursuant to the Merger Agreement and subject to regulatory approval, Rowan is proposed to be merged with and into the Bank (the “Merger”), with the Bank being the surviving bank in the Merger. Piedmont owns all of the outstanding shares of common stock of Rowan (with the exception of director qualifying shares held by members of the Rowan’s board of directors). Following the Merger, Piedmont would also own all of the outstanding shares of common stock of the Bank (with the exception of director qualifying shares) as the surviving bank in the Merger.

Please see Note 17 (Subsequent Events) regarding additional discussion of the Merger and events subsequent to year end December 31, 2011.

Note 15. Transactions with Related Parties

The Bank has entered into transactions with its directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

Aggregate loan transactions with related parties were as follows:

	2011	2010

Balance, beginning	$3,494,468	$4,804,499
New loans and advances	585,585	936,242
Repayments	(1,057,295)	(2,246,273)
Balance, ending	$3,022,758	$3,494,468

As discussed in Notes 14 and 16, the Bank is also related through common ownership with Rowan and Crescent Financial Bancshares, Inc. (“Crescent Financial”).  As of December 31, 2011 and 2010, the Bank had no loan participations bought from Rowan.  As of December 31, 2011 and 2010, the Bank had $6.7 million and $314,904, respectively, of loan participations sold to Rowan.  As of December 31, 2011 and 2010, the Bank had $492,424 and $637,399, respectively, of loan participations bought from Crescent Financial.  As of December 31, 2011 and 2010, the Bank had no loan participations sold to Crescent Financial.

Note 16. Subsequent Events

On April 19, 2011, Piedmont acquired all outstanding common stock of Rowan, a North Carolina-chartered bank. Rowan operated two branch offices in Salisbury, North Carolina at December 31, 2011. Piedmont purchased 813,083 shares of Rowan’s common stock for an aggregate purchase price of $9.5 million. Immediately following the acquisition, Piedmont purchased an additional 569,158 shares of newly issued common stock for an aggregate price of $7.0 million.

On February 1, 2012, a transaction was completed whereby Piedmont purchased the remaining non-controlling interest in the Bank and simultaneously merged Rowan into the Bank. Piedmont purchased all remaining shares of the Bank’s common stock from non-controlling shareholders for an aggregate purchase price of $4.8 million, or $4.35 per share. Following this transaction, Piedmont wholly owned the combined VantageSouth Bank, remaining purchase accounting adjustments from Piedmont’s acquisition of the Bank on February 19, 2010 were “pushed down,” and the Bank’s public reporting requirements were suspended.

B-37

Notes to Financial Statements

Note 16. Subsequent Events (Continued)

The following table (unaudited) summarizes the pro forma impact of the non-controlling interest purchase and the Rowan merger to the Bank’s condensed balance sheet at December 31, 2011 if these transactions had occurred on that date:

	VantageSouth	VantageSouth
	Balances	Push Down	Rowan	VantageSouth
(in thousands)	(As Reported)	Adjustments	Balances	(Pro Forma)

Assets
Cash and due from banks	$2,604	$-	$1,782	$4,386
Interest bearing deposits in banks	920	-	5,890	6,810
Federal funds sold	9,915	-	-	9,915
Investment securities	12,809	(296)	13,690	26,203
Loans, net	74,353	856	108,440	183,649
Goodwill	-	-	3,144	3,144
Other intangible assets	-	372	222	594
Other assets	6,181	(663)	9,363	14,881
Total assets	$106,782	$269	$142,531	$249,582

Liabilities and Shareholders’ Equity
Deposits	$89,504	$1	$120,322	$209,827
FHLB advances	8,000	-	4,000	12,000
Other liabilities	426	-	612	1,038
Total liabilities	97,930	1	124,934	222,865
Shareholders’ equity	8,852	268	17,597	26,717
Total liabilities and shareholders’ equity	$106,782	$269	$142,531	$249,582

On November 18, 2011, Piedmont acquired a controlling interest in Crescent Financial Bancshares, Inc. (“Crescent Financial”), a Delaware-chartered holding company. Crescent Financial operates for the primary purpose of serving as the holding company for Crescent State Bank, a North Carolina-chartered bank. Crescent State Bank operated fifteen branch offices in Wake, Johnston, Lee, Moore and New Hanover Counties of North Carolina at December 31, 2011. Piedmont purchased 18,750,000 shares of Crescent Financial’s common stock for an aggregate price of $75.0 million, or $4.00 per share. As part of its investment, Piedmont also made a tender offer to Crescent Financial’s non-controlling stockholders commencing on November 8, 2011 to purchase up to 67% of Crescent Financial’s outstanding common stock at a price of $4.75 per share (“Tender Offer”). Pursuant to the Tender Offer, Piedmont purchased 6,128,423 shares of Crescent Financial’s common stock for an aggregate price of approximately $29.1 million. As a result of the initial acquisition and Tender Offer, Piedmont owns approximately 88% of Crescent Financial’s outstanding common stock.

On July 27, 2012, Crescent Financial filed an application with its regulators to merge VantageSouth Bank into Crescent State Bank. The completion of the merger is subject to, among other things, all required regulatory and shareholder approvals.

Management has evaluated subsequent events through August 10, 2012, the date the financial statements were available to be issued.

B-38

2.	Unaudited Consolidated Financial Statements (including Notes thereto) for VantageSouth for the three and six month periods ended June 30, 2012.

B-39

B-40

VantageSouth Bank
Balance Sheets

	Successor	Predecessor
	Company	Company
	June 30, 2012	December 31,
	(Unaudited)	2011*
Assets
Cash and due from banks	$5,081,044	$2,603,188
Interest bearing deposits in other banks	5,672,639	920,153
Federal funds sold	3,760,000	9,915,000
Investment securities available for sale	22,326,678	12,388,436
Investment securities held-to-maturity	129,799	421,000
Restricted equity securities	963,300	509,600
Loans, net of allowance for loan losses of $930,231 and $1,436,000 for June 30, 2012 and December 31, 2011, respectively	187,656,918	74,352,818
Loans held for sale	4,130,875	373,407
Property and equipment, net	6,506,614	4,009,171
Other real estate owned	3,028,539	91,395
Goodwill	3,144,111	-
Other intangible assets, net	496,648	-
Accrued interest receivable	797,604	322,169
Other assets	4,445,377	875,964
Total assets	$248,140,146	$106,782,301

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Non-interest bearing	$24,946,370	$9,151,574
Interest bearing	182,154,710	80,351,949
Total deposits	207,101,080	89,503,523

FHLB advances	12,000,000	8,000,000
Accrued interest payable	43,844	32,166
Other liabilities	1,677,456	394,181
Total liabilities	220,822,380	97,929,870

Commitments and contingencies (Note 3)

Shareholders’ equity
Preferred stock, $.01 par value; 2,500,000 shares authorized; 0 and 83,052 shares issued and outstanding, liquidation value of $0 and $361,276, as of June 30, 2012 and December 31, 2011, respectively	-	831
Common stock, $2.50 par value; 10,000,000 shares authorized; 1,382,961 and 2,831,961 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	3,457,403	7,079,903
Additional paid-in capital	25,746,525	11,498,569
Accumulated deficit	(2,146,089)	(9,917,829)
Accumulated other comprehensive income	259,927	190,957
Total shareholders’ equity	27,317,766	8,852,431
Total liabilities and shareholders’ equity	$248,140,146	$106,782,301

*Derived from audited financial statements

See accompanying notes to financial statements.

B-41

VantageSouth Bank
Statements of Operations
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Company	Company	Company	Company
	Three Months	Three Months	February 1	January 1	Six Months
	Ended	Ended	to	to	Ended
	June 30, 2012	June 30, 2011	June 30, 2012	January 31, 2012	June 30, 2011
Interest Income
Loans	$2,857,345	$999,354	$4,669,674	$368,526	$1,924,177
Investment securities, taxable	139,132	74,273	258,899	32,044	153,390
Federal funds sold	5,876	1,752	9,196	1,799	2,284
Interest bearing deposits in other banks	1,617	9	3,502	4	36
Total interest income	3,003,970	1,075,388	4,941,271	402,373	2,079,887

Interest Expense
Deposits	337,065	169,278	594,182	62,072	312,939
FHLB advances and other borrowed funds	26,296	21,456	48,284	6,573	52,243
Total interest expense	363,361	190,734	642,466	68,645	365,182

Net Interest Income	2,640,609	884,654	4,298,805	333,728	1,714,705
Provision for loan losses	78,000	30,000	267,299	30,000	65,000
Net Interest Income after Provision for Loan Losses	2,562,609	854,654	4,031,506	303,728	1,649,705

Noninterest Income
Service charges on deposit accounts	112,551	53,643	176,831	21,382	107,442
Realized gain on sale of mortgage loans	60,948	31,553	119,102	25,124	53,969
Realized gain on sale of government guaranteed loans	572,429	-	572,429	-	-
Other income	32,195	9,211	69,245	1,501	80,037
Total noninterest income	778,123	94,417	937,607	48,007	241,448

Noninterest Expense
Salaries and employee benefits	1,225,849	424,150	1,981,098	184,801	850,321
Occupancy and equipment	168,186	71,276	287,590	26,567	118,523
Marketing	78,762	28,954	154,540	24,840	83,523
Professional services	147,406	73,354	317,098	27,791	137,359
Data processing	88,603	124,026	285,702	30,748	239,324
System conversion	-	-	436,240	59,161	-
Net (gain) loss on sale of OREO	47,020	(142,873)	(58,373)	(1,602)	(153,817)
OREO write-downs	287,207	-	452,199	-	-
Other expense	545,231	104,410	617,041	29,233	185,913
Total noninterest expense	2,588,264	683,297	4,473,135	381,539	1,461,146

Net Income (Loss) Before Income Taxes	752,468	265,774	495,978	(29,804)	430,007
Income taxes	-	-	-	-	-
Net Income (Loss)	$752,468	$265,774	$495,978	$(29,804)	$430,007

Basic Earnings (Loss) Per Common Share	$.54	$.12	$.36	$(.01)	$.19
Diluted Earnings (Loss) Per Common Share	$.54	$.09	$.36	$(.01)	$.15
Weighted Average Basic Common Shares Outstanding	1,382,716	2,220,761	1,382,527	2,831,961	2,220,761
Weighted Average Diluted Shares Outstanding	1,382,716	2,915,013	1,382,527	2,831,961	2,915,013

See accompanying notes to financial statements.

B-42

VantageSouth Bank
Statement of Changes in Shareholders’ Equity
(unaudited)

							Accumulated
							Other
							Comprehensive	Total
	Common Stock		Preferred Stock			Accumulated	Income	Shareholders’
	Shares	Amount	Shares	Amount	Surplus	Deficit	(Loss)	Equity

Predecessor Company
Balance December 31, 2011	2,831,961	$7,079,903	83,052	$831	$11,498,569	$(9,917,829)	$190,957	$8,852,431

Comprehensive income (loss):
Net loss	-	-	-	-	-	(29,804)	-	(29,804)
Other comprehensive loss	-	-	-	-	-	-	(57,786)	(57,786)
Total comprehensive loss								(87,590)

Balance January 31, 2012	2,831,961	7,079,903	83,052	831	11,498,569	(9,947,633)	133,171	8,764,841

Successor Company
Balance February 1, 2012	1,382,241	3,455,603	-	-	25,734,487	(2,642,067)	253,339	26,801,362

Comprehensive income (loss):
Net income	-	-	-	-	-	495,978	-	495,978
Other comprehensive loss	-	-	-	-	-	-	6,588	6,588
Total comprehensive income								502,566
Issuance of common stock to VantageSouth directors	720	1,800	-	-	12,038	-	-	13,838

Balance June 30, 2012	1,382,961	$3,457,403	-	$-	$25,746,525	$(2,146,089)	$259,927	$27,317,766

See accompanying notes to financial statements.

B-43

VantageSouth Bank
Statements of Cash Flows
(Unaudited)

	Successor	Predecessor
	Company	Company
	February 1	January 1	Six Months
	to	to	Ended
	June 30, 2012	January 31, 2012	June 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$495,978	$(29,804)	$430,007
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	238,488	-	78,509
Provision for loan losses	267,299	30,000	65,000
Net accretion on acquired loans	(267,554)	-	-
Stock-based compensation expense	-	-	14,551
Accretion of discount on securities, net of amortization	101,765	6,935	34,204
Net gain on sale of OREO	(58,373)	(1,602)	(153,817)
OREO write-downs	452,199	-	-
Gain on sale of mortgage loans held for sale	(119,102)	(25,124)	(53,969)
Origination of loans held for sale	(8,458,050)	(1,588,560)	(1,495,863)
Proceeds from sale of loans held for sale	4,881,567	1,553,403	1,404,904
Changes in assets and liabilities:
Accrued interest receivable	70,682	(33,246)	1,124
Other assets	7,857	(312,724)	(95,903)
Accrued interest payable	(24,542)	(7,787)	1,030
Other liabilities	881,958	(29,398)	(278,473)
Net cash provided (used) by operating activities	(1,529,828)	(437,907)	(48,696)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired in purchase of Community Bank of Rowan	2,357,852	-	-
Purchase of shares from Community Bank of Rowan directors	(7,407)	-	-
(Increase) decrease in interest bearing deposits in other banks	4,887,829	(121,153)	(447,518)
(Increase) decrease in federal funds sold	235,000	5,920,000	(1,655,000)
Purchases of investment securities available for sale	(1,955,387)	-	(750,000)
Redemption of restricted equity securities	143,400	-	30,900
Proceeds from paydowns of investment securities available for sale	5,128,819	104,171	66,093
Calls and maturities of investment securities available for sale	-	-	1,000,000
Net increase in loans	(2,780,381)	(4,166,451)	(7,681,725)
Purchases of premises and equipment	(560,661)	(148,728)	(9,973)
Proceeds from sale of OREO	229,217	-	1,049,104
Net cash provided (used) by investing activities	7,678,281	1,587,839	(8,398,119)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits	(3,380,173)	(1,454,194)	9,342,005
Net decrease in federal funds purchased and securities sold under agreements to repurchase	-	-	(95,780)
Decrease in FHLB short term advances	-	-	(1,500,000)
Increase in FHLB long term advances	-	-	1,500,000
Issuance of common stock to VSB directors	13,838	-	-
Net cash provided (used) by financing activities	(3,366,335)	(1,454,194)	9,246,225

Net increase (decrease) in cash and due from banks	2,782,118	(304,262)	799,410

CASH AND DUE FROM BANKS AT BEGINNING OF PERIOD	2,298,926	2,603,188	2,166,399

CASH AND DUE FROM BANKS AT END OF PERIOD	$5,081,044	$2,294,926	$2,965,809

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Interest paid	$667,008	$76,432	$364,152
Transfers from loans to OREO	$1,202,723	$-	$67,501

See accompanying notes to financial statements.

B-44

Note 1. Organization and Summary of Significant Accounting Policies

Organization and Nature of Operations

VantageSouth Bank (the “Bank” or “VantageSouth”) was organized and incorporated under the laws of the State of North Carolina and commenced operations on March 13, 2006. The Bank maintains its headquarters in Burlington, North Carolina, and operates five full-service branches in the communities of Burlington (2), Salisbury, China Grove, and Fayetteville, North Carolina. As a state chartered bank, which is not a member of the Federal Reserve, the Bank is subject to regulation by the North Carolina Commissioner of Banks and the Federal Deposit Insurance Corporation.

On February 19, 2010, the Bank sold 1,768,794 shares of its Series A Convertible Perpetual Preferred Stock (the “Series A Stock”) to Piedmont Community Bank Holdings, Inc. (“Piedmont”) for an aggregate price of $7.7 million, or $4.35 per share (the “Piedmont Investment”). The Series A Stock was immediately convertible on a one-for-one basis into shares of the Bank’s common stock, which totaled approximately 62% of its outstanding common stock at the Piedmont Investment (as adjusted for the assumed conversion of the Series A Stock). The investment in the Bank gave Piedmont voting control over a majority of VantageSouth’s outstanding common stock and the ability to control the election of the Bank’s Board of Directors.

Basis of Financial Statement Presentation

The interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). They do not include all of the information and footnotes required by such accounting principles for complete financial statements, and therefore should be read in conjunction with the Bank’s audited financial statements and accompanying footnotes as of and for the years ended December 31, 2011 and 2010 (“2011 Audited Financial Statements”).

B-45

In the opinion of management, all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented have been included. Results of operations for the three and six month periods ended June 30, 2012 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2012. The consolidated balance sheet at December 31, 2011 has been derived from the 2011 Audited Financial Statements.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A full description of the accounting policies followed by the Company are as set forth in Note 1 of the Notes to Financial Statements in the Bank’s 2011 Audited Financial Statements. However, due to the application of push-down accounting in connection with Piedmont’s purchase of the remaining non-controlling shares of the Bank’s common stock on February 1, 2012, the Bank has adopted a new accounting policy related to purchased credit-impaired loans as described below.

Purchased Credit-Impaired Loans

Loans acquired in a transfer, including a business combination, where there is evidence of credit deterioration since origination and it is probable at the date of acquisition that the Bank will not collect all contractually required principal and interest payments, are accounted for as purchased credit-impaired (“PCI”) loans. For PCI loans, the excess of the cash flows initially expected to be collected over the fair value of the loans at the acquisition date (i.e., the accretable yield) is accreted into interest income over the estimated remaining life of the PCI loans using the effective yield method, provided that the timing and the amount of future cash flows is reasonably estimable. Accordingly, such loans are not classified as non-accrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.

B-46

Note 1. Organization and Summary of Significant Accounting Policies, continued

Subsequent to acquisition, estimates of cash flows expected to be collected are updated each reporting period based on updated assumptions regarding default rates, loss severities, and other factors that are reflective of current market conditions, including current appraisals. If the Bank has probable decreases in cash flows expected to be collected (other than due to decreases in interest rate indices), the provision for loan losses is charged, resulting in an increase to the allowance for loan losses. If there are probable and significant increases in cash flows expected to be collected, the Bank will first reverse any previously established allowance for loan losses and then increase interest income as a prospective yield adjustment over the remaining life of the loans. The impact of changes in variable interest rates is recognized prospectively as adjustments to interest income.

Recent Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (“ASB”) issued Accounting Standards Update (“ASU”) No. 2011-08, Intangibles — Goodwill and Other, to amend FASB Accounting Standards Codification (“ASC”) Topic 350, Testing Goodwill for Impairment. The amendments in the Update permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Adoption of this update did not have a material impact on the Bank’s financial position or results of operations.

In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income, to amend FASB ASC Topic 220, Comprehensive Income. The amendments in this update eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity and will require them to be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The single statement format would include the traditional income statement and the components and total other comprehensive income as well as total comprehensive income. In the two statement approach, the first statement would be the traditional income statement which would immediately be followed by a separate statement which includes the components of other comprehensive income, total other comprehensive income and total comprehensive income. The amendments in this update are to be applied retrospectively and are effective for the first interim or annual period beginning after December 15, 2011. Adoption of this update did not have a material impact on the Bank’s financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, to amend ASC Topic 820, Fair Value Measurement. The amendments in this update result in common fair value measurement and disclosure requirements in GAAP and IFRS. Some of the amendments clarify the application of existing fair value measurement requirements and others change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. Many of the previous fair value requirements are not changed by this standard. The amendments in this update are to be applied prospectively and are effective during interim and annual periods beginning after December 15, 2011. Adoption of this update did not have a material impact on the Bank’s financial position or results of operations.

B-47

Note 2. Mergers and Acquisitions

Piedmont Investment

On February 19, 2010, the Bank sold 1,768,794 shares of Series A Stock to Piedmont for an aggregate price of $7.7 million, or $4.35 per share. The Series A Stock was immediately convertible on a one-for-one basis into the Bank’s common stock, which totaled approximately 62% of its outstanding common stock at the Piedmont Investment (as adjusted for the assumed conversion of the Series A Stock). The investment in the Bank gave Piedmont voting control over a majority of the Bank’s outstanding common stock and the ability to control the election of its Board of Directors.

Pursuant to the Piedmont Investment Agreement, the Bank sold an additional 42,632 shares of Series A Stock for an aggregate purchase price of approximately $185,000, or $4.35 per share, in a rights offering to its non-controlling shareholders. Subsequent to this additional investment, Piedmont’s ownership interest in the Bank remained at approximately 62%.

In connection with the Piedmont Investment, Piedmont applied purchase accounting to the Bank’s acquisition date balance sheet. However, since Piedmont controlled less than 80% of the Bank’s outstanding common stock following its investment, purchase accounting fair value adjustments were not pushed down to the Bank’s financial statements.

Community Bank of Rowan Merger

On April 19, 2011, Piedmont acquired all outstanding common stock of Community Bank of Rowan, a North Carolina-chartered bank (“Rowan”). Rowan operated two branch offices in Salisbury, North Carolina at acquisition. Piedmont purchased 813,083 shares of Rowan’s common stock for an aggregate purchase price of $9.5 million. Immediately following the acquisition, Piedmont purchased an additional 569,158 shares of newly issued common stock for an aggregate price of $7.0 million. Since Piedmont owned 100% of Rowan following its acquisition, purchase accounting fair value adjustments were pushed down to Rowan’s financial statements at that date.

On February 1, 2012, a transaction was completed whereby Piedmont purchased the remaining non-controlling interest in the Bank and simultaneously merged Rowan into the Bank. Piedmont purchased all remaining shares of the Bank’s common stock from non-controlling shareholders for an aggregate purchase price of $4.8 million, or $4.35 per share (“Rowan Merger”). Following the Rowan Merger, Piedmont substantially wholly owned the combined VantageSouth Bank. At the time of the Rowan Merger, Rowan had $144.7 million in total assets, $122.4 million in total deposits, and $17.8 million in shareholder’s equity. Subsequent to the Rowan Merger, the Bank sold shares of its stock to its directors as required by North Carolina law. This non-controlling ownership is immaterial to the Bank’s financial statements and Piedmont’s control of the Bank.

The Bank’s financial condition and results of operations have been significantly impacted by the controlling investment in the Bank by Piedmont and the subsequent Rowan Merger. Because of the level of Piedmont’s ownership and control following the Rowan Merger, the Bank applied push-down accounting. Accordingly, the Bank’s assets and liabilities were adjusted to their carrying value as recorded on Piedmont’s balance sheet at the Rowan Merger. Balances and activity in the Bank’s financial statements prior to push-down accounting at the Rowan Merger have been labeled with “Predecessor Company” while balances and activity subsequent to the Rowan Merger have been labeled with “Successor Company.”

The table below summarizes the impact of the Rowan Merger to the Bank’s balance sheet at February 1, 2012, which was the date push-down accounting was applied.

B-48

Note 2. Mergers and Acquisitions, continued

				VantageSouth
	VantageSouth	VantageSouth	Acquired	Opening
	Balances	Push Down	Rowan	Balances
(in thousands)	(Predecessor)	Adjustments	Balances	(Successor)

Assets
Cash and due from banks	$2,299	$-	$2,358	$4,657
Interest bearing deposits in banks	1,041	-	9,519	10,560
Federal funds sold	3,995	-	-	3,995
Investment securities available for sale	12,220	-	13,285	25,505
Investment securities held-to-maturity	421	(296)	-	125
Loans, net	78,489	853	106,736	186,078
Goodwill	-	-	3,144	3,144
Other intangible assets	-	362	215	577
Other assets	6,669	(680)	9,395	15,384
Total assets	$105,134	$239	$144,652	$250,025

Liabilities and Shareholders’ Equity
Deposits	$88,049	$1	$122,431	$210,481
FHLB advances	8,000	-	4,000	12,000
Other liabilities	320	-	423	743
Total liabilities	96,369	1	126,854	223,224
Shareholders’ equity	8,765	238	17,798	26,801
Total liabilities and shareholders’ equity	$105,134	$239	$144,652	$250,025

Crescent State Bank Merger Agreement

On November 18, 2011, Piedmont acquired a controlling interest in Crescent Financial Bancshares, Inc. (“Crescent”), a Delaware-chartered holding company. Crescent operates for the primary purpose of serving as the holding company for Crescent State Bank (“Crescent Bank”), a North Carolina-chartered bank. Crescent Bank operated fifteen branch offices in Wake, Johnston, Lee, Moore and New Hanover Counties of North Carolina at acquisition. Piedmont purchased 18,750,000 shares of Crescent’s common stock for an aggregate price of $75.0 million, or $4.00 per share. As part of its investment, Piedmont also made a tender offer to Crescent’s non-controlling stockholders commencing on November 8, 2011 to purchase up to 67% of Crescent’s outstanding common stock at a price of $4.75 per share (“Tender Offer”). Pursuant to the Tender Offer, Piedmont purchased 6,128,423 shares of Crescent’s common stock for an aggregate price of approximately $29.1 million. As a result of the initial acquisition and Tender Offer, Piedmont owns approximately 88% of Crescent’s outstanding common stock. The investment in Crescent gave Piedmont voting control over a majority of Crescent’s outstanding common stock and the ability to control the election of Crescent’s Board of Directors.

On August 10, 2012, an Agreement and Plan of Merger was entered into by the Bank, Crescent and Crescent Bank to merge the Bank into Crescent Bank. in a share exchange based on Crescent’s volume weighted average stock price (“Crescent Bank Merger Agreement”). Pursuant to terms of the Crescent Bank Merger Agreement, the Bank’s outstanding shares will be converted into the Crescent’s shares equal to the exchange ratio. The exchange ratio will be 4.8204 if Crescent’s volume weighted average stock price is at or above $5.25. If Crescent’s volume weighted average stock price is at or below $4.75, the exchange ratio will be 5.3278, and if Crescent’s volume weighted average stock price is below $5.25 but above $4.75, the exchange ratio will be equal to $25.307 divided by a number equal to Crescent’s volume weighted average stock price.

The completion of the merger is subject to all required regulatory and stockholder approvals.

B-49

Note 3. Commitments and Contingencies

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. Those financial instruments include lines of credit and loan commitments and involve elements of credit risk in excess of amounts recognized in the accompanying financial statements.

Financial instruments whose contract amount represents potential credit risk included undisbursed home equity lines of credit of approximately $10 million, undisbursed construction loans of $10 million and other commitments and credit lines of $10 million as of June 30, 2012. The Bank had extended letters of credit amounting to $338,000 at June 30, 2012.

Note 4. Securities

Debt and equity securities have been classified in the balance sheet according to management’s intent.

The carrying amount of securities available for sale and their fair values are:

Successor Company

	Amortized	Unrealized	Unrealized	Fair
(in thousands)	Cost	Gains	Losses	Value

June 30, 2012
Government sponsored enterprises	$873	$74	$-	$947
Mortgage backed securities & CMO’s	17,617	179	6	17,790
Municipal	1,462	192	-	1,654
Corporate Bonds	1,954	-	19	1,935
	$21,906	$445	$25	$22,326

Predecessor Company

	Amortized	Unrealized	Unrealized	Fair
(in thousands)	Cost	Gains	Losses	Value

December 31, 2011
Government sponsored enterprises	$2,916	$85	$-	$3,001
Mortgage backed securities & CMO’s	7,632	129	6	7,755
Municipal	1,464	168	-	1,632
	$12,012	$382	$6	$12,388

The carrying amount of securities held to maturity and their approximate fair values are:

Successor Company

	Amortized	Unrecognized	Unrecognized	Fair
(in thousands)	Cost	Gains	Losses	Value

June 30, 2012
Corporate bond	$130	$291	$-	$421
	$130	$291	$-	$421

Predecessor Company

	Amortized	Unrecognized	Unrecognized	Fair
(in thousands)	Cost	Gains	Losses	Value

December 31, 2011
Corporate bond	$500	$-	$79	$421
	$500	$-	$79	$421

B-50

Note 4. Securities, continued

There were no gross realized gains or losses recorded on the securities portfolio in any of the successor or predecessor periods ended June 30, 2012 and 2011.

Management considers the nature of the investment, the underlying causes of the decline in market value, the severity and duration of the decline in market value and other evidence, on a security by security basis, in determining if the decline in market value is other than temporary.

The following table shows the gross unrealized losses and fair value of the Bank’s marketable securities with unrealized losses that were not deemed to be other-than-temporarily impaired as of June 30, 2012. As of June 30, 2012, all securities had been in a loss position less than 12 months.

Successor Company

	At June 30, 2012
	Less than 12 Months		Total
(in thousands)		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses
Available for sale:
Government sponsored enterprises	$-	$-	$-	$-
Mortgage-backed securities & CMO’s	4,241	6	4,241	6
Municipal	-	-	-	-
Corporate Bonds	1,935	19	1,935	19
Total	$6,176	$25	$6,176	$25

The following table shows the gross unrealized losses and fair value of the Bank’s marketable securities with unrealized losses that were not deemed to be other-than-temporarily impaired as of December 31, 2011. As of December 31, 2011, all securities had been in a loss position less than 12 months.

Predecessor Company

	At December 31, 2011
	Less than 12 Months		Total
(in thousands)		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses
Available for sale:
Agency CMO’s	$1,079	$6	$1,079	$6
Total	$1,079	$6	$1,079	$6

	Greater than 12 Months		Total
(in thousands)		Unrecognized		Unrecognized
	Fair Value	Losses	Fair Value	Losses
Held to maturity:
Corporate	$421	$79	$421	$79
Total	$421	$79	$421	$79

B-51

Note 5. Loans

The tables below summarize the segments of the loan portfolio by impairment methodology.

Successor Company

		Real Estate:
		Construction
		and	Residential	Nonfarm	Multi-
(in thousands)	Commercial	Development	1 - 4 Family	Nonresidential	family	Farmland	Consumer	Total

June 30, 2012
Ending Balance:
Individually evaluated for impairment	$59	$381	$1,342	$341	$-	$-	$-	$2,123
Collectively evaluated for impairment	19,125	14,367	69,689	63,143	13,033	450	3,159	182,966
Purchased credit- impaired	-	1,954	455	497	592	-	-	3,498
Total loans	$19,184	$16,702	$71,486	$63,981	$13,625	$450	$3,159	$188,587

Predecessor Company

		Real Estate:
		Construction
		and	Residential	Nonfarm	Multi-
(in thousands)	Commercial	Development	1 - 4 Family	Nonresidential	family	Farmland	Consumer	Total

December 31, 2011
Ending Balance:
Individually evaluated for impairment	$-	$131	$995	$1,348	$-	$-	$-	$2,474
Collectively evaluated for impairment	8,156	4,343	34,410	22,825	2,378	267	936	73,315
Total loans	$8,156	$4,474	$35,405	$24,173	$2,378	$267	$936	$75,789

Purchased Credit-Impaired Loans

Purchased loans for which it was probable at acquisition that all contractually required payments would not be collected, or PCI loans, are summarized in the table below. These amounts reflect the reconciliation of PCI loan balances at the respective date of Piedmont’s acquisition of each company and represent the carrying amount recorded on Piedmont’s balance sheet. The carrying values of these PCI loans were pushed down to VantageSouth’s balance sheet in connection with the Rowan Merger and Piedmont’s purchase of the remaining VantageSouth non-controlling interest in February 2012.

		VantageSouth
	Rowan	Bank
	April 19,	February 19,
(in thousands)	2011	2010

Contractually required payments at acquisition	$11,381	$8,890
Nonaccretable difference	(2,559)	(1,742)
Cash flows expected to be collected at acquisition	8,822	7,148
Accretable yield	–	137
Fair value of acquired loans at acquisition	$8,822	$7,285

B-52

Note 5. Loans, continued

The contractually required payments represent the total undiscounted amount of all uncollected contractual principal and contractual interest payments both past due and scheduled for the future, adjusted for the timing of estimated prepayments and any full or partial charge-offs prior to acquisition. Nonaccretable difference represents contractually required payments in excess of the amount of estimated cash flows expected to be collected. The accretable yield represents the excess of estimated cash flows expected to be collected over the initial fair value of the PCI loans, which is their fair value at the time of acquisition. The accretable yield is accreted into interest income over the estimated life of the PCI loans using the level yield method.

The accretable yield will change due to changes in:

•	the estimate of the remaining life of PCI loans which may change the amount of future interest income, and possibly principal, expected to be collected;
•	the estimate of the amount of contractually required principal and interest payments over the estimated life that will not be collected (the nonaccretable difference); and
•	indices for PCI loans with variable rates of interest.

On the push-down accounting date, there was no remaining accretable yield on either acquired portfolio of PCI loans. Therefore, no accretion income was recorded on these loans in the successor period of February 1 to June 30, 2012.

Analysis of Past Due Loans

The tables below summarize the past due and current status of the loan portfolio, by class, for both purchased loans and new loans originated at June 30, 2012.

Successor Company

		Greater than
	30-89 Days	90 Days	Total		Total
(in thousands)	Past Due	Past Due(1)	Past Due	Current	Loans

June 30, 2012
Purchased loans:
Real Estate - single family construction	$-	$-	$-	$1,341	$1,341
Construction and development	139	1,239	1,378	10,533	11,911
Real Estate:
Farmland	-	-	-	450	450
Multifamily	-	-	-	4,445	4,445
Commercial, owner-occupied	209	11	220	12,492	12,712
Non-owner occupied	-	331	331	17,103	17,434
Commercial and industrial	452	60	512	8,255	8,767
Consumer	224	-	224	1,516	1,740
Real Estate:
1-4 family - first liens	907	882	1,789	30,481	32,270
1-4 family - junior liens	-	-	-	573	573
Home equity lines of credit	-	85	85	19,946	20,031
All other	-	-	-	34	34
Total	$1,931	$2,608	$4,539	$107,169	$111,708

B-53

Note 5. Loans, continued

		Greater than
	30-89 Days	90 Days	Total		Total
(in thousands)	Past Due	Past Due(1)	Past Due	Current	Loans

June 30, 2012
Loans originated subsequent to Piedmont Investment:
Real Estate - single family construction	$-	$-	$-	$871	$871
Construction and development	-	-	-	2,579	2,579
Real Estate:
Farmland	-	-	-	-	-
Multifamily	-	-	-	9,180	9,180
Commercial, owner-occupied	-	-	-	10,519	10,519
Non-owner occupied	-	-	-	23,316	23,316
Commercial and industrial	26	206	232	10,185	10,417
Consumer	-	-	-	832	832
Real Estate:
1-4 family - first liens	316	407	723	11,697	12,420
1-4 family - junior liens	-	-	-	261	261
Home equity lines of credit	-	-	-	5,931	5,931
All other	-	-	-	553	553
Total	$342	$613	$955	$75,924	$76,879

(1) All loans greater than 90 days past due are on classified as non-accrual.

The table below summarizes the past due and current status of the loan portfolio, by class, at December 31, 2011.

Predecessor Company

		Greater than
	30-89 Days	90 Days	Total		Total
(in thousands)	Past Due	Past Due(1)	Past Due	Current	Loans

December 31, 2011
Real Estate - single family construction	$95	$-	$95	$63	$158
Construction and development	-	131	131	4,185	4,316
Real Estate:
Farmland	-	-	-	267	267
Multifamily	-	-	-	2,378	2,378
Commercial, owner-occupied	-	-	-	5,499	5,499
Non-owner occupied	-	538	538	18,136	18,674
Commercial and industrial	10	45	55	8,101	8,156
Consumer	-	-	-	929	929
Real Estate:
1-4 family - first liens	-	717	717	21,970	22,687
1-4 family - junior liens	-	-	-	304	304
Home equity lines of credit	-	-	-	12,414	12,414
All other	-	-	-	7	7
Total	$105	$1,431	$1,536	$74,253	$75,789

(1) All loans greater than 90 days past due are on classified as non-accrual.

B-54

Note 5. Loans, continued

Credit Risk Profile

To monitor and quantify credit risk in the loan portfolio, the Bank uses a risk rating system. The system ranges from 1 to 8, where a higher rating represents higher credit risk, and is selected on the financial strength and overall resources of the borrower, and the type of primary collateral securing the loan. The nine risk rating categories can generally be described by the following groupings:

•	Pass (Grades 1–5) – These loans range from superior quality with minimal credit risk to loans requiring heightened management attention but that are still an acceptable risk and continue to perform as contracted.

•

Watchlist (Grade 6) – Loans in this category have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or the institution’s credit position at some future date. They contain unfavorable characteristics and are generally undesirable. Loans in this category are currently protected by current sound net worth and paying capacity of the obligor or of the collateral pledged, if any, but are potentially weak and constitute an undue and unwarranted credit risk, but not to the point of a Substandard classification. A Watchlist loan has potential weaknesses, which if not checked or corrected, weaken the asset or inadequately protect the Bank’s position at some future date.

•

Substandard (Grade 7) – Loans in this category are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard assets, does not have to exist in individual assets classified substandard. A substandard loan normally has one or more well-defined weaknesses that could jeopardize repayment of the debt. The likely need to liquidate assets to correct the problem, rather than repayment from successful operations is the key distinction between Special Mention and Substandard.

Doubtful (Grade 8) – For loans in this category, the borrower’s ability to continue repayment is highly unlikely. Full collection based on currently known facts, conditions, and values is highly questionable and improbable. The possibility of loss is extremely high, but because of certain important and specific reasonable pending factors, which work to the bank’s advantage and strengthen the asset in the near term, its classification as loss is deferred until its more exact status may be determined. Loans in this category are immediately placed on nonaccrual with all payments applied to principal until such time as the potential loss exposure is eliminated.

The tables below summarize the loan portfolio, by risk rating, for both loans purchased and new loans originated at June 30, 2012.

Successor Company

(in thousands)	Grades 1-5	Grade 6	Grade 7	Grade 8	Totals

June 30, 2012
Purchased loans:
Real Estate - single family construction	$1,156	$185	$-	$-	$1,341
Construction and development	7,478	2,423	2,010	-	11,911
Real Estate:
Farmland	450	-	-	-	450
Multifamily	3,853	592	-	-	4,445
Commercial, owner occupied	12,283	418	11	-	12,712
Non-owner occupied	14,631	1,901	902	-	17,434
Commercial and industrial	8,699	1	67	-	8,767
Consumer	1,732	8	-	-	1,740
Real Estate:
1-4 family - first liens	27,186	3,564	1,520	-	32,270
1-4 family - junior liens	507	16	50	-	573
Home equity lines of credit	19,057	773	201	-	20,031
All other	34	-	-	-	34
Total	$97,066	$9,881	$4,761	$-	$111,708

B-55

 Note 5. Loans, continued

(in thousands)	Grades 1-5	Grade 6	Grade 7	Grade 8	Totals

June 30, 2012
Loans originated subsequent to Piedmont Investment:
Real Estate - single family construction	$871	$-	$-	$-	$871
Construction and development	2,509	70	-	-	2,579
Real Estate:
Farmland	-	-	-	-	-
Multifamily	9,180	-	-	-	9,180
Commercial, owner occupied	10,384	135	-	-	10,519
Non-owner occupied	23,109	-	207	-	23,316
Commercial and industrial	10,400	17	-	-	10,417
Consumer	832	-	-	-	832
Real Estate:
1-4 family - first liens	11,497	200	723	-	12,420
1-4 family - junior liens	261	-	-	-	261
Home equity lines of credit	5,931	-	-	-	5,931
All other	553	-	-	-	553
Total	$75,527	$422	$930	$-	$76,879

The table below summarizes the loan portfolio, by risk rating, at December 31, 2011.

Predecessor Company

(in thousands)	Grades 1-5	Grade 6	Grade 7	Grade 8	Totals

December 31, 2011
Real Estate - single family construction	$63	$-	$95	$-	$158
Construction and development	3,216	96	1,004	-	4,316
Real Estate:
Farmland	267	-	-	-	267
Multifamily	2,378	-	-	-	2,378
Commercial, owner occupied	3,756	139	1,604	-	5,499
Non-owner occupied	17,766	578	330	-	18,674
Commercial and industrial	7,514	578	64	-	8,156
Consumer	925	4	-	-	929
Real Estate:
1-4 family - first liens	20,573	969	1,145	-	22,687
1-4 family - junior liens	135	-	169	-	304
Home equity lines of credit	11,777	424	213	-	12,414
All other	7	-	-	-	7
Total	$68,377	$2,788	$4,624	$-	$75,789

B-56

Note 5. Loans, continued

Non-accrual loans, by portfolio segment, are summarized as follows:

	Successor	Predecessor
	Company	Company
	June 30, 2012	December 31, 2011
Residential secured by first lien	$1,288	$717
Construction and development	1,239	131
Non-farm, non-residential commercial real estate	549	538
Residential home equity line of credit	86	-
Commercial and industrial	59	45
	$3,221	$1,431

Note 6. Allowance for Loan Losses

The tables below summarize the activity in the allowance for loan losses by portfolio segment for the periods presented.

		Real Estate:
		Construction
		and	Residential	Nonfarm	Multi-
(in thousands)	Commercial	Development	1 - 4 Family	Nonresidential	family	Farmland	Consumer	Total

Successor Company
For the three months ended June 30, 2012
Beginning Balance	$231	$72	$189	$262	$107	$-	$9	$870
Charge-offs	(13)	(11)	(76)	-	-	-	(3)	(103)
Recoveries	5	5	75	-	-	-	-	85
Provision for loan losses	(16)	20	45	33	(17)	-	13	78
Ending Balance	$207	$86	$233	$295	$90	$1	$19	$930

Predecessor Company
January 1, 2012 to January 31, 2012
Beginning Balance	$176	$355	$404	$478	$18	$1	$4	$1,436
Charge-offs	-	-	-	-	-	-	-	-
Recoveries	1	-	-	-	-	-	-	1
Provision for loan losses	10	10	10	-	-	-	-	30
Ending Balance	$187	$365	$414	$478	$18	$1	$4	$1,467

Successor Company
February 1, 2012 to June 30, 2012
Beginning Balance	$231	$126	$189	$262	$107	$-	$9	$924
Charge-offs	(13)	(271)	(76)	-	-	-	(3)	(363)
Recoveries	7	20	75	-	-	-	-	102
Provision for loan losses	(18)	211	45	33	(17)	-	13	267
Ending Balance	$207	$86	$233	$295	$90	$-	$19	$930

As of June 30, 2012
Portion of ending balance:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-	$-
Purchased credit impaired	-	-	-	-	-	-	-	-
Collectively evaluated for impairment	207	86	233	295	90	-	19	930
Total loans evaluated for impairment	$207	$86	$233	$295	$90	$-	$19	$930

B-57

Note 6. Allowance for Loan Losses, continued

		Real Estate:
		Construction
		and	Residential	Nonfarm	Multi-
	Commercial	Development	1 - 4 Family	Nonresidential	family	Farmland	Consumer	Total

Predecessor Company
For the three months ended June 30, 2011
Beginning Balance	$342	$514	$582	$408	$18	$3	$12	$1,879
Charge-offs	-	-	(36)	-	-	-	(6)	(42)
Recoveries	-	-	-	1	-	-	2	3
Provision for loan losses	2	-	11	16	1	-	-	30
Ending Balance	$344	$514	$557	$425	$19	$3	$8	$1,870

For the six months ended June 30, 2011
Beginning Balance	$340	$514	$587	$406	$18	$3	$12	$1,880
Charge-offs	-	-	(76)	-	-	-	(6)	(82)
Recoveries	2	-	-	3	-	-	2	7
Provision for loan losses	1	-	21	37	6	-	-	65
Ending Balance	$343	$514	$532	$446	$24	$3	$8	$1,870

As of December 31, 2011
Portion of ending balance:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	176	355	404	478	18	1	4	1,436
Total loans evaluated for impairment	$176	$355	$404	$478	$18	$1	$4	$1,436

The following is a summary of information pertaining to loans individually evaluated for impairment:

	Successor	Predecessor
	Company	Company
	June 30,	December 31,
(in thousands)	2012	2011

Impaired loans without a valuation allowance	$2,123	$2,474
Impaired loans with a valuation allowance	-	-
Total impaired loans	$2,123	$2,474

Valuation allowance related to impaired loans	$-	$-

At June 30, 2012, the Bank had 15 loans individually evaluated for impairment totaling $2.1 million, of which nine impaired loans totaling $1.3 million were classified as 1-4 single family residential first liens, two loans totaling $381,000 were classified as construction and land, two loans totaling $341,000 were classified as non-farm, non-residential commercial real estate, and two loans totaling $59,000 were classified as commercial and industrial. All loans individually evaluated for impairment were written down to fair value such that there were no specific reserves. There was no interest income recorded on these loans while impaired, and no additional funds are committed to be advanced on them.

In addition, at June 30, 2012, the Bank had six loans totaling $684,000 that were modified in a troubled debt restructuring since Piedmont’s acquisition of these loans. These loans were all classified as non-accrual and were all evaluated individually for impairment.

At December 31, 2011, the Bank had nine impaired loans totaling $2.5 million, of which five impaired loans totaling $995,000 were classified as 1-4 single family residential first liens, one loan totaling $131,000 was classified as construction and land, one loan totaling $330,000 was classified as commercial real estate non-owner occupied,  and two impaired loans totaling $1.0 million were classified as owner occupied commercial real estate. Of the $2.5 million of impaired loans, all loans were written down to fair value such that there were zero specific reserves.

B-58

Note 6. Allowance for Loan Losses, continued

In addition, at December 31, 2011, the Bank had three troubled debt restructured loans accruing and paying in accordance to their modified terms totaling approximately $814,000, of which one totaling $312,000 was classified as 1-4 single family residential first lien, one totaling $131,000 was classified as construction and land, and one totaling $371,000 was classified as non-farm, non-residential commercial real estate. The $312,000 loan that was classified as 1-4 single family residential first lien received a lower rate as its negotiated restructure. The $371,000 loan that was classified as non-farm, non-residential commercial real estate received a lower rate, an interest only period and a longer amortization as its negotiated restructure. Both of these troubled debt restructurings resulted from modifications during 2010. No troubled debt restructurings defaulted in 2011.

Note 7. Fair Value

The Bank utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities available-for-sale, trading securities and derivatives, if present, are recorded at fair value on a recurring basis. Additionally, from time to time, the Bank may be required to record at fair value other assets on a nonrecurring basis, such as loans held for investment and certain other assets. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

The estimated fair values of the Bank's financial instruments are as follows:

Successor Company

	June 30, 2012
	Carrying	Fair
	Amount	Value	Level 1	Level 2	Level 3
Financial Assets
Cash and due from banks	$5,081	$5,081	$5,081	$-	$-
Interest bearing deposits in other banks	5,673	5,673	5,673	-	-
Federal funds sold	3,760	3,760	3,760	-	-
Investment securities available
for sale	22,327	22,327	-	22,327	-
Investment securities held to maturity	130	421	-	-	421
Restricted equity securities	963	963	-	963	-
Loans held for sale	4,131	4,131	-	4,131	-
Loans, net of allowance for loan losses	187,657	187,220	-	-	187,220
Accrued interest receivable	798	798	-	798	-

Financial Liabilities
Deposits	207,101	207,594	-	207,594	-
FHLB advances	12,000	12,033	-	12,033	-
Accrued interest payable	44	44	-	44	-

B-59

Note 7. Fair Value, continued

Predecessor Company

	December 31, 2011
	Carrying	Fair
	Amount	Value
Financial Assets
Cash and due from banks	$2,603	$2,603
Interest bearing deposits in other banks	920	920
Federal funds sold	9,915	9,915
Investment securities available for sale	12,388	12,388
Investment securities held to maturity	500	421
Restricted equity securities	510	510
Loans held for sale	373	373
Loans, net of allowance for loan losses	74,353	73,583
Accrued interest receivable	322	322

Financial Liabilities
Deposits	89,504	89,380
FHLB advances	8,000	8,016
Accrued interest payable	32	32

Fair value hierarchy

The Bank groups assets and liabilities at fair values in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1	Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2	Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3	Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

There were no transfers of assets or liabilities between levels 1 and 2 between December 31, 2011 and June 30, 2012.

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Investment securities available-for-sale

Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. At June 30, 2012, the Bank had no investments classified as Level 1. Level 2 securities include mortgage-backed securities issued by government sponsored entities, CMO’s and municipal bonds. There were no investments classified as Level 3 as of June 30, 2012 and December 31, 2011.

B-60

 Note 7. Fair Value, continued

Loans

The Bank does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. The fair value of impaired loans is estimated using one of several methods, including collateral value, market value of similar debt, enterprise value, liquidation value, and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At June 30, 2012, all of the impaired loans were evaluated based on the fair value of the collateral. Impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraised value, the Bank records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Bank records the impaired loan as nonrecurring Level 3.

Other Real Estate Owned

Assets acquired through, or in lieu of, loan foreclosure are held for sale and initially recorded at the lower of the loan balance or the fair value less costs to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value. Expenses associated with maintaining these properties are included in other non-interest expense. The provision for real estate losses is included in non-interest expense. Realized gains and losses on disposal of real estate are included in non-interest expense. Foreclosed assets are presented in other real estate owned. As of June 30, 2012 and December 31, 2011, the Bank held in other real estate owned $3.0 million and $91,395, respectively, in foreclosed property.

Loans held for Sale

The fair value of loans held for sale is based on commitments on hand from investors within the secondary market for loans with similar characteristics.

The tables below presents the recorded amount of assets and liabilities measured at fair value as of June 30, 2012 on a recurring and non-recurring basis.

Successor Company

Recurring Basis
(in thousands)	Total	Level 1	Level 2	Level 3

Investment securities available for sale:
Government sponsored enterprises	$947	$-	$947	$-
Mortgage backed securities & CMO’s	17,790	-	17,790	-
Municipal	1,654	-	1,654	-
Corporate Bonds	1,935	-	1,935	-
Total assets at fair value	$22,326	$-	$22,326	$-

Total liabilities valued at fair value	$-	$-	$-	$-

Non-Recurring Basis
(in thousands)	Total	Level 1	Level 2	Level 3

Impaired loans, net	$2,123	$-	$-	$2,123
Loans held for sale	4,131	-	-	4,131
Other real estate owned	3,029	-	-	3,029
Total assets at fair value	$9,283	$-	$-	$9,283

Total liabilities valued at fair value	$-	$-	$-	$-

B-61

Note 7. Fair Value, continued

The tables below presents the recorded amount of assets and liabilities measured at fair value as of December 31, 2011 on a recurring and non-recurring basis. There are no liabilities valued at fair value.

Predecessor Company

Recurring Basis

(in thousands)	Total	Level 1	Level 2	Level 3

Investment securities available for sale:
Government sponsored enterprises	$3,001	$-	$3,001	$-
Mortgage backed securities & CMO’s	7,755	-	7,755	-
Municipal	1,632	-	1,632	-
Total assets at fair value	$12,388	$-	$12,388	$-

Total liabilities valued at fair value	$-	$-	$-	$-

Non-Recurring Basis
(in thousands)	Total	Level 1	Level 2	Level 3

Impaired loans, net	$2,474	$-	$-	$2,474
Loans held for sale	373	-	-	373
Other real estate owned	91	-	-	91
Total assets at fair value	$2,938	$-	$-	$2,938

Total liabilities valued at fair value	$-	$-	$-	$-

Note 8. Comprehensive income (loss)

A summary of comprehensive income (loss) is as follows:

	Successor	Predecessor	Successor	Predecessor
	Company	Company	Company	Company
	Three Months	Three Months	February 1, 2012	January 1, 2012	Six Months
	Ended	Ended	to	to	Ended
	June 30, 2012	June 30, 2011	June 30, 2012	January 31, 2012	June 30, 2011

Net income (loss)	$752,468	$265,774	$495,978	$(29,804)	$430,007

Other comprehensive income (loss):
Unrealized loss on transfer of investment from available for sale to held to maturity	-	(100,000)	-	-	(100,000)
Reclassification of unrealized loss to the cost basis of investment transferred from available for sale to held to maturity	-	-	-	3,226	-
Unrealized holding gain (loss) on securities available for sale	127,861	160,540	6,588	(61,012)	195,337
Total comprehensive income (loss)	$880,329	$326,314	$502,566	$(87,590)	$525,344

B-62

Annex C

Execution Copy

Agreement and Plan of MERGER

C-1

AGREEMENT AND PLAN OF MERGER

by and among

VANTAGESOUTH BANK,

CRESCENT STATE BANK,

and

CRESCENT FINANCIAL BANCSHARES, INC.

Dated as of August 10, 2012

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4.1	Organization and Authority	27
4.2	Authorization	29
4.3	Securities Filing	30
4.4	Parent Information	30
4.5	Brokers and Finders	30

ARTICLE V	COVENANTS RELATING TO CONDUCT OF BUSINESS	31
5.1	Conduct of Business Prior to the Effective Time	31
5.2	Forbearances of VantageSouth	31
5.3	Indemnification and Insurance	34

ARTICLE VI	ADDITIONAL AGREEMENTS	35
6.2	Regulatory Matters	35
6.2	Access to Information; Confidentiality	36
6.3	SEC Filings and Shareholder Approval	36
6.5	Public Disclosure	37
6.6	Additional Agreements	37
6.7	Nasdaq Notification	37
6.8	Employee Benefit Matters	37
6.9	No Solicitation	38

ARTICLE VII	CONDITIONS PRECEDENT	38
7.1	Conditions to Each Party’s Obligation to Effect the Closing	38
7.2	Conditions to Obligations of Parent	39
7.3	Conditions to Obligations of VantageSouth	39

ARTICLE VIII	TERMINATION AND AMENDMENT	40
8.1	Termination	40
8.2	Effect of Termination	41
8.3	Amendment	41
8.4	Extension; Waiver	42

ARTICLE IX	GENERAL PROVISIONS	42
9.2	Expenses	42
9.3	Notices	42
9.4	Interpretation	43
9.5	Counterparts	43
9.6	Entire Agreement	44
9.7	Governing Law	44
9.8	Venue	44
9.9	Waiver of Jury	44
9.10	Severability	44
9.11	Assignment; Third Party Beneficiaries	44
9.12	Specific Performance	45
9.13	Restricted Securities	45

ii

EXHIBITS

Exhibit A	Special Committee Members Voting Agreement
Exhibit B	Piedmont Voting Agreement
Exhibit C	VantageSouth Shareholder Representations

iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of August 10, 2012, by and among VantageSouth Bank, a North Carolina-chartered commercial bank (“VantageSouth”) and Crescent Financial Bancshares, Inc., a Delaware corporation (“Parent”), and Crescent State Bank, a North Carolina-chartered commercial bank and a wholly owned subsidiary of Parent (“Crescent Bank”). Certain capitalized terms have the meanings given to such terms in Article I.

RECITALS

A.          WHEREAS, the special committee of the Board of Directors of Parent, consisting of independent, disinterested directors of Parent formed for the purpose of, among other things, evaluating, negotiating and making a recommendation to the Board of Directors of Parent with respect to the transactions contemplated hereby (the “Special Committee”), has unanimously (i) determined that this Agreement, the Merger (as defined below) and the other transactions contemplated hereby are fair to, advisable and in the best interest of the Company and all of its stockholders (other than Piedmont and its Affiliates), and (ii) recommended to the Board of Directors of Parent that it approve and declare advisable this Agreement and the transactions contemplated hereby, including the Merger (the “Special Committee Recommendation”);

B.           WHEREAS, the Boards of Directors of VantageSouth, Crescent Bank and Parent have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for in this Agreement in which VantageSouth will, on the terms and subject to the conditions set forth in this Agreement, merge with and into Crescent Bank (the “Merger”), with Crescent Bank as the surviving bank in the Merger (sometimes referred to in such capacity as the “Surviving Bank”);

C.           WHEREAS, pursuant to the Merger, Parent shall issue to the holders of the VantageSouth Common Stock (excluding Parent and Crescent Bank) shares of Parent common stock, par value $1.00 per share (“Parent Common Stock”);

D.           WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

E.           As a condition and inducement to VantageSouth’s willingness to enter into this Agreement, each of the members of the Special Committee of the Boards of Directors of Parent and Crescent Bank has entered into an agreement dated as of the date hereof in the form of Exhibit A pursuant to which he or she will vote his or her shares of Parent Common Stock in favor of this Agreement and the transactions contemplated hereby.

F.           As a condition and inducement to VantageSouth’s and Parent's willingness to enter into this Agreement, Piedmont has entered into an agreement dated as of the date hereof in the form of Exhibit B pursuant to which it will vote its shares of Parent Common Stock in favor of the issuance of Parent Common Stock pursuant to the Merger and will vote its shares of VantageSouth Common Stock in favor of this Agreement and the transactions contemplated hereby.

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G.           As a condition and inducement to Parent's willingness (i) to enter into this Agreement and/or (ii) to consummate the Merger, each of the shareholders of VantageSouth has executed or will execute the VantageSouth Shareholder Representations in the form of Exhibit C hereto.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1          Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

“409A Plan” shall have the meaning stated in Section 3.11(h).

“Affiliate” of a Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Agreement” shall have the meaning stated in the Preamble to this Agreement.

“Articles of Incorporation” shall mean the Articles of Incorporation of VantageSouth, as currently in effect.

“Articles of Merger” shall have the meaning stated in Section 2.2.

“Authorizations” shall have the meaning stated in Section 3.1.

“BHCA” shall mean the Bank Holding Company Act of 1956, as amended.

“Burdensome Regulatory Condition” shall have the meaning stated in Section 6.1(a).

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banking institutions in Raleigh, North Carolina are authorized or obligated pursuant to legal requirements or executive order to be closed.

“Certificate” shall have the meaning stated in Section 2.9(a).

“Closing” shall have the meaning stated in Section 2.3.

“Closing Date” shall have the meaning stated in Section 2.3.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

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“Corporate Entity” shall mean a bank, corporation, partnership, limited liability VantageSouth or other organization, whether an incorporated or unincorporated organization.

“CRA” shall mean the Community Reinvestment Act of 1997.

“Crescent Bank” shall have the meaning stated in the Preamble to this Agreement.

“Crescent Bank Common Stock” shall mean the common stock, par value $5.00 per share, of Crescent Bank.

“Crescent Parties” shall mean Parent and Crescent Bank.

“Effective Time” shall have the meaning stated in Section 2.2.

“ERISA” shall have the meaning stated in Section 3.11(a).

“ERISA Affiliate” shall have the meaning stated in Section 3.11(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall have the meaning stated in Section 2.8.

“Exchange Ratio” shall have the meaning stated in Section 2.7(b).

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“GAAP” means accounting principles generally accepted in the United States.

“Governmental Entity” shall mean any court, administrative agency, arbitrator or commission or other governmental, prosecutorial or regulatory authority or instrumentality, or any SRO.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Party” shall have the meaning stated in Section 5.3(a).

“Intellectual Property” shall mean any or all of the following and all rights in, arising out of or associated with: all patents, trademarks, trade names, service marks, domain names, database rights, copyrights and any applications therefore, mask works, net lists, technology, web sites, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material of a Person.

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“Knowledge” means, with respect to a Party hereto, actual knowledge, after reasonable inquiry, of the members of the Board of Directors of that Party or any officer of that Party with the title ranking not less than senior vice president.

“Lien” shall mean any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind.

“Loan(s)” shall have the meaning stated in Section 3.22(a).

“Material Adverse Effect” shall mean, with respect to any Party, any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, has had or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, assets or business of such Party and its subsidiaries taken as a whole provided, however, that any such fact, circumstance, event, change, effect, development or occurrence resulting from any (i) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to financial and/or depository institutions generally, (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates, (iii) actions and omissions of a Party hereto taken with the prior consent of the other, (iv) direct effects of compliance with this Agreement on the operating performance of the Parties, including expenses incurred by the Parties in consummating the transactions contemplated by this Agreement, or (v) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, shall not be considered in determining if a Material Adverse Effect has occurred, except, with respect to clauses (i), (ii) and (v), to the extent that the effects of such change disproportionately affect a Party and its Subsidiaries, taken as a whole, as compared to other companies in the banking industry.

“Measurement Period” shall have the meaning stated in Section 2.7(b).

“Merger” shall have the meaning stated in the Preamble to this Agreement.

“Merger Consideration” shall have the meaning stated in Section 2.7(b).

“Multiemployer Plan” shall mean a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“NASDAQ Required Approval” shall have the meaning stated in Section 4.2(a).

“NCCOB” means the North Carolina Commissioner of Banks.

“Parent” shall have the meaning stated in the Preamble to this Agreement.

4

“Parent 10-K” shall mean Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed by it with the SEC on March 30, 2012 (including all exhibits included or incorporated by reference therein).

“Parent Common Stock” shall have the meaning stated in the Preamble.

“Parent Price” shall have the meaning stated in Section 2.7(b).

“Parent Regulatory Approvals” shall have the meaning stated in Section 4.2(c).

“Parent Shareholder Approval” shall have the meaning stated in Section 4.2(a).

“Parent Shareholders Meeting” shall have the meaning stated in Section 6.3(b).

“Parent Share Value” shall mean the closing price per share of the Parent Common Stock on the Nasdaq Global Market on the trading day immediately preceding (but not including) the Closing Date.

“Parent’s Reports” shall have the meaning stated in Section 4.3.

“Party” shall mean any of Parent, Crescent Bank, VantageSouth and “Parties” shall mean Parent, Crescent Bank and VantageSouth.

“Pension Plan” shall have the meaning stated in Section 3.11(d).

“Permitted Liens” shall have the meaning stated in Section 3.20.

“Person” shall mean any individual, Corporate Entity or Governmental Entity.

“Piedmont” shall mean Piedmont Community Bank Holdings, Inc.

“Previously Disclosed” shall mean (a) with respect to VantageSouth, information provided (including by being made available in an electronic data room or distributed by email) prior to the date of this Agreement to the members of the Special Committee, or to the Special Committee's legal or financial advisors, and information filed by VantageSouth in any call report filed with respect to any period ended on or after December 31, 2011, and (b) with respect to Parent and Crescent Bank, information made available to VantageSouth or its officers or representatives or information publicly disclosed by Parent in (i) the Parent 10-K, (ii) Parent’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, as filed by it with the SEC on May 15, 2012, or (iii) any Current Report on Form 8-K filed or furnished by Parent with the SEC since January 1, 2012 and publicly available prior to the date of this Agreement (in each case excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are predictive or forward-looking in nature).

“Proprietary Rights” shall have the meaning stated in Section 3.21.

“Proxy Statement” shall have the meaning stated in Section 6.3(a).

5

“Regulatory Agreement” shall have the meaning stated in Section 3.15.

“Regulatory Approvals” shall mean the Requisite Regulatory Approvals and the Parent Regulatory Approvals.

“Requisite Regulatory Approvals” shall have the meaning stated in Section 3.4.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Special Committee” shall have the meaning stated in the Preamble.

“Special Committee Recommendation” shall have the meaning stated in the Preamble.

“SRO” shall mean any domestic or foreign securities, broker-dealer, investment adviser and insurance industry self-regulatory organization.

“Subsidiary” and “Subsidiaries” means a corporation, partnership, joint venture or other entity in which a Party has, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.

“Surviving Bank” shall have the meaning stated in the Preamble to this Agreement.

“Takeover Proposal” shall have the meaning stated in Section 6.9.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, license, intangibles, franchise, backup withholding, environmental, occupation, alternative or add-on minimum taxes, imposed by any Governmental Entity, and other taxes, charges, levies or like assessments, and including all penalties and additions to tax and interest thereon.

“Tax Return” shall mean any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied to a Governmental Entity.

“Trading Day” shall have the meaning stated in Section 2.7(b).

“VantageSouth” shall have the meaning stated in the Preamble to this Agreement.

“VantageSouth Benefit Plan” shall have the meaning stated in Section 3.11(a).

“VantageSouth Common Stock” shall have the meaning stated in Section 2.7(b).

“VantageSouth Insurance Policies” shall have the meaning stated in Section 3.19.

“VantageSouth Preferred Stock” shall have the meaning stated in Section 3.2.

6

“VantageSouth Reports” shall have the meaning stated in Section 3.5(a).

“VantageSouth Shareholder Meeting” shall mean a meeting of VantageSouth shareholders for the purpose of obtaining the approval to enter into the Merger with Crescent Bank and Parent.

“VantageSouth Significant Agreement” shall have the meaning stated in Section 3.14(a).

“Voting Debt” shall have the meaning stated in Section 3.2.

ARTICLE II
THE MERGER; DELIVERY OF MERGER CONSIDERATION

2.1          The Merger.

(a)          Subject to the terms and conditions of this Agreement, in accordance with Section 53-12 of the North Carolina General Statutes, at the Effective Time, VantageSouth shall merge with and into Crescent Bank. Crescent Bank shall be the Surviving Bank in the Merger and shall continue its existence as a corporation under the laws of the State of North Carolina. As of the Effective Time, the separate corporate existence of VantageSouth shall cease.

(b)          Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Parent may specify that the structure of the transactions contemplated by this Agreement be revised and the Parties shall enter into such alternative transactions as Parent may reasonably determine to effect the purposes of this Agreement; provided, however, that such revised structure (i) shall not alter or change the amount, value or kind of the Merger Consideration or (ii) is not likely to materially impede or delay the receipt of any regulatory approval referred to in, or the consummation of the transactions contemplated by, this Agreement, or (iii) shall not result in adverse Federal or state income tax consequences to VantageSouth shareholders as a result of the modification. In the event that Parent elects to make such a revision, the parties agree to execute appropriate documents to reflect the revised structure.

2.2         Effective Time. The Merger shall become effective as of the date set forth in the articles of merger (the “Articles of Merger”), which shall contain this Agreement, together with a certified copy of the approval of the Merger by the NCCOB, that shall be filed with the Secretary of State of the State of North Carolina as required under Section 53-13 of the North Carolina General Statutes. The term “Effective Time” shall be the date and time when the Merger becomes effective as set forth in the Articles of Merger.

2.3         Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place by the electronic (PDF), facsimile or overnight courier exchange of executed documents or at a location and at a time as agreed to by the parties hereto on the date designated by Parent on a date no later than 15 Business Days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing), unless extended by mutual agreement of the parties (the “Closing Date”).

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2.4         Articles of Incorporation and Bylaws of the Surviving Bank. At the Effective Time, the articles of incorporation of Crescent Bank in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Bank until thereafter amended in accordance with applicable law. The bylaws of Crescent Bank, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Bank until thereafter amended in accordance with applicable law and the terms of such bylaws.

2.5         Directors and Officers. Subject to applicable law, the directors of Crescent Bank immediately prior to the Effective Time shall be the initial directors of the Surviving Bank and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of Crescent Bank immediately prior to the Closing Date shall be the initial officers of the Surviving Bank and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

2.6         Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the Section 53-13 of the North Carolina General Statutes.

2.7         Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Crescent Bank, VantageSouth or the holder of any of the following securities:

(a)          No Effect on Crescent Bank Common Stock. Each share of Crescent Bank Common Stock outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

(b)         Conversion of VantageSouth Common Stock. By virtue of the Merger, automatically and without any action on the part of the holder thereof, as of the Effective Time, each outstanding share of the common stock, par value $5.00 per share, of VantageSouth (the “VantageSouth Common Stock”) shall be converted into the right to receive the number of shares of Parent Common Stock (the “Merger Consideration”) equal to the Exchange Ratio. The “Exchange Ratio” shall be 4.8204 if the Parent Price, as defined below, is at or above $5.25. If the Parent Price is at or below $4.75, then the Exchange Ratio shall be 5.3278. If the Parent Price is below $5.25 but above $4.75, then the Exchange Ratio shall be equal to $25.307 divided by a number equal to the Parent Price (rounded to the nearest ten-thousandth). “Parent Price” means the volume weighted average price (rounded up to the nearest cent) of Parent Common Stock on the Nasdaq Global Market (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by Parent and VantageSouth) for the thirty (30) latest Trading Days, as defined below, preceding the date that is four business days prior to the Closing Date (the “Measurement Period”). “Trading Day” means any day on which at least 100 shares of Parent Common Stock are traded, as reported on the Nasdaq Global Market.

(c)          Notwithstanding any other provision of this Agreement, no fraction of a share of Parent Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, Parent shall pay to each holder of VantageSouth Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock an amount in cash, rounded to the nearest whole cent, determined by multiplying (i) the Parent Share Value by (ii) the fraction of a share (after taking into account all shares of VantageSouth Common Stock held by such holder of record at the Effective Time and rounded to the nearest one ten-thousandth when expressed in decimal form) of Parent Common Stock to which the holder of record would otherwise be entitled to receive.

8

(d)         Cancellation of Certain Shares of VantageSouth Common Stock. All shares of VantageSouth Common Stock issued and outstanding immediately prior to the Effective Time that are owned by Parent, Crescent Bank, VantageSouth or any wholly owned subsidiaries of VantageSouth or Parent (other than (i) shares of VantageSouth Common Stock held in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties and (ii) shares of VantageSouth Common Stock held, directly or indirectly, by Parent or VantageSouth in respect of a debt previously contracted) shall be cancelled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

(e)          Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or VantageSouth Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Merger Consideration, Exchange Ratio and other dependent items, as applicable.

2.8         Merger Consideration. At or prior to the Effective Time Parent shall make available to Broadridge Corporate Issuer Solutions, Inc. (the “Exchange Agent”), who shall act as exchange agent, certificates representing the number of whole shares of Parent Common Stock sufficient to deliver, and Parent shall timely deliver, the aggregate Merger Consideration.

9

2.9         Delivery of Merger Consideration.

(a)          VantageSouth shall use its best efforts to cause each holder of record of a certificate representing shares of VantageSouth Common Stock which immediately prior to the Effective Time represented outstanding shares of VantageSouth Common Stock (“Certificate”) to surrender at the Closing all Certificates held by such holder of record, duly endorsed for transfer in blank, or accompanied by stock transfer powers duly executed in blank, by such holder, or accompanied by such other documentation as the Exchange Agent may reasonably require to effect the exchange of such Certificates for the Merger Consideration, and Exchange Agent shall deliver to each such holder a stock certificate or certificates representing the Merger Consideration with respect to all Certificates surrendered at the Closing. If any Certificates are not surrendered in accordance with the preceding sentence of this Section 2.9(a), then following the Closing, Parent will make appropriate arrangements with the Exchange Agent to provide each VantageSouth shareholder who did not surrender his or her Certificates with a letter of transmittal in such form and containing such provisions as Parent and the Exchange Agent shall reasonably deem necessary to permit each such shareholder to convert the shares of VantageSouth Common Stock formerly represented by such unsurrendered Certificates into the Merger Consideration issuable with respect to such Certificates.

(b)         Upon surrender to the Exchange Agent of its Certificate(s), accompanied by a properly completed letter of transmittal, a holder of VantageSouth Common Stock will be entitled to receive, promptly after the Effective Time, the Merger Consideration. Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the Merger Consideration (and cash in lieu of fractional shares) to be issued in consideration therefor upon surrender of such Certificate in accordance with, and any dividends or distributions to which such holder is entitled pursuant to, this Article II.

(c)          No dividends or other distributions with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock to be issued with respect thereto, in each case unless and until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate in accordance with this Article II the record holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of Parent Common Stock payable in respect of such Certificate and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to the whole shares of Parent Common Stock payable in respect of such Certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the Parent Common Stock issuable with respect to such Certificate.

(d)         In the event of a transfer of ownership of a Certificate representing VantageSouth Common Stock that is not registered in the stock transfer records of VantageSouth, the proper amount of cash and/or shares of Parent Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such VantageSouth Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered holder of the Certificate or establish to the satisfaction of Parent that the Tax has been paid or is not applicable.

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(e)          After the Effective Time, there shall be no transfers on the stock transfer books of VantageSouth of any shares of VantageSouth Common Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of VantageSouth Common Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration to be issued in consideration therefor in accordance with Section 2.7 and the procedures set forth in this Article II.

(f)          Any former shareholders of VantageSouth who have not theretofore complied with this Article II shall thereafter look only to Parent with respect to the Merger Consideration (and cash in lieu of fractional shares) and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each share of VantageSouth Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Any Merger Consideration remaining unclaimed as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, VantageSouth or the Exchange Agent or any other person shall be liable to any former holder of shares of VantageSouth Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g)         In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Exchange Agent, the posting by such person of a bond in such amount as Parent or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (and cash in lieu of fractional shares) deliverable in respect thereof pursuant to this Agreement.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF VANTAGESOUTH

VantageSouth represents and warrants to Parent that:

3.1         Organization and Authority. VantageSouth is a bank duly organized, validly existing and in good standing under the laws of the State of North Carolina. The deposit accounts of VantageSouth are insured up to applicable limits by the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation (the “FDIC”); all premiums and assessments required to be paid in connection therewith have been paid when due; and no proceedings for the termination or revocation of such insurance are pending or, to the Knowledge of VantageSouth, threatened. VantageSouth has the power and authority (corporate, governmental, regulatory and otherwise) and has all necessary approvals, orders, licenses, certificates, permits and other governmental authorizations (collectively, the “Authorizations”) to own or lease all of the assets owned or leased by it and to conduct its business in all material respects in the manner it is now being conducted, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power and authority or such Authorizations has not had, individually or in the aggregate, a Material Adverse Effect on VantageSouth. VantageSouth is duly licensed or qualified to do business and in good standing in all jurisdictions in which the nature of the activities conducted by it requires such qualification except for jurisdictions in which the failure to be so qualified or authorized has not had, individually or in the aggregate, a Material Adverse Effect. The Articles of Incorporation comply in all material respects with applicable law. A complete and correct copy of the Articles of Incorporation and bylaws of VantageSouth, as amended to date and as currently in effect, has been delivered or made available to Parent and Crescent Bank. VantageSouth has no direct or indirect Subsidiaries. VantageSouth does not own, directly or indirectly, any capital stock or other equity securities of any person that is not a Subsidiary.

3.2         Capitalization. The authorized capital stock of VantageSouth consists of 5,000,000 shares of VantageSouth Common Stock, $5.00 par value, and 1,000,000 shares of preferred stock, having a par value as approved by the NCCOB at the time issuance (the “VantageSouth Preferred Stock”). There are 1,382,961 shares of VantageSouth Common Stock and no shares of VantageSouth Preferred Stock outstanding. As of the date of this Agreement, all of the outstanding shares of VantageSouth Common Stock are held of record and beneficially as follows: Piedmont owns 1,382,241 shares of VantageSouth Common Stock and each of the twelve directors of VantageSouth owns 60 shares of VantageSouth Common Stock. No shares of VantageSouth Common Stock or VantageSouth Preferred Stock are reserved for issuance. All of the issued and outstanding shares of VantageSouth Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of VantageSouth may vote (“Voting Debt”) are issued and outstanding. VantageSouth does not have and is not bound by any outstanding subscriptions, options, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of VantageSouth Common Stock or VantageSouth Preferred Stock or any other equity securities of VantageSouth or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of VantageSouth (including any rights plan or agreement). There are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of VantageSouth Common Stock or other equity interests of VantageSouth.

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3.3         Authorization.

(a)          VantageSouth has the full legal power and authority to enter into this Agreement and the other agreements referenced herein to which it will be a party and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other agreements referenced herein to which VantageSouth will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of VantageSouth, and, will be duly approved by the shareholders of VantageSouth in accordance with all applicable Laws. This Agreement has been, and the other agreements referenced herein to which VantageSouth will be a party, when executed, will be, duly and validly executed and delivered by VantageSouth, and assuming due authorization, execution and delivery by Parent and Crescent Bank, is and will be a valid and binding obligation of VantageSouth enforceable against VantageSouth in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). Other than the approval of this Agreement by the shareholders of VantageSouth, no other corporate proceedings are necessary for the execution and delivery by VantageSouth of this Agreement and the other agreements referenced herein to which it will be a party, the performance by it or them of its or their obligations hereunder and thereunder or the consummation by it or them of the transactions contemplated hereby and thereby.

(b)         Neither the execution and delivery by VantageSouth of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by VantageSouth with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of VantageSouth under any of the terms, conditions or provisions of (i) its articles of incorporation or bylaws (or similar governing documents) of VantageSouth or (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which VantageSouth is a party or by which it may be bound, or to which VantageSouth or any of the properties or assets, of VantageSouth may be subject, or (B) violate any law or regulation applicable to VantageSouth or any of its respective properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect on VantageSouth or materially and adversely affect VantageSouth’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

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3.4         Consents and Approvals. Except for (i) the approval by the FDIC under 12 USC Section 1828(c), (ii) the notices, consents, approvals, waivers, authorizations, filings and registrations as Previously Disclosed, (iii) the approval of the NCCOB under Section 53-12 of the North Carolina General Statutes, (iv) the filing of the Articles of Merger with the Secretary of State of the State of North Carolina pursuant to the Section 53-13 of the North Carolina General Statutes and (v) if required, any approvals or filings required by the HSR Act (such consents or approvals, the “Requisite Regulatory Approvals”), no governmental or any other material consents, approvals, authorizations, applications, registrations and qualifications are required to be obtained by VantageSouth in connection with or for the consummation of the transactions contemplated by this Agreement. Other than the securities or Blue Sky laws of the various states and the Requisite Regulatory Approvals, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity or SRO, or expiration or termination of any statutory waiting period, is necessary for the consummation by VantageSouth of the transactions contemplated by this Agreement. As of the date hereof, VantageSouth has no knowledge of any reason pertaining to VantageSouth why any of the approvals referred to in this Section 3.4 should not be obtained without the imposition of any Burdensome Regulatory Condition.

3.5         Reports.

(a)          Since December 31, 2008, VantageSouth has timely filed all material reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity or SRO having jurisdiction over VantageSouth (the foregoing, collectively, the “VantageSouth Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective dates of filing, the VantageSouth Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities or SROs. Except as Previously Disclosed, to the Knowledge of VantageSouth, as of the date of this Agreement, there are no outstanding comments from any Governmental Entity or any SRO with respect to any VantageSouth Report. With respect to all other VantageSouth Reports, to the Knowledge of VantageSouth, VantageSouth Reports were complete and accurate in all material respects as of their respective dates, or the dates of their respective amendments. Copies of all VantageSouth Reports not otherwise publicly filed, to the extent allowed by applicable law, have been provided to Parent or Crescent Bank by VantageSouth. Except for normal examinations conducted by a Governmental Entity or SRO in the regular course of the business of VantageSouth, no Governmental Entity or SRO has initiated any proceeding or, to the Knowledge of VantageSouth, investigation into the business or operations of VantageSouth since December 31, 2008.

(b)         VantageSouth (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of VantageSouth, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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3.6         Financial Statements. VantageSouth has previously provided to the financial advisor to the Special Committee copies of (i) the most recent draft audited balance sheet of VantageSouth as of December 31, 2011 and 2010 and the related statements for income for each of the years in the two-year period ended December 31, 2011 together with the notes thereto, accompanied by the audit reports of VantageSouth’s independent public accountants for those periods and (ii) the interim unaudited balance sheet of VantageSouth as of March 31, 2012 and the related unaudited statements of income and changes in stockholders’ equity. Such financial statements were prepared from the books and records of VantageSouth, fairly present the financial position of VantageSouth in each case at and as of the dates indicated and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; provided, however, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of cash flows and footnotes. The books and records of VantageSouth have been, and are being, maintained in all respects in accordance with GAAP and any other legal, regulatory and accounting requirements and reflect only actual transactions.

3.7         Undisclosed Liabilities. Except as Previously Disclosed, none of VantageSouth has any liabilities or obligations of any nature and is not an obligor under any guarantee, keepwell or other similar agreement (absolute, accrued, contingent or otherwise) except for (1) liabilities or obligations reflected in or reserved against in VantageSouth’s consolidated balance sheet as of December 31, 2011, (2) current liabilities that have arisen since December 31, 2011 in the ordinary and usual course of business and consistent with past practice and that have either been Previously Disclosed or would not have, individually or in the aggregate, a Material Adverse Effect on VantageSouth and (3) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements made in the ordinary and usual course of business and consistent with past practice and that have either been Previously Disclosed or would not have, individually or in the aggregate, a Material Adverse Effect on VantageSouth.

3.8         Absence of Certain Changes. Since December 31, 2011, except as Previously Disclosed, (a) VantageSouth has conducted their respective businesses in all material respects in the ordinary and usual course of business and consistent with prior practice, (b) none of VantageSouth has issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business, (c) VantageSouth has not made or declared any distribution in cash or in kind to its shareholders or issued or repurchased any shares of its capital stock or other equity interests, (d) no fact, event, change, condition, development, circumstance or effect has occurred that has had a Material Adverse Effect on VantageSouth and (e) VantageSouth is not in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of VantageSouth, no other party to any such agreement (excluding any loan or extension of credit made by VantageSouth) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on VantageSouth.

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3.9         Legal Proceedings. Except as Previously Disclosed, there are no suits, actions or legal, administrative or arbitration proceedings pending or, to the knowledge of VantageSouth, threatened against or affecting VantageSouth or any property or asset of VantageSouth that (i) are seeking damages or declaratory relief against VantageSouth, (ii) challenge the validity or propriety of the transactions contemplated by this Agreement, or (iii) involve a Governmental Entity. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against VantageSouth or the assets of VantageSouth (or that, upon consummation of the Merger, would apply to Crescent Bank or any of its Subsidiaries).

3.10       Taxes and Tax Returns.

(a)          VantageSouth has duly and timely filed (including, pursuant to applicable extensions granted without penalty) all material Tax Returns required to be filed by it and all such Tax Returns are correct and complete in all material respects. VantageSouth has paid in full, or made adequate provision in the financial statements of VantageSouth (in accordance with GAAP) for, all Taxes shown as due on such Tax Returns.

(b)         Except as Previously Disclosed, no audits or material investigations by any taxing authority relating to any Tax Returns of VantageSouth is in progress, nor has VantageSouth received notice from any taxing authority of the commencement of any audit not yet in progress. No material deficiencies for any Taxes have been proposed, asserted or assessed against or with respect to any Taxes due by, or Tax Returns of, VantageSouth which deficiencies have not since been resolved.

(c)          There are no material Liens for Taxes upon the assets of either VantageSouth except for statutory Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been provided.

(d)         To VantageSouth’s Knowledge, VantageSouth has complied in all material respects with all requirements to report information for Tax purposes to any individual or taxing authority, and have collected and maintained all requisite certifications and documentation in valid and complete form with respect to any such reporting obligation, including, without limitation, valid Internal Revenue Service Forms W-8 and W-9.

(e)         No claim has been made by a taxing authority in writing to VantageSouth in a jurisdiction where VantageSouth does not file Tax Returns that VantageSouth is or may be subject to Tax by that jurisdiction.

(f)          None of VantageSouth has granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax Return that is outstanding, nor has any request for any such waiver or consent been made.

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(g)         To VantageSouth’s Knowledge, VantageSouth has not been or is not in violation (or with notice or lapse of time or both, would be in violation) of any applicable Law relating to the payment or withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or any similar provisions of state, local or foreign Law). VantageSouth has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authority all amounts required to be so withheld and paid over for all periods under all applicable Laws.

(h)         There are no outstanding powers of attorney enabling any person or entity not a party to this Agreement to represent VantageSouth with respect to Tax matters.

(i)          There will be no loss or impairment of deferred tax assets of VantageSouth, or limitation on the use of VantageSouth net operating losses, as a result of the Merger.

3.11       Employee Benefit Plans.

(a)          (A) With respect to each VantageSouth Benefit Plan, VantageSouth has complied, and are now in compliance, in all material respects, with all provisions of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code and all laws and regulations applicable to each such VantageSouth Benefit Plan; and (B) each VantageSouth Benefit Plan has been administered in all material respects in accordance with its terms. “VantageSouth Benefit Plan” means any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control, fringe benefit, or other compensation or employee benefit plan, program, agreement, arrangement or policy sponsored, maintained or contributed to or required to be contributed to by VantageSouth or by any trade or business, whether or not incorporated (an “ERISA Affiliate”), that together with VantageSouth would be deemed a “single employer” within the meaning of section 4001(b) of ERISA, or to which VantageSouth or any of their respective ERISA Affiliates is party, whether written or oral, for the benefit of any director, former director, consultant, former consultant, employee or former employee of VantageSouth.

(b)         With respect to each VantageSouth Benefit Plan, VantageSouth has heretofore delivered or made available to Parent true and complete copies of each of the following documents, to the extent applicable: (i) a copy of the VantageSouth Benefit Plan and any amendments thereto (or if the VantageSouth Benefit Plan is not a written VantageSouth Benefit Plan, a description thereof); (ii) a copy of the two most recent annual reports and actuarial reports, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (iii) a copy of the most recent summary plan description required under ERISA with respect thereto; (iv) if the VantageSouth Benefit Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and (v) the most recent determination letter received from the Internal Revenue Service with respect to each VantageSouth Benefit Plan intended to qualify under section 401 of the Code.

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(c)         Except as Previously Disclosed, no claim has been made, or to the Knowledge of VantageSouth threatened, against VantageSouth related to the employment and compensation of employees or any VantageSouth Benefit Plan, including, without limitation, any claim related to the purchase of employer securities or to expenses paid under any defined contribution pension plan other than ordinary course claims for benefits.

(d)         Except for matters that, individually or in the aggregate, have not had a Material Adverse Effect on VantageSouth, (i) no VantageSouth Benefit Plan which is subject to Title IV of ERISA, Section 302 of ERISA, Section 412 of the Code or Section 4971 of the Code (a “Pension Plan”) had, as of the respective last annual valuation date for each such Pension Plan, an “unfunded benefit liability” (within the meaning of Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to Parent, (ii) none of the Pension Plans either (A) has an “accumulated funding deficiency” or (B) has failed to meet any “minimum funding standards”, as applicable (as such terms are defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, (iii) none of VantageSouth, any officer of VantageSouth or any of the VantageSouth Benefit Plans which are subject to ERISA, including the Pension Plans, any trust created thereunder or, to the Knowledge of VantageSouth, any trustee or administrator thereof, has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject VantageSouth, or any officer of VantageSouth to the Tax or penalty on prohibited transactions imposed by the Code, ERISA or other applicable law, (iv) no VantageSouth Benefit Plans and trusts have been terminated, nor is there any intention or expectation to terminate any VantageSouth Benefit Plans and trusts except as Previously Disclosed, (v) no VantageSouth Benefit Plans and trusts are the subject of any proceeding by any Person, including any Governmental Entity, that reasonably could be expected to result in a termination of any VantageSouth Benefit Plan or trust, (vi) there has not been any “reportable event” (as that term is defined in Section 4043 of ERISA) with respect to any the Pension Plan during the last six years as to which the 30-day advance-notice requirement has not been waived and (vii) VantageSouth has not, or within the past six years had, contributed to, been required to contribute to, or has any liability (including “withdrawal liability” within the meaning of Title IV of ERISA) with respect to, any Multiemployer Plan.

(e)         Except as Previously Disclosed, VantageSouth has not incurred any current or projected liability in respect of post-retirement health, medical or life insurance benefits for VantageSouth Employees, except as required to avoid an excise tax under Section 4980B of the Code or comparable State benefit continuation laws.

(f)          Each VantageSouth Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code, and, to the Knowledge of VantageSouth, no condition exists that could reasonably be expected to jeopardize any such qualification or exemption.

(g)         None of VantageSouth, any VantageSouth Benefit Plan, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which VantageSouth, any VantageSouth Benefit Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any VantageSouth Benefit Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

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(h)         Each VantageSouth Benefit Plan that is a “non-qualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “409A Plan”) complies in all material respects with the requirements of Section 409A of the Code and the guidance promulgated thereunder. No payment to be made under any 409A Plan is or will be subject to the interest and additional tax payable pursuant to Section 409A(a)(1)(B) of the Code. VantageSouth is not party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of taxes imposed by Section 409A(a)(1)(B) of the Code.

(i)          Except as Previously Disclosed, (x) the transactions contemplated by this Agreement will not, either alone or in combination with any other event or events, (A) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of VantageSouth from VantageSouth under any VantageSouth Benefit Plan or otherwise, (B) increase any benefits otherwise payable under any VantageSouth Benefit Plan, (C) result in any acceleration of the time of payment or vesting of any such benefits, (D) require the funding or increase in the funding of any such benefits or (E) result in any limitation on the right of VantageSouth to amend, merge, terminate or receive a reversion of assets from any VantageSouth Benefit Plan or related trust and (y) VantageSouth has not taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits, or will result, in any limitation on the right of VantageSouth to amend, merge, terminate any VantageSouth Benefit Plan or receive a reversion of assets from any VantageSouth Benefit Plan or related trust. VantageSouth is not party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of excise taxes imposed by Section 4999 of the Code.

3.12       Labor Matters.

(a)          VantageSouth is in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. VantageSouth is not or has never been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is VantageSouth the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment nor, to the knowledge of VantageSouth, has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving VantageSouth pending or, to the knowledge of VantageSouth, threatened.

(b)         VantageSouth has Previously Disclosed (A) all present employees (including any leased or temporary employees) of VantageSouth and any consultants or independent contractors providing services to VantageSouth; (B) each employee’s, consultant’s or independent contractor’s current rate of compensation; and (C) each employee’s accrued vacation, sick leave or personal leave if applicable. VantageSouth has Previously Disclosed the name of any employee who is absent from work due to a leave of absence (including but not limited to, in accordance with the requirements of the Family and Medical Leave Act or the Uniformed Services Employment and Reemployment Rights Act) or a work-related injury, or who is receiving workers’ compensation or disability compensation. There are no unpaid wages, bonuses or commissions owed to any employee (other than those not yet due).

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3.13       Compliance with Law.

(a)          VantageSouth conduct and have conducted their business in compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on VantageSouth. VantageSouth is and has been in compliance with and is not in default or violation of, and none of them is, to the Knowledge of VantageSouth, under investigation with respect to or, to the Knowledge of VantageSouth, has been threatened to be charged with or given notice of any material violation of, any applicable domestic (federal, state or local) or foreign law or order, demand, writ, injunction, decree or judgment of any Governmental Entity or SRO. Except for statutory or regulatory restrictions of general application, no Governmental Entity or SRO has placed any material restriction on the business or properties of VantageSouth. Except as Previously Disclosed, since December 31, 2011, none of VantageSouth has received any notification or communication from any Governmental Entity or SRO (A) asserting that VantageSouth is not in material compliance with any applicable law, (B) to VantageSouth’s Knowledge, threatening to revoke any permit, license, franchise, authorization, order or approval, or (C) to VantageSouth’s Knowledge, threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance.

(b)         VantageSouth has properly administered all accounts for which VantageSouth acts as a fiduciary, including accounts for which VantageSouth serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law in all material respects. None of VantageSouth, or any director, officer or employee of VantageSouth, has committed any breach of trust with respect to any such fiduciary account that would have a Material Adverse Effect on VantageSouth, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect in all material respects the assets of such fiduciary account.

(c)          VantageSouth’s CRA rating is no less than “satisfactory.” All deposit liabilities of VantageSouth are insured by the FDIC to the fullest extent under the law. VantageSouth has met all conditions of such insurance, including timely payment of its premiums.

3.14       Commitments and Contracts.

(a)         VantageSouth has Previously Disclosed or made available to Parent, Crescent Bank or their representatives true, correct and complete copies of, each of the following contracts to which VantageSouth is a party (each, a “VantageSouth Significant Agreement”):

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(i)          with any executive officer or other key employee of VantageSouth or the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving VantageSouth of the nature contemplated by this Agreement;

(ii)         with respect to the employment of any directors, officers, employees or consultants;

(iii)        that (1) contains a non-compete or client or customer non-solicit requirement or any other provision that restricts the conduct of, or the manner of conducting, any line of business of VantageSouth (or, following the consummation of the transactions contemplated hereby, Crescent Bank or any of its Subsidiaries), (2) obligates VantageSouth or any of its affiliates (or, following the consummation of the transactions contemplated hereby, Crescent Bank or any of its Subsidiaries) to conduct business with any third party on an exclusive or preferential basis, or (3) requires referrals of business or requires VantageSouth to make available investment opportunities to any person on a priority or exclusive basis;

(iv)        pursuant to which VantageSouth may become obligated to invest in or contribute capital to any entity;

(v)         that relates to borrowings of money (or guarantees thereof) by VantageSouth in excess of $50,000, other than advances from the Federal Home Loan Bank of Atlanta;

(vi)        that relates to a joint venture, partnership, limited liability company agreement or other similar agreement or arrangement, or to the formation, creation or operation, management or control of any partnership or joint venture with any third parties;

(vii)       that relates to an acquisition, divestiture, merger or similar transaction and which contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations) that are still in effect,

(viii)      which is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $25,000 on an annual basis;

(ix)         which is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $25,000 per annum; or

(x)          which is not of the type described in clauses (i) through (ix) above and which involved payments by, or to, VantageSouth in the fiscal year ended December 31, 2011, or which could reasonably be expected to involve such payments during the fiscal year ending December 31, 2012, of more than $25,000 (excluding Loans) or the termination of which would require payment by VantageSouth in excess of $25,000.

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(b)         Each of VantageSouth Significant Agreements has been duly and validly authorized, executed and delivered by VantageSouth and is binding on VantageSouth and is in full force and effect. VantageSouth is in all material respects in compliance with and have in all material respects performed all obligations required to be performed by it to date under each VantageSouth Significant Agreement. VantageSouth has not received notice of any material violation or default (or any condition that with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any VantageSouth Significant Agreement. No other party to any VantageSouth Significant Agreement is, to the Knowledge of VantageSouth, in default in any material respect thereunder. Except as Previously Disclosed, VantageSouth is not party to any contracts any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan).

3.15       Agreements with Regulatory Agencies. VantageSouth is not subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or has adopted any board resolutions at the request of, any Governmental Entity or SRO (each item in this sentence, a “Regulatory Agreement”), nor has VantageSouth been advised since December 31, 2011 by any Governmental Entity or SRO that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.

3.16       Investment Company; Investment Adviser. VantageSouth is not required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. VantageSouth is not required to be registered, licensed or qualified as an investment adviser under the Investment Advisers Act of 1940, as amended, or in another capacity thereunder with the SEC or any other Governmental Entity.

3.17       Derivative Instruments. All material derivative instruments, including, swaps, caps, floors and option agreements were entered into (1) only in the ordinary and usual course of business and consistent with past practice, (2) in accordance with commercially reasonable banking practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of VantageSouth, enforceable in accordance with its terms. None of VantageSouth, or, to the Knowledge of VantageSouth, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

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3.18       Environmental Liability. To VantageSouth’s Knowledge, VantageSouth has complied in all material respects with all laws, regulations, ordinances and orders relating to public health, safety or the environment (including without limitation all laws, regulations, ordinances and orders relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances, pollutants or contaminants, or to exposure to toxic, hazardous or other controlled, prohibited or regulated substances), the violation of which would have a Material Adverse Effect on VantageSouth or the consummation of the transactions contemplated by this Agreement. There is no legal, administrative, arbitral or other proceeding, claim, action or notice of any nature seeking to impose, or that could result in the imposition of, on VantageSouth, any liability or obligation of VantageSouth with respect to any environmental health or safety matter or any private or governmental, environmental health or safety investigation or remediation activity of any nature arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or, to VantageSouth’s Knowledge, threatened against VantageSouth or any property in which VantageSouth has taken a security interest the result of which has had a Material Adverse Effect on VantageSouth; to VantageSouth’s Knowledge, there is no reasonable basis for, or circumstances that could reasonably be expected to give rise to, any such proceeding, claim, action, investigation or remediation; and to VantageSouth’s Knowledge, VantageSouth is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party that could impose any such environmental obligation or liability.

3.19       Insurance. VantageSouth maintains, and has maintained for the two years prior to the date of this Agreement, insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that VantageSouth reasonably believe are adequate for their respective businesses and as constitute reasonably adequate coverage against all risks customarily insured against by banking institutions and their subsidiaries of comparable size and operations, including, but not limited to, insurance covering all real and personal property owned or leased by VantageSouth against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business. True, correct and complete copies of all policies and binders of insurance currently maintained in respect of the assets, properties, business, operations, employees, officers or directors of VantageSouth (collectively, the “VantageSouth Insurance Policies”), and all correspondence relating to any material claims under VantageSouth Insurance Policies, have been previously made available to Parent. All of the VantageSouth Insurance Policies are in full force and effect, the premiums due and payable thereon have been timely paid, and there is no breach or default (and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute such a breach or default) by VantageSouth or any of its Subsidiaries under any of the VantageSouth Insurance Policies or, to the Knowledge of VantageSouth, by any other party to the VantageSouth Insurance Policies, except for defaults that would not have nor reasonably be expected to have a Material Adverse Effect on VantageSouth. VantageSouth has not received any written notice of cancellation or non-renewal of any VantageSouth Insurance Policy nor, to the Knowledge of VantageSouth, is the termination of any such policies threatened, and there is no claim for coverage by VantageSouth pending under any of such VantageSouth Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such VantageSouth Policies or in respect of which such underwriters have reserved their rights.

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3.20       Title to Property. VantageSouth has good and marketable title to all real properties and transferable title to all other properties and assets, tangible or intangible, owned by it (other than any assets or properties classified as other real estate owned) that are material to the operation of its businesses, in each case free from Liens (other than (i) Liens for current taxes and assessments not yet past due or being contested in good faith, (ii) inchoate Liens for construction in progress, (iii) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of VantageSouth consistent with past practice for sums not yet delinquent or being contested in good faith by appropriate proceedings and (iv) Liens with respect to tenant personal property, fixtures and/or leasehold improvements at the subject premises arising under state statutes and/or principles of common law (collectively, “Permitted Liens”)) that would impair in any material respect the value thereof or interfere with the use made or to be made thereof by them in any material respect. VantageSouth owns, leases or otherwise has valid easement rights to use all properties as are necessary to their operations as now conducted. To the Knowledge of VantageSouth, VantageSouth holds all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them in any material respect. Neither VantageSouth or, to the Knowledge of VantageSouth, any other party thereto is in default in any material respect under any lease described in the immediately preceding sentence. There are no condemnation or eminent domain proceedings pending or, to the Knowledge of VantageSouth, threatened in writing, with respect to any of the real properties owned, or to VantageSouth’s Knowledge, any of the real properties leased, by VantageSouth. None of VantageSouth has, within the last two (2) years, made any material title claims, or has outstanding any material title claims, under any policy of title insurance respecting any parcel of real property.

3.21       Intellectual Property. VantageSouth owns, or are licensed or otherwise possess rights to use free and clear of all Liens all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets, applications and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Proprietary Rights”) used in the conduct of the business of VantageSouth as now conducted, except where the failure to own such Proprietary Rights would not have a Material Adverse Effect on VantageSouth. VantageSouth has the right to use all Proprietary Rights used in or necessary for the conduct of its businesses without infringing the rights of any person or violating the terms of any licensing or other agreement to which VantageSouth is a party, except for such infringements or violations that have not had a Material Adverse Effect on VantageSouth, and, to VantageSouth’s Knowledge, no person is infringing upon any of the Proprietary Rights, except where the infringement of or lack of a right to use such Proprietary Rights would not have a Material Adverse Effect on VantageSouth. Except as Previously Disclosed, no charges, claims or litigation have been asserted or, to VantageSouth’s Knowledge, threatened against VantageSouth contesting the right of VantageSouth to use, or the validity of, any of the Proprietary Rights or challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto or asserting the misuse thereof, and, to VantageSouth’s Knowledge, no valid basis exists for the assertion of any such charge, claim or litigation. All licenses and other agreements to which VantageSouth is a party relating to Proprietary Rights are in full force and effect and constitute valid, binding and enforceable obligations of VantageSouth, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, as the case may be, and there have not been and there currently are not any defaults (or any event that, with notice or lapse of time, or both, would constitute a default) by VantageSouth under any license or other agreement affecting Proprietary Rights used in or necessary for the conduct of the business of VantageSouth, except for defaults, if any, which would not have a Material Adverse Effect on VantageSouth. The validity, continuation and effectiveness of all licenses and other agreements relating to the Proprietary Rights and the current terms thereof will not be affected by the transactions contemplated by this Agreement.

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3.22       Loans.

(a)         Except as Previously Disclosed, as of June 30, 2012, VantageSouth is not a party to (i) any written or oral loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”)), other than any Loan the unpaid principal balance of which does not exceed $100,000, under the terms of which the obligor was over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan in excess of $100,000 with any director, executive officer or five percent or greater shareholder of VantageSouth, or to the Knowledge of VantageSouth, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. VantageSouth has previously disclosed (x) all of the Loans in original principal amount in excess of $100,000 of VantageSouth that as of June 30, 2012 were classified by VantageSouth or Crescent Bank or any regulatory examiner as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan as of June 30, 2012 and the identity of the borrower thereunder, (y) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of VantageSouth that as of June 30, 2012 were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category as of June 30, 2012 and (z) each asset of VantageSouth that as of June 30, 2012 was classified as “Other Real Estate Owned” and the book value thereof.

(b)         Each Loan of VantageSouth (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)         Each outstanding Loan (including Loans held for resale to investors) has been solicited and originated and is administered and serviced, and the relevant Loan files are being maintained in all material respects in accordance with the relevant loan documents, VantageSouth’s underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and to VantageSouth’s Knowledge, in material compliance with all applicable requirements of federal, state and local Laws, regulations and rules.

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(d)         Except as Previously Disclosed, none of the agreements pursuant to which VantageSouth has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein.

(e)         VantageSouth is in compliance in all material respects with all applicable federal, state and local Laws, rules and regulations, including the Truth-In-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Real Estate Settlement Procedures Act and Regulation X, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and all investor and mortgage insurance VantageSouth requirements relating to the origination, sale and servicing of mortgage and consumer Loans.

3.23       Anti-takeover Provisions Not Applicable. VantageSouth has taken all action required to be taken by it in order to exempt this Agreement and the transactions to be consummated pursuant to this Agreement from, and this Agreement and the transactions contemplated hereby are exempt from, any anti-takeover or similar provisions of the Articles of Incorporation and bylaws of VantageSouth and the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other antitakeover laws and regulations of North Carolina.

3.24       Knowledge as to Conditions. As of the date of this Agreement, VantageSouth knows of no reason why the Regulatory Approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations and notices required for the consummation of the transactions contemplated by this Agreement will not be obtained or that any Regulatory Approval will not be granted without the imposition of a Burdensome Condition, provided, however, that VantageSouth makes no representation or warranty with respect to the management, capital or ownership structure of Parent or any of its Affiliates.

3.25       Brokers and Finders. None of VantageSouth or any of its respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for VantageSouth, in connection with this Agreement or the transactions contemplated hereby.

3.26       Related Party Transactions.

(a)          Except as Previously Disclosed or as part of the normal and customary terms of an individual’s employment or service as a director, VantageSouth is not a party to any extension of credit (as debtor, creditor, guarantor or otherwise), contract for goods or services, lease or other agreement with any (A) Affiliate other than Parent or Crescent Bank, (B) insider or related interest of an insider, (C) shareholder owning 5% or more of the outstanding Common Stock or related interest of such a shareholder, or (D) to the Knowledge of VantageSouth, and other than credit and consumer banking transactions in the ordinary course of business, employee who is not an executive officer. For purposes of the preceding sentence, the term “affiliate” shall have the meaning assigned in Regulation W issued by the Federal Reserve, as amended, and the terms “insider,” “related interest,” and “executive officer” shall have the meanings assigned in the Federal Reserve’s Regulation O, as amended.

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(b)         To VantageSouth’s Knowledge, VantageSouth is in compliance with, and has since January 1, 2009, complied with, Sections 23A and 23B of the Federal Reserve Act, its implementing regulations, and the Federal Reserve’s Regulation O.

(c)          All management services and similar agreements, and any tax-sharing agreement, between VantageSouth and Piedmont shall terminate at or prior to the Effective Time.

3.27       Foreign Corrupt Practices. None of VantageSouth, or, to the Knowledge of VantageSouth, any director, officer, agent, employee or other person acting on behalf of VantageSouth has, in the course of its actions for, or on behalf of, VantageSouth (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (D) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.28       Statements True and Correct. None of the information supplied or to be supplied by VantageSouth thereof for inclusion in any Proxy Statement to be mailed to Parent’s shareholders in connection with the Parent Shareholders Meeting, and any other documents to be filed by VantageSouth thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement when first mailed to the shareholders of Parent be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Parent Shareholders Meeting be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Parent Shareholders Meeting.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND CRESCENT BANK

Parent and Crescent Bank hereby represent and warrant to VantageSouth that, except as Previously Disclosed:

4.1         Organization and Authority.

(a)          Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered with the Federal Reserve Board as a bank holding company under the BHCA. Parent has all the Authorizations to own or lease all of the assets owned or leased by it and to conduct its business in all material respects in the manner it is now being conducted, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power and authority or such Authorizations has not had, individually or in the aggregate, a Material Adverse Effect on Parent. Parent is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Parent. Parent engages only in activities (and holds properties only of the types) permitted to bank holding companies by the BHCA and the rules and regulations of the Federal Reserve Board.

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(b)         Crescent Bank is a North Carolina-chartered bank duly organized, validly existing and in good standing under the Laws of the State of North Carolina. The deposit accounts of Crescent Bank are insured up to applicable limits by the Deposit Insurance Fund, which is administered by the FDIC; all premiums and assessments required to be paid in connection therewith have been paid when due; and no proceedings for the termination or revocation of such insurance are pending or, to the Knowledge of the Parent or Crescent Bank, threatened. Crescent Bank has all the Authorizations to own or lease all of the assets owned or leased by it and to conduct its business in all material respects in the manner it is now being conducted, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power and authority or such Authorizations has not had, individually or in the aggregate, a Material Adverse Effect on Crescent Bank. Parent and Crescent Bank are both duly licensed or qualified to do business and in good standing in all jurisdictions in which the nature of the activities conducted by the Parent or Crescent Bank requires such qualification except for jurisdictions in which the failure to be so qualified or authorized has not had, individually or in the aggregate, a Material Adverse Effect on Crescent Bank. The certificate of incorporation of Parent and the articles of incorporation of Crescent Bank comply in all material respects with applicable law. A complete and correct copy of the certificate of incorporation and bylaws or similar governing documents of Parent and Crescent Bank, as amended and as currently in effect, has been delivered or made available to VantageSouth.

(c)         With respect to each of Parent’s and Crescent Bank’s Subsidiaries, (1) all the issued and outstanding shares of such Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (2) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell, shares of such entity’s capital stock, or any such options, rights, convertible securities or obligations. Parent or Crescent Bank owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of all Liens. Neither Parent nor Crescent Bank owns, directly or indirectly, any capital stock or other equity securities of any person that is not a Subsidiary.

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4.2         Authorization.

(a)          Parent and Crescent Bank have the full legal power and authority to enter into this Agreement and the other agreements referenced herein to which they will be a party and to carry out their obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other agreements referenced herein to which they will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Parent’s and Crescent Bank’s respective boards of directors and by Parent, as the sole shareholder of Crescent Bank, and no further approval or authorization by any of Crescent Bank’s shareholders is required. The Board of Directors of Parent has determined that, as of the date of this Agreement, this Agreement is advisable and in the best interests of Parent and its shareholders and has directed that the issuance of Parent Common Stock pursuant to the Merger be submitted to Parent’s shareholders for approval at a duly held meeting of such shareholders and has adopted a resolution to the foregoing effect. This Agreement has been, and the other agreements referenced herein to which Parent or Crescent Bank will be a party, when executed, will be, duly and validly executed and delivered by Parent and Crescent Bank and assuming due authorization, execution and delivery by VantageSouth, is and will be a valid and binding obligation of Parent and Crescent Bank enforceable against Parent and Crescent Bank in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by Parent or Crescent Bank of this Agreement and the other agreements referenced herein to which it or they will be a party, the performance by it or them of its or their obligations hereunder and thereunder or the consummation by it of the transactions contemplated hereby and thereby, other than receipt of (x) the affirmative vote of the holders of at least a majority of the votes cast by holders of Parent Common Stock at a duly called, noticed and held meeting of shareholders called to approve the issuance of Parent Common Stock pursuant to the Merger (the "NASDAQ Required Approval") and (y) the Majority of Minority Approval (together with the NASDAQ Required Approval, the “Parent Shareholder Approval”).

(b)          Neither the execution, delivery and performance by Parent or Crescent Bank of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Parent and Crescent Bank with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of Parent or Crescent Bank or any of their Subsidiaries under any of the terms, conditions or provisions of (i) the certificate of incorporation and bylaws or similar governing documents of Parent, Crescent Bank or any of their Subsidiaries or (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Crescent Bank or any of their Subsidiaries is a party or by which it may be bound, or to which Parent or Crescent Bank or any of their Subsidiaries or any of the properties or assets of Parent or Crescent Bank or any of their Subsidiaries may be subject, or (B) violate any law or regulation applicable to Parent or Crescent Bank or any of their Subsidiaries or any of their respective properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect on Parent or materially and adversely affect Parent’s and Crescent Bank’s ability to perform their obligations under this Agreement or consummate the transactions contemplated hereby.

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(c)          Except for (i) the Requisite Regulatory Approvals and (ii) the listing of the shares of Parent Common Stock to be issued in exchange for shares of VantageSouth Common Stock on The Nasdaq Global Market (the “Parent Regulatory Approvals”), no governmental or any other material consents, approvals, authorizations, applications, registrations and qualifications are required to be obtained by Parent or Crescent Bank in connection with or for the consummation of the transactions contemplated by this Agreement. Other than the securities or blue sky laws of the various states and the Requisite Regulatory Approvals, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity or SRO, or expiration or termination of any statutory waiting period, is necessary for the consummation by Parent or Crescent Bank of the transactions contemplated by this Agreement. As of the date hereof, Parent and Crescent Bank have no knowledge of any reason pertaining to Parent or Crescent Bank why any of the Parent Regulatory Approvals should not be obtained without the imposition of any Burdensome Regulatory Condition.

4.3         Securities Filing. Parent has filed with the SEC all reports, schedules, registration statements, definitive proxy statements and other documents that it has been required to file under the Securities Act or the Exchange Act since December 31, 2008 (collectively, “Parent’s Reports”). None of Parent’s Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, all of Parent’s Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. Each of the financial statements (including, in each case, any notes thereto) of Parent included in Parent’s Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

4.4         Parent Information. The information in the Proxy Statement (other than the information provided by VantageSouth specifically for inclusion in the Proxy Statement) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

4.5         Brokers and Finders. Except as Previously Disclosed, neither Parent, Crescent Bank nor any of their Subsidiaries has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

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ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1         Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or as consented to by Parent, VantageSouth shall (a) conduct its business in the usual, regular and ordinary course consistent with past practice (b) use reasonable best efforts to maintain and preserve intact its business organization and its current relationships with its customers, regulators, employees and other persons with which it has business or other relationships and (c) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of either VantageSouth or Parent or Crescent Bank to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby or thereby. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, Parent and Crescent Bank shall, and shall cause each of their Subsidiaries to, take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of either VantageSouth or Parent or Crescent Bank to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby or thereby.

5.2         Forbearances of VantageSouth. During the period from the date of this Agreement to the Effective Time, except as expressly required by this Agreement, VantageSouth shall not do any of the following, without the prior consent of Crescent Bank:

(a)          (i) create, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, other than advances from the Federal Home Loan Bank of Atlanta and the creation of deposit liabilities in the ordinary course of business consistent with past practice or (ii) incur any capital expenditures (other than capital expenditures incurred pursuant to contracts or commitments in force on the date of this Agreement and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes);

(b)         (i) adjust, split, combine or reclassify, or purchase, redeem or otherwise acquire, any capital stock, (ii) make, declare or pay any dividend or distribution or make any other distribution on any shares of its capital stock or redeem, purchase or otherwise acquire any securities or obligations convertible into or exchangeable for any shares of its capital stock, (iii) grant any stock appreciation rights, restricted stock units or other equity-based compensation or grant to any individual, corporation or other entity any right to acquire any shares of its capital stock, (iv) issue any additional shares of capital stock of VantageSouth or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

(c)          sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except (i) in the ordinary course of business consistent with past practice to third parties who are not Affiliates of VantageSouth, other than Parent or Crescent Bank or (ii) pursuant to contracts or agreements in force at the date of this Agreement;

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(d)         (i) acquire any business entity, whether by stock purchase, merger, consolidation or otherwise, or (ii) make any other investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, limited partnership or other entity;

(e)         grant any VantageSouth stock options, restricted shares, awards based on the value of VantageSouth’s capital stock or other equity-based award with respect to shares of VantageSouth Common Stock under any of VantageSouth’s stock plans or otherwise, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

(f)          except as required under applicable law or the terms of any VantageSouth Benefit Plan existing as of the date hereof, (i) increase in any manner the compensation or benefits of any of the current or former directors, officers or employees of VantageSouth, other than increases in annual base salary at times and in amounts in the ordinary course of business consistent with past practice, (ii) pay or commit to pay any severance, bonus, retirement or retention amounts to any of the current or former directors, officers or employees of VantageSouth (iii) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any compensation, severance, pension, retirement, profit-sharing, welfare benefit, nonqualified deferred compensation plan, or other employee benefit plan or agreement or employment agreement with or for the benefit of any of the current or former directors, officers or employees of VantageSouth (or newly hired employees), (iv) accelerate the vesting or payment or cause to be funded or otherwise secure the payment of any compensation and/or benefits, (v) amend, extend, renew or enter into any collective bargaining agreement or VantageSouth Benefit Plan or make any material determinations not in the ordinary course of business consistent with past practice under any VantageSouth Benefit Plan, (vi) hire or terminate the employment of any employee who has (in the case of employees to be terminated) or would have (in the case of employees to be hired) target total compensation (cash and target equity) of $100,000 or more, or (vii) change any actuarial or other assumptions used to calculate funding obligations with respect to any VantageSouth Benefit Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by changes in GAAP ;

(g)         settle any claim, action or proceeding other than claims, actions or proceedings in the ordinary course of business consistent with past practice involving solely money damages not in excess of $25,000 individually or $100,000 in the aggregate, or waive or release any material rights or claims other than in the ordinary course of business consistent with past practice;

(h)         pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any other liabilities in the ordinary course of business and consistent with past practice;

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(i)          change its methods of accounting (or the manner in which it accrues for liabilities), except as required by changes in GAAP as concurred in by its independent auditors;

(j)          make, change or revoke any Tax election, change an annual Tax accounting period, adopt or change any Tax accounting method, enter into any closing agreement with respect to Taxes, settle any Tax claim, audit, assessment or dispute or surrender any right to claim a refund of Taxes;

(k)         adopt or implement any amendment to its Articles of Incorporation or its bylaws;

(l)          materially restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

(m)        enter into, amend in any material respect or terminate any contract of the sort required to be disclosed pursuant to Section 3.14, or waive, release, compromise or assign any material rights or claims under any such contract; provided that in no event shall VantageSouth enter into any contract of the sort required to be disclosed pursuant to Section 3.14(a)(ii), (iii), (iv), (vii) or (ix) or that calls for aggregate annual payments of $50,000 or more unless terminable on 30 days or less notice without payment of any penalty or premium;

(n)         change in any material respect its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, loans, except as required by applicable law, regulation or policies imposed by any Governmental Entity;

(o)         except for Loans or commitments for Loans that have previously been approved by VantageSouth prior to the date of this Agreement and Previously Disclosed, make or acquire any Loan or issue a commitment (or renew or extend an existing commitment) for any Loan relationship aggregating in excess of $2,000,000, or amend or modify in any material respect any existing Loan relationship, that would result in total credit exposure to the applicable borrower (and its affiliates) in excess of $2,000,000;

(p)         enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies except as required by applicable law, regulation or policies imposed by any Governmental Entity;

(q)         file any application, or otherwise take any action, to establish, relocate or terminate the operation of any banking office of VantageSouth;

(r)          take any action that is intended or would be reasonably likely to result in any of the conditions set forth in Article VII not being satisfied or prevent or materially delay the consummation of the transactions contemplated hereby, except, in every case, as may be required by applicable law; or

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(s)         agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

5.3         Indemnification and Insurance.

(a)          From and after the Effective Time, subject to applicable law, Crescent Bank agrees to indemnify and hold harmless each present and former director and officer of VantageSouth and each officer or employee of VantageSouth that is serving or has served as a director or officer of another entity expressly at the request or direction of VantageSouth (each, an “Indemnified Party”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to which such person was, is, or is threatened to be made a named defendant or respondent because such person is or was such a director or officer, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, as they are from time to time incurred, in each case to the fullest extent such person would have been indemnified or have the right to advancement of expenses pursuant to VantageSouth’s Articles of Incorporation and bylaws as in effect on the date of this Agreement.

(b)         Any Indemnified Party wishing to claim indemnification under Section 5.3(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Crescent Bank thereof, but the failure to so notify shall not relieve Crescent Bank of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice Crescent Bank.

(c)          The Parties will collaborate with respect to purchasing and maintaining appropriate directors' and officers' liability insurance coverage after the Effective Time for the benefit of directors and officers of VantageSouth who are currently covered by such insurance; provided that Crescent Parties shall not be obligated to make aggregate annual premium payments for in respect of such policy or policies (or coverage replacing such policy or policies) which exceed 300% of the annual premium payments on VantageSouth’s current policy or policies in effect as of the date of this Agreement.

(d)         In the event Crescent Bank or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Crescent Bank assume the obligations set forth in this Section 5.3.

(e)          The provisions of this Section 5.3 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

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ARTICLE VI
ADDITIONAL AGREEMENTS

6.1         Regulatory Matters.

(a)          Each of Parent, Crescent Bank and VantageSouth shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts to (i) take, or cause to be taken, all actions necessary and proper to comply promptly with all legal requirements which may be imposed on such Party or its Subsidiaries with respect to the transactions contemplated hereby, including obtaining any third party consent which may be required to be obtained in connection with the transactions contemplated hereby, and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated hereby (including, for purposes of this Section 6.1, required in order to continue any contract or agreement with VantageSouth following Closing or to avoid any penalty or other fee under such contracts and agreements, in each case arising in connection with the transactions contemplated hereby) and (ii) obtain (and cooperate with the other Party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity which is required or advisable to be obtained by VantageSouth, Parent or Crescent Bank, respectively, or any of their respective Subsidiaries, in connection with the transactions contemplated by this Agreement. The parties hereto shall cooperate with each other and promptly prepare and file all necessary documentation, and to effect all applications, notices, petitions and filings (including, if required, notification under the HSR Act or any other antitrust or competition law), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. Parent, Crescent Bank and VantageSouth shall have the right to review in advance and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to VantageSouth, Parent or Crescent Bank, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement, and each Party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Each of Parent, Crescent Bank and VantageSouth shall use their reasonable best efforts to resolve any objections that may be asserted by any Governmental Entity with respect to this Agreement, or the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require Parent or Crescent Bank to take to any action, or commit to take any action, or agree to any condition or restrictions, in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental Entities or third parties that would reasonably be expected to have a Material Adverse Effect on Crescent Bank following the Closing (a “Burdensome Regulatory Condition”).

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(b)         Parent, Crescent Bank and VantageSouth shall, upon request, furnish each other with all information concerning Parent, Crescent Bank, VantageSouth and their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of Parent, Crescent Bank, VantageSouth or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

(c)          Parent, Crescent Bank and VantageSouth shall promptly advise each other upon receiving any communication from any Governmental Entity or third party whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any Regulatory Approval or other consent or approval will not be obtained or that the receipt of any such approval will be materially delayed.

6.2         Access to Information; Confidentiality. VantageSouth agrees to permit Parent, Crescent Bank and Crescent Bank’s officers, directors, employees, accountants, counsel, financial advisors, agents and other representatives to visit and inspect the properties of VantageSouth to examine the corporate books and records, all upon reasonable notice and at such reasonable times and as often as Crescent Bank may reasonably request. Any investigation pursuant to this Section 6.2 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of VantageSouth, and nothing herein shall require any representative of VantageSouth to disclose any information to the extent (i) prohibited by applicable law or regulation, or (ii) that such disclosure would cause a violation of any agreement to which VantageSouth or such representative is a party as of the date of this Agreement or would cause a significant risk of a loss of privilege to VantageSouth. No investigation by Crescent Bank shall affect the ability of Parent and Crescent Bank to rely on the representations and warranties of VantageSouth. All information furnished by any Party or any of its representatives in connection with this Agreement and the transactions contemplated hereby shall be subject to, and the receiving Party shall in each case hold all such information in confidence, with each such receiving Party subject to such restrictions as the recipient.

6.3         SEC Filings and Shareholder Approval.

(a)          As promptly as reasonably practicable following the date hereof, Parent shall prepare and file with the SEC proxy materials relating to the matters to be submitted to the Parent shareholders at the Parent Shareholders Meeting (such proxy statement, and any amendments or supplements thereto, the “Proxy Statement”). Parent will use reasonable best efforts to respond to any SEC comments on the Proxy Statement and to cause the Proxy Statement to be mailed to Parent’s shareholders as promptly as practicable. Parent will advise VantageSouth, promptly after it receives notice thereof, of the time when the Proxy Statement has been cleared or any request by the SEC for amendment of the Proxy Statement. If, at any time prior to the receipt of the Parent Shareholder Approval, any event occurs with respect to VantageSouth, Parent, Crescent Bank or any of their respective Subsidiaries, or any change occurs with respect to other information in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the affected Party shall promptly notify the other Party of such event, and Parent shall promptly file with the SEC any necessary amendment or supplement to the Proxy Statement and, to the extent required by applicable law, disseminate the information contained in such amendment or supplement to the shareholders of Parent. VantageSouth will cooperate with Parent in connection with the preparation of the Proxy Statement and any amendment or supplement thereto and the solicitation of proxies and will provide any information reasonably requested by Parent in connection therewith.

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(b)          Parent will submit for approval, to the holders of Parent Common Stock, the issuance of Parent Common Stock pursuant to the Merger and any other matters required to be approved or adopted by its shareholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, Parent shall take all action necessary in accordance with Delaware law and Parent’s certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable for the purpose of obtaining the Parent Shareholder Approval (such meeting or any adjournment or postponement thereof, the “Parent Shareholders Meeting”).

6.4         [Removed and reserved]

6.5         Public Disclosure. VantageSouth and Parent and Crescent Bank shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement or any of the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), except as may be required by law or the rules of any market or exchange on which the shares of Parent may be listed for trading, in which case Parent shall consult with VantageSouth before issuing such press release or making such public statement or disclosure to allow VantageSouth a reasonable opportunity to comment on such press release or public statement in advance of such publication, to the extent practicable.

6.6         Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of either Party to the Merger, the proper officers and directors of each Party and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.

6.7         Nasdaq Notification. Prior to the Effective Time, Parent shall notify The Nasdaq Global Market of the additional shares of Parent Common Stock to be issued by Parent pursuant to the Merger in exchange for the shares of VantageSouth Common Stock.

6.8         Employee Benefit Matters. Crescent Bank and VantageSouth will collaborate with respect to structuring, amending or terminating the benefit plans of the Crescent Bank and VantageSouth with a view toward establishing an appropriate benefits structure for Crescent Bank employees following the Merger.

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6.9         Notification. VantageSouth agrees that it will notify the Special Committee promptly if, to VantageSouth’s Knowledge, any Takeover Proposal is received by, any information is requested from, or any discussions or negotiations relating to a Takeover Proposal are sought to be initiated or continued with, VantageSouth, or their officers, directors, employees, representatives or agents. The notification shall indicate the name of the Person making such Takeover Proposal or taking such action and the material terms and conditions of any proposals or offers, and thereafter VantageSouth shall keep the Special Committee informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. For purposes of this Agreement, Takeover Proposal means any inquiry, proposal or offer from any Person (other than Crescent Bank) relating to any direct or indirect acquisition or purchase of 25% or more of the assets of VantageSouth or 25% or more of the voting power of the capital stock of VantageSouth then outstanding, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 25% or more of the voting power of the capital stock of VantageSouth then outstanding, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving VantageSouth, other than the transactions with the Crescent Parties contemplated by this Agreement

ARTICLE VII
CONDITIONS PRECEDENT

7.1         Conditions to Each Party’s Obligation to Effect the Closing. The respective obligation of each Party to effect the Closing shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)          Shareholder Approval.

(i)   The NASDAQ Required Approval shall have been obtained, and

(ii)  The issuance of Parent Common Stock pursuant to the Merger shall have been adopted and approved at the Parent Shareholders Meeting by the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock, excluding shares owned by Piedmont, any officer of VantageSouth, Parent or Crescent Bank or any director of VantageSouth or Piedmont (the "Majority of Minority Approval").

(b)         Regulatory Approvals. All Requisite Regulatory Approvals and all Parent Regulatory Approvals shall have been obtained and shall remain in full force and effect or, in the case of waiting periods, shall have expired or been terminated (and, in the case of the obligation of Parent to effect the Closing, no such Requisite Regulatory Approval or Parent Regulatory Approval shall have resulted in the imposition of any Burdensome Regulatory Condition).

(c)          No Injunctions or Restraints; Illegality. No order, injunction, decree or judgment issued by any court or governmental body or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the transactions contemplated by this Agreement.

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(d)          Third Party Consents. Crescent Bank and VantageSouth shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in Section 7.1(b)) whose consent or approval shall be required to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Crescent Bank (after giving effect to the consummation of the transactions contemplated hereby).

(e)          Nasdaq Listing. To the extent required, the shares of parent Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

7.2         Conditions to Obligations of Parent. The obligation of Parent and Crescent Bank to effect the Closing is also subject to the satisfaction or, at Parent or Crescent Bank’s sole discretion, waiver by Parent or Crescent Bank, at or prior to the Effective Time of the following conditions:

(a)          Representations and Warranties. The representations and warranties of VantageSouth set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of a specific date, in which case, such representations and warranties shall be so true and correct as of such date, and except for such representations and warranties that are subject to Material Adverse Effect qualifications or exceptions, which shall be true and correct in all respects as of the Closing Date.

(b)          No Material Adverse Effect. Since the date of this Agreement, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to VantageSouth.

(c)          Performance of Obligations of VantageSouth. VantageSouth shall have performed and complied with in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(d)         Officer’s Certificate. Parent and Crescent Bank shall have received a certificate signed on behalf of VantageSouth by its Chief Executive Officer or Chief Financial Officer stating that the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.

(e)          Shareholder Representations. Each of the shareholders of VantageSouth will have executed the VantageSouth Shareholder Representations in the form of Exhibit C hereto.

7.3         Conditions to Obligations of VantageSouth. The obligation of VantageSouth to effect the Closing is also subject to the satisfaction or, at VantageSouth’s sole discretion, waiver by VantageSouth, at or prior to the Effective Time of the following conditions:

(a)          Representations and Warranties. The representations and warranties of Parent and Crescent Bank set forth in Article IV of this Agreement shall be true and correct in all material respects, in each case as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case, such representations and warranties shall be so true and correct as of such date, and except for such representations and warranties that are subject to Material Adverse Effect qualifications or exceptions, which shall be true and correct in all respects as of the Closing Date.

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(b)         Performance of Obligations of Parent. Parent and Crescent Bank shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c)          No Material Adverse Effect. Since the date of this Agreement, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to Parent.

(d)         Officer’s Certificate. VantageSouth shall have received a certificate signed on behalf of Parent and Crescent Bank by their Chief Executive Officer or Chief Financial Officer, respectively, stating that the conditions specified in Section 7.3(a), Section 7.3(b) and Section 7.3(c) have been satisfied.

ARTICLE VIII
TERMINATION AND AMENDMENT

8.1         Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of VantageSouth:

(a)         by mutual written consent of VantageSouth, Crescent Bank and Parent;

(b)         by either VantageSouth or the Crescent Parties, if the Closing shall not have occurred on or before March 31, 2013, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 8.1(b);

(c)         by either VantageSouth or the Crescent Parties, if any approval required to be obtained pursuant to Section 7.1(b) has been denied by the relevant Governmental Entity and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final, nonappealable injunction permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(d)         by VantageSouth, if Parent or Crescent Bank has breached or is in breach of any representation, warranty, covenant or agreement on the part of Parent or Crescent Bank contained in this Agreement, which breach, individually or together with all such other then uncured breaches by Parent or Crescent Bank, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.3(a), 7.3(b) or 7.3(c) and which is not cured within 30 days following written notice to Parent and Crescent Bank or by its nature or timing cannot be cured within such time period (provided that VantageSouth is not then in breach, in any material respect, of any of its material covenants or agreements contained in this Agreement); or

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(e)         by Parent or Crescent Bank, if VantageSouth has breached or is in breach of any representation, warranty, covenant or agreement on the part of VantageSouth contained in this Agreement, which breach, individually or together with all such other then uncured breaches by VantageSouth, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2(a), 7.2(b) or 7.2(c), and which is not cured within 30 days following written notice to VantageSouth or by its nature or timing cannot be cured within such time period (provided that Parent and Crescent Bank are not then in breach, in any material respect, of any of their material covenants or agreements contained in this Agreement); or

(f)          by any Party in the event that the shareholders of Parent fail to give the NASDAQ Required Approval at the Parent Shareholders’ Meeting where such matters were presented to Parent’s shareholders for approval and voted upon; or

(g)         by Parent in the event the shareholders of Parent fail to approve the issuance of Parent Common Stock pursuant to the Merger at the Parent Shareholders’ Meeting as provided in Section 7.1(a)(ii) hereof;

(h)         by Parent in the event the shareholders of VantageSouth shall not have approved this Agreement in accordance with all applicable laws, or VantageSouth shall have not provided Parent with written confirmation thereof, within five Business Days after the execution of this Agreement; or

(i)          by Parent in the event that all of the shareholders of VantageSouth shall not have executed the VantageSouth Shareholder Representations in the form of Exhibit C hereto within five Business Days after the execution of this Agreement.

The Party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e), (f), (g), (h) or (i) of this Section 8.1 shall give written notice of such termination to the other Party in accordance with Section 9.3, specifying the provision or provisions hereof pursuant to which such termination is effected.

8.2         Effect of Termination. In the event of termination of this Agreement pursuant to this Article VIII, no Party to this Agreement shall have any liability or further obligation hereunder to the other Party hereto, except that (i) Section 6.2 and 8.2 and Article IX survive any termination of this Agreement and (ii) notwithstanding anything to the contrary in this Agreement, termination will not relieve a breaching Party from liability for any willful and material breach of any provision of this Agreement.

8.3         Amendment. Subject to compliance with applicable law, this Agreement (other than Section 7.1(a)(ii) hereof) may be amended by the parties hereto; provided, however, after any approval of the transactions contemplated by this Agreement by the respective shareholders of VantageSouth and Parent, there may not be, without further approval of such shareholders, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

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8.4           Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein (other than Section 7.1(a)(ii) hereof). Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the Party entitled to grant such waiver, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX
GENERAL PROVISIONS

9.1           Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for (a) Section 5.3 and Section 6.6; and (b) for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

9.2           Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense.

9.3           Notices. All notices and other communications required or permitted to be given hereunder shall be sent to the Party to whom it is to be given and be either delivered personally against receipt, by facsimile or other wire transmission, by registered or certified mail (postage prepaid, return receipt requested) or deposited with an express courier (with confirmation) to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)          if to VantageSouth, to:

VantageSouth Bank

708 South Church Street

Burlington, North Carolina 27215

Attention: Wendy Wagner, Chief Financial Officer

Telephone: (336) 532-8002

Fax: (866) 910-3974

with a copy (which shall not constitute notice) to:

Kilpatrick Townsend & Stockton LLP

607 14th Street, NW

Suite 900

Washington, DC 20005

Attention:	Gary R. Bronstein, Esq.
Telephone	(202) 508-5800
Fax:	(202) 508-5858

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(b)          if to Parent or Crescent Bank, to:

Crescent State Bank

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

Attention: Terry Earley

Telephone: (919) 659-9015

Fax: (919) 659-9001

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

GlenLake One, Suite 200

4140 Parklake Avenue

Raleigh, North Carolina 27612

Attention:	Joseph S. Dowdy, Esq.
John M. Jennings, Esq.
Telephone:	(919) 877-3800
Fax:	(919) 877-3799

All notices and other communications shall be deemed to have been given (i) when received if given in person, (ii) on the date of electronic confirmation of receipt if sent by facsimile or other wire transmission, (iii) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (iv) one Business Day after being deposited with a reputable overnight courier.

9.4           Interpretation. For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits to this Agreement) and not to any particular provision of this Agreement, and Article, Section, paragraph and Exhibit references are to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified, (iii) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” (iv) the word “or” shall not be exclusive and (v) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified. The headings and titles to the sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

9.5           Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

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9.6           Entire Agreement. This Agreement (including the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Confidentiality Agreement.

9.7           Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina, without regard to any applicable conflicts of law.

9.8           Venue. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court sitting in the State of North Carolina, and, solely in connection with claims arising under this Agreement or the Merger that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of such North Carolina courts, (ii) waives any objection to laying venue in any such action or proceeding in the North Carolina courts, (iii) waives any objection that the North Carolina courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.3.

9.9           Waiver of Jury. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives, to the extent permitted by Law at the time of institution of the applicable litigation, any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that: (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) each party understands and has considered the implications of this waiver; (iii) each party makes this waiver voluntarily; and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained herein.

9.10         Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.11         Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except for Section 5.3, which confers rights on the parties described therein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

44

9.12         Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.

9.13         Restricted Securities. The shares of Parent Common Stock issued as Merger Consideration will be issued pursuant to exemptions from federal and state securities law registration requirements and will be restricted securities, as such term is used in Rule 144 promulgated under the Securities Act, and, accordingly, may not be resold unless registered pursuant to the Securities Act and applicable state securities laws, or an exemption from registration is available therefrom. Each certificate or book entry representing shares of Parent Common Stock issued as Merger Consideration will bear a legend (or a substantially similar notation or indication) indicating that such shares have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction and may not be sold, offered for sale or otherwise transferred in the absence of an effective registration statement under the Securities Act and applicable state securities laws or an exemption from registration thereunder, in addition to any other legends required by applicable state securities laws. In connection with any transfer of the shares of Parent Common Stock included in the Merger Consideration other than (i) pursuant to an effective registration statement, (ii) to Parent or (iii) pursuant to Rule 144 (provided that the transferor provides Parent with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such securities may be sold pursuant to such rule), Parent may require the transferor thereof to provide to Parent and the transfer agent, at the transferor’s expense, an opinion of counsel selected by the transferor, which counsel must be reasonably acceptable to Parent and the transfer agent, and the form and substance of which opinion shall be reasonably satisfactory to Parent and the transfer agent, to the effect that such transfer does not require registration of such transferred shares of Parent Common Stock under the Securities Act or applicable state securities laws.

[Signature page follows]

45

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

VANTAGESOUTH BANK

By:	/s/ Wendy B. Wagner
Name:	Wendy B. Wagner
Title:	Chief Financial Officer

CRESCENT FINANCIAL BANCSHARES, INC.

By:	/s/ Terry S. Earley
Name:	Terry S. Earley
Title:	Chief Financial Officer

CRESCENT STATE BANK

By:	/s/ Terry S. Earley
Name:	Terry S. Earley
Title:	Chief Financial Officer

46

EXHIBIT A

August __, 2012

VantageSouth Bank

708 South Church Street

Burlington, North Carolina 27215

To the Board of Directors:

The undersigned is a director of Crescent Financial Bancshares, Inc. (“Parent”) and Crescent State Bank (“Crescent Bank”) and the beneficial holder of shares of common stock of Parent (the “Parent Common Stock”).

VantageSouth Bank (“VantageSouth”) and Parent and Crescent are considering the execution of an Agreement and Plan of Merger (the “Agreement”) contemplating the merger of VantageSouth with and into Crescent Bank (the “Merger”). The execution of the Agreement by VantageSouth is subject to the execution and delivery of this letter agreement.

In consideration of the substantial expenses that VantageSouth will incur in connection with the transactions contemplated by the Agreement and to induce VantageSouth to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a stockholder of Parent, and not in his capacity as a director or officer of Parent or Crescent Bank, as follows:

1.          While this letter agreement is in effect the undersigned shall not, directly or indirectly, except with the prior approval of VantageSouth, (a) sell or otherwise dispose of or encumber prior to the record date of the Parent Shareholders Meeting (as defined in the Agreement) any or all of his shares of Parent Common Stock, or (b) deposit any shares of Parent Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Parent Common Stock or grant any proxy with respect thereto, other than to members of the Board of Directors of Parent for the purpose of voting to approve the Agreement and the Merger and matters related thereto.

2.          While this letter agreement is in effect the undersigned shall vote or cause to be voted all of the shares of Parent Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, for the approval of the Agreement and the Merger at the Parent Shareholders Meeting.

3.          The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, VantageSouth shall be entitled to temporary and permanent injunctive relief without having to prove actual damages.

4.          The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his capacity as a stockholder of Parent and, if applicable, shall not in any way limit or affect actions the undersigned may take in his capacity as a director or officer of Parent or Crescent Bank.

5.          This letter agreement shall automatically terminate upon the earlier of (i) the favorable vote of Parent’s stockholders with respect to the approval of the Agreement and the Merger, (ii) the termination of the Agreement in accordance with its terms or (iii) the Effective Time (as that term is defined in the Agreement) of the Merger.

6.          As of the date hereof; the undersigned has voting power with respect to ______________ shares of Parent Common Stock.

IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first above written.

Very truly yours,

___________________________

___________________________
Print Name

Accepted and agreed to as of

the date first above written:

VantageSouth Bank

By: Steven W. Jones
Its: President and Chief Executive Officer

EXHIBIT B

August ___, 2012

Crescent Financial Bancshares, Inc.

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

To the Board of Directors:

Piedmont Community Bank Holdings, Inc. (“Piedmont”), a bank holding company with respect to VantageSouth Bank (“VantageSouth”) and Crescent Financial Bancshares, Inc. (“Parent”), is the beneficial holder of shares of common stock of VantageSouth (the “VantageSouth Common Stock”) and Parent (the “Parent Common Stock”).

VantageSouth and Parent and Crescent State Bank (“Crescent Bank”), a subsidiary of Parent, are considering the execution of an Agreement and Plan of Merger (the “Agreement”) contemplating the merger of VantageSouth with and into Crescent Bank (the “Merger”). The execution of the Agreement by Crescent Bank and Parent is subject to the execution and delivery of this letter agreement by Piedmont.

In consideration of the substantial expenses that Parent and Crescent Bank will incur in connection with the transactions contemplated by the Agreement and to induce Parent and Crescent Bank to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in its capacity as a stockholder of Parent, as follows:

1.          While this letter agreement is in effect the undersigned shall not, directly or indirectly, except with the prior approval of the Board of Directors of Parent, which approval shall have been recommended by the Special Committee (as defined in the Agreement), (a) transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber prior to the end of the Measurement Period (as defined in the Agreement) any or all of its shares of Parent Common Stock, or (b) deposit any shares of Parent Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Parent Common Stock or grant any proxy with respect thereto, other than to members of the Board of Directors of Parent for the purpose of voting to approve the issuance of Parent Common Stock pursuant to the Merger and matters related thereto.

2.          While this letter agreement is in effect the undersigned shall not, directly or indirectly, except with the prior approval of the Board of Directors of Parent, which approval shall have been recommended by the Special Committee (as defined in the Agreement), (a) transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber prior to the Merger any or all of its shares of VantageSouth Common Stock, or (b) deposit any shares of VantageSouth Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of VantageSouth Common Stock or grant any proxy with respect thereto, other than to members of the Board of Directors of VantageSouth for the purpose of voting to approve the Agreement and the Merger and matters related thereto.

3.          While this letter agreement is in effect the undersigned shall vote or cause to be voted all of the shares of Parent Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, for the approval of the issuance of Parent Common Stock pursuant to the Merger and matters related thereto at the Parent Shareholders Meeting.

4.          While this letter agreement is in effect the undersigned shall vote or cause to be voted, promptly following the execution and delivery of the Agreement by the parties thereto, all of the shares of VantageSouth Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, for the approval of the Agreement and the Merger and matters related thereto at any VantageSouth shareholders meeting at which any such matters may be submitted to a vote of the VantageSouth shareholders and/or in a written consent as a shareholder of VantageSouth.

5.          The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, Crescent Bank shall be entitled to temporary and permanent injunctive relief without having to prove actual damages.

6.          At any time that Piedmont would not have the ability to effectuate a short-form merger with Parent under Delaware General Corporation Law Section 253(a) but for the Merger Consideration (as defined in the Agreement) received by Piedmont, Piedmont will not effectuate any such short-form merger without the approval of a special committee of the Board of Directors of Parent, consisting of independent, disinterested directors of Parent.

7.          Except as set forth in the proviso of this paragraph 7, this letter agreement shall automatically terminate upon (i) a termination of the Agreement in accordance with its terms prior to the Effective Time, or (ii) the Effective Time (as that term is defined in the Agreement) of the Merger; provided, however, that paragraph 6 of this letter agreement shall survive, and shall not terminate upon, the Effective Time.

8.          As of the date hereof; the undersigned has voting power with respect to 24,878,423 shares of Piedmont Common Stock.

9.          As of the date hereof; the undersigned has voting power with respect to 1,382,241 shares of VantageSouth Common Stock.

IN WITNESS WHEREOF, the undersigned has executed this Piedmont Voting Agreement as of the date first above written.

Very truly yours,

Piedmont Community Bank Holdings, Inc.

By:
Name:
Title:
A duly authorized officer of Piedmont.Bank Holdings, Inc.

Accepted and agreed to as of

the date first above written:

Crescent Financial Bancshares, Inc.

By:
Its:

EXHIBIT C

VANTAGESOUTH SHAREHOLDER REPRESENTATIONS

The undersigned understands that this certificate is provided to Crescent Financial Bancshares, Inc. (“Parent”) as a condition and inducement to Parent’s willingness (i) to enter into the Agreement and Plan of Merger, dated as of ______, 2012, by and among VantageSouth Bank (“VantageSouth”), Parent and Crescent State Bank (“Crescent Bank”) (the “Agreement”) and/or (ii) to consummate the Merger. Capitalized terms shall have the meanings given to them in the Agreement unless otherwise defined herein.

The undersigned shareholder (“Shareholder”)of VantageSouth hereby represents and warrants to Parent and Crescent Bank as follows:

(a)	Shareholder understands that the shares constituting the Merger Consideration are “restricted securities” and have not been registered under the Securities Act as or any applicable state securities laws.

(b)	Shareholder is acquiring the Merger Consideration as principal for its own account and not with a view to, or for distributing or reselling such Merger Consideration or any part thereof in violation of the Securities Act or any applicable state securities laws.

(c)	Shareholder understands that the shares constituting the Merger Consideration may not be resold unless they are registered under the Securities Act or an exemption from registration is available, and that Shareholder does not have the protection of Section 11 of the Securities Act in connection with the acquisition of the Merger Consideration. Notwithstanding the representations made herein, Shareholder does not agree to hold any of the Merger Consideration for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Merger Consideration pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.

(d)	Shareholder does not presently have any agreement, plan or understanding, directly or indirectly, with any person to distribute or effect any distribution of any of the Merger Consideration (or any securities which are derivatives thereof) to or through any person or entity other than to any Affiliate of Shareholder.

(e)	Shareholder understands that the Merger Consideration is being offered and issued to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that Parent is relying in part upon the truth and accuracy of, and Shareholder’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of Shareholder to acquire the Merger Consideration.

(f)	Shareholder has such knowledge and experience in financial and business matters that Shareholder is capable of evaluating the merits and risks of acquiring the Merger Consideration. Shareholder understands that Parent files reports with the Securities and Exchange Commission ("SEC"), which reports are available free of charge at the SEC’s website (www.sec.gov), and Shareholder has access to such reports.

(g)	Prior to the end of the Effective Time, Shareholder shall not, directly or indirectly, except with the prior approval of Parent, sell or otherwise dispose of any or all of Shareholder's shares of VantageSouth Common Stock, except for sales of such shares to Piedmont, Parent or VantageSouth.

Executed as of August ___, 2012.

[Name]

Annex D

SANDLER O’NEILL OPINION

August 9, 2012

The Special Committee of

Crescent Financial Bancshares, Inc.

3600 Glenwood Avenue, Suite 300

Raleigh, NC 27612

Ladies and Gentlemen:

Crescent Financial Bancshares, Inc. (“Crescent”), Crescent State Bank (“Bank Sub”) and VantageSouth Bank (“Vantage”) will enter into an Agreement and Plan of Merger, to be dated as of August 10, 2012, (the “Agreement”), pursuant to which Vantage will merge into Bank Sub, with bank Sub as the surviving entity (the “Merger”). Under the terms of the Agreement, upon consummation of the Merger, each share of Vantage common stock issued and outstanding immediately prior to the Merger (the “Vantage Common Stock”), other than certain shares specified in the Agreement, will be converted into the right to receive the number of shares of Crescent common stock equal to the Exchange Ratio. The “Exchange Ratio” shall be 4.8204 if the Crescent Price (as defined below) is at or above $5.25. If the Crescent Price is at or below $4.75, then the Exchange Ratio shall be 5.3278. If the Crescent Price is below $5.25 but above $4.75, then the Exchange Ratio shall be equal to $25.307 divided by a number equal to the Crescent Price. The term Crescent Price means the volume weighted average price of Crescent Common Stock, as reported on the Nasdaq Global Market, for the thirty (30) latest Trading Days preceding the date that is four business days prior to the Closing Date. The terms of the merger are more fully described in the Agreement. Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to Crescent.

Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of Crescent that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Vantage we deemed relevant; (iv) certain internal financial projections for Crescent for the years ending December 31, 2012 through 2015 as provided by senior management of Crescent; (v) internal financial projections for Vantage for the years ending December 31, 2012 through 2015 as provided by senior management of Vantage; (vi) the pro forma financial impact of the Merger on Crescent based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies as determined by the senior management of Crescent; (vii) a comparison of certain financial information for Crescent and Vantage with similar institutions for which information is publicly available; (viii) the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of Crescent the business, financial condition, results of operations and prospects of Crescent and held similar discussions with certain members of senior management of Vantage regarding the business, financial condition, results of operations and prospects of Vantage.

D-1

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Crescent and Vantage or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of the respective managements of Crescent and Vantage that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Crescent and Vantage or any of their respective subsidiaries. We render no opinion or evaluation on the collectability of any assets or the future performance of any loans of Crescent and Vantage. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Crescent and Vantage, or the combined entity after the Merger and we have we not reviewed any individual credit files relating to Crescent and Vantage. We have assumed, with your consent,that the respective allowances for loan losses for both Crescent and Vantage are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections as provided by the respective with senior managements of Crescent and Vantage. Sandler O’Neill also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were prepared by and/or reviewed with the senior management of Crescent. With respect to those projections, estimates and judgments, the respective managements of Crescent and Vantage confirmed to us that those projections, estimates and judgments reflected the best currently available estimates and judgments of those respective managements of the future financial performance of Crescent and Vantage, respectively, and we assumed that such performance would be achieved. We express no opinion as to such estimates or the assumptions on which they are based. We have also assumed that there has been no material change in Crescent’s and Vantage’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Crescent and Vantage will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, that the conditions precedent in the Agreement are not waived. Finally, with your consent, we have relied upon the advice Crescent has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

D-2

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We have acted as financial advisor to the Special Committee of Crescent in connection with the Merger and will receive a fee for rendering this opinion. Crescent has also agreed to indemnify us against certain liabilities arising out of our engagement. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Crescent and Vantage and their affiliates.

Our opinion is directed to the Special Committee of Crescent in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of either Crescent or Vantage as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to Crescent and does not address the underlying business decision of Crescent to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for Crescent or the effect of any other transaction in which Crescent might engage. This opinion shall not be reproduced or used for any other purposes, without Sandler O'Neill’s prior written consent. This Opinion has been approved by Sandler O’Neill’s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any officer, director, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholder.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to Crescent from a financial point of view.

Very truly yours,

/s/ Sandler O’Neill & Partners, L.P.
Sandler O’Neill & Partners, L.P.

D-3

REVOCABLE PROXY

CRESCENT FINANCIAL BANCSHARES, INC.

3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Lee H. Roberts and Terry S. Earley (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of Crescent Financial Bancshares, Inc. (the “Company”) held of record by the undersigned on [                       ], 2012, at a Special Meeting of Stockholders of the Company to be held at the Operations Center of Crescent State Bank, 206 High House Road, Cary, North Carolina, at 3:00 p.m. on [                    ], 2012, and at any adjournments or postponements thereof:

1.	APPROVAL OF THE ISSUANCE OF SHARES TO ACQUIRE VANTAGESOUTH BANK: Proposal to approve the issuance of [up to 7,368,140] shares of our common stock in connection with our acquisition of VantageSouth by means of a merger with our wholly owned subsidiary Crescent State Bank.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	ADJOURNMENT OF THE MEETING: Proposal to approve the postponement or adjournment of the special meeting, if necessary, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the issuance of the Shares pursuant to the Merger.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Special Meeting.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS TO APPOINT YOUR PROXY VIA THE INTERNET.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” PROPOSALS 1 AND 2. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date: , 2012

(SEAL)
(Signature)

(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

To GRANT YOUR PROXY VIA THE Internet

You can submit your proxy by the internet. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.
2.	Visit our website www.crescentstatebank.com/proxy and click on the link for proxy voting.
3.	When prompted for your Voter Control Number, enter the number printed just above your name on the proxy card.

Please note that any grant of a proxy must be completed and submitted on or prior to [               ], 2012 (one day prior to the meeting date). Your internet proxy authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. You may revoke your internet appointment by revisiting our website and changing your instructions prior to [              ], 2012 or by any method sufficient to revoke an appointment of proxy as set forth above.

This is a “secured” web page site. Your software and/or internet provider must be “enabled” to access this site. Please call your software or internet provider for further information if needed.